As filed with the Securities and Exchange Commission on April 19, 2024

Registration No. 333-276157

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

PRE-EFFECTIVE AMENDMENT 1 TO

FORM S-1

Registration Statement Under the Securities Act of 1933

MEMBERS Life Insurance Company

(Exact name of registrant as specified in its charter)

IOWA (State or other jurisdiction of incorporation or organization)	6311 (Primary Standard Industrial Classification Code Number)	39-1236386 (I.R.S. Employer Identification No.)

2000 Heritage Way

Waverly, Iowa 50677

(319) 352-4090

(Address, including zip code, and telephone number, including area code,

of registrant’s principal executive offices)

Britney Schnathorst, Esq.

MEMBERS Life Insurance Company

2000 Heritage Way

Waverly, Iowa 50677

(319) 352-4090

(Name, address, including zip code, and telephone number, including area code, of agent for service)

COPY TO:

Stephen E. Roth, Esq.

Thomas E. Bisset, Esq.

Eversheds Sutherland (US) LLP

700 Sixth Street, NW, Suite 700

Washington, DC 20001

(202) 383-0100

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company, or an emerging growth company. See definitions of “large accelerated filer,” accelerated filer,” “smaller reporting company,” and emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐

Non-accelerated filer ☒	Smaller reporting company ☐

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

TruStage™ Zone Income Annuity

Issued by:

MEMBERS Life Insurance Company

2000 Heritage Way

Waverly, Iowa 50677

Telephone number: 800-798-5500

Offered Through: CUNA Brokerage Services, Inc.

DATED MAY 1, 2024

This Prospectus describes the TruStage™ Zone Income Annuity, an individual or joint owned, single premium deferred modified guaranteed index annuity contract, issued by MEMBERS Life Insurance Company.

You may purchase the Contract with a single Purchase Payment of at least $10,000. The Company does not allow additional Purchase Payments. The Contract is a complex insurance and investment vehicle. You should speak with a financial professional about the Contract’s features, benefits, risks, and fees, and whether it is appropriate for you based upon your financial situation and objectives.

The Contract is designed for the Owner to take lifetime payments under the non-optional Guaranteed Lifetime Withdrawal Benefit feature. Subject to certain conditions, this feature provides guaranteed lifetime payments (“GLWB Payments”) based on a single or joint percentage (“GLWB Percentage”) of your GLWB Benefit Base. We assess an annual fee for the Guaranteed Lifetime Withdrawal Benefit described under “Fees and Expenses” on page 14 of this Prospectus. The GLWB Payments are guaranteed regardless of investment performance and will continue even if Contract Value is reduced to zero from GLWB Payments. Withdrawals under the Contract other than GLWB Payments (“Excess Withdrawals”) reduce the Death Benefit, GLWB Benefit Base, and GLWB Payment, perhaps significantly, and could terminate the Contract. The GLWB Payment is a withdrawal of your own Contract Value unless the Contract Value is reduced to zero. The probability of you outliving your Contract Value and receiving the GLWB Payment from our General Account may be minimal. Due to the Guaranteed Lifetime Withdrawal Benefit feature, this Contract may not be appropriate for investors who are only interested in maximizing long-term accumulation. The Contract also offers standard annuity features including multiple fixed annuitization options.

The Contract offers index-linked Allocation Options (“Risk Control Accounts”) and a guaranteed interest rate Allocation Option (“Declared Rate Account”) for accumulation and long-term investment purposes. Not all Allocation Options may be available in all markets where we offer the Contract. You can reallocate your Contract Value among Allocation Options each Contract Anniversary as part of automatic rebalancing. The most recent allocation instructions will be used as part of automatic rebalancing to transfer between Allocation Options on each Contract Anniversary. You can update your allocation instructions at any time, and they will be effective on the next Contract Anniversary if received at least one Business Day prior to the Contract Anniversary. Although you may reallocate among Allocation Options each year, Excess Withdrawals and surrenders on any date other than each sixth Contract Anniversary may be subject to a Market Value Adjustment and Surrender Charge. Therefore, this Contract may not be appropriate for you if you plan to take Excess Withdrawals or surrender your Contract before the expiration of each six-year term.

We credit interest daily to the Declared Rate Account based on a fixed annual interest rate. For Contracts issued before May 25, 2024, the Interest Rate is guaranteed for six years. For Contracts issued on or after May 25, 2024, the Interest Rate is guaranteed for one year. The Interest Rate will never be below the Minimum Interest Rate.

We credit interest to the Risk Control Accounts at the end of each Contract year based in part on the performance of an external index by comparing the change in the Index from each Contract Anniversary (the first day of the Contract Year) to the last day of the Contract Year (“Index Return”). When funds are withdrawn from a Risk Control Account prior to the Contract Anniversary for a surrender, partial withdrawal, annuitization, GLWB Payments or Death Benefit payment, index interest is calculated up to the date of withdrawal. For Contracts issued before May 25, 2024, we currently offer the following reference indices: the S&P 500 Price Return Index (“S&P 500”), the Russell 2000 Price Return Index (“Russell 2000”), and the MSCI EAFE Price Return Index (“MSCI EAFE”). For Contracts issued on or after May 25, 2024, we currently offer the following reference indices: the S&P 500, the Dimensional US Small Cap Value Systematic Index (“Dimensional US Small Cap Value Systematic”), the MSCI EAFE, and the Barclays Risk Balanced Index (“Barclays Risk Balanced”). It is possible that you will not earn any interest or that we may credit negative interest to the Risk Control Accounts. We charge an annual Contract Fee on amounts allocated to the Risk Control Accounts.

Each Risk Control Account has two investment options, a Secure Account and a Growth Account, which have different Floors and Caps. These features may provide protection by limiting the amount of negative interest credited to you, but they also may limit the amount of positive interest credited to you. The Floor does not limit losses from the Contract Fee, GLWB Rider Fee, Surrender Charge, Market Value Adjustment, federal income taxes or additional taxes.

●	The Floor is the maximum amount of negative interest that we will credit you. Any negative Index Return will reduce your Risk Control Account Value by up to the amount of the Floor. The Secure Account provides the most protection from negative investment performance. The Secure Account has a Floor of 0%, which means that a negative Index Return will not reduce your Risk Control Account Value. The Growth Account has a Floor of -10%, which means that a negative Index Return could reduce your Risk Control Account Value by up to 10% each year. It is possible that you will not earn any interest in a Risk Control Account or that we may credit negative interest to the Growth Account.

●	The Cap is the maximum amount of positive interest that we will credit you. Any positive Index Return will increase your Risk Control Account Value by up to the amount of the Cap. In return for accepting some risk of loss to your Risk Control Account Value allocated to the Growth Account, the Cap for the Growth Account is higher than the Cap for the Secure Account. This allows for the potential for greater increases to Risk Control Account Value allocated to the Growth Account. On the first Contract Anniversary and any subsequent Contract Anniversary, we set the Cap, which we guarantee for the next Contract Year. The Cap will never be less than 1%. With the Cap, you may receive only a portion of any positive Index performance.

This Contract may not be appropriate for investors who plan to take Excess Withdrawals or surrender the Contract. Excess Withdrawals could significantly reduce the Death Benefit, GLWB Benefit Base, and GLWB Payment, and could terminate the Contract. Additionally, the Contract Fee, GLWB Rider Fee, Surrender Charge, Market Value Adjustment, and federal income taxes could significantly reduce the values under the Contract and the amount you receive from any withdrawals, which may also be subject to additional taxes. As a result, it is possible in extreme circumstances to lose up to 100% of your principal and previously credited interest.

●	If you surrender your Contract or take an Excess Withdrawal during the first six Contract Years, you may pay a Surrender Charge of up to 9% (up to 8% for Contracts issued on or after May 25, 2024) of the amount being withdrawn that is in excess of the Annual Free Withdrawal Amount.

●	During the Accumulation Period, if you surrender your Contract or take an Excess Withdrawal on any day other than every sixth Contract Anniversary, we will apply a Market Value Adjustment (which may be positive or negative) to the amount being withdrawn that is in excess of the Annual Free Withdrawal Amount. A negative Market Value Adjustment may significantly decrease the amount you receive upon surrender or partial withdrawal. Additionally, only the Contract Value remaining after the withdrawal will be credited interest, positive or negative, in the future.

●	Excess Withdrawals reduce the GLWB Benefit Base, which is used to determine the GLWB Payment, and the Purchase Payment, which is used to determine the Death Benefit, by the ratio of the withdrawal (including any Surrender Charge and Market Value Adjustment) to the Contract Value immediately prior to the withdrawal. These proportional reductions may be substantially more than the withdrawal amount, and any resulting decreases to the GLWB Payment and Death Benefit could be significant and could terminate the Guaranteed Lifetime Withdrawal Benefit and the Contract.

●	Withdrawals and surrenders are subject to federal Income taxes and may be subject to a 10% additional tax if taken before age 59½.

For example, assume you invested $10,000 with a 0.75% Contract Fee and a 1.00% GLWB Rider Fee and allocated your investment to the Growth Account. If the Index then declined by 10% or more in each of three consecutive years, your Contract Value at the end of the third year would be equal to $6,840, due to the Contract Fee, GLWB Rider Fee, and negative interest. If you surrendered the Contract at the end of that third year, you would pay a Surrender Charge of $431 (7% of the Contract Value less your Annual Free Withdrawal Amount), which would leave you with $6,409. That amount would be reduced further if a negative Market Value Adjustment applied. In addition, if you were age 59½ or younger at the time of the surrender, a 10% additional tax of $684 would apply to reduce the amount you would receive from the surrender payment to $5,725. This example, however, does not take into account your ability to allocate some or all of your Purchase Payment to the Secure Account which has a Floor that protects amounts allocated to that account from declines in the Index or to the Declared Rate Account which has a guaranteed Interest Rate.

This Contract is a security. It involves investment risk and may lose value. For additional information on risks associated with the Contract, see the “Risk Factors” section on Page 61of this Prospectus. The guarantees in this Contract are subject to the Company’s financial strength and claims-paying ability.

The Contract is offered through CUNA Brokerage Services, Inc. (“CBSI”), which is the principal underwriter. CBSI is an indirect, wholly-owned subsidiary of our parent company, CMFG Life Insurance Company, and is registered as a broker-dealer with the Securities and Exchange Commission (“SEC”) under the Securities Exchange Act of 1934, as amended, as well as with the securities commissions in the states in which it operates, and is a member of Financial Industry Regulatory Authority, Inc. CBSI’s principal business address is 2000 Heritage Way, Waverly, IA 50677. CBSI is not required to sell any specific number or dollar amount of Contracts but will use its best efforts to sell the Contracts. There are no arrangements to place funds in an escrow, trust, or similar account. The offering of the Contract is intended to be continuous.

A registration statement relating to this offering has been filed with the SEC. You may request a copy of the Prospectus by writing to our Administrative Office at 2000 Heritage Way, Waverly, Iowa 50677, or by calling 1-800-798-5500. This Prospectus can also be obtained from the SEC’s website at www.sec.gov. Please keep this Prospectus for future reference.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this Prospectus is truthful or complete. Any representation to the contrary is a criminal offense. The Contracts are not insured by the Federal Deposit Insurance Corporation or any other government agency. They are not deposits or other obligations of any bank and are not bank guaranteed. They are subject to investment risks and possible loss of principal and previously credited interest.

The date of this Prospectus is May 1, 2024

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The Contract may not be available in all states. This Prospectus does not constitute an offer to sell any Contract and it is not soliciting an offer to buy any Contract in any state in which the offer or sale is not permitted. We do not authorize anyone to provide any information or representations regarding the offering described in this Prospectus other than the information and representations contained in this Prospectus.

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GLOSSARY

We have tried to make this Prospectus as understandable as possible. However, in explaining how the Contract works, we have had to use certain terms that have special meanings. We define these terms below.

Accumulation Credit – A unit of measure used to calculate Risk Control Account Value.

Accumulation Credit Factor – A dollar value for each Accumulation Credit in a Risk Control Account.

Accumulation Period – The phase of the Contract that begins on the Contract Issue Date and ends on the Payout Date, or the date the Contract is terminated if earlier.

Adjusted Index Value – The Closing Index Value adjusted for the Cap or Floor for the current Contract Year.

Administrative Office – MEMBERS Life Insurance Company, 2000 Heritage Way, Waverly, Iowa 50677. Phone: 1-800-798-5500.

Age – Age as of last birthday.

Allocation Level – Specific levels identified in your Contract for the sole purpose of administering allocation instructions according to the requirements of the Contract.

Allocation Options – All Risk Control Account and Declared Rate Account options available under the Contract for allocating your Contract Value.

Annual Free Withdrawal Amount – The amount that can be withdrawn without incurring a Surrender Charge or Market Value Adjustment each Contract Year. It is equal to 10% of the Contract Value determined at the beginning of the Contract Year.

Annual Increase Percentage – The percentage that is added to the GLWB Percentage for each completed Contract Year from the Contract Issue Date until the GLWB Payment Start Date, subject to a maximum of 10 years.

Annuitant (Joint Annuitant) – The natural person(s) whose life (or lives) determines the amount of income payments under the Contract.

Authorized Request – A signed and dated request that is in Good Order. A request to change your allocation instructions must be signed by all Owners. A request to change a party to the Contract, change the Payout Date or request a partial withdrawal or full surrender of the Contract must be signed by all Owners. All Authorized Requests can be initiated by fax or mail. An Authorized Request may also include a phone or electronic request except in the following situations: any Contracts with restrictions such as an Irrevocable Beneficiary, collateral assignment, or trust; any Contracts that include reference to divorce, bankruptcy, power of attorney, or similar legal agreement; any Contracts with Joint Owners where both Owners are not available to speak over the phone; any distribution made payable to another financial institution; when requesting partial withdrawals greater than $25,000; when requesting to start GLWB Payments; and when requesting a full surrender of the Contract.

Base Withdrawal Percentage – The GLWB Percentage on the Contract Issue Date.

Bailout Rate – A specific rate that applies to the Bailout Provision.

Bailout Provision – If the Cap for your Risk Control Account is set below the Bailout Rate prominently displayed on your Contract Data Page, the Bailout Provision allows you to withdraw the Risk Control Account Value from that Risk Control Account during the 30-day period following the Contract Anniversary. A Market Value Adjustment and Surrender Charges will not apply to such withdrawal.

Beneficiary – The person(s) (or entity) you named to receive proceeds payable due to the death of the Owner. Before the Payout Date, if no Beneficiary survives the Owner, we will pay the Death Benefit proceeds to the Owner’s estate.

Business Day – Any day that the New York Stock Exchange is open for trading. All requests for transactions that are received at our Administrative Office in Good Order on any Business Day prior to market close, generally 4:00 P.M. Eastern Time, will be processed as of the end of that Business Day.

Cap – The maximum annual Index Return the Company will use in calculating interest credited to Risk Control Account Value for a Contract Year. The Cap does not reflect deduction of the Contract Fee or the GLWB Rider Fee.

Closing Index Value – The closing value for an Index as of a Business Day.

Company – MEMBERS Life Insurance Company; also referred to as “we”, “our” and “us”.

Contract – The TruStage™ Zone Income Annuity, an individual or joint owned, single premium deferred modified guaranteed index annuity contract issued by MEMBERS Life Insurance Company.

Contract Anniversary – The same day and month as the Contract Issue Date for each year the Contract remains in force. If a Contract Anniversary does not fall on a Business Day, any transactions required as of that date will be processed on the next Business Day.

Contract Fee – An annual fee assessed against Contract Value in the Risk Control Account(s). This fee equals a percentage of the Accumulation Credit Factor for the Risk Control Account at the start of a Contract Year. This fee compensates us for the expenses, mortality risk and expense risk assumed by us.

Contract Issue Date – The date we use to determine Contract Years and Contract Anniversaries.

Contract Value – The total value of your Contract during the Accumulation Period. All values are calculated as of the end of a Business Day.

Contract Year – Any twelve-month period beginning on the Contract Issue Date or Contract Anniversary and continuing until the end of the day before the next Contract Anniversary.

Covered Person(s) – The natural person(s) whose Age and lifetime we base the GLWB Percentage and GLWB Payments on under the GLWB Rider.

Data Page – Pages attached to your Contract that describe certain terms applicable to your specific Contract.

Death Benefit – The greater of Contract Value or the Purchase Payment adjusted for withdrawals as of the date Death Benefits are payable. We do not apply the Surrender Charge or Market Value Adjustment in determining the Death Benefit payable.

Declared Rate Account – An Allocation Option to which we credit a single fixed annual rate of interest referred to as the Interest Rate.

Excess Withdrawal – Any partial withdrawal other than a GLWB Payment. This includes the portion of a withdrawal that, when added to other withdrawals during the Contract Year, is greater than the total GLWB Payment for the current Contract Year. Excess Withdrawals include partial withdrawals prior to the GLWB Payment Start Date and deductions for any applicable Surrender Charge and Market Value Adjustment. Required Minimum Distributions (“RMDs”) are Excess Withdrawals if taken prior to the GLWB Payment Start Date. After the GLWB Payment Start Date, RMDs are not Excess Withdrawals.

Floor – The minimum annual Index Return the Company will use in calculating interest credited to Risk Control Account Value for the life of the Contract.

General Account – All of the Company’s assets other than the assets in its separate accounts.

Guaranteed Lifetime Withdrawal Benefit – A withdrawal benefit feature that is part of your Contract. Subject to certain conditions, the Guaranteed Lifetime Withdrawal Benefit provides for GLWB Payments to be made each year for the life of the Covered Person(s) in the form of partial withdrawals without reducing the value of GLWB Payments in future years. The GLWB Payments are guaranteed regardless of investment performance and will continue even if the Contract Value is reduced to zero from GLWB Payments. The Guaranteed Lifetime Withdrawal Benefit is described in the “Guaranteed Lifetime Withdrawal Benefit” section of this Prospectus.

GLWB Benefit Base – The amount upon which the GLWB Payment is based.

GLWB Rider Fee – An annual fee assessed against the GLWB Benefit Base while the Guaranteed Lifetime Withdrawal Benefit is in effect. The fee compensates us for the expenses, mortality risk, and expense risk assumed by us for providing the Guaranteed Lifetime Withdrawal Benefit.

GLWB Payment(s) – The payment made each year under the Guaranteed Lifetime Withdrawal Benefit that is equal to the GLWB Percentage multiplied by the GLWB Benefit Base.

GLWB Percentage – The percentage applied to the GLWB Benefit Base to determine the GLWB Payment.

GLWB Payment Start Date – The date GLWB Payments begin.

Good Order – A request or transaction generally is considered in "Good Order" if we receive it at our Administrative Office within the time limits, if any, prescribed in this Prospectus for a particular transaction or instruction, it includes all information and supporting legal documentation necessary for us to execute the requested instruction or transaction, and is signed by the individual or individuals authorized to provide the instruction or engage in the transaction. A request or transaction may be rejected or delayed if not in Good Order. This information and documentation necessary for a transaction or instruction generally includes, to the extent applicable: the completed application or instruction form; your contract number; the transaction amount (in dollars or percentage terms); the signatures of all Owners (exactly as indicated on the Contract), if necessary; Social Security Number or Tax I.D.; and any other information or supporting documentation that we may require, including any consents. With respect to the Purchase Payment, Good Order also generally includes receipt by us of sufficient funds to affect the purchase. We may, in our sole discretion, determine whether any particular transaction request is in Good Order, and we reserve the right to change or waive any Good Order requirement at any time. If you have any questions, you should contact us or your financial professional before submitting the form or request.

Income Payout Option – The choices available under the Contract for payout of your Contract Value.

Index, Indices – The reference index (or indices) we use in determining interest credited to the Risk Control Account Value.

Index Return – The change in the Index for the current Contract Year, adjusted for the Cap or Floor.

Initial Index Value – The value for the reference Index as of the start of a Contract Year.

Interest Rate – The fixed rate of interest credited to the Declared Rate Account. The Interest Rate will never be less than the Minimum Interest Rate.

Internal Revenue Code (IRC) – The Internal Revenue Code of 1986, as amended.

Irrevocable Beneficiary – A Beneficiary who must consent to being changed or removed as a Beneficiary.

Market Value Adjustment – The amount of an adjustment (increase or decrease) that may be applied to a full surrender or partial withdrawal, also referred to as the MVA.

Minimum Interest Rate – The minimum rate of interest we will credit Contract Value held in the Declared Rate Account.

Non-Qualified Contract – An annuity contract that is independent of any formal retirement or pension plan.

Owner (Joint Owner) – The person(s) (or entity) who owns the Contract and, in the case of a person(s), whose death determines the Death Benefit. The Owner is also the person(s) (or entity) who receives income payments during the Payout Period while the Annuitant is living. If there are multiple Owners, each Owner will be a Joint Owner of the Contract and all references to Owner will mean Joint Owners. The Owner has all rights, title and interest in the Contract. The Owner may exercise all rights and options stated in the Contract, subject to the rights of any Irrevocable Beneficiary or assignee. The Owner is also referred to as “you” or “your.”

Payout Date – The date the first income payment is paid from the Contract to the Owner.

Payout Period – The phase the Contract is in once income payments begin.

Pro Rata – A method of allocating, withdrawing or transferring values across all Allocation Options that is proportional to the Contract Value in each Allocation Option.

Proof of Death – Proof of Death may consist of a certified copy of the death record, a certified copy of a court decree reciting a finding of death or other similar proof.

Purchase Payment – A single payment that we require to issue the Contract. We do not allow any additional Purchase Payments under the Contract.

Qualified Contract – An annuity that is part of an individual retirement plan, pension plan or employer-sponsored retirement program that is qualified for special treatment under the IRC.

Required Minimum Distributions – The Required Minimum Distribution (RMD) defined by the IRC for this Contract and as determined by us.

Risk Control Account – An interest crediting option to which you may allocate your Contract Value. We credit interest under each Risk Control Account based in part on the performance of a reference Index, subject to a Cap and Floor. There are two types of Risk Control Accounts, the Secure Account and the Growth Account.

Risk Control Account Daily Contract Fee – The Contract Fee divided by the number of days in the Contract Year and then multiplied by the Accumulation Credit Factor for the Risk Control Account at the start of a Contract Year.

Risk Control Account Value – The amount of Contract Value in a Risk Control Account.

SEC – The U.S. Securities and Exchange Commission.

Spouse – The person to whom you are legally married. The term Spouse includes the person with whom you have entered into a legally-sanctioned marriage that grants you the rights, responsibilities, and obligations married couples have in accordance with applicable state laws. Individuals who do not meet the definition of Spouse may have adverse tax consequences when exercising provisions under this Contract and any attached endorsements or riders. Additionally, individuals in other arrangements that are not recognized as marriage under the relevant state law will not be treated as married or as Spouses as defined in this Contract for federal tax purposes. Consult with a tax advisor for more information on this subject and before exercising benefits under the Contract and any attached endorsements or riders.

Surrender Charge – The charge associated with surrendering either some or all of the Contract Value during the first six Contract Years.

Surrender Value – The amount you are entitled to receive if you elect to surrender the Contract during the Accumulation Period.

Terminally Ill, Terminal Illness – A life expectancy of 12 months or less due to any illness or accident.

Valuation Period – The period beginning at the close of one Business Day and continuing to the close of the next succeeding Business Day.

HIGHLIGHTS

The following is a summary of the key features of the Contract. This summary does not include all the information you should consider before purchasing a Contract. You should carefully read the entire Prospectus, which contains more detailed information concerning the Contract and the Company before making an investment decision.

How Your Contract Works

Overview. Your Contract is an individual or joint owned, single premium deferred modified guaranteed index annuity contract. There are two periods to your Contract: an Accumulation Period and a Payout Period. During the Accumulation Period of your Contract, which begins on the Contract Issue Date and continues until the Payout Date, you allocate your Contract Value between index-linked Allocation Options (“Risk Control Accounts”) and a guaranteed interest rate Allocation Option (“Declared Rate Account”). Your Contract can help you save for retirement by allowing your Contract Value to earn interest from the Risk Control Accounts and/or the Declared Rate Account on a tax-deferred basis and by providing the opportunity for guaranteed lifetime payments. You generally will not pay taxes on your earnings until you withdraw them. Interest amounts earned in the Risk Control Accounts may be negative, and there is a risk of loss of principal and previously credited interest of up to -10% each Contract Year for the Growth Account due to negative Index performance.

Subject to certain conditions, the Guaranteed Lifetime Withdrawal Benefit provides GLWB Payments based on a percentage of your GLWB Benefit Base for the life of a Covered Person(s) as described in more detail in the “Guaranteed Lifetime Withdrawal Benefit” section of this Prospectus. An annual fee is deducted from your Contract for the Guaranteed Lifetime Withdrawal Benefit. The GLWB Payments are guaranteed regardless of investment performance and will continue even if the Contract Value is reduced to zero from GLWB Payments. The GLWB Payment is a withdrawal of your own Contract Value unless the Contract Value is reduced to zero. The probability of you outliving your Contract Value and receiving the GLWB Payment from our General Account may be minimal. GLWB Payments can begin as early as Age 50 of the Covered Person (or younger Covered Person if there are two Covered Persons), or as late as the anticipated Payout Date shown on your Contract Data Page. Upon reaching the Payout Date, we will begin income payments (which will be the greater of the GLWB Payment or the income payment under the income payout option you elect) unless the Contract is surrendered.

All withdrawals other than GLWB Payments are Excess Withdrawals that could significantly reduce the Death Benefit, GLWB Benefit Base, and GLWB Payment, and could terminate the Contract. Additionally, the Contract Fee, GLWB Rider Fee, Surrender Charge, Market Value Adjustment, and federal income taxes could significantly reduce the values under the Contract, perhaps by more than the amount of the withdrawal, as well as the amount you receive from any withdrawals or full surrender, which may also be subject to a 10% additional tax. As a result, it is possible in extreme circumstances to lose up to 100% of your principal and previously credited interest.

Please call your financial professional or the Company at 1-800-798-5500 if you have questions about how your Contract works.

Purchase Payment. You may purchase the Contract with a single Purchase Payment of at least $10,000. The Company does not allow additional Purchase Payments. A Purchase Payment for a Contract, or Purchase Payments for multiple Contracts owned by the same individual, that equals or exceeds $2 million requires our prior approval, which may be withheld at our sole discretion.

Allocation Options. You will choose your Allocation Options by allocating your Purchase Payment and Contract Value on two allocation levels, as shown in the table below:

●	At Level A (Allocation Option Level), you choose the allocation percentages for the Declared Rate Account and available Risk Control Accounts for each reference Index;

●	At Level R (Risk Control Account Level), you provide further allocation instructions for the amounts you allocated to the Risk Control Accounts by splitting the allocation among Secure and Growth Risk Control Accounts with the same reference Index.

You must specify the percentage of your Purchase Payment to be allocated to each applicable Allocation Option on the Contract Issue Date. The amounts you allocate must be in whole percentages from 0% to 100% of the Purchase Payment, and your total allocation must equal 100% for each Allocation Level. If you do not indicate your allocations on the application, our Administrative Office will attempt to contact your financial professional and/or you for clarification. We will not issue the Contract without your allocation instructions.

Allocation Options for Contracts issued prior to May 25, 2024
Interest Term*	Level A Allocation Option Level	Level R Risk Control Account Level	Crediting Strategy**
1 year	Declared Rate	N/A	Fixed Interest Rate (guaranteed for 6 years)
1 year	S&P 500 Index	Secure Account	0% Floor, Cap
		Growth Account	-10% Floor, Cap
1 year	Russell 2000 Index	Secure Account	0% Floor, Cap
		Growth Account	-10% Floor, Cap
1 year	MSCI EAFE Index	Secure Account	0% Floor, Cap
		Growth Account	-10% Floor, Cap

Allocation Options for Contracts issued on or after May 25, 2024
Interest Term*	Level A Allocation Option Level	Level R Risk Control Account Level	Crediting Strategy**
1 year	Declared Rate	N/A	Fixed Interest Rate (guaranteed for 1 year)
1 year	S&P 500 Index	Secure Account	0% Floor, Cap
		Growth Account	-10% Floor, Cap
1 year	Dimensional US Small Cap Value Systematic Index	Secure Account	0% Floor, Cap
		Growth Account	-10% Floor, Cap
1 year	Barclays Risk Balanced Index	Secure Account	0% Floor, Cap
		Growth Account	-10% Floor, Cap
1 year	MSCI EAFE Index	Secure Account	0% Floor, Cap
		Growth Account	-10% Floor, Cap

*	The period for which interest is calculated for an Allocation Option. We credit interest daily to the Declared Rate Account based on a fixed annual interest rate. We credit interest to the Risk Control Accounts at the end of each Contract Year based in part on the performance of an external index by comparing the change in the Index from each Contract Anniversary (the first day of the Contract Year) to the last day of the Contract Year. On each Contract Anniversary, as part of automatic rebalancing, we will reallocate your Contract Value based on your most recent allocation instructions that we have on file. Although you may reallocate among Allocation Options each year, Excess Withdrawals and surrenders on any date other than each sixth Contract Anniversary may be subject to a Market Value Adjustment and Surrender Charge. Therefore, this Contract may not be appropriate for you if you plan to take Excess Withdrawals or surrender your Contract before the expiration of each six-year term.

**	The Declared Rate Account Interest Rate will never be below the Minimum Interest Rate. The Floor will not change during the life of your Contract. We set the Cap each year for the next Contract Year. In return for accepting some risk of loss to your Risk Control Account Value allocated to the Growth Account, the Cap for the Growth Account is higher than the Cap for the Secure Account. The Cap will always be at least 1%.

Declared Rate Account. The portion of your Contract Value allocated to the Declared Rate Account is credited interest daily based on a fixed annual interest rate. The applicable daily interest rate is the rate that, when compounded, equals the Interest Rate. The initial Interest Rate is available at least two weeks in advance of the Contract Issue Date and will be provided by your financial professional or by calling the Company at 1-800-798-5500. For Contracts issued before May 25, 2024, the Interest Rate is guaranteed for six years. For Contracts issued on or after May 25, 2024, the Interest Rate is guaranteed for one year. We will notify you of any applicable change to the Interest Rate at least two weeks prior to the change. The Interest Rate will never be less than the Minimum Interest Rate.

Risk Control Accounts. The portion of your Contract Value allocated to a Risk Control Account is credited with interest, if any, based in part on the investment performance of an external Index, subject to a Cap and Floor that is unique to each Risk Control Account. For Contracts issued before May 25, 2024, we currently offer the S&P 500 Index, the Russell 2000 Index, and the MSCI EAFE Index. For Contracts issued on or after May 25, 2024, we currently offer the S&P 500, the Dimensional US Small Cap Value Systematic, the MSCI EAFE, and the Barclays Risk Balanced. The Index Return, which can be positive or negative, is calculated on each Contract Anniversary and is measured over the Contract Year. Because the Index Return is calculated and applied at a single point in time, you may experience negative or flat performance even though the Index experienced gains through some, or most, of the Contract Year. You will not have ownership interest or rights in the underlying securities comprising the Indices, such as voting rights, dividend payments, or other distributions; therefore, the calculation of performance of the Indices under the Contract does not reflect the full investment performance of the underlying securities. Detailed information about each Index is provided in the RISK CONTROL ACCOUNT ALLOCATION OPTIONS section.

The Floor is the maximum amount of negative index interest we will credit you, each Contract Year, prior to the deduction of the Contract Fee and GLWB Rider Fee. The Floor will not change during the life of your Contract. The Secure Account has a Floor of 0% and the Growth Account has a Floor of -10%. For the Secure Account, this means that negative investment performance of the Index would not reduce your Contract Value; and for the Growth Account, this means that negative investment performance of the Index would reduce your Contract Value by up to, but not more than, 10%, even if such negative investment performance is worse than -10%. However, you could lose more than 10% of your investment in a Risk Control Account each Contract Year due to the application of the Contract Fee, the GLWB Rider Fee, Surrender Charge, a negative Market Value Adjustment, federal income taxes, and a 10% additional tax.

The Cap is the maximum amount of positive index interest we will credit you, prior to the deduction of the Contract Fee and GLWB Rider Fee. For example, if the Index Return is 10% and the Cap is 6%, the Company will credit 6% (prior to the deduction of the Contract Fee and GLWB Rider Fee). The Cap will always be at least 1%. In return for accepting some risk of loss to your Contract Value allocated to the Growth Accounts, the Caps declared for the Growth Account will be higher than the Caps declared for the Secure Account for the same period and reference Index, which allows the potential for a higher positive increase in Contract Value for the Growth Account.

The initial Cap is available at least two weeks in advance of the Contract Issue Date and will be provided by your financial professional or by calling the Company at 1-800-798-5500. We declare new Caps for each Contract Year, which we guarantee for the next Contract Year. We will notify you of the Caps for the upcoming Contract Year at least two weeks prior to the Contract Anniversary.

Please note that any time the Cap for your Risk Control Account is less than the rate specified in the Bailout Provision (as shown on your Contract Data Page), we may, at our discretion, restrict allocations into that Risk Control Account. See “Access to Your Money – Bailout Provision” in this Prospectus for more details.

The same Index will generally be used for each Risk Control Account for the duration of the Contract Year. However, if the publication of an Index is discontinued, or calculation of the Index is materially changed, we will substitute a suitable Index that will be used for the remainder of the Contract Year and will notify you of the change in advance. If we substitute an Index, the performance of the new Index may differ from the original Index, which may, in turn, affect the index interest credited and your Contract Value.

We may offer additional Risk Control Accounts with the same or additional Indices at our discretion. We may also discontinue a Risk Control Account, effective as of a Contract Anniversary. In any case, we will notify you of the addition or discontinuation of a Risk Control Account. Such a change will be subject to any applicable regulatory approval that may be required.

Rebalancing / Reallocation. You can provide instructions to reallocate your Contract Value among the available Allocation Options by submitting new allocation instructions by Authorized Request. On each Contract Anniversary, we will automatically rebalance your Contract Value between Allocation Options to return your Contract Values to those reflected in the instructions on file with us. Any new allocation change request will supersede any prior allocation instructions.

Withdrawal Options. All withdrawals other than GLWB Payments are Excess Withdrawals that could significantly reduce the Death Benefit, GLWB Benefit Base, and GLWB Payment, perhaps by more than the amount of the withdrawal, and could terminate the Contract. This Contract may not be appropriate for you if you intend to take partial withdrawals other than GLWB Payments, or surrender your Contract. However, the Contract offers the following liquidity features during the Accumulation Period.

●	Annual Free Withdrawal Amount – Each Contract Year, you may withdraw up to 10% of your Contract Value determined as of the beginning of the Contract Year without incurring a Surrender Charge or Market Value Adjustment. Any unused Annual Free Withdrawal Amount will not carry over to any subsequent Contract Year.

●	Partial withdrawal option – You may make partial withdrawals during the Accumulation Period by Authorized Request. Any applicable Surrender Charge and Market Value Adjustment will affect the amount available for a partial withdrawal. A partial withdrawal other than a GLWB Payment is considered an Excess Withdrawal and may reduce your Death Benefit, GLWB Benefit Base, and GLWB Payment by more than the amount of the partial withdrawal. If a partial withdrawal other than a GLWB Payment would cause the Surrender Value to be less than $2,000, we will treat your request as a full surrender. Before processing the full surrender, we will attempt to contact you or your financial professional to provide the opportunity for you to take a lower amount to maintain a Surrender Value of at least $2,000. If we are unable to contact you within one Business Day after receiving your request, we will process the full surrender. Partial withdrawals will be processed Pro Rata from your Contract Value in all Allocation Options.

●	Full surrender option – You may surrender your Contract during the Accumulation Period by Authorized Request. Upon full surrender, a Surrender Charge and Market Value Adjustment may apply.

●	GLWB Payments – GLWB Payments are considered withdrawals. GLWB Payments are not subject to a Surrender Charge or Market Value Adjustment. Each GLWB Payment will reduce the Death Benefit, Surrender Value, Contract Value, and the Annual Free Withdrawal Amount by the amount of the GLWB Payment.

Withdrawals and surrenders are subject to federal income taxes and may be subject to a 10% additional tax if taken before the Owner is age 59½. See “Federal Income Tax Matters” on page 50 and “Access to Your Money” on page 32 for more details.

Impact of Withdrawals. The Contract Fee, GLWB Rider Fee, Surrender Charge, Market Value Adjustment, federal income taxes, and proportionate calculations for Excess Withdrawals could significantly reduce the values under the Contract and the amount you receive from any payments. It is possible in extreme circumstances to lose up to 100% of your principal and previously credited interest due to the following:

●	If you take a withdrawal or surrender your Contract in the first six Contract Years, you may pay a Surrender Charge of up to 9% (up to 8% for Contracts issued on or after May 25, 2024) of the amount withdrawn in excess of the Annual Free Withdrawal Amount.

●	The Market Value Adjustment applies to withdrawals other than GLWB Payments and upon full surrender of Contract Value on any date other than each sixth Contract Anniversary and can increase or decrease your amount withdrawn or the Surrender Value, depending on how economic indicators have changed over the current six-year term. You may lose a significant portion of your principal and previously credited interest due to the Market Value Adjustment.

●	Only the Contract Value remaining after the withdrawal or transfer will be credited interest, positive or negative, in the future.

●	Excess Withdrawals reduce the GLWB Benefit Base, which is used to determine the GLWB Payment, and the Purchase Payment, which is used to determine the Death Benefit, by the ratio of the withdrawal (including any Surrender Charge and Market Value Adjustment) to the Contract Value immediately prior to the withdrawals. These proportional reductions may be substantially more than the withdrawal amount, and any resulting decreases to the GLWB Payment and Death Benefit could be significant.

●	Withdrawals and surrenders are subject to federal income taxes and may be subject to a 10% additional tax if taken before the Owner is age 59½.

Surrender Charge. A Surrender Charge may be imposed upon the surrender of the Contract or withdrawal of Contract Value for a period of six years from the Contract Issue Date. The maximum Surrender Charge is 9% (8% for Contracts issued on or after May 25, 2024) of Contract Value withdrawn (See “Fees and Expenses” on page 14).

Market Value Adjustment. The Market Value Adjustment applies to withdrawals other than GLWB Payments and upon full surrender of Contract Value on any date other than each sixth Contract Anniversary and can increase or decrease your amount withdrawn or the Surrender Value, depending on how economic indicators have changed since your Allocation Option Start Date. You may lose a significant portion of your principal and previously credited interest due to the Market Value Adjustment. A negative Market Value Adjustment could significantly decrease the amount you receive from a partial withdrawal or surrender. See “Fees and Expenses” and “Market Value Adjustment” for more details.

Bailout Provision. We will set a single Bailout Rate for all Risk Control Accounts under the Secure Account option and a single Bailout Rate for all Risk Control Accounts under the Growth Account option. The Bailout Rate for Risk Control Accounts under the Secure Account option will range from 1.5% to 10%, and the Bailout Rate for Risk Control Accounts under the Growth Account option will range from 2.0% to 25%. The Bailout Rates will be prominently displayed on your Contract Data Page and will not change during the life of your Contract.

If the Cap for a Risk Control Account is set below the Bailout Rate for that Risk Control Account, you may withdraw the Risk Control Account Value from that Risk Control Account during the 30-day period following the Contract Anniversary by Authorized Request. Your Authorized Request to withdraw Risk Account Control Account Value must be received in Good Order during this 30-day period. If the request is not received during this 30-day period or the request is not in Good Order, no withdrawal will occur. A Market Value Adjustment and Surrender Charge will not apply to such withdrawal. A withdrawal under the Bailout Provision will reduce the GLWB Benefit Base, which is used to determine the GLWB Payment, and the Purchase Payment, which is used to determine the Death Benefit, perhaps by more than the amount of withdrawal. Such withdrawals will be subject to federal income tax and may be subject to a 10% additional tax.

The initial Cap for a Risk Control Account will not be set below the Bailout Rate at the time a Contract is issued. If the Bailout Rate equals the Cap for your Risk Control Account, you will not be eligible to withdraw your Risk Control Account Value under the Bailout Provision. For example, if the Bailout Rate for the Secure Account is set at 1.50% and the Cap for the Secure Account is set at 1.50%, you would not be eligible to withdraw under the Bailout Provision.

If at any time, the Cap for your Risk Control Account is less than the Bailout Rate specified on your Contract Data Page, we may, at our discretion, restrict allocations into that Risk Control Account. Allocation instructions that include allocations to a Risk Control Account that is not available will be considered not in Good Order and new instructions will be required. See “Access to Your Money – Bailout Provision” for more details.

Income Options. You have several income options to choose from during the Payout Period.

Death Benefit. The Death Benefit during the Accumulation Period is equal to the greater of Contract Value or the Purchase Payment adjusted for withdrawals as of the date the Death Benefit is payable. Withdrawals reduce the Death Benefit, and in some cases, withdrawals could reduce the Death Benefit by substantially more than the amount of the withdrawal because of the Company’s calculation of withdrawals on a proportionate basis when adjusting the Purchase Payment used to determine the Death Benefit. We do not apply a Surrender Charge or Market Value Adjustment in determining the Death Benefit payable.

Right to Examine. You may cancel your Contract and receive either your Purchase Payment or your Contract Value depending upon applicable state law (See Right to Examine on page 20).

Contract Charges

An investment in the Contract involves certain fees and expenses, including the Contract Fee, Surrender Charges, and the GLWB Rider Fee, as well as the Market Value Adjustment. For a full description of all such fees and expenses, please see the section of this Prospectus entitled “Fees and Expenses”.

●	The Contract Fee is equal to 0.75% of the Accumulation Credit Factor for the Risk Control Account at the start of a Contract Year. The Contract Fee does not apply to the Declared Rate Account Allocation Option.

●	The GLWB Rider Fee is deducted Pro Rata from the Contract Value of each Allocation Option on the Contract Anniversary. The GLWB Rider Fee, assessed as a percentage of the average daily GLWB Benefit Base for the prior Contract Year, is as follows:

For Contracts issued after February 10, 2021	1.00%
For Contracts issued from April 26, 2020 to February 10, 2021	0.75%
For Contracts issued from August 19, 2019 to April 25, 2020	0.50%

●	The Market Value Adjustment or “MVA” applies to withdrawals and full surrenders during the Accumulation Period and can increase or decrease your amount withdrawn or the Surrender Value.

The terms under which the Surrender Charge and Market Value Adjustment will be waived may vary in some states and are described in Appendix B to this Prospectus. Please review Appendix B for any variations from standard Contract provisions that may apply to your Contract based on the state in which your Contract was issued.

Guaranteed Lifetime Withdrawal Benefit

The Guaranteed Lifetime Withdrawal Benefit is automatically included with your Contract and provides GLWB Payments for the lifetime of the Covered Person(s), subject to certain conditions. The Covered Person(s) can be based on the single life or joint life option you select. A Covered Person(s) may be you, your Spouse, or the Annuitant, depending upon who owns the Contract.

You select the Covered Person(s) on the Contract Issue Date. Beginning May 25, 2024, you can add a Covered Person prior to the GLWB Payment Start Date if there is only one Covered Person and there has not been a spousal continuation. The added Covered Person must meet eligibility requirements under the Contract. Requests to add a Covered Person must be received at least one Business Day prior to the desired GLWB Payment Start Date. If a Covered Person is added, the GLWB Payment will be determined using the new Covered Persons and could delay the earliest date that GLWB Payments can start if the new Covered Person is younger than 50.

There are restrictions on who can become a Covered Person, and the Owner cannot request to remove a Covered Person or to add or change a Covered Person except as described in this Prospectus. Also, joint life GLWB Payments are not available for non-natural owners. Please refer to the “Getting Started – The Accumulation Period” section in this Prospectus for more information regarding these restrictions.

The GLWB Payment is calculated on the GLWB Payment Start Date. Beginning May 25, 2024, GLWB Payments can begin on the 50th birthday of the youngest Covered Person or two Business Days after the Contract Issue Date. You may take the full GLWB Payment or partial GLWB Payment amount through the systematic withdrawal program. If you take less than the GLWB Payment, the remaining GLWB Payment not taken will not carry over to future years. (Before May 25, 2024, the GLWB Payment Start Date had to be a Contract Anniversary, and once GLWB Payments began, the full payment amount of the GLWB Payment was required to be taken each year.)

The GLWB Payments are guaranteed regardless of investment performance and will continue even if Contract Value is reduced to zero from GLWB Payments. Withdrawals taken before the GLWB Payment Start Date, including RMDs, and withdrawals taken after the GLWB Payment Start Date that exceed the GLWB Payment amount, will reduce the GLWB Benefit Base and the GLWB Payment, perhaps significantly, and could terminate the Contract. GLWB Payments continue during the life of the Covered Person(s) unless the Guaranteed Lifetime Withdrawal Benefit Rider is terminated. Please see the “Guaranteed Lifetime Withdrawal Benefit” section of this Prospectus for information on when the Guaranteed Lifetime Withdrawal Benefit terminates. We assess an annual fee for the Guaranteed Lifetime Withdrawal Benefit as discussed in the “Fees and Expenses” section of the Prospectus. The Death Benefit is still payable after GLWB Payments begin but will be reduced by the GLWB Payments.

The annual GLWB Payment is equal to the GLWB Percentage multiplied by the GLWB Benefit Base. The GLWB Percentage is determined on the GLWB Payment Start Date and is equal to the Base Withdrawal Percentage plus the Annual Increase Percentage multiplied by the number of completed Contract Years from the Contract Issue Date until the GLWB Payment Start Date for a maximum of 10 years.

The Base Withdrawal Percentage and Annual Increase Percentage are determined based on your election of either single life or joint life option rates using the Age of the younger Covered Person(s) as of the Contract Issue Date. The Base Withdrawal Percentage and Annual Increase Percentage for Contracts issued beginning December 10, 2022 are stated in the Guaranteed Lifetime Withdrawal Benefit section. Previous Base Withdrawal Percentages and Annual Increase Percentages are stated in Appendix C to this Prospectus. GLWB Payments may begin as late as the anticipated Payout Date shown on your Contract

Data Page. GLWB Payments are subject to federal income tax and may be subject to a 10% additional tax if elected prior to age 59½.

The GLWB Benefit Base is initially equal to the Purchase Payment but will be reset each Contract Anniversary or on any day an Excess Withdrawal is taken. On each Contract Anniversary, unless the Guaranteed Lifetime Withdrawal Benefit Rider is terminated, if the current Contract Value is greater than the current GLWB Benefit Base, the GLWB Benefit Base will be reset to equal the current Contract Value. The GLWB Benefit Base will be reduced by Excess Withdrawals.

Once established, the GLWB Benefit Base and GLWB Payment can only decrease if you take an Excess Withdrawal. If an Excess Withdrawal causes the Surrender Value to be less than $2,000, your Contract will terminate and GLWB Payments will cease. Before processing the full surrender, we will attempt to contact you or your financial professional to provide the opportunity for you to take a lesser withdrawal to maintain a Surrender Value of at least $2,000. If we are unable to contact you within one Business Day after receiving your request, we will process the full surrender.

Risk Factors

Your Contract has various risks associated with it. We list these risk factors below, as well as other important information you should know before purchasing a Contract.

Index Return Risk. If you are invested in a Risk Control Account and the relevant Index declines, it may or may not reduce your Risk Control Account Value. This depends on the Risk Control Account to which you allocated your Contact Value. Nevertheless, you always assume the investment risk that no index interest will be credited and therefore the Index Return will not increase your Accumulation Credit Factor (and, ultimately, your Risk Control Account Value). You also bear the risk that sustained declines in the relevant Index may cause the Index Return to not increase your Accumulation Credit Factor (and, ultimately, your Risk Control Account Value) for a prolonged period. Additionally, the Company relies on a single point in time to calculate the Index Return. You may experience a negative return even if the Index has experienced gains through some, or most, of the Contract Year.

If your Risk Control Account Value is allocated to the Growth Account, you assume the risk of a negative Index Return (crediting negative index interest) up to the -10% Floor, which means your Accumulation Credit Factor and, ultimately, the Risk Control Account Value allocated to the Growth Account, could decline.

In addition, you assume the risk that the Cap can be reduced to as little as 1.0%. With the Cap, you may receive only a portion of any positive Index performance.

Please note that in an increasing interest rate environment, the Market Value Adjustment could reduce the amount received to less than the protection provided by the Floor. Ownership of a Contract does not provide ownership rights of the securities that are constituents of the Indices.

Liquidity and Withdrawal Risk. The Contract may not be appropriate for investors who plan to take Excess Withdrawals or surrender the Contract. We designed your Contract to be a long-term investment that you may use to help save for retirement and provide lifetime income. Your Contract is not designed to be a short-term investment. We may defer payments made under this Contract for up to six months if the insurance regulatory authority of the state in which we issued the Contract approves such deferral.

While you are permitted to take partial withdrawals from the Contract or fully surrender the Contract during the Accumulation Period by Authorized Request, such withdrawals could significantly reduce the Death Benefit, GLWB Benefit Base, and GLWB Payment, and could terminate the Contract. Additionally, the Contract Fee, GLWB Rider Fee, Surrender Charge, Market Value Adjustment, and federal income taxes could significantly reduce the values under the Contract and the amount you receive from any withdrawals, which may also be subject to additional taxes. As a result, it is possible in extreme circumstances to lose up to 100% of your principal and previously credited interest.

●	Surrender Charge Risk: If you surrender your Contract or take an Excess Withdrawal during the first six Contract Years, you may pay a Surrender Charge of up to 9% (up to 8% for Contracts issued on or after May 25, 2024) of the amount being withdrawn that is in excess of the Annual Free Withdrawal Amount.

●	Market Value Adjustment Risk: During the Accumulation Period, if you surrender your Contract or take an Excess Withdrawal on any day other than every sixth Contract Anniversary, we will apply a Market Value Adjustment (which may be positive or negative) to the amount being withdrawn that is in excess of the Annual Free Withdrawal Amount. A negative Market Value Adjustment may significantly decrease the amount you receive upon surrender or partial withdrawal.

●	Future Returns Risk: Only the Contract Value remaining after the withdrawal will be credited interest, positive or negative, in the future.

●	Proportionate Calculation Risk: Excess Withdrawals proportionally reduce the GLWB Benefit Base, which is used to determine the GLWB Payment, and the Purchase Payment, which is used to determine the Death Benefit, by the ratio of the withdrawal (including any Surrender Charge and Market Value Adjustment) to the Contract Value immediately prior to the withdrawal. These proportional reductions may be substantially more than the withdrawal amount, and any resulting decreases to the GLWB Payment and Death Benefit could be significant.

●	Tax Risks: Federal Income taxes apply to any withdrawal or surrender. A 10% additional tax may also apply if taken before the Owner is age 59½.

Loss of Principal Risk. You could lose your investment. Investment in the Risk Control Growth Account could result in a loss of principal and previously credited interest. Although investment losses in the Growth Account are subject to a Floor of -10%, losses of as much as -10% in one year and possibly greater than -10% over multiple years could result in a loss of previously credited interest and a loss of principal. Withdrawals and surrenders could also result in a loss of previously credited interest or principal even if performance has been positive because of Surrender Charges and the Market Value Adjustment. The Contract Fee and GLWB Rider Fee could also result in a loss of previously credited interest or principal. Investment in the Declared Rate Account could result in a loss of principal and previously credited interest due to Surrender Charges, the Market Value Adjustment, and the GLWB Rider Fee.

Market Risk. The historical performance of an Index relating to a Risk Control Account should not be taken as an indication of the future performance of the Index. The performance of an Index will be influenced by complex and interrelated economic, financial, regulatory, geographic, judicial, political and other factors that can affect the capital markets generally, and by various circumstances that can influence the performance of securities in a particular market segment.

The Russian/Ukraine conflict and the resulting responses by the United States and other governments could create economic disruption that results in increased market volatility and present economic uncertainty. The duration of these events and their future impact on the financial markets and global economy, are difficult to determine. Any such impact could adversely affect the performance of the securities that comprise the reference Indices and may lead to losses on your investment in the Allocation Options.

Guaranteed Lifetime Withdrawal Benefit Feature Risk. The Contract is designed for persons who seek to make annual lifetime withdrawals. A person should not purchase the Contract seeking a short-term investment or in maximizing long-term accumulation. The Contract may not be appropriate if you intend to take withdrawals or RMDs before the GLWB Payment Start Date, or withdrawals other than GLWB Payments after the GLWB Payment Start Date (Excess Withdrawals). Excess Withdrawals could significantly reduce the Death Benefit, GLWB Benefit Base and GLWB Payments and could terminate the Contract. Purchasers should consult with a financial representative to determine if the Guaranteed Lifetime Withdrawal Benefit is suitable for them based upon their financial needs and risk tolerance.

You should carefully consider when to begin taking GLWB Payments. If GLWB Payments are elected earlier, the GLWB Percentage will be lower, resulting in lower GLWB Payments, and the Contract will have less time to accumulate value. However, earlier GLWB Payments could result in receiving payments for a longer period of time. If GLWB Payments are delayed, the GLWB Percentage may be higher, resulting in higher GLWB Payments, and the Contract will have more time to accumulate value which could result in higher payments and might result in a higher Death Benefit.

GLWB Payments will reduce the Death Benefit, Surrender Value, Contract Value and the Annual Free Withdrawal Amount by the amount of the GLWB Payment.

The GLWB Payment is taken out of the Owner’s Contract Value unless the Contract Value is reduced to zero. The probability of the Owner outliving their Contract Value and receiving the GLWB Payment from the Company’s general account may be minimal. The GLWB Payments are subject to federal income tax and may be subject to a 10% additional tax if elected prior to age 59½. Any amounts paid by the Company in excess of the Contract Value are subject to the Company’s financial strength and claims paying ability.

The GLWB Rider Fee will be assessed whether or not the Owner receives GLWB Payments.

Risk That We May Eliminate an Allocation Option or Eliminate or Substitute an Index. There is no guarantee that any Allocation Option or Index will be available during the entire time you own your Contract. We may discontinue an Allocation Option or Index effective as of any Contract Anniversary, or in the case of certain Index changes, discontinue an Index and substitute a new Index for an Allocation Option at any time. The performance of the new Index may differ from the original Index. If there is a delay between the date we remove the Index and the date we add a substitute Index, your Risk Control Account Value will be based on the value of the Index on the date the Index ceased to be available, which means market changes during the delay will not be used to calculate the Index Return.

An Allocation Option may also be discontinued before the end of an Interest Term if we do not provide a substitute Index and transfer your Risk Control Account Value to the S&P 500 Index Secure Account for the remainder of the Interest Term, as described in “Risk Control Account Options – Allocation Option and Index Changes.” The amount of interest you earn in the S&P 500 Index Secure Account may be less than the amount you would have earned in the discontinued Risk Control Account at the end of the Interest Term. If there is a delay between the date we remove the Index and the date we transfer value to another account, your Risk Control Account Value prior to the transfer will be based on the value of the Index on the date the Index ceased to be available, which means market changes during the delay will not be used to calculate the Index Return.

An Index or Allocation Option change may negatively affect interest credited and your resulting Contract Value, as well as how you want to allocate Contract Value between available Allocation Options.

If we eliminate an Allocation Option or eliminate or substitute the Index, and you do not wish to allocate your Contract Value to the Risk Control Accounts available under the Contract, you may surrender your Contract, but you may be subject to a Surrender Charge and an MVA, which may result in a loss of principal and credited index interest. A surrender of the Contract may also be subject to income taxes and a 10% additional tax.

Risk Control Account Allocation Restriction. At any time the Cap for your Risk Control Account is less than the Bailout Rate specified on your Contract Data Page, we may, at our discretion, restrict allocations into that Risk Control Account. See “Access to Your Money – Bailout Provision” for more details.

Contract Issue Date Risk. The Company only issues the Contract on the 10th and 25th of each month. Therefore, the Purchase Payment may be held in the Company’s General Account for up to fifteen days prior to being invested in the Contract and will not earn any interest during that period.

Creditor and Solvency Risk. Our General Account assets support the guarantees under the Contract and are subject to the claims of our creditors. As such, the guarantees under the Contract are subject to our financial strength and claims-paying ability, and therefore, to the risk that we may default on those guarantees. You need to consider our financial strength and claims-paying ability in meeting the guarantees under the Contract. You may obtain information on our financial condition by reviewing our financial statements included in this Prospectus. Please see “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Risks Related to Our Industry,” and “Financial Statements” for additional financial information about the company and the state solvency regulations to which we are subject.

We are also exposed to risks related to natural and man-made disasters and catastrophes, such as storms, fires, floods, earthquakes, epidemics, pandemics, malicious acts, and terrorist acts, which could adversely affect our ability to conduct business. A natural or man-made disaster or catastrophe, including a pandemic (such as the coronavirus COVID-19), could affect the ability, or willingness, of our workforce and employees of service providers and third party administrators to perform their job responsibilities. Even if our workforce and employees of our service providers and third-party administrators were able to work remotely, those remote work arrangements could result in our business operations being less efficient than under normal circumstances and lead to delays in our issuing Contracts and processing of other Contract-related transactions, including orders from Owners. Catastrophic events may negatively affect the computer and other systems on which we rely and may interfere with our ability to receive, pickup and process mail, our processing of Contract-related transactions, impact our ability to calculate Contract Value, or have other possible negative impacts. These events may also impact the securities comprising the reference Indices, which may negatively affect the values of the reference Indices and ultimately cause your Contract to lose value. There can be no assurance that we or our service providers will avoid losses affecting your Contract due to a natural disaster or catastrophe.

Other Important Information You Should Know

No Ownership Rights – You have no ownership rights in the underlying securities comprising the reference Indices. Purchasing the Contract is not equivalent to investing in the underlying securities comprising the Indices. As the Owner of the Contract, you will not have any ownership interest or rights in the underlying securities comprising the Indices, such as voting rights, dividend payments, or other distributions. Except for the Barclay’s Risk Balanced, each Index does not reflect dividends paid on the securities comprising such Index, and, therefore, the calculation of the performance of the Index under the Contract does not reflect the full investment performance of the underlying securities. The Barclays Risk Balanced Index reinvests dividends but deducts a fee of 0.5% for the equity exposure, and 0.2% per year for the treasury exposure, and a cost equal to the Secured Overnight Financing Rate (“SOFR”) plus 0.1145% for the equity component, which may be increased or decreased in the aggregate by the volatility control mechanism. These deductions will reduce Index performance, and the Index will underperform similar portfolios from which these fees and costs are not deducted.

No Affiliation with Index or Underlying Securities – We are not affiliated with the sponsors of the Indices or the underlying securities comprising the Indices. Consequently, the Indices and the issuers of the underlying securities comprising the Indices have no involvement with the Contract.

Possible Tax Law Changes – There always is the possibility that the tax treatment of the Contract could change by legislation or otherwise. We have the right to modify the Contract in response to legislative changes that could diminish the favorable tax treatment that Owners receive. You should consult a tax adviser with respect to legislative developments and their effect on the Contract.

FEES AND EXPENSES

The following information describes the fees and expenses you will pay when buying, owning, and surrendering the Contract.

Surrender Charge(1) (as a percentage of Contract Value withdrawn)

	Contracts Issued before May 25, 2024	Contracts Issued on or after May 25, 2024
Contract Year	Surrender Charge Percentage	Surrender Charge Percentage
1	9%	8%
2	9%	8%
3	8%	8%
4	7%	7%
5	6%	6%
6	5%	5%
7+	0%	0%

Contract Annual Expenses

Contract Fee (assessed as a percentage of the Accumulation Credit Factor for the Risk Control Account at the start of a Contract Year)(2)	0.75%

GLWB Rider Fee (assessed as a percentage of the GLWB Benefit Base)(3)
For Contracts issued after February 10, 2021	1.00%
For Contracts issued from April 26, 2020 to February 10, 2021	0.75%
For Contracts issued from August 19, 2019 to April 25, 2020	0.50%

Other Expenses

Premium Tax(4) (as a percentage of the Purchase Payment)	N/A

Market Value Adjustment (“MVA”)

Market Value Adjustment (applies to withdrawals and full surrenders during the Accumulation Period and can increase or decrease your amount withdrawn or the Surrender Value. Any such decrease may be significant. It is possible to lose up to 100% of your principal and previously credited interest due to the MVA.)

____________________

(1) We deduct a Surrender Charge from each withdrawal and surrender that exceeds the Annual Free Withdrawal Amount during the first six Contract Years. We do not assess a Surrender Charge on withdrawals and surrenders made under the Nursing Home or Hospital Waiver or Terminal Illness Waiver.

(2) We assess the Contract Fee against Contract Value held in the Risk Control Accounts. The Contract Fee assessed against Contract Value held in the Risk Control Accounts is equal on an annual basis to the annual Contract Fee percentage multiplied by the Accumulation Credit Factor for each Risk Control Account at the start of the Contract Year. The Contract Fee reduces the Accumulation Credit Factor for each Risk Control Account in which you are invested, thereby reducing the amount of interest credited, if any, to Contract Value in the Risk Control Accounts. We do not assess a Contract Fee against Contract Value held in the Declared Rate Account.

(3) The GLWB Rider Fee is equal on an annual basis to the GLWB Rider Fee percentage multiplied by the average daily value of the GLWB Benefit Base for the prior Contract Year. The GLWB Rider Fee will be deducted Pro Rata from the Contract Value in all Allocation Options on the Contract Anniversary. We will not assess the GLWB Rider Fee if the Guaranteed Lifetime Withdrawal Benefit terminates.

(4) Premium tax is not currently deducted, but we reserve the right to deduct it in the future. State premium taxes currently range from 0% to 3.5% of the Purchase Payment.

Surrender Charge

During the first six Contract Years, we deduct a Surrender Charge from each withdrawal or surrender that exceeds the Annual Free Withdrawal Amount. The Surrender Charge schedule is expressed as a percentage of the Contract Value withdrawn or surrendered as shown in the Surrender Charge table. The Surrender Charge is assessed before calculation of the Market Value Adjustment.

The Surrender Charge, if any, is calculated using the following formula:

Surrender Charge amount = W x SC%, where

W = amount of withdrawal that is in excess of the Annual Free Withdrawal Amount remaining for that Contract Year

SC% = applicable Surrender Charge percentage based on the Contract Year in which the withdrawal occurs.

For an example of how we calculate the Surrender Charge, see Appendix A to this Prospectus.

We will not assess the Surrender Charge on:

●	Withdrawals under the Nursing Home or Hospital waiver or Terminal Illness waiver;
●	Required Minimum Distributions (“RMDs”) that are withdrawn under the automatic withdrawal program provided by the Company;
●	Your Annual Free Withdrawal Amount;
●	Death Benefit proceeds;
●	Amounts withdrawn on or after the sixth Contract Anniversary;
●	Contract Value applied to an Income Payout Option;
●	GLWB Payments;
●	Withdrawals taken under the Bailout Provision; and
●	Transfers and allocation changes as part of automatic rebalancing.

Surrender Charges offset promotion, distribution expenses, and investment risks borne by the Company. To the extent Surrender Charges are insufficient to cover these risks and expenses, the Company will pay for the costs that it incurs out of the Contract Fees it collects and from its General Account.

For information on the Annual Free Withdrawal Amount and Surrender Charge waivers, see “Access to Your Money.”

Market Value Adjustment

The Market Value Adjustment applies to withdrawals other than GLWB Payments and upon full surrender of Contract Value on any date other than each sixth Contract Anniversary and is calculated separately for each Allocation Option. The relevant period for calculating the Market Value Adjustment is each rolling six-year term beginning on the Contract Issue Date and resetting every sixth Contract Anniversary, even after the first six Contract Years. The Market Value Adjustment can increase or decrease your amount withdrawn or the Surrender Value, depending on how economic indicators have changed over the current six-year term beginning on the Contract Issue Date or your most recent sixth Contract Anniversary. See “Market Value Adjustment” below for more details. You may lose a significant portion of your principal and previously credited interest due to the Market Value Adjustment. The Market Value Adjustment is not assessed upon the following:

●	Surrenders or withdrawals under the Nursing Home or Hospital waiver or Terminal Illness waiver;

●	Required Minimum Distributions that are withdrawn under an automatic withdrawal program provided by the Company;

●	The Annual Free Withdrawal Amount;

●	Withdrawals on each sixth Contract Anniversary;

●	Death Benefit proceeds;

●	GLWB Payments;

●	Contract Value applied to an Income Payout Option;

●	Transfers and allocation changes as part of automatic rebalancing; and

●	Withdrawals under the Bailout Provision.

IMPORTANT: It is possible in extreme circumstances to lose up to 100% of your principal and previously credited interest if you take a withdrawal or surrender your Contract, due to the Market Value Adjustment. You directly bear the investment risk associated with a Market Value Adjustment.

Other Information

We assume investment risks and costs in providing the guarantees under the Contract. These investment risks include the risks we assume in providing the Floors for the Risk Control Accounts, the Interest Rate for the Declared Rate Account, the surrender rights available under the Contract, the Guaranteed Lifetime Withdrawal Benefit, the Death Benefit and the income payments. We must provide the rates and benefits set forth in your Contract regardless of how our General Account investments that support the guarantees we provide perform. To help manage our investment risks, we engage in certain risk management techniques. There are costs associated with those risk management techniques. You do not directly pay the costs associated with our risk management techniques. However, we take those costs into account when we set rates and guarantees under your Contract.

GETTING STARTED – THE ACCUMULATION PERIOD

The Prospectus describes all material rights, benefits and obligations under the Contract. All material state variations in the Contract are described in Appendix B to this Prospectus and in your Contract. Please review Appendix B for any variations from standard Contract provisions that may apply to your Contract based on the state in which your Contract was issued. Your financial professional can provide you with more information about those state variations.

Purchasing a Contract

We offer the Contract to individuals, certain retirement plans, and other entities. To purchase a Contract, you and the Annuitant must be at least Age 21 and no older than Age 85.

The Contract is sold through financial professionals. To start the purchase process, you must submit an application to your financial professional. The Purchase Payment must either be paid at the Company’s Administrative Office or delivered to your financial professional. Your financial professional will then forward your completed application and Purchase Payment (if applicable) to us. After we receive a completed application, Purchase Payment, and all other information necessary to process a purchase order in Good Order, we will begin the process of issuing the Contract on the next Contract Issue Date available. The selling firm’s determination of whether the Contract is suitable for you may delay our receipt of your application. Any such delays will affect when we issue your Contract. If the application for a Contract is properly completed and is accompanied by all the information necessary to process it, including payment of the Purchase Payment, the Purchase Payment will be allocated to the Allocation Options you choose on the next available Contract Issue Date.

IMPORTANT: You may use the Contract with certain tax qualified retirement plans (“IRA”). The Contract includes attributes such as tax deferral on accumulated earnings. Qualified retirement plans provide their own tax deferral benefit; the purchase of this Contract does not provide additional tax deferral benefits beyond those provided in the qualified retirement plan. Accordingly, if you are purchasing this Contract through a qualified retirement plan, you should consider purchasing the Contract for its other features and other non-tax related benefits. Please consult a tax adviser for information specific to your circumstances to determine whether the Contract is an appropriate investment for you.

If mandated by applicable law, including Federal laws designed to counter terrorism and prevent money laundering, we may be required to reject your Purchase Payment. We may also be required to provide additional information about you or your Contract to government regulators. In addition, we may be required to block an Owner’s Contract and thereby refuse to honor any request for transfers, partial withdrawals, surrender, GLWB Payments, income payments, and Death Benefit payments, until instructions are received from the appropriate government regulator.

Tax-Free Section 1035 Exchanges

You can generally exchange one annuity contract for another in a “tax-free exchange” under Section 1035 of the Internal Revenue Code. Before making an exchange, you should compare both contracts carefully. Remember that if you exchange another contract for the one described in this Prospectus, you might have to pay a surrender charge or negative market value adjustment on the existing contract. If the exchange does not qualify for Section 1035 tax treatment, you may have to pay federal income tax, including a possible additional tax, on your old contract. There will be a new Contract Issue Date for the purpose of determining any Surrender Charges for this Contract, other charges may be higher (or lower), and the benefits may be different. There may be delays in our processing of the exchange. You should not exchange another contract for this one unless you determine, after knowing all the facts, that the exchange is in your best interest. In general, the person selling you this Contract will earn a commission from us.

Owner

The Owner is the person(s) (or entity) who own(s) the Contract and, in the case of a natural person(s), whose death determines whether the Death Benefit is payable. While the Owner is living, the Owner is also the person(s) (or entity) who receives income payments during the Payout Period while the Annuitant is also living. If there are multiple Owners, each Owner will have equal ownership of the Contract and all references to Owner will mean Joint Owners. Joint Owners are only allowed if the Owner and Joint Owner are Spouses. Additionally, Joint Owners are only allowed for non-qualified annuities.

The Owner names the Annuitant or Joint Annuitants. If the Owner is not a natural person, a Joint Owner and Joint Annuitant cannot be named. All rights under the Contract may be exercised by the Owner, subject to the rights of any other Owner. Assignment of the Contract by the Owner is not permitted unless the state in which the Contract is issued requires us to provide the Owner the right to assign the Contract, as identified in Appendix B to this Prospectus. In that case, the Owner must provide us with advance Written Notice of the assignment, and the assignment is subject to our approval, unless those requirements are inconsistent with the law of the state in which the Contract is issued.

The Owner may request to change the Owner at any time before the Payout Date. If a Joint Owner is changed (or is named), the Joint Owner must be the Owner’s Spouse. If an Owner is added or changed, the amount that will be paid upon the death of the new Owner will be impacted as described in the “Death Benefit” section in this Prospectus. The Guaranteed Lifetime Withdrawal Benefit may also be impacted as described in the “Guaranteed Lifetime Withdrawal Benefit” section in this Prospectus. Any change of Owner must be made by Authorized Request and is subject to our acceptance. We reserve the right to refuse such change on a non-discriminatory basis. Unless otherwise specified by the Owner, such change, if accepted by us, will take effect as of the date the Authorized Request was signed. We are not liable for any payment we make or action we take before we receive the Authorized Request.

If an Owner who is a natural person dies during the Accumulation Period, your Beneficiary is entitled to a Death Benefit. If you have a Joint Owner, the Death Benefit will be available when the first Joint Owner dies. If there is a surviving Owner and he or she is the Spouse of the deceased, the surviving Spouse will be treated as the sole primary Beneficiary, and any other designated Beneficiary will be treated as a contingent Beneficiary.

Divorce

In the event of divorce, the former Spouse must provide a copy of the divorce decree (or a qualified domestic relations order if it is a qualified plan) to us. The terms of the decree/order must identify the Contract and specify how the Contract Value should be allocated among the former Spouses.

Annuitant

The Annuitant is the natural person(s) whose life (or lives) determines the income payment amount payable under the Contract. If the Owner is a natural person, the Owner may change the Annuitant at any time provided it is at least 30 days before the Payout Date by Authorized Request. Unless otherwise specified by the Owner, such change will take effect as of the date the Authorized Request was signed. We are not liable for any payment we make or action we take before we receive the Authorized Request. If you change the Annuitant, the Payout Date will not change. If the Owner is not a natural person, the Annuitant cannot be changed. The Annuitant does not have any rights under the Contract.

Covered Person

The Covered Person(s) is the natural person(s) whose Age and lifetime we base the GLWB Percentage and GLWB Payments on for the Guaranteed Lifetime Withdrawal Benefit.

You select the Covered Person(s) on the Contract Issue Date. Beginning May 25, 2024, you can add a Covered Person prior to the GLWB Payment Start Date if there is only one Covered Person and there has not been a spousal continuation. The added Covered Person must meet eligibility requirements under the Contract. Requests to add a Covered Person must be received at least one Business Day prior to the desired GLWB Payment Start Date. If a Covered Person is added, the GLWB Payment will be determined using the new Covered Persons and could delay the earliest date that GLWB Payments can start if the new Covered Person is younger than 50.

After the Contract Issue Date, you cannot request to add, remove, or replace a Covered Person, even if you add or change an Owner, Annuitant, or Beneficiary except as described in this Prospectus.

If there is a sole Owner of the Contract:

●	The Owner can be a Covered Person.

●	If the Owner and the sole primary Beneficiary are Spouses, the sole primary Beneficiary can also be a Covered Person.

●	If you select single life GLWB Payments, the Owner must be designated as the Covered Person.

If there are Joint Owners:

●	Both Owners can be Covered Persons.

●	The Owners must be Spouses.

●	If you select single life GLWB Payments, either Owner can be designated as the Covered Person.

If the Owner is not a natural person:

●	The Annuitant must be designated as the Covered Person.

●	A joint Annuitant is not permissible.

●	Joint GLWB Payments cannot be selected.

If one Covered Person is selected, you have elected single life option rates. If two Covered Persons are selected, you have elected joint life option rates.

If a Covered Person is no longer an Owner, Joint Owner, Annuitant, or Beneficiary as required, we will remove that person from the Guaranteed Lifetime Withdrawal Benefit, and they will no longer be a Covered Person. Once we remove a Covered Person from the Guaranteed Lifetime Withdrawal Benefit, the Covered Person cannot be reinstated (except if the person is added as a Covered Person in accordance with the restrictions set forth above).

If at any time joint Covered Persons are no longer Spouses, you must send us notice of the divorce by Authorized Request. Upon receipt of such notice, we will remove one former Spouse from the Contract as a Covered Person as indicated by the divorce or settlement decree, as applicable.

If a Covered Person is removed and one Covered Person still remains, the following will occur:

●	If the Owner is a natural person and joint GLWB Payments have already started, we will continue to pay joint GLWB Payments to the Owner as long as the remaining Covered Person is living.

●	If the Covered Person was removed before the GLWB Payment Start Date, single life option rates will be used unless a Covered Person is added as described in this Prospectus.

If a Covered Person is removed and there is no other Covered Person remaining, the Guaranteed Lifetime Withdrawal Benefit will terminate and GLWB Payments will cease.

Beneficiary

The Beneficiary is the person(s) (or entity) named by you to receive the proceeds payable upon your death. If there are Joint Owners and an Owner dies before the Payout Date, the surviving Spouse Owner will be treated as the sole primary Beneficiary and any other designated Beneficiary will be treated as a contingent Beneficiary. Prior to the Payout Date, if no Beneficiary survives the Owner, the proceeds will be paid to the Owner’s estate. If there is more than one Beneficiary, each Beneficiary will receive an equal share of the Death Benefit, unless otherwise specified by the Owner. If there are Joint Owners and we are unable to determine that one of the Joint Owners predeceased the other, we will treat the Joint Owners as having died simultaneously. In that case, one-half of the Death Benefit will be payable to each Joint Owner’s estate.

You may change the Beneficiary by an Authorized Request sent to us, or you may name one or more Beneficiaries. A change of Beneficiary will take effect on the date the Authorized Request was signed. If there are Joint Owners, each Owner must sign the Authorized Request. In addition, any Irrevocable Beneficiary or assignee must sign the Authorized Request. We are not liable for any payment we make or action we take before we receive the Authorized Request.

Use care when naming Beneficiaries. If you have any questions concerning the criteria you should use when choosing Beneficiaries, consult your financial professional.

Right to Examine

You may cancel your Contract and return it to your financial professional or to us within a certain number of days after you receive the Contract and receive a refund of either the Purchase Payment you paid less withdrawals or your Contract Value, depending on the state in which your Contract was issued. If the Contract Value exceeds your Purchase Payment, you will receive the Contract Value regardless of where the Contract was issued. If the Purchase Payment exceeds the Contract Value, the refund will be your Contract Value unless the state in which the Contract was issued requires that the Purchase Payment less withdrawals be returned. If your Contract is an IRA, we will refund the greater of your Purchase Payment less withdrawals or your Contract Value. Generally, you must return your Contract within 10 days of receipt (30 days if it is a replacement contract), but some states may permit a different period for you to return your Contract. Refunds will not be subject to a Surrender Charge or Market Value Adjustment and will be paid within seven days following the date of cancellation. State variations are described in Appendix B to this Prospectus. If you cancel your Contract by exercising your Right to Examine and attempt to purchase a substantially similar Contract the Company may refuse to issue the second Contract.

ALLOCATING YOUR PURCHASE PAYMENT

Purchase Payment

If the application for a Contract is in Good Order at least two Business Days prior to the next available Contract Issue Date, which includes our receipt of the Purchase Payment, we will issue the Contract on the next available Contract Issue Date. Contract Issue Dates offered by the Company are currently the 10th and 25th of each month unless those days fall on a non-Business Day. In that case, we issue the Contract on the next Business Day with an effective Contract Issue Date of the 10th or 25th. Please note that during the time period between the date your Purchase Payment is delivered to us and the next available Contract Issue Date, we will hold your Purchase Payment in our General Account and not pay interest on it. Thus, during that time period, your Purchase Payment will not be allocated to either the Risk Control Account or the Declared Rate Account.

The minimum Purchase Payment for a Non-Qualified or Qualified Contract is $10,000. The Company does not allow additional Purchase Payments. A Purchase Payment for a Contract, or Purchase Payments for multiple Contracts owned by the same individual, that equals or exceeds $2 million requires our prior approval, which may be withheld at our sole discretion.

Purchase Payment and Allocation

You will choose your Allocation Options by allocating your Purchase Payment and Contract Value on two Allocation Levels, as shown in the table below:

●	At Level A (Allocation Option Level), you choose the allocation percentages for the Declared Rate Account and available Risk Control Accounts for each reference Index;

●	At Level R (Risk Control Account Level), you provide further allocation instructions for the amounts you allocated to the Risk Control Accounts by splitting the allocation among Secure and Growth Risk Control Accounts with the same reference Index.

You must specify the percentage of your Purchase Payment to be allocated to each Allocation Option on the Contract Issue Date. The amount you allocate must be in whole percentages from 0% to 100% of the Purchase Payment, and your total allocation must equal 100% for each Allocation Level. The Purchase Payment will be allocated on the Contract Issue Date to the Allocation Options (according to the allocation instructions on file with us for Level A and Level R).

Allocation Options for Contracts issued prior to May 25, 2024
Interest Term*	Level A Allocation Option Level	Level R Risk Control Account Level	Crediting Strategy**
1 year	Declared Rate	N/A	Fixed Interest Rate (guaranteed for 6 years)
1 year	S&P 500 Index	Secure Account	0% Floor, Cap
		Growth Account	-10% Floor, Cap
1 year	Russell 2000 Index	Secure Account	0% Floor, Cap
		Growth Account	-10% Floor, Cap
1 year	MSCI EAFE Index	Secure Account	0% Floor, Cap
		Growth Account	-10% Floor, Cap

Allocation Options for Contracts issued on or after May 25, 2024
Interest Term*	Level A Allocation Option Level	Level R Risk Control Account Level	Crediting Strategy**
1 year	Declared Rate	N/A	Fixed Interest Rate (guaranteed for 1 year)
1 year	S&P 500 Index	Secure Account	0% Floor, Cap
		Growth Account	-10% Floor, Cap
1 year	Dimensional US Small Cap Value Systematic Index	Secure Account	0% Floor, Cap
		Growth Account	-10% Floor, Cap
1 year	Barclays Risk Balanced Index	Secure Account	0% Floor, Cap
		Growth Account	-10% Floor, Cap
1 year	MSCI EAFE Index	Secure Account	0% Floor, Cap
		Growth Account	-10% Floor, Cap

*	The period for which interest is calculated for an Allocation Option. We credit interest daily to the Declared Rate Account based on a fixed annual interest rate. We credit interest to the Risk Control Accounts at the end of each Contract Year based in part on the performance of an external index by comparing the change in the Index from each Contract Anniversary (the first day of the Contract Year) to the last day of the Contract Year. On each Contract Anniversary, as part of automatic rebalancing, we will reallocate your Contract Value based on your most recent allocation instructions that we have on file. Although you may reallocate among Allocation Options each year, Excess Withdrawals and surrenders on any date other than each sixth Contract Anniversary may be subject to a Market Value Adjustment and Surrender Charge. Therefore, this Contract may not be appropriate for you if you plan to take Excess Withdrawals or surrender your Contract before the expiration of each six-year term.

**	The Declared Rate Account Interest Rate will never be below the Minimum Interest Rate. The Floor will not change during the life of your Contract. We set the Cap each year for the next Contract Year. In return for accepting some risk of loss to your Risk Control Account Value allocated to the Growth Account, the Cap for the Growth Account is higher than the Cap for the Secure Account. The Cap will always be at least 1%.

Transactions that are scheduled to occur on a day that the Accumulation Credit Factor for a Risk Control Account is not available will be processed on the next Business Day at the Accumulation Credit Factor for the Risk Control Account next determined.

Reallocating Your Contract Value

On each Contract Anniversary during the Accumulation Period, as part of automatic rebalancing, we will reallocate your Contract Value based on your most recent allocation instructions that we have on file. Allocation instructions can be updated by Authorized Request at any time and will be effective on the next Contract Anniversary if received at least one Business Day prior to the Contract Anniversary. If we do not receive such request at least one Business Day prior to the Contract Anniversary, your change in allocation instructions will not be effective until the next Contract Anniversary. No Surrender Charge or Market Value Adjustment will apply to automatic rebalancing. Any new allocation change request will supersede any prior allocation change requests made. Owners cannot discontinue the automatic rebalancing of Contract Value on Contract Anniversaries.

For example, assume Level A allocations are 80% to Risk Control Accounts that use the S&P 500 Index as a reference Index and 20% to the Declared Rate Account. Assume Level R allocations for the S&P 500 Index are 40% to the Secure Account and 60% to the Growth Account. If on the Contract Anniversary the

total Contract Value is $100,000, then after rebalancing, $80,000 will be allocated to Risk Control Accounts that use the S&P 500 Index (80% x $100,000) and $20,000 will be allocated to the Declared Rate Account (20% x $100,000). Then, within Risk Control Accounts that use the S&P 500 Index, $32,000 will be allocated to the Secure Account (40% x $80,000) and $48,000 will be allocated to the Growth Account (60% x $80,000).

Please note that at any time the Cap for your Risk Control Account is less than the rate specified in the Bailout Provision (as shown on the Contract Data Page), we may, at our discretion, restrict allocations into that Risk Control Account under the automatic rebalancing program. See “Access to Your Money – Bailout Provision” for more details.

CONTRACT VALUE

On the Contract Issue Date, your Contract Value equals the Purchase Payment. After the Contract Issue Date, during the Accumulation Period, your Contract Value will equal the total Risk Control Account Value plus the total Declared Rate Account Value.

DECLARED RATE ACCOUNT OPTION

The non-registered Separate Account in which we hold reserves for our guarantees attributable to annuity contracts that offer declared rate accounts is referred to as the Declared Rate Separate Account. The assets in the Declared Rate Separate Account are equal to the reserves and other liabilities of the contracts supported by the Declared Rate Separate Account and are not chargeable with liabilities arising out of any other business that we conduct. We have the right to transfer to our General Account any assets of the Declared Rate Separate Account that are in excess of such reserves and other Contract liabilities. Our General Account assets are also available to meet the guarantees under the Contract, including the Declared Rate Separate Account, as well as our other general obligations. The guarantees in this Contract are subject to the Company’s financial strength and claims-paying ability.

You may allocate all or a portion of your Purchase Payment and Contract Value to the Declared Rate Account. Contract Value allocated to the Declared Rate Account becomes part of the Declared Rate Account Value and is credited with interest at the end of each business day. The applicable daily interest credited, when compounded, equals the Interest Rate. For Contracts issued before May 25, 2024, the Interest Rate will not change for six years. For Contracts issued on or after May 25, 2024, the Interest Rate will not change for one year. We may declare a new Interest Rate for each subsequent term, and we will notify you of any applicable change to the Interest Rate at least two weeks prior to such change.

The Interest Rate declared will never be less than the Minimum Interest Rate, which is determined as follows:

●	For Contracts issued before May 25, 2024,the Minimum Interest Rate will not change during the life of the Contract. The guaranteed Minimum Interest Rate is shown on your Contract Data Page.

●	For Contracts issued on or after May 25, 2024, the Minimum Interest Rate will be determined on the Contract Issue Date and every sixth Contract Anniversary based on the calendar quarter in which the Issue Date or Contract Anniversary falls. The Minimum Interest Rate will apply for six years and then will be recalculated for the next six-year period. The Minimum Interest Rate will never be less than the lesser of:

a)       3%; or

b)	The interest rate determined as the greater of: (1) The average of the three applicable monthly five-year Constant Maturity Treasury (CMT) rates reported by the Federal Reserve rounded to the nearest 0.05%, as described below, minus 1.25%; or (2) The nonforfeiture interest rate floor required by the National Association of Insurance Commissioners (NAIC) Standard Nonforfeiture Law for Individual Deferred Annuities, 0.15%.

The three monthly five-year Constant Maturity Treasury rates used in the calculation above are as follows:

●	The prior September, October, and November monthly five-year CMT rates will be used to determine the first quarter interest rate that is effective each January 1;

●	The prior December, January, and February monthly five-year CMT rates will be used to determine the second quarter interest rate that is effective each April 1;

●	The prior March, April, and May monthly five-year CMT rates will be used to determine the third quarter interest rate that is effective each July 1; and

●	The prior June, July, and August monthly five-year CMT rates will be used to determine the fourth quarter interest rate that is effective each October 1.

Declared Rate Account Value

We do not assess a Contract Fee against Contract Value held in the Declared Rate Account. The GLWB Rider Fee and any other fees will be assessed Pro Rata.

The Declared Rate Account Value is equal to:

●	The amount initially allocated to the Declared Rate Account plus the interest subsequently credited to that amount; less

●	Any withdrawals (including any Surrender Charge and negative Market Value Adjustment); less

●	Any transfers as part of automatic rebalancing; less

●	The Pro Rata portion of any applicable fees or charges under the Contract; plus

●	Any positive Market Value Adjustment from a withdrawal.

RISK CONTROL ACCOUNT OPTION

The non-registered Separate Account in which we hold reserves for our guarantees attributable to annuity contracts that offer risk control accounts is referred to as the Risk Control Separate Account. The assets in the Risk Control Separate Account are equal to the reserves and other liabilities of the contracts supported by the Risk Control Separate Account and are not chargeable with liabilities arising out of any other business that we conduct. We have the right to transfer to our General Account any assets of the Risk Control Separate Account that are in excess of such reserves and other Contract liabilities. Our General Account assets are also available to meet the guarantees under the Contract, including the Risk Control Separate Account, as well as our other general obligations. The guarantees in this Contract are subject to the Company’s financial strength and claims-paying ability.

You may allocate all or a portion of your Purchase Payment and Contract Value to the Risk Control Accounts we make available. The portion of the Contract Value allocated to a Risk Control Account becomes part of the Risk Control Account Value. Currently, we offer two types of Risk Control Accounts: a Secure Account and a Growth Account, which have different Floors and Caps.

The portion of Contract Value allocated to each Risk Control Account is credited with interest, if any, based in part on the investment performance of an external Index, subject to the applicable Floor and Cap. Each

Index can go up or down based on the prices of the underlying securities that comprise the Index. We currently offer the following reference indices:

Contracts Issued before May 25, 2024	Contracts Issued on or after May 25, 2024
S&P 500 Index Russell 2000 Index MSCI EAFE Index	S&P 500 Index Dimensional US Small Cap Value Systematic Index MSCI EAFE Index Barclays Risk Balanced Index

The S&P 500 Index is a stock market index based on the market capitalizations of 500 leading companies publicly traded in the U.S. stock market, as determined by Standard & Poor’s. The Index does not include dividends paid on the securities comprising the Index and therefore does not reflect the full investment performance of the underlying securities.

The Russell 2000 Index is a stock market index that measures the performance of the small-cap segment of the US equity universe. The Russell 2000 Index is a subset of the Russell 3000 Index representing approximately 7% of the total market capitalization of that index as of the date of this Prospectus. It includes approximately 2,000 of the smallest securities based on a combination of their market cap and current index membership. The Index does not include dividends paid on the securities comprising the Index and therefore does not reflect the full investment performance of the underlying securities.

The MSCI EAFE Index is a stock market index which is designed to measure the equity market performance of developed markets excluding the U.S. and Canada. As of the date of this Prospectus, it captures large and mid-cap representation across 21 developed markets countries: Australia, Austria, Belgium, Denmark, Finland, France, Germany, Hong Kong, Ireland, Israel, Italy, Japan, the Netherlands, New Zealand, Norway, Portugal, Singapore, Spain, Sweden, Switzerland, and the UK. The Index does not include dividends paid on the securities comprising the Index and therefore does not reflect the full investment performance of the underlying securities.

The Dimensional US Small Cap Value Systematic Index is designed to capture the returns associated with the small cap value premium in the US by investing in stocks within the smallest 8% of the US market down to $100 million in market capitalization with relative prices in the lowest 40% when ranked by price to book. Within this universe, the index is designed to target higher-expected-return securities by excluding stocks with lower profitability or high asset growth. The Index uses information in market prices to systematically pursue higher expected returns in a broadly diversified manner. The Index does not include dividends paid on the securities comprising the Index and therefore does not reflect the full investment performance of the underlying securities.

The Barclays Risk Balanced Index allocates between equities and fixed income using the principles of Modern Portfolio Theory, which seeks to maximize the expected return based on a given level of market risk. Equities consist of an equally weighed portfolio of 50 US stocks that have shown low volatility during the past year. To ensure sector diversification, there can be no more than 10 securities per sector. Dividends are reinvested. For fixed income, the Index provides exposure to four indices tracking the 2, 5, and 10-year US Treasury futures, equally weighted. Each month, the Index will determine the optimal weights to be allocated between equities and fixed income using Mean Variance Optimization, an approach in which the risk, expressed as the variance, is compared against the expected return to choose the investment portfolio that results in the maximum expected return for a given level of risk. This process selects the combination that has the highest estimated return potential with 10% risk, assuming that the risk-adjusted returns offered by equities and fixed income will be comparable to each other in the near future. In addition to this monthly process, the Index may rebalance daily to adjust for a 10% volatility (risk) target. Should the selected optimal weights exceed the 10% target, the index will reduce its exposure to equities and fixed income. Conversely, should optimal weights result in a lower volatility than 10%, the index may increase its exposure to equities and fixed income. The Index deducts a fee of 0.5% for the equity exposure, 0.2% per year for the treasury exposure, and a cost equal to SOFR plus 0.1145% for the equity component which may be increased or decreased in aggregate by the volatility control mechanism. These deductions will reduce Index performance, and the Index will underperform similar portfolios from which these fees and costs are not deducted.

The Floor is the maximum amount of negative index interest we will credit you, prior to the deduction of the Contract Fee and GLWB Rider Fee. The Floor will not change during the life of your Contract. The Secure Account has a Floor of 0% and the Growth Account has a Floor of -10%. For the Secure Account, this means that negative investment performance of the Index would not reduce your Contract Value; and for the Growth Account, this means that negative investment performance of the Index would reduce your Contract Value by up to 10%, even if such negative investment performance is worse than -10%. However, you could lose more than 10% of your investment in a Risk Control Account each Contract Year due to the application of the Contract Fee, the GLWB Rider Fee, Surrender Charges, a negative Market Value Adjustment, federal income taxes, and a 10% additional tax.

The Cap is the maximum amount of positive index interest we will credit you, prior to the deduction of the Contract Fee and GLWB Rider Fee. The Cap will always be at least 1%. In return for accepting some risk of loss to your Contract Value allocated to the Growth Accounts, the Caps declared for the Growth Account will be higher than the Caps declared for the Secure Account for the same period and reference Index, which allows the potential for a higher positive increase in Contract Value for the Growth Account.

The initial Cap is available at least two weeks in advance of the Contract Issue Date and will be provided by your financial professional or by calling the Company at 1-800-798-5500. We declare new Caps for each Contract Year, which we guarantee for the next Contract Year. We will notify you of the Caps for the upcoming Contract Year at least two weeks prior to the Contract Anniversary.

We hold reserves in the Risk Control Separate Account for amounts allocated to the Risk Control Accounts in support of the guarantees associated with the Floor and Cap. Your Risk Control Account Value reflects, in part, the performance of the reference Index, subject to the applicable Cap and Floor. When funds are withdrawn from a Risk Control Account prior to the Contract Anniversary for a surrender, partial withdrawal, GLWB Payment, annuitization or payment of the Death Benefit, index interest is calculated up to the date of withdrawal as described below.

Except for the Barclay’s Risk Balanced, the performance of each Index associated with the Risk Control Accounts does not include dividends paid on the securities comprising the Index, and therefore, the performance of the Index does not reflect the full performance of those underlying securities. Each Index does not reflect dividends paid on the securities comprising such Index, and, therefore, the calculation of the performance of the Index under the Contract does not reflect the full investment performance of the underlying securities. The Barclays Risk Balanced Index reinvests dividends but deducts a fee of 0.5% for the equity exposure, and 0.2% per year for the treasury exposure, and a cost equal to SOFR plus 0.1145% for the equity component, which may be increased or decreased in the aggregate by the volatility control mechanism. These deductions will reduce Index performance, and the Index will underperform similar portfolios from which these fees and costs are not deducted.

The Index Return is determined on each Contract Anniversary and is measured over the Contract Year. Because index interest is calculated on a single point in time you may experience negative or flat performance even though the Index experienced gains through some, or most, of the Contract Year.

Risk Control Account Value

The Risk Control Account Value for each Risk Control Account is equal to:

●	The number of that Risk Control Account’s Accumulation Credits credited to you; multiplied by

●	The Accumulation Credit Factor for that Risk Control Account at the end of the Valuation Period for which the determination is being made.

Accumulation Credit Factors. The Accumulation Credit Factor for each Risk Control Account is arbitrarily set initially at $10 as of the first day of each six-year term. Thereafter, the Accumulation Credit Factor for the Risk Control Account at the end of each Valuation Period is determined by multiplying (a) by (b) and subtracting (c) (i.e., a x b – c), where:

(a)	= The Accumulation Credit Factor for the Risk Control Account at the start of the Contract Year; and

(b)	= The Index Return (defined below); and

(c)	= The Risk Control Account Daily Contract Fee (defined below) multiplied by the number of days that have passed since the last Contract Anniversary.

The Index Return for each Risk Control Account on any Business Day is equal to the change in the Index for the current Contract Year, adjusted for the Cap or Floor. Specifically, it is calculated as (A / B), where:

A = Adjusted Index Value (defined below) as of the current Business Day; and

B = The Initial Index Value as of the start of the current Contract Year. If a Contract Anniversary does not fall on a Business Day, the Initial Index Value for the next Business Day will be used.

We use the Index Return to determine the interest we credit, if any, to the Risk Control Account Value.

The “Adjusted Index Value” is the Closing Index Value adjusted for the Cap or Floor for the current Contract Year. The Adjusted Index Value is calculated each time the Index Return is calculated. This can be as frequently as daily and occurs on each Contract Anniversary or on any date when a partial withdrawal, GLWB Payment, surrender, Death Benefit or annuitization is processed. The Closing Index Value is the closing value of an Index as of a Business Day. If the closing value of the Index is not published on that date, we will use the closing value of the Index from the next day on which the closing value of the Index is published. The Adjusted Index Value for each Risk Control Account is calculated as follows:

●	If the Closing Index Value is greater than the Initial Index Value multiplied by (1 + Cap), then the Adjusted Index Value will equal the Initial Index Value multiplied by (1 + Cap).

●	If the Closing Index Value is less than the Initial Index Value multiplied by (1 + Floor), then the Adjusted Index Value will equal the Initial Index Value multiplied by (1 + Floor).

●	If the Closing Index Value is less than the Initial Index Value multiplied by (1 + Cap) but more than the Initial Index Value multiplied by (1 + Floor), then the Adjusted Index Value will equal the Closing Index Value.

For example, assume the following:

●	Initial Index Value = 2,000
●	Cap = 15%
●	Floor = -10%

At the time the Index Return is calculated, the Adjusted Index Value will be:

●	Scenario 1: Closing Index Value is greater than Initial Index Value multiplied by (1 + Cap)
○	Closing Index Value = 2,400

○	2,400 is greater than 2,300 (2,000 x (1 + 0.15)) so the Adjusted Index Value is equal to 2,300.

●	Scenario 2: Closing Index Value is less than Initial Index Value multiplied by (1 + Floor)
○	Closing Index Value = 1,700

○	1,700 is less than 1,800 (2,000 x (1 – 0.10)) so the Adjusted Index Value is equal to 1,800.

●	Scenario 3: Closing Index Value is less than Initial Index Value multiplied by (1 + Cap) but more than Initial Index Value multiplied by (1 + Floor)
○	Closing Index Value = 2,200

○	2,200 is less than 2,300 (2,000 x (1 + 0.15)) and greater than 1,800 (2,000 x (1 – 0.10)) so the Adjusted Index Value is equal to 2,200.

The Adjusted Index Value will never exceed the Initial Index Value multiplied by (1 + Cap) and will never be lower than the Initial Index Value multiplied by (1 + Floor).

The Risk Control Account Daily Contract Fee is calculated as (a) the Contract Fee divided by (b) the number of days in the Contract Year multiplied by (c) the Accumulation Credit Factor for the Risk Control Account at the start of the Contract Year (i.e., a / b x c).

For example, assume the following:

●	Contract Fee = 0.75%

●	Number of days in the Contract Year = 365

●	Accumulation Credit Factor for the Risk Control Account at the start of the Contract Year = 10.00

Then, the Risk Control Account Daily Contract Fee = 0.75% / 365 x 10.00 = 0.000205479.

Accumulation Credits. In order to establish a Risk Control Account, the Purchase Payment or Contract Value transferred to the Risk Control Accounts is converted into Accumulation Credits. The number of Accumulation Credits credited to each Risk Control Account is determined by dividing the dollar amount directed to each Risk Control Account by the Accumulation Credit Factor as of the end of the Valuation Period for which the Purchase Payment or Contract Value transfer is received.

We will redeem Accumulation Credits from a Risk Control Account upon: (i) partial withdrawal or full surrender (including any applicable Surrender Charge and Market Value Adjustment); (ii) a transfer from the Risk Control Account as part of automatic rebalancing; (iii) payment of the Death Benefit; (iv) the Payout Date; (v) the deduction of the GLWB Rider Fee; and (vi) GLWB Payments. We redeem Accumulation Credits as of the end of the Valuation Period in which we receive your request for surrender or partial withdrawal or your Beneficiary’s request for payment of the Death Benefit in Good Order unless you or your Beneficiary specify a later date.

Setting the Cap and the Floor for the Secure Account and the Growth Account. We consider various factors in determining the Caps and Floors, including investment returns, the costs of our risk management techniques, sales commissions, administrative expenses, regulatory and tax requirements, general economic trends, and competitive factors. We determine the Cap and the Floor at our sole discretion. We set the Cap on each Contract Anniversary for the subsequent Contract Year and guarantee the Cap for the duration of the Contract Year. We guarantee the Floor for the life of your Contract. We will forward advance written notice to Owners of any change in the Cap for the subsequent Contract Year at least two weeks prior to Contract Anniversary. This notice will describe the Owner’s right to update allocation instructions to transfer Contract Value between Allocation Options as part of automatic rebalancing and the right to exercise the Bailout Provision, if applicable. The Cap will always be positive and will be subject to a guaranteed minimum of 1%.

The Floor is the maximum amount of negative index interest we will credit you each Contract Year, prior to deduction of the Contract Fee and prior to deduction of the GLWB Rider Fee. This rate will not change during the life of your Contract. The Secure Account has a Floor of 0%, and the Growth Account has a Floor of -10%. Although negative investment performance is limited by the Floor, you could lose more than 10% of your investment in a Risk Control Account each Contract Year due to the Contract Fee, the GWLB Rider Fee, Surrender Charges, a negative Market Value Adjustment, federal income taxes, and a 10% additional tax.

Examples. The following three examples illustrate how investment performance of the reference Index of the Secure and Growth Account is applied in crediting interest to the Risk Control Accounts through the Accumulation Credit Factor based on different levels of Index performance. The change in the value of the Accumulation Credit Factor reflects the application of the Index Return and a reduction for the Contract Fee. No withdrawals are assumed to occur under these examples and all values are determined on Contract Anniversaries. The examples assume the Caps remain unchanged since Contract issue. The examples illustrate hypothetical circumstances solely for the purpose of demonstrating Risk Control Account calculations and are not intended as estimates of future performance of the Index.

Example 1: This example illustrates how interest would be credited based on the return of the Index and subject to the Cap and Floor. In this example, the return on the Index is greater than the Cap and Floor.

Assume the following information:

As of the start of the Contract Year:

●	Initial Index Value: 1,000
●	Contract Fee: 0.75%
●	GLWB Rider Fee: 1.00%
●	S&P 500 Secure Account
○	Account Value: $75,000
○	Accumulation Credit Factor: $10
○	Accumulation Credits: 7,500
○	Floor: 0.00%
○	Cap: 6.00%
●	S&P 500 Growth Account
○	Account Value: $25,000
○	Accumulation Credit Factor: $10
○	Accumulation Credits: 2,500
○	Floor: -10.00%
○	Cap: 15.00%

As of the Contract Anniversary:

●	Closing Index Value: 1,200
●	Days in Contract Year: 365
●	Average daily value of the GLWB Benefit Base for the prior Contract Year: $100,000

Step 1: Calculate the Adjusted Index Value

The Initial Index Value is 1,000 and the Closing Index Value is 1,200. The Closing Index Value is greater than the Initial Index Value multiplied by the result of 1 plus the Cap for both the Secure and Growth Accounts. Therefore, the Adjusted Index Value equals the Initial Index Value multiplied by the result of 1 plus the Cap. For the Secure Account, this is calculated as 1,000 multiplied by the result of 1 plus 0.06 which equals 1,060. For the Growth Account, this is calculated as 1,000 multiplied by the result of 1 plus 0.15 which equals 1,150.

Step 2: Calculate the Index Return

The Index Return is equal to the Adjusted Index Value divided by the Initial Index Value. For the Secure Account, this is calculated as 1,060 divided by 1,000 which equals 1.06 (6% increase from Initial Index Value). For the Growth Account, this is calculated as 1,150 divided by 1,000 which equals 1.15 (15% increase from Initial Index Value).

Step 3: Calculate the Risk Control Account Daily Contract Fee

The Risk Control Account Daily Contract Fee is equal to the Contract Fee divided by the number of days in the Contract Year multiplied by the Accumulation Credit Factor at the start of the Contract Year. For both the Secure and Growth Accounts, this is equal to 0.75% divided by 365 multiplied by $10 which equals $0.000205479.

Step 4: Calculate the Accumulation Credit Factor

The Accumulation Credit Factor is equal to the Accumulation Credit Factor at the start of the Contract Year multiplied by the Index Return less the result of the Risk Control Account Daily Contract Fee multiplied by the number of days that have passed since the last Contract Anniversary. For the Secure Account, this is equal to $10 multiplied by 1.06 less the result of $0.000205479 multiplied by 365 which equals $10.525. For the Growth Account, this is equal to $10 multiplied by 1.15 less the result of $0.000205479 multiplied by 365 which equals $11.425.

Step 5: Calculate the Risk Control Account Value.

The Risk Control Account Value is equal to the number of Accumulation Credits multiplied by the ending Accumulation Credit Factor. For the Secure Account, this is equal to 7,500 multiplied by $10.525 which equals $78,937.50. For the Growth Account, this is equal to 2,500 multiplied by $11.425 which equals $28,562.50. This is an increase of $3,937.50 for the Secure Account ($78,937.50 – $75,000 = $3,937.50) and an increase of $3,562.50 for the Growth Account ($28,562.50 – $25,000 = $3,562.50). After the $1,000 GLWB Rider Fee is deducted Pro Rata from each account, the Secure Account increased $3,203.20 and the Growth Account increased $3,296.80.

Example 2: This example illustrates how interest would be credited based on the return of the Index and subject to the Cap and Floor. In this example, the return on the Index is less than the Cap and greater than the Floor.

Assume the following information:

As of the start of the Contract Year:

●	Initial Index Value: 1,000
●	Contract Fee: 0.75%
●	GLWB Rider Fee: 1.00%
●	S&P 500 Secure Account
○	Account Value: $75,000
○	Accumulation Credit Factor: $10
○	Accumulation Credits: 7,500
○	Floor: 0.00%
○	Cap: 6.00%
●	S&P 500 Growth Account
○	Account Value: $25,000
○	Accumulation Credit Factor: $10
○	Accumulation Credits: 2,500
○	Floor: -10.00%
○	Cap: 15.00%

As of the Contract Anniversary:

●	Closing Index Value: 1,030
●	Days in Contract Year: 365
●	Average daily value of the GLWB Benefit Base for the prior Contract Year: $100,000

Step 1: Calculate the Adjusted Index Value

The Initial Index Value is 1,000 and the Closing Index Value is 1,030. The Closing Index Value is less than the Initial Index Value multiplied by the result of 1 plus the Cap, but it is more than the Initial Index Value multiplied by the result of 1 plus the Floor for both the Secure and Growth Accounts. Therefore, the Adjusted Index Value equals the Closing Index Value which is 1,030.

Step 2: Calculate the Index Return

The Index Return is equal to the Adjusted Index Value divided by the Initial Index Value. For the Secure Account, this is calculated as 1,030 divided by 1,000 which equals 1.03 (3% increase from Initial Index

Value). For the Growth Account, this is calculated as 1,030 divided by 1,000 which equals 1.03 (3% increase from Initial Index Value).

Step 3: Calculate the Risk Control Account Daily Contract Fee

The Risk Control Account Daily Contract Fee is equal to the Contract Fee divided by the number of days in the Contract Year multiplied by the Accumulation Credit Factor at the start of the Contract Year. For both the Secure and Growth Accounts, this is equal to 0.75% divided by 365 multiplied by $10 which equals $0.000205479.

Step 4: Calculate the Accumulation Credit Factor

The Accumulation Credit Factor is equal to the Accumulation Credit Factor at the start of the Contract Year multiplied by the Index Return less the result of the Risk Control Account Daily Contract Fee multiplied by the number of days that have passed since the last Contract Anniversary. For the Secure Account, this is equal to $10 multiplied by 1.03 less the result of $0.000205479 multiplied by 365 which equals $10.225. For the Growth Account, this is equal to $10 multiplied by 1.03 less the result of $0.000205479 multiplied by 365 which equals $10.225.

Step 5: Calculate the Risk Control Account Value.

The Risk Control Account Value is equal to the number of Accumulation Credits multiplied by the ending Accumulation Credit Factor. For the Secure Account, this is equal to 7,500 multiplied by $10.225 which equals $76,687.50. For the Growth Account, this is equal to 2,500 multiplied by $10.225 which equals $25,562.50. This is an increase of $1,687.50 for the Secure Account ($76,687.50 – $75,000 = $1,687.50) and an increase of $562.50 for the Growth Account ($25,562.50 – $25,000 = $562.50). After the $1,000 GLWB Rider Fee is deducted Pro Rata from each account, the Secure Account increased $937.50 and the Growth Account increased $312.50.

Example 3: This example illustrates how interest would be credited based on the return of the Index and subject to the Cap and Floor. In this example, the return on the Index is less than the Floor.

Assume the following information:

As of the start of the Contract Year:

●	Initial Index Value: 1,000
●	Contract Fee: 0.75%
●	GLWB Rider Fee: 1.00%
●	S&P 500 Secure Account
○	Account Value: $75,000
○	Accumulation Credit Factor: $10
○	Accumulation Credits: 7,500
○	Floor: 0.00%
○	Cap: 6.00%
●	S&P 500 Growth Account
○	Account Value: $25,000
○	Accumulation Credit Factor: $10
○	Accumulation Credits: 2,500
○	Floor: -10.00%
○	Cap: 15.00%

As of the Contract Anniversary:

●	Closing Index Value: 850
●	Days in Contract Year: 365
●	Average daily value of the GLWB Benefit Base for the prior Contract Year: $100,000

Step 1: Calculate the Adjusted Index Value

The Initial Index Value is 1,000 and the Closing Index Value is 850. The Closing Index Value is less than the Initial Index Value multiplied by the result of 1 plus the Floor for both the Secure and Growth Accounts.

Therefore, the Adjusted Index Value equals the Initial Index Value multiplied by the result of 1 plus the Floor. For the Secure Account, this is calculated as 1,000 multiplied by the result of 1 plus 0.00 which equals 1,000. For the Growth Account, this is calculated as 1,000 multiplied by the result of 1 plus -0.10 which equals 900.

Step 2: Calculate the Index Return

The Index Return is equal to the Adjusted Index Value divided by the Initial Index Value. For the Secure Account, this is calculated as 1,000 divided by 1,000 which equals 1.00 (0% increase from the Initial Index Value). For the Growth Account, this is calculated as 1,000 divided by 900 which equals 0.90 (10% decrease from Initial Index Value).

Step 3: Calculate the Risk Control Account Daily Contract Fee

The Risk Control Account Daily Contract Fee is equal to the Contract Fee divided by the number of days in the Contract Year multiplied by the Accumulation Credit Factor at the start of the Contract Year. For both the Secure and Growth Accounts, this is equal to 0.75% divided by 365 multiplied by $10 which equals $0.000205479.

Step 4: Calculate the Accumulation Credit Factor

The Accumulation Credit Factor is equal to the Accumulation Credit Factor at the start of the Contract Year multiplied by the Index Return less the result of the Risk Control Account Daily Contract Fee multiplied by the number of days that have passed since the last Contract Anniversary. For the Secure Account, this is equal to $10 multiplied by 1.00 less the result of $0.000205479 multiplied by 365 which equals $9.925. For the Growth Account, this is equal to $10 multiplied by 0.90 less the result of $0.000205479 multiplied by 365 which equals $8.925.

Step 5: Calculate the Risk Control Account Value.

The Risk Control Account Value is equal to the number of Accumulation Credits multiplied by the ending Accumulation Credit Factor. For the Secure Account, this is equal to 7,500 multiplied by $9.925 which equals $74,437.50. For the Growth Account, this is equal to 2,500 multiplied by $8.925 which equals $22,312.50. This is a decrease of $562.50 for the Secure Account ($74,437.60 – $75,000 = -$562.50) and a decrease of $2,687.50 for the Growth Account ($22,312.50 – $25,000 = -$2,687.50). After the $1,000 GLWB Rider Fee is deducted Pro Rata from each account, the Secure Account decreased $1,331.88 and the Growth Account decreased $2,918.12.

Allocation Option and Index Changes. We may offer additional Allocation Options or discontinue an Allocation Option at our discretion as of the end of the Contract Year. There is no guarantee that an Allocation Option or Index will be available during the entire time you own your Contract.

Generally, the Index associated with a given Risk Control Account will remain unchanged for the duration of the Contract Year. However, if an Index is discontinued or the calculation of that Index is materially changed during a Contract Year, we may substitute a suitable Index that will be used for the remainder of the Contract Year. Examples of such material changes to the Index include, without limitation: a contractual dispute between us and the Index provider, changes that make it impractical or too expensive to purchase derivatives to hedge the Index, or changes that result in significantly different Index Values or performance. We reserve the right to add or substitute the Index. If we substitute an Index, the performance of the new Index may differ from the original Index. This, in turn, may affect the interest credited to the Risk Control Account and the interest you earn under the Contract. However, a change in the Index will not change the Cap or Floor for your Contract at the time of the change.

If we remove an Index, we will attempt to add a suitable alternative index that is substantially similar to the Index being replaced on the same day that we remove the Index. To determine the Index Return, we will add (1) the percentage change in the Index from the beginning of the Contract Year to the date on which the Index became unavailable; and (2) the percentage change for the substitute Index from the date of substitution until the next Contract Anniversary.

If we are unable to substitute a new Index at the same time an Index ceases to be available, there may be a brief interval between the date on which we remove the Index and add a substitute index. In this situation, your Contract Value will continue to be allocated to the Risk Control Accounts. However, during the interim period, your Contract Value will be based on the percentage change in the Index from the beginning of the Contract Year to the date on which the Index became unavailable under the Contract, which means market changes during the delay will not be used to calculate your Risk Control Account Value.

In the unlikely event that an Index is discontinued during a Contract Year, and we do not provide a substitute Index, we may discontinue the relevant Allocation Option. We will credit interest from the beginning of the Contract Year until the date the Allocation Option is discontinued using the percentage change in the Index from the beginning of the Contract Year to the date on which the Index became unavailable. The resulting Risk Control Account Value will be transferred to the S&P 500 Index Secure Account for the remainder of the Contract Year, where the Index Return is determined as the percentage change in the Index from the date of substitution until the next Contract Anniversary. The amount of interest you earn in the S&P 500 Index Secure Account may be less than the amount you would have earned in the Risk Control Account at the end of the Contract Year. If there is a delay between the date we remove the Index and the date we transfer value, your Risk Control Account Value prior to the transfer will be based on the value of the Index on the date the Index ceased to be available, which means market changes during the delay will not be used to calculate the Index Return.

Such changes will be subject to any required regulatory approval, such as any required approval of the Index by the insurance department in your state.

We will notify you of an Allocation Option or Index change and its effective date by sending you written notice at your last known address. If your allocation instructions include an Allocation Option that is discontinued and we do not receive new allocation instructions by Authorized Request at least one Business Day prior to your Contract Anniversary, we will apply the value that would have otherwise been allocated to the discontinued Allocation Option to the Declared Rate Account or to the S&P 500 Index Secure Account if the Declared Rate Account is not available in your state.

An Index or Allocation Option Change may negatively affect interest credited and your resulting Contract Value, as well as how you want to allocate Contract Value between available Allocation Options.

MARKET VALUE ADJUSTMENT

The Market Value Adjustment is an adjustment that may be made to the amount you receive if you surrender the Contract or take a partial withdrawal from the Risk Control Accounts or Declared Rate Account during the Accumulation Period. The Market Value Adjustment is calculated separately for withdrawals from each Allocation Option.

The relevant period for calculating the Market Value Adjustment is each rolling six-year term beginning on the Contract Issue Date and resetting every sixth Contract Anniversary, even after the first six Contract Years. This means it applies for the initial six-year term, is zero on the sixth Contract Anniversary, and restarts for any subsequent six-year term.

In general, if interest rate levels (which we calculate using the indices described below) have increased at the time of surrender or partial withdrawal over their levels at the first day of the six-year term, the Market Value Adjustment will be negative. Conversely, in general, if interest rate levels have decreased at the time of surrender or partial withdrawal over their levels at the first day of the six-year term, the Market Value Adjustment will be positive.

We will increase the amount you will be paid from a partial withdrawal by the amount of any positive Market Value Adjustment, and in the case of a surrender of the Contract, we will increase your Surrender Value by the amount of any positive Market Value Adjustment. Conversely, we will decrease the amount you will be paid from a partial withdrawal by the amount of any negative Market Value Adjustment, and in the case of a surrender of the Contract, we will decrease your Surrender Value by the amount of any negative Market Value Adjustment.

The following transactions and withdrawals are not subject to a Market Value Adjustment:

●	Surrenders or withdrawals under the Nursing Home or Hospital waiver or Terminal Illness withdrawal waiver;

●	Required Minimum Distributions that are withdrawn under an automatic withdrawal program provided by the Company;

●	The Annual Free Withdrawal Amount;

●	Withdrawals taken on each sixth Contract Anniversary;

●	Death Benefit proceeds;

●	GLWB Payments;

●	Contract Value applied to an Income Payout Option;

●	Transfers and allocation changes as part of automatic rebalancing; and

●	Withdrawals made under the Bailout Provision.

No Market Value Adjustment will apply after the end of the Accumulation Period because no withdrawals or surrenders can be taken once income payments begin.

IMPORTANT: The Market Value Adjustment will either increase or decrease the amount you receive from a partial withdrawal or your Surrender Value. You may lose a significant portion of your principal and previously credited interest due to the Market Value Adjustment regardless of the Allocation Options to which you allocated Contract Value. You directly bear the investment risk associated with a Market Value Adjustment. You should carefully consider your income needs before purchasing the Contract.

Purpose of the Market Value Adjustment

The Market Value Adjustment helps protect us from market losses relating to changes in the value of the fixed income investments and other investments we use to back the guarantees under your Contract from the first day of each six-year term to the time of a surrender or partial withdrawal if we have to sell those investments early to pay the surrender or partial withdrawal.

Market Value Adjustment Formula

The Market Value Adjustment reflects, in part, the difference in yield of the Constant Maturity Treasury rate for a period consistent with the six-year term beginning on the first day of the six-year term and the yield of the Constant Maturity Treasury rate for a period starting on the date of surrender or partial withdrawal and ending on the last day of the six-year term. The Constant Maturity Treasury rate is a rate representing the average yield of various Treasury securities. The calculation also reflects in part the difference between the effective yield of the ICE BofAML Index 1-10 Year U.S. Corporate Constrained Index, Asset Swap Spread (the “ICE BofAML Index”), a rate representative of investment grade corporate debt credit spreads in the U.S., on the first day of the six-year term and the effective yield of the ICE BofAML Index at the time of surrender or partial withdrawal. The greater the difference in those yields, respectively, the greater the effect the Market Value Adjustment will have.

On any given Business Day, it is calculated using the following formula:

MVA = W x (MVAF – 1)

Where W = amount of withdrawal that is in excess of the Annual Free Withdrawal Amount for that Contract Year.

MVAF = ((1 + I + K)/(1 + J + L))^N

I =	The Constant Maturity Treasury rate as of the first day of the six-year term for a maturity consistent with the six-year term.

J =	The Constant Maturity Treasury rate as of the date of withdrawal for a maturity consistent with the remaining number of years (whole and partial) in the six-year term.

K =	The ICE BofAML Index as of the first day of the six-year term.

L =	The ICE BofAML Index as of the date of withdrawal.

N =	The number of years (whole and partial) from the date of withdrawal until the last day of the six-year term.

We determine I based on the relevant six-year term. For example, for a six-year term, I corresponds to the 6-year Constant Maturity Treasury rate on the first day of the six-year term. We determine J when you take a partial withdrawal or surrender. For example, if you surrender the Contract two years into the term, J would correspond to the Constant Maturity Treasury rate consistent with the time remaining in the term of four years (4 = 6 - 2). For I and J where there is no Constant Maturity Treasury rate declared, we will use linear interpolation of the Constant Maturity Rates Index with maturities closest to I and J to determine I and J.

The value of K and L on any Business Day will be equal to the closing value of the ICE BofAML Index on the previous Business Day.

The Company uses both the Constant Maturity Treasury rate and ICE BofAML Index in determining any Market Value Adjustment since together both indices represent a broad mix of investments whose values may be affected by changes in market interest rates. If the publication of any component of the Market Value Adjustment indices is discontinued or if the calculation of the Market Value Adjustment indices is changed substantially, we may substitute a new index for the discontinued or substantially changed index, subject to approval by the insurance department in your state. Before we substitute a Market Value Adjustment index, we will notify you in writing of the substitution.

For examples of how we calculate Market Value Adjustments, see “Appendix A” to this Prospectus.

SURRENDER VALUE

If you surrender the Contract, you will receive the Surrender Value, as of the Business Day we received your Authorized Request in Good Order. The Surrender Value is equal to your Contract Value at the end of the Valuation Period in which we receive your Authorized Request, less any applicable Contract Fee, GLWB Rider Fee, and Surrender Charge, and adjusted for any applicable Market Value Adjustment.

The Surrender Value could be significantly lower than your Contract Value due to the Market Value Adjustment, GLWB Rider Fee, and Surrender Charge. Federal income taxes may further reduce the amount you receive from a surrender, and a 10% additional tax may apply if taken before the Owner is age 59½.

Upon payment of the Surrender Value, the Contract is terminated, and we have no further obligation under the Contract or Guaranteed Lifetime Withdrawal Benefit. We may require that the Contract be returned to our Administrative Office prior to making payment. The Surrender Value will not be less than the amount required by applicable state law in which the Contract was delivered. We will pay you the amount you request in connection with a full surrender by withdrawing Contract Value in the Declared Rate Account and redeeming Accumulation Credits from the Risk Control Accounts, if applicable.

ACCESS TO YOUR MONEY

Partial Withdrawals

The Contract may not be appropriate for investors who plan to take withdrawals other than GLWB Payments, or surrender the Contract. All withdrawals other than GLWB Payments are Excess Withdrawals and will proportionally reduce the Purchase Payment, which is used to determine the Death Benefit, and GLWB Benefit Base, which is used to determine the GLWB Payment, by the ratio of the withdrawal (including any Surrender Charge and Market Value Adjustment) to the Contract Value immediately prior to the withdrawal. These proportional reductions may be substantially more than the withdrawal amount, and any resulting decreases to the GLWB Payment and Death Benefit could be significant. Partial withdrawals could terminate the Contract. Additionally, the Contract Fee, GLWB Rider Fee, Surrender Charge, Market Value Adjustment, and federal income taxes and additional taxes could significantly reduce the values under the Contract and the amount you receive from any withdrawals. Only the Contract Value remaining after the withdrawal will be credited interest, positive or negative, in the future.

At any time during the Accumulation Period, you may make partial withdrawals by Authorized Request in Good Order. The minimum partial withdrawal amount is $100. Any applicable Surrender Charge and Market Value Adjustment will affect the amount available for a partial withdrawal. We will pay you the amount you request in connection with a partial withdrawal by reducing Contract Value in the Declared Rate Account and redeeming Accumulation Credits from the appropriate Risk Control Accounts, if applicable. Withdrawals will be processed Pro Rata from the Contract Value in all Allocation Options.

Partial withdrawals for less than $25,000 are permitted by telephone and in writing. The written consent of all Owners must be obtained before we will process the partial withdrawal. If an Authorized Request in Good Order is received by 4:00 P.M. Eastern Time, it will be processed that day. If an Authorized Request in Good Order is received after 4:00 P.M. Eastern Time, it will be processed on the next Business Day. If a partial withdrawal other than a GLWB Payment would cause your Surrender Value to be less than $2,000, we will treat your request for partial withdrawal as a request for full surrender of your Contract. Before processing the full surrender, we will attempt to contact you or your financial professional to provide the opportunity for you to take a lower amount to maintain a Surrender Value of at least $2,000. If we are unable to contact you within one Business Day after receiving your request, we will process the full surrender.

Partial withdrawals may be subject to Surrender Charges and a Market Value Adjustment. See “Fees and Expenses” and “Market Value Adjustment.” Partial withdrawals are also subject to income tax and, if taken before age 59½, a 10% additional tax may apply. You should consult your tax adviser before taking a partial withdrawal. See “Federal Income Tax Matters.”

Annual Free Withdrawal Amount. Your Annual Free Withdrawal Amount is equal to 10% of the Contract Value at the beginning of the Contract Year and represents the amount that can be withdrawn without incurring a Surrender Charge or Market Value Adjustment in a Contract Year. Any unused Annual Free Withdrawal Amount will not carry over to any subsequent Contract Year. GLWB Payments will reduce the Annual Free Withdrawal Amount but will not be subject to a Surrender Charge or Market Value Adjustment.

The Annual Free Withdrawal Amount is subtracted from surrenders for purposes of calculating the Surrender Charge and Market Value Adjustment.

Systematic Withdrawals. Our systematic withdrawal program is an administrative program designed for you to take reoccurring, automatic withdrawals at the frequency you select. You can receive payments monthly, quarterly, semi-annually, or annually, subject to the $100 minimum partial withdrawal amount and minimum Surrender Value described above. The systematic withdrawal program is available to you at any time for no additional charge. There are federal income tax consequences to partial withdrawals through the systematic withdrawal plan and you should consult with your tax adviser before electing to participate in the plan. We may cease offering this program or change the administrative rules related to the program on a non-discriminatory basis.

Systematic withdrawals may be requested on the following basis:

●	Total systematic withdrawals for the calendar year equal to your annual Required Minimum Distribution;

●	Total systematic withdrawals for the Contract Year equal to your annual GLWB Payment;

●	As Substantially Equal Periodic Payments under Sections 72(t) and 72(q) of the Internal Revenue Code (IRC), as described below;

●	Beginning May 25, 2024, total systematic withdrawals for the Contract Year equal to a specified dollar amount that is less than your annual GLWB Payment; or

●	Prior to the GLWB Payment Start Date, as a specified dollar amount.

Systematic withdrawals will be deducted on a Pro Rata basis from all your Allocation Options.

All systematic withdrawals before the GLWB Payment Start Date – including systematic withdrawals for required minimum distributions or for substantially equal periodic payments – are Excess Withdrawals subject to Surrender Charge and Market Value Adjustment and will reduce the GLWB Benefit Base and Purchase Payment used in determining the Death Benefit, perhaps by more than the amount of the withdrawal.

However, as with other partial withdrawals, systematic withdrawals are not subject to the Surrender Charge or Market Value Adjustment if, when added to total other withdrawals for the Contract Year, they do not exceed the Annual Free Withdrawal Amount or are for GLWB Payments and RMDs taken after the GLWB Payment Start Date. If a partial withdrawal is made after the GLWB Payment Start Date and total withdrawals in the Contract Year do not exceed the GLWB Payment, it will be treated as a GLWB Payment and the remaining GLWB Payment for the current Contract Year will be adjusted to reflect the withdrawal. If the partial withdrawal causes the remaining systematic withdrawals to be less than the $100 minimum partial withdrawal amount, we will attempt to contact you or your financial professional to discuss your options. GLWB Payments are treated as partial withdrawals and will reduce the remaining GLWB Payment available in the Contract Year and the Death Benefit by the amount of the GLWB Payment.

Systematic withdrawals for the Contract Year taken after the GLWB Payment Start Date cannot be more than the annual GLWB Payment. If a partial withdrawal causes total withdrawals in a Contract Year to exceed the GLWB Payment, the portion of the partial withdrawal that exceeds the GLWB Payment will be treated as an Excess Withdrawal and no further GLWB Payments will be made in that Contract Year.

Systematic withdrawals (including beginning May 25, 2024, GLWB Payment systematic withdrawals) can be terminated by Authorized Request in Good Order or will terminate when the Guaranteed Lifetime Withdrawal Benefit Rider terminates. (Before May 25, 2024, GLWB Payment systematic withdrawals could not be terminated.)

Required Minimum Distributions. If your Required Minimum Distribution is greater than the GLWB Payment, you can elect by Authorized Request to withdraw an amount equal to the Required Minimum

Distribution after the GLWB Payment Start Date. Such a withdrawal will not be treated as an Excess Withdrawal, Surrender Charges and Market Value Adjustments will not apply, and the additional withdrawal taken to satisfy the Required Minimum Distribution will not reduce the GLWB Benefit Base or future GLWB Payments. Because Required Minimum Distributions are calculated based on a calendar year and GLWB Payments are based on a Contract Year, if your Required Minimum Distributions is more than the sum of the GLWB Payments and other withdrawals taken during the calendar year and you elect to take an additional withdrawal that is greater than your GLWB Payment to equal the Required Minimum Distribution, the additional withdrawal will be processed in December to ensure the calendar year Required Minimum Distribution is satisfied and GLWB Payments for the remainder of the Contract Year will be adjusted. This election will continue each year unless it is discontinued by Authorized Request.

Substantially Equal Periodic Payments. If your annuity Contract is used as a funding vehicle for certain retirement plans that receive special tax treatment under Sections 401, 403(b), 408 or 408A of the IRC, Section 72(t) of the Internal Revenue Code (IRC) may provide an exception to the 10% additional tax on distributions made prior to age 59½ if you elect to receive distributions as a series of “substantially equal periodic payments.” For Contracts issued as Non-Qualified Annuities, the IRC may provide a similar exception from penalty under Section 72(q) of the IRC.

●	You cannot take any withdrawals from the annuity other than the substantially equal periodic payments.

●	Changes due to investment experience do not affect the prohibition against taking distributions in additional to the annual substantially equal periodic payment.

●	No more than one substantially equal periodic payment series may be in effect for any year.

Substantially Equal Periodic Payments under Sections 72(t) and 72(q) may be subject to a Surrender Charge and Market Value Adjustment. To request systematic withdrawals that comply with Sections 72(t) or 72(q), you must provide us with certain required information in writing on a form acceptable to us. There is no minimum Surrender Value we require to allow you to begin substantially equal periodic payments under Sections 72(t) or 72(q). The minimum amount for any such withdrawal is $100 and payments may be made monthly, quarterly, semi-annually, or annually. However, if treated as Excess Withdrawals, payments under this program are subject to the minimum Surrender Value described above.

Substantially equal periodic payments must not be modified before the date that is the later of the fifth anniversary of the date of the first payment and the date the contract owner reaches age 59½. If there are modifications to the series of payments before that date, an additional recapture tax applies. If you begin receiving GLWB Payments during this time, the withdrawals may be viewed as a modification. Please consult your personal tax advisor.

If you receive substantially equal periodic payments before the GLWB Payment Start Date that exceed your annual free withdrawal amount, or after the GLWB Payment Start Date that exceed your annual free withdrawal amount and annual GLWB payment amount, such payments would be considered Excess Withdrawals and will reduce the GLWB Benefit Base and Purchase Payment used in determining the Death Benefit, perhaps by more than the amount of the withdrawal.

You may also annuitize your Contract and begin receiving payments for the remainder of your life or life expectancy as a means of receiving income payments before age 59½ that are not subject to the 10% additional tax.

Waiver of Surrender Charges. We will waive the Surrender Charge and Market Value Adjustment in the case of a partial withdrawal or surrender where the Owner or Annuitant qualifies for the Nursing Home or Hospital or Terminal Illness waiver, as described below. Before granting the waiver, we may request a second opinion or examination of the Owner or Annuitant by one of our examiners. We will bear the cost of such second opinion or examination. Each waiver may be exercised only one time.

●	Nursing Home or Hospital Waiver. We will not deduct a Surrender Charge or assess a Market Value Adjustment in the case of a partial withdrawal or surrender where any Owner or Annuitant is confined to a licensed nursing home or hospital and has been confined to such nursing home or hospital for at least 180 consecutive days after the latter of the Contract Issue Date or the date of change of the Owner or Annuitant. A hospital refers to a facility that is licensed and operated as a hospital according to the law of the jurisdiction in which it is located. A nursing home refers to a facility that is licensed and operates as a nursing facility according to the law of the jurisdiction in which it is located. We require verification of confinement to the nursing home or hospital, and such verification must be signed by the administrator of the facility.

●	Terminal Illness Waiver. We will not deduct a Surrender Charge or apply a Market Value Adjustment in the case of a partial withdrawal or surrender where any Owner or Annuitant has a life expectancy of 12 months or less due to illness or accident. As proof, we require a determination of the Terminal Illness. Such determination must be signed by the licensed physician making the determination after the latter of Contract Issue Date or the date of change of the Owner or Annuitant. The physician may not be a member of your or the Annuitant’s immediate family.

The laws of your state may limit the availability of the Surrender Charge and Market Value Adjustment waivers and may also change certain terms and/or benefits under the waivers. You should consult Appendix B to this Prospectus for further details on these variations. Also, even if you do not pay a Surrender Charge and Market Value Adjustment because of the waivers, you still may be required to pay taxes or tax penalties on the amount withdrawn. You should consult a tax adviser to determine the effect of a partial withdrawal on your taxes.

Surrenders

You may surrender your Contract for the Surrender Value at any time during the Accumulation Period by Authorized Request. If an Authorized Request in Good Order is received before 4:00 P.M. Eastern Time on a Business Day, it will be processed that day. If an Authorized Request in Good Order is received at or after 4:00 P.M. Eastern Time on a Business Day or on a non-Business Day, it will be processed on the next Business Day.

To surrender your Contract, you must make an Authorized Request in Good Order to our Administrative Office. The consent of all Owners must be obtained before the Contract is surrendered.

Surrender Charges and a Market Value Adjustment may apply to your Contract surrender. A Pro Rata portion of the GLWB Rider Fee will be deducted upon surrender. A surrender may also be subject to income tax and may be subject to an additional 10% tax if taken before age 59½. You should consult a tax adviser before requesting a surrender. See “Federal Income Tax Matters.”

Partial Withdrawal and Surrender Restrictions

Your right to make partial withdrawals and surrender the Contract is subject to any restrictions imposed by any applicable law or employee benefit plan.

Right to Defer Payments

We reserve the right to postpone payment for up to six months after we receive your Authorized Request in Good Order, subject to obtaining prior written approval by the state insurance commissioner if required by the law of the state in which we issued the Contract. In the event we postpone payment, we will pay interest on the proceeds if required by state law, calculated at the effective annual rate and for the time period required under state law.

Bailout Provision

We will set a single Bailout Rate for all Risk Control Accounts under the Secure Account option and a single Bailout Rate for all Risk Control Accounts under the Growth Account option. The Bailout Rates will be prominently displayed on your Contract Data Page and will not change during the life of your Contract.

The Bailout Provision allows you to make a withdrawal of the Contract Value attributable to a Risk Control Account without incurring any Surrender Charge and without the application of any Market Value Adjustment. Specifically, if the Cap for your Risk Control Account is set below the Bailout Rate for that Risk Control Account, the Bailout Provision allows you to make a withdrawal of some or all of the Contract Value attributable to that Risk Control Account without incurring any Surrender Charge and without the application of any Market Value Adjustment during the 30-day period following the Contract Anniversary. If the Cap is equal to or more than the Bailout Rate, you cannot withdraw Risk Control Account Values under the Bailout Provision.

You will receive at least two weeks’ advance notice of new Caps prior to each Contract Anniversary. The notice of new Caps will also inform you if the Bailout Provision has been triggered for any Risk Control Account. We must receive your Authorized Request for a withdrawal of Contract Value under the Bailout Provision in Good Order during the 30-day period following the Contract Anniversary. With respect to such withdrawal, your Contract Value will be reduced by the amount of the withdrawal and the withdrawal also reduces your Death Benefit, perhaps by more than the amount of the withdrawal. If the Bailout Provision has been triggered for a Risk Control Account and we do not receive instructions to withdraw those funds within this 30-day period or the request is not in Good Order, the funds will remain in that Risk Control Account and withdrawals or surrenders for the remainder of the Contract Year may be subject to a Market Value Adjustment and Surrender Charge.

When the Cap for your Risk Control Account is less than the Bailout Rate specified on your contract data page, we may, at our discretion, restrict allocations into that Risk Control Account. Allocation instructions that include allocations to a Risk Control Account that is not available will be considered not in Good Order and new instructions will be required.

Withdrawals taken under the Bailout Provision may have tax consequences. The tax treatment of a withdrawal under the Bailout Provision depends on whether the Contract is a Non-Qualified Contract or a Qualified Contract. Generally, for a withdrawal from a Non-Qualified Contract, the amount received will be treated as ordinary income subject to tax up to an amount equal to the excess (if any) of the Contract Value immediately before the distribution over the Owner’s investment in the Contract. If the Contract is a Qualified Contract, the withdrawal is taxable as ordinary income. If taken prior to age 59½, a withdrawal from either a Non-Qualified or a Qualified Contract may be subject to a 10% additional tax. See discussion of “Withdrawals” and “Additional Tax on Certain Withdrawals” under “Federal Income Tax Matters.”

GUARANTEED LIFETIME WITHDRAWAL BENEFIT

The Contract automatically includes the Guaranteed Lifetime Withdrawal Benefit. Subject to certain conditions, the Guaranteed Lifetime Withdrawal Benefit provides for GLWB Payments to be made each year for the life of the Covered Person(s) in the form of partial withdrawals without reducing the value of GLWB Payments in future years. The GLWB Payment is the guaranteed lifetime withdrawal amount. The GLWB Payment is guaranteed regardless of investment performance and will continue even if the Contract Value is reduced to zero from GLWB Payments. However, Excess Withdrawals proportionally reduce the GLWB Benefit Base, which is used to determine the GLWB Payment, by the ratio of the withdrawal (including any Surrender Charge and Market Value Adjustment) to the Contract Value immediately prior to the withdrawal. These proportional reductions may be substantially more than the withdrawal amount, and any resulting decreases to the GLWB Payment could be significant and could terminate the Contract.

If you do not begin GLWB Payments before all Covered Person(s) die or are removed from the Contract, the Guaranteed Lifetime Withdrawal Benefit terminates, and you will not receive any payments under the Guaranteed Lifetime Withdrawal Benefit.

If you begin GLWB Payments before age 59½, the GLWB Payments may be subject to a 10% additional tax.

Beginning May 25, 2024, GLWB Payments can begin on the 50th birthday of the youngest Covered Person or two Business Days after the Contract Issue Date, whichever is later. You may take the full GLWB Payment or partial GLWB Payment amount through the systematic withdrawal program. If you take less than the GLWB Payment, the remaining GLWB Payment not taken will not carry over to future years. (Before May 25, 2024, the GLWB Payment Start Date had to be a Contract Anniversary, and the full GLWB Payment was required to be taken each year after the GLWB Payment Start Date.)

Requests to start receiving the GLWB Payment must be received at least one Business Day prior to the desired GLWB Payment Start Date. The GLWB Payment is calculated on the GLWB Payment Start Date. The GLWB Payment equals the GLWB Percentage multiplied by the GLWB Benefit Base. The GLWB Percentage is a combination of the Base Withdrawal Percentage and the Annual Increase Percentage, both determined based on the Age of the Younger Covered Person as of the Contract Issue Date. The GLWB Benefit Base is initially equal to the Purchase Payment but will be reset on each Contract Anniversary to equal the current Contract Value if the current Contract Value is greater than the GLWB Benefit Base and will be reduced by Excess Withdrawals. See “GLWB Payments” for more details on how the GLWB Payment, including the GLWB Percentage and GLWB Benefit Base, is determined.

The Owner elects how to receive the GLWB Payments, either as monthly, quarterly, semi-annual, or annual payments. If the scheduled payment date does not fall on a Business Day, we will make the payment on the next Business Day.

GLWB Payments continue during the life of the Covered Person(s) unless the Guaranteed Lifetime Withdrawal Benefit is terminated. Under the single life option, GLWB Payments will cease on the date of death of the Covered Person. Under the joint life option, GLWB Payments will continue until the date of death of the second Covered Person if the surviving Spouse continues the Contract upon the death of Owner.

We may require proof that the Covered Person(s) is living upon the date of any GLWB Payment while the Guaranteed Lifetime Withdrawal Benefit is in effect.

Guaranteed Lifetime Withdrawal Benefit Feature Risk

The Contract is designed for persons who seek to make annual lifetime withdrawals. A person should not purchase the Contract seeking a short-term investment or in maximizing long-term accumulation. Purchasers should consult with a financial representative to determine if the GLWB is suitable for them based upon their financial needs and risk tolerance.

You should carefully consider when to begin taking GLWB Payments. If GLWB Payments are elected earlier, the GLWB Percentage will be lower, resulting in lower GLWB Payments, and the Contract will have less time to accumulate value. However, earlier GLWB Payments could result in receiving payments for a longer period of time. If GLWB Payments are delayed, the GLWB Percentage may be higher, resulting in higher GLWB Payments, and the Contract will have more time to accumulate value which could result in higher payments and might result in a higher Death Benefit. The Contract may not be appropriate if you intend to take withdrawals or RMDs before the GLWB Payment Start Date or withdrawals other than GLWB Payments after the GLWB Payment Start Date (Excess Withdrawals). Excess Withdrawals could significantly reduce the Death Benefit, GLWB Benefit Base and GLWB Payments. Excess Withdrawals could also terminate the Contract and would include any applicable Surrender Charge and Market Value Adjustment. GLWB Payments will reduce the Death Benefit, Surrender Value, Contract Value and the Annual Free Withdrawal Amount by the amount of the GLWB Payment.

The GLWB Payment is taken out of the Owner’s Contract Value unless the Contract Value is reduced to zero. The probability of the Owner outliving their Contract Value and receiving the GLWB Payment from the Company’s general account may be minimal. The GLWB Payments are subject to federal income tax and may be subject to a 10% additional tax if elected prior to age 59½. Any amounts paid by the Company in excess of the Contract Value are subject to the Company’s financial strength and claims paying ability.

The GLWB Rider Fee will be assessed whether or not the Owner receives GLWB Payments.

GLWB Rider Fee

The GLWB Rider Fee, assessed as a percentage of the GLWB Benefit Base, is as follows:

For Contracts issued after February 10, 2021	1.00%
For Contracts issued from April 26, 2020 to February 10, 2021	0.75%
For Contracts issued from August 19, 2019 to April 25, 2020	0.50%

The GLWB Rider Fee will be deducted Pro Rata from the Contract Value in all Allocation Options on each Contract Anniversary. The GLWB Rider Fee will be deducted prior to any other transactions on the Contract Anniversary. No Surrender Charge or Market Value Adjustment will be applied as a result of the deduction of the GLWB Rider Fee.

The GLWB Rider Fee will terminate on the earliest of:

●	The date the Contract Value is equal to zero; and
●	The date the Guaranteed Lifetime Withdrawal Benefit terminates.

The GLWB Rider Fee is calculated as a percentage of the average daily value of the GLWB Benefit Base for the prior Contract Year. The average daily value of the GLWB Benefit Base will equal the GLWB Benefit Base as of the start of the Contract Year unless an Excess Withdrawal is taken. Because Excess Withdrawals reduce the GLWB Benefit Base, the reduced GLWB Benefit Base will be used in the average daily value calculation in the event of an Excess Withdrawal. In that case, the average daily value of the GLWB Benefit Base will equal to the sum of each GLWB Benefit Base for the prior Contract Year multiplied by the number of days it applied and divided by the number of days in the Contract Year.

The portion of the GLWB Rider Fee that is accrued but not yet deducted will be deducted upon surrender and termination of the Guaranteed Lifetime Withdrawal Benefit.

The GLWB Rider Fee is assessed even if GLWB Payments are never made.

Termination of the Guaranteed Lifetime Withdrawal Benefit

The Guaranteed Lifetime Withdrawal Benefit will terminate and all rights under the Guaranteed Lifetime Withdrawal Benefit will terminate on the date any of the following occur:

●	The death of all Covered Persons;

●	Payment of a Death Benefit;

●	All Covered Persons are removed from the Contract;

●	The Contract is surrendered or otherwise terminated; or

●	The Contract Value is applied to an Income Payout Option.

On the date the Guaranteed Lifetime Withdrawal Benefit terminates we will deduct any GLWB Rider Fee that was accrued but not yet deducted as the final GLWB Rider Fee.

If a GLWB Payment or investment performance causes the Contract Value to be reduced to zero, GLWB Payments will not terminate.

Changes to the Covered Person(s)

After the Contract Issue Date, you cannot add, remove or replace a Covered Person, even if you add or change an Owner, Annuitant, or Beneficiary except as described in this Prospectus. Beginning May 25, 2024, you can add a Covered Person prior to the GLWB Payment Start Date if there is only one Covered Person and there has not been a spousal continuation. The added Covered Person must meet eligibility requirements under the Contract. Requests to add a Covered Person must be received at least one Business Day prior to the desired GLWB Payment Start Date. If a Covered Person is added, the GLWB Payment will be determined using the new Covered Persons and could delay the earliest date that GLWB Payments can start if the new Covered Person is younger than 50.

If a Covered Person is no longer an Owner, Joint Owner, Annuitant, or Beneficiary, we will remove that person from the Contract, and they will no longer be a Covered Person. Once we remove a Covered Person, the Covered Person cannot be reinstated (unless, the Covered Person is added in accordance with the above). If at any time joint Covered Persons are no longer Spouses, you must send us notice of the divorce by Authorized Request. Upon receiving such notice, we will remove one former Spouse from the Contract as a Covered Person as indicated by the divorce or settlement decree, as applicable. If the Contract Owner is not a natural person, the Annuitant is the Covered Person.

If a Covered Person is removed and there is a remaining Covered Person, the following will occur:

●	If the Covered Person was removed before the GLWB Payment Start Date, joint GLWB Payments will not be available.

●	If joint GLWB Payments have already started, we will continue to pay joint GLWB Payments to the Owner as long as the remaining Covered Person is living.

If a Covered Person is removed and there is no Covered Person remaining, the Guaranteed Lifetime Withdrawal Benefit will terminate and GLWB Payments will cease.

GLWB Payments

The GLWB Payment is the guaranteed lifetime withdrawal amount. The annual GLWB Payment is equal to the GLWB Percentage multiplied by the GLWB Benefit Base. The GLWB Benefit Base and therefore the GLWB Payment is recalculated on each Contract Anniversary and on any date an Excess Withdrawal is taken. The GLWB Payment will only decrease if you take an Excess Withdrawal.

GLWB Percentage: The GLWB Percentage is determined on the GLWB Payment Start Date and will not change. It is calculated using the following formula:

GLWB Percentage = B + I x Y, where

B= The Base Withdrawal Percentage.

I = The Annual Increase Percentage.

Y = The number of whole Contract Years from the Contract Issue Date until the GLWB Payment Start Date, subject to the maximum of 10 years.

The Base Withdrawal Percentage and Annual Increase Percentage are determined based on your election of single life or joint life option rates using the Age of the younger Covered Person(s) as of the Contract Issue Date.

We establish the Base Withdrawal Percentage and Annual Increase Percentage on the Contract Issue Date and will not change them for the life of the Contract. If a Covered Person is added, the GLWB Withdrawal Percentage will be recalculated based on the GLWB Withdrawal Percentage joint option rates on the Contract Issue Date, using the younger Covered Person's Age on the Contract Issue Date.

The Base Withdrawal Percentages and Annual Increase Percentages below are effective for Contracts issued beginning December 10, 2022 and shall remain in effect for the life of those Contracts.

Age of Younger Covered Person as of the Contract Issue Date	Base Withdrawal Percentage		Annual Increase Percentage
	Single Life	Joint Life	Single Life	Joint Life
21 - 44	2.50%	2.00%	0.40%	0.40%
45	3.50%	3.00%	0.40%	0.40%
46	3.65%	3.15%	0.40%	0.40%
47	3.80%	3.30%	0.40%	0.40%
48	3.95%	3.45%	0.40%	0.40%
49	4.10%	3.60%	0.40%	0.40%
50	4.25%	3.75%	0.40%	0.40%
51	4.40%	3.90%	0.40%	0.40%
52	4.55%	4.05%	0.40%	0.40%
53	4.70%	4.20%	0.40%	0.40%
54	4.85%	4.35%	0.40%	0.40%
55	5.00%	4.50%	0.40%	0.40%
56	5.10%	4.60%	0.40%	0.40%
57	5.20%	4.70%	0.40%	0.40%
58	5.30%	4.80%	0.40%	0.40%
59	5.40%	4.90%	0.40%	0.40%
60	5.50%	5.00%	0.40%	0.40%
61	5.65%	5.15%	0.40%	0.40%
62	5.80%	5.30%	0.40%	0.40%
63	5.95%	5.45%	0.40%	0.40%
64	6.10%	5.60%	0.40%	0.40%
65	6.25%	5.75%	0.40%	0.40%
66	6.30%	5.80%	0.40%	0.40%
67	6.35%	5.85%	0.40%	0.40%
68	6.40%	5.90%	0.40%	0.40%
69	6.45%	5.95%	0.40%	0.40%
70	6.50%	6.00%	0.40%	0.40%
71	6.60%	6.10%	0.40%	0.40%
72	6.70%	6.20%	0.40%	0.40%
73	6.80%	6.30%	0.40%	0.40%

Age of Younger Covered Person as of the Contract Issue Date	Base Withdrawal Percentage		Annual Increase Percentage
	Single Life	Joint Life	Single Life	Joint Life
74	6.90%	6.40%	0.40%	0.40%
75	7.00%	6.50%	0.40%	0.40%
76	7.05%	6.55%	0.40%	0.40%
77	7.10%	6.60%	0.40%	0.40%
78	7.15%	6.65%	0.40%	0.40%
79	7.20%	6.70%	0.40%	0.40%
80+	7.25%	6.75%	0.40%	0.40%

Previous versions of the Base Withdrawal Percentage and the Annual Increase Percentage are stated in Appendix C to this Prospectus.

GLWB Benefit Base: The GLWB Benefit Base is initially equal to the Purchase Payment but will be reset each Contract Anniversary or on any day an Excess Withdrawal is taken. On each Contract Anniversary, unless the Guaranteed Lifetime Withdrawal Benefit is terminated, if the current Contract Value is greater than the current GLWB Benefit Base, the GLWB Benefit Base will be reset to equal the current Contract Value. The GLWB Benefit Base is used only to determine the GLWB Payment and GLWB Rider Fee. The GLWB Benefit Base is not available for surrender or withdrawal.

The GLWB Benefit Base will be impacted by Excess Withdrawals as described later in this section.

Example of the GLWB Payment Calculation:

Assume the following:

●	There is one Covered Person.
●	On the Contract Issue Date, the Covered Person is Age 55.
●	The Base Withdrawal Percentage is equal to 5.0% for the single life option for a 55-year-old.
●	The Annual Increase Percentage is 0.40% for the single life option for a 55-year-old.
●	The GLWB Payment Start Date is on the 7th Contract Anniversary.
●	The GLWB Benefit Base is $250,000.

The GLWB Percentage equals the Base Withdrawal Percentage of 5.0% plus the Annual Increase Percentage of 0.40% multiplied by the number of completed Contract Years from the Contract Issue Date until the GLWB Payment Start Date, subject to the maximum of 10 years. The number of Completed Contract Years is 7, which is less than the maximum of 10, so 7 will be used in the calculation. Therefore, the GLWB Percentage =5.0% + 0.40% x 7 = 7.8%.

The annual GLWB Payment is equal to the GLWB Percentage of 7.8% multiplied by the GLWB Benefit Base of $250,000. Therefore, the annual GLWB Payment = 7.8% x $250,000 = $19,500.

Treatment of GLWB Payment Withdrawals

GLWB Payments are treated as a withdrawal from the Contract Value and are taken Pro Rata from the Allocation Options at the time of the withdrawal. GLWB Payments reduce the Contract Value, the Surrender Value, and the Death Benefit by the amount of the GLWB Payment on a dollar-for-dollar basis. GLWB Payments do not reduce the GLWB Benefit Base.

While the Guaranteed Lifetime Withdrawal Benefit is in effect, the Contract will not terminate if a GLWB Payment causes the Surrender Value to be less than $2,000.

GLWB Payments are not subject to Surrender Charge or Market Value Adjustment. The GLWB Payment will count toward the Annual Free Withdrawal Amount. We deduct each GLWB Payment and any additional RMD payment Pro Rata from each Allocation Option.

If a GLWB Payment or investment performance causes the Contract Value to be zero, we will continue to pay the GLWB Payments until the death of all Covered Persons and the frequency of the GLWB Payments will remain the same as what was previously elected. In that event, the Allocation Options will no longer be available for investment.

If the date of birth of the Covered Person(s) is misstated, the GLWB Payment will be adjusted based on the correct date of birth of the Covered Person(s). Any underpayment will be added to the next payment. Any overpayment will be subtracted from future payments. No interest will be credited or charged to any underpayment or overpayment adjustments.

Impact of Excess Withdrawals on the GLWB Payment

An Excess Withdrawal is the portion of a withdrawal that, when added to other withdrawals during the current Contract Year, is greater than the total GLWB Payment for the current Contract Year. Excess Withdrawals include withdrawals and RMDs prior to the GLWB Payment Start Date and deductions for any applicable Surrender Charge and Market Value Adjustment. Excess Withdrawals do not include amounts we withdraw for the GLWB Rider Fee. Excess Withdrawals will proportionally reduce the GLWB Benefit Base, which is used to determine the GLWB Payment by the ratio of the Excess Withdrawal (including any Surrender Charge and Market Value Adjustment) to the Contract Value immediately prior to the Excess Withdrawal. These proportional reductions may be substantially more than the amount of the Excess Withdrawal, and any resulting decreases to the GLWB Payment could be significant and could terminate the Contract.

Any portion of a withdrawal taken after the GLWB Payment Start Date that is not an Excess Withdrawal will be treated as a GLWB Payment. If a withdrawal is made after the GLWB Payment Start Date, the remaining GLWB Payment for the current Contract Year will be adjusted to reflect the withdrawal. If the withdrawal when added to the amount of all withdrawals during the current Contract Year (including GLWB Payments) is greater than the GLWB Payment for the current Contract Year, no further GLWB Payments will be made during that Contract Year. Otherwise, the remaining GLWB Payment for the current Contract Year is equal to the GLWB Payment reduced by the amount of all withdrawals during the current Contract Year (including prior GLWB Payments).

If an Excess Withdrawal reduces the Surrender Value to less than $2,000, the Guaranteed Lifetime Withdrawal Benefit will terminate and GLWB Payments will cease.

Examples of GLWB Benefit Base Calculation after an Excess Withdrawal:

Example 1. This example assumes the Contract Value is greater than the GLWB Benefit Base at the time of the withdrawal.

Assume the following information:

●	The GLWB Benefit Base prior to the withdrawal is $100,000.

●	The total withdrawal is $20,000.

●	The GLWB Percentage is 5.00% and the GLWB Payment is $5,000.

●	The Excess Withdrawal (including Surrender Charges and Market Value Adjustments) is $15,000.

●	The Contract Value at the time of the withdrawal is $110,000.

Step 1: Calculate the ratio of the withdrawal to the Contract Value immediately prior to the withdrawal:

Ratio = Excess Withdrawal / (Contract Value immediately prior to the Excess Withdrawal) = $15,000 / $110,000 = 0.136364

Step 2: Calculate the reduction to GLWB Benefit Base:

Reduction to the GLWB Benefit Base = Ratio x GLWB Benefit Base prior to the withdrawal = 0.136364 x $100,000 = $13,636.40

Step 3: Calculate the GLWB Benefit Base adjusted for Excess Withdrawals:

GLWB Benefit Base adjusted for Excess Withdrawals = GLWB Benefit Base prior to withdrawal – Reduction to GLWB Benefit Base = $100,000 - $13,636.40 = $86,363.60. The new GLWB Payment would be GLWB Benefit Base x GLWB Percentage = $86,363.60 x 5.00% = $4,318.18.

Example 2. This example assumes the Contract Value is less than the GLWB Benefit Base at the time of the withdrawal.

Assume the following information:

●	The GLWB Benefit Base prior to the withdrawal is $100,000.

●	The total withdrawal is $20,000.

●	The GLWB Percentage is 5.00% and the GLWB Payment is $5,000.

●	The Excess Withdrawal (including Surrender Charges and Market Value Adjustments) is $15,000.

●	The Contract Value at the time of the withdrawal is $60,000.

Step 1: Calculate the ratio of the withdrawal to the Contract Value immediately prior to the withdrawal:

Ratio = Excess Withdrawal / (Contract Value immediately prior to the Excess Withdrawal) = $15,000 / $60,000= 0.25

Step 2: Calculate the reduction to GLWB Benefit Base:

Reduction to the GLWB Benefit Base = Ratio x GLWB Benefit Base prior to the withdrawal = 0.25 x $100,000 = $25,000.

Step 3: Calculate the GLWB Benefit Base adjusted for Excess Withdrawals:

GLWB Benefit Base adjusted for Excess Withdrawals = GLWB Benefit Base prior to withdrawal – Reduction to GLWB Benefit Base = $100,000 – 25,000 = $75,000. The new GLWB Payment would be GLWB Benefit Base x GLWB Percentage = $75,000 x 5.00% = $3,750.

As illustrated in Example 2, the GLWB Benefit Base calculation may result in a reduction in the GLWB Benefit Base that is significantly larger than the withdrawal amount.

Required Minimum Distribution Withdrawals

If the Contract is an Individual Retirement Annuity (IRA), GLWB Payments may be used to satisfy your Required Minimum Distribution (RMD) requirements. A withdrawal taken to satisfy RMD requirements prior to the GLWB Payment Start Date will be treated as an Excess Withdrawal and will reduce the GLWB Benefit Base and GLWB Payment and could terminate the Contract. You should not begin RMDs before the GLWB Payment Start Date. If an Excess Withdrawal is taken, any further RMDs taken during the Contract Year will be treated as Excess Withdrawals.

If the RMD associated with the Contract exceeds the GLWB Payment, and you increase the GLWB Payment to meet your RMD requirements, the additional funds withdrawn to satisfy RMD requirements after the GLWB Payment Start Date will not be treated as an Excess Withdrawal and Surrender Charges and Market Value Adjustments will not apply. The additional funds taken to satisfy an RMD requirement will not reduce the GLWB Benefit Base or future GLWB Payments.

The RMD requirement for the Contract is calculated by the Company based on the calendar year taken. The portion of the withdrawal that is treated as an RMD may not be greater than the RMD of the current calendar year less any amount previously withdrawn. For calendar years after the Contract Value is reduced to zero, the GLWB Payments will be treated as the RMD payments with respect to the Contract.

Spousal Continuation of the Guaranteed Lifetime Withdrawal Benefit

If the sole primary Beneficiary is the surviving Spouse of the deceased Owner, the surviving Spouse may elect to continue the Contract as the new Owner. This benefit may only be exercised one time. If the Spouse elects to continue the Contract as the new Owner, the Guaranteed Lifetime Withdrawal Benefit will remain in effect if the surviving Spouse is a Covered Person. If this condition is not met, the Guaranteed Lifetime Withdrawal Benefit will terminate, and we will no longer assess the GLWB Rider Fee.

If the surviving Spouse elects to continue the Contract and the Guaranteed Lifetime Withdrawal Benefit remains in effect, the following will occur:

●	If the spousal continuation election is before the GLWB Payment Start Date, joint GLWB Payments will not be available to the surviving Spouse.

●	If the spousal continuation election is after the GLWB Payment Start Date, we will continue to pay joint GLWB Payments to the surviving Spouse as long as the surviving Spouse is living.

Spousal continuation of a Contract does not impact the GLWB Benefit Base or potential annual GLWB Benefit Base increases on future Contract Anniversaries.

DEATH BENEFIT

Death of the Owner during the Accumulation Period

If the Owner dies during the Accumulation Period (if there are joint Owners, the Death Benefit will become payable after the first joint Owner dies), a Death Benefit will become payable to the Beneficiary. We will pay the Death Benefit after we receive the following at our Administrative Office in a form and manner satisfactory to us:

●	Proof of Death of the Owner while the Contract is in force;

●	Our claim form from each Beneficiary, properly completed; and

●	Any other documents we require.

If you die during the Accumulation Period, your Beneficiary is entitled to a Death Benefit. If you have a Joint Owner, the Death Benefit will be available when the first Joint Owner dies.

If there is a surviving Owner and that Owner is the Spouse of the deceased Owner, the surviving Spouse will be treated as the sole primary Beneficiary, and any other designated Beneficiary will be treated as a contingent Beneficiary. The surviving Spouse may elect to continue the Contract as the new Owner and the Guaranteed Lifetime Withdrawal Benefit will remain in effect if the surviving Spouse is a Covered Person. See “Guaranteed Lifetime Withdrawal Benefit – Spousal Continuation of the Guaranteed Lifetime Withdrawal Benefit” and “Death Benefit – Spousal Continuation” for more details.

The following Death Benefit options are available under a Non-Qualified Contract:

Option A: If the sole primary Beneficiary is the surviving Spouse of the deceased Owner, the surviving Spouse may elect to continue the Contract as the new Owner. An individual who does not meet the definition of Spouse may not be able to continue the Contract for that person’s lifetime. The individual must receive the proceeds of the Contract and any attached endorsements or riders within the time period specified in section 72(s) of the IRC.

Option B: If the Beneficiary is a natural person, the Death Benefit proceeds will be applied in accordance with IRC section 72(s) under one of the Income Payout Options. The income payments must be made for the Beneficiary’s life or a period not extending beyond the Beneficiary’s life expectancy. Payments must commence within one year of the date of the Owner’s death.

Option C: A Beneficiary may elect to receive, at any time, the Death Benefit proceeds in a single lump sum not to extend beyond five years from the date of the Owner’s death.

Unless Option A or B is elected within 60 days of the date we receive Proof of Death or within one year of the date of the Owner’s Death, whichever is earlier, the entire interest in the Contract will be paid under Option C. Until payment of the Death Benefit proceeds, the proceeds remain in the Contract. Death Benefit proceeds will be distributed 5 years from the Owner’s death or earlier if requested by the Beneficiary. Interest, if any, will be paid on the Death Benefit proceeds under Option C as required by applicable state law.

If there are multiple Beneficiaries, each Beneficiary will be able to elect to receive his or her share of the benefits under either Option B or Option C within 60 days of the date we receive Proof of Death or within one year of the Owner’s death, whichever is earlier. If a Beneficiary does not make such an election during that period, their share of the Death Benefit proceeds will be paid under Option C. Until payment of the Death Benefit proceeds, the proceeds remain in the Contract. Death Benefit proceeds will be distributed 5 years from the Owner’s death or earlier if requested by the Beneficiary. Interest, if any, will be paid on the Death Benefit proceeds under Option C as required by applicable state law. Other minimum distribution rules apply to Qualified Contracts.

Death of the Annuitant during the Accumulation Period

If an Annuitant dies during the Accumulation Period and there is a surviving Owner who is a natural person, the following will occur:

●	If there is a surviving Joint Annuitant, the surviving Joint Annuitant will become the Annuitant.

●	If there is no Joint Annuitant, the Owner(s) will become the Annuitant(s).

If an Annuitant dies during the Accumulation Period and the Owner is not a natural person, the following will occur:

●	If any Annuitant dies during the Accumulation Period, the death of any Annuitant will be treated as the death of the Owner and Death Benefit proceeds must be distributed as required by IRC Section 72(s). Beneficiaries may receive these distributions over time, as allowed by the IRC, by electing Option B.

●	Unless Option B is elected within 60 days of the date we receive Proof of Death or within one year of the date of the Owner’s Death, whichever is earlier, Death Benefit proceeds will be paid in accordance with Option C.

Death Benefit Proceeds

Death Benefit proceeds are payable upon our receipt of Proof of Death (Owner’s death or Annuitant’s death if the Owner is not a natural person), and proof of each Beneficiary’s interest, which includes required documentation and proper instructions from each Beneficiary. If we receive Proof of Death before 4:00 P.M. Eastern Time, we will determine the amount of the Death Benefit as of that day. If we receive Proof of Death at or after 4:00 P.M. Eastern Time, we will determine the amount of the Death Benefit as of the next Business Day. The Death Benefit proceeds will be paid within 7 days after our receipt of Proof of Death and proof of each Beneficiary’s interest.

The Death Benefit during the Accumulation Period is equal to the current Contract Value on the date Death Benefit proceeds are payable or the Purchase Payment adjusted for withdrawals, whichever is greater. The Death Benefit terminates on the earlier of the termination of the Contract or when the entire Contract is applied to an Income Payout Option. GLWB Payments will reduce the Death Benefit by the amount of the GLWB Payment. All other withdrawals will proportionally reduce the Purchase Payment used to determine the Death Benefit by the ratio of the withdrawal (including any Surrender Charge or Market Value Adjustment) to the Contract Value immediately prior to the withdrawal, which can result in decreasing the Death Benefit by more than the amount of the withdrawal, and that decrease can be significant.

Examples of Death Benefit after a Withdrawal:

Example 1. This example assumes the Contract Value is greater than the Purchase Payment at the time of the withdrawal.

Assume the following information:

●	Purchase Payment = $100,000
●	Withdrawal (including Surrender Charges and Market Value Adjustments) = $20,000; no other withdrawals have been taken
●	Contract Value at the time of withdrawal = $115,000

Step 1: Calculate the Death Benefit that would be payable immediately prior to the withdrawal:

●	Death Benefit payable immediately prior to the withdrawal = The greater of Purchase Payment and Contract Value
●	Death Benefit payable immediately prior to the withdrawal = The greater of $100,000 and $115,000 = $115,000

Step 2: Calculate ratio of the withdrawal to the Contract Value immediately prior to the withdrawal:

●	Ratio = Withdrawal / (Contract Value immediately prior to the withdrawal)
●	Ratio = $20,000 / $115,000 = 0.173913

Step 3: Calculate reduction to Purchase Payment:

●	Reduction to Purchase Payment = Ratio x (Purchase Payment prior to withdrawal)
●	Reduction to Purchase Payment = 0.173913 x $100,000 = $17,391.30

Step 4: Calculate Purchase Payment adjusted for withdrawals:

●	Purchase Payment adjusted for withdrawals = Purchase Payment prior to withdrawal – Reduction to Purchase Payment
●	Purchase Payment adjusted for withdrawals = $100,000 – $17,391.30 = $82,608.70

Step 5: Calculate the Contract Value after the withdrawal:

●	Contract Value immediately after the withdrawal = Contract Value at the time of the withdrawal – withdrawal
●	Contract Value immediately after the withdrawal = $115,000 – $20,000 = $95,000

Step 6: Calculate the Death Benefit that would be payable immediately after the withdrawal:

●	Death Benefit payable immediately after the withdrawal = The greater of Purchase Payment adjusted for withdrawals and Contract Value immediately after the withdrawal
●	Death Benefit payable immediately after the withdrawal = The greater of $82,608.70 and $95,000 = $95,000
●	The withdrawal of $20,000 reduced the Death Benefit payable by $20,000 (i.e., $115,000 - $95,000)

Example 2. This example assumes the Contract Value is less than the Purchase Payment at the time of the withdrawal.

Assume the following information:

●	Purchase Payment = $100,000
●	Withdrawal (including Surrender Charges and Market Value Adjustments) = $20,000; no other withdrawals have been taken
●	Contract Value at the time of withdrawal = $60,000

Step 1: Calculate the Death Benefit that would be payable immediately prior to the withdrawal:

●	Death Benefit payable immediately prior to the withdrawal = The greater of Purchase Payment and Contract Value
●	Death Benefit payable immediately prior to the withdrawal = The greater of $100,000 and $60,000 = $100,000

Step 2: Calculate ratio of the withdrawal to the Contract Value immediately prior to the withdrawal:

●	Ratio = Withdrawal / (Contract Value immediately prior to the withdrawal)
●	Ratio = $20,000 / $60,000 = 0.3333333

Step 3: Calculate reduction to Purchase Payment:

●	Reduction to Purchase Payment = Ratio x (Purchase Payment prior to withdrawal)
●	Reduction to Purchase Payment = 0.3333333 x $100,000 = $33,333.33

Step 4: Calculate Purchase Payment adjusted for withdrawals:

●	Purchase Payment adjusted for withdrawals = Purchase Payment prior to withdrawal – Reduction to Purchase Payment
●	Purchase Payment adjusted for withdrawals = $100,000 – $33,333.33 = $66,666.67

Step 5: Calculate the Contract Value after the withdrawal:

●	Contract Value immediately after the withdrawal = Contract Value at the time of the withdrawal – withdrawal
●	Contract Value immediately after the withdrawal = $60,000 – $20,000 = $40,000

Step 6: Calculate the Death Benefit that would be payable immediately after the withdrawal:

●	Death Benefit payable immediately after the withdrawal = The greater of Purchase Payment adjusted for withdrawals and Contract Value immediately after the withdrawal
●	Death Benefit payable immediately after the withdrawal = The greater of $66,666.67 and $40,000 = $66,666.67
●	The withdrawal of $20,000 reduced the Death Benefit payable by $33,333.33 (i.e., $100,000 - $66,666.67)

As illustrated in Example 2, the Death Benefit calculation may result in a reduction in the Death Benefit that is significantly larger than the withdrawal amount.

A Surrender Charge and Market Value Adjustment will not apply to Death Benefit proceeds. The Death Benefit amount will not be less than the amount required by state law in which the Contract was delivered.

We will pay interest on lump sum Death Benefit proceeds if required by state law. Interest, if any, will be calculated at the rate and for the time period required by state law.

So far as permitted by law, the Death Benefit proceeds will not be subject to any claim of the Beneficiary's creditors.

If an Owner is added or changed, except in the case of spousal continuation, the amount that will be paid upon the death of the new Owner is equal to the Contract Value on the date Death Benefit proceeds are payable. There is no impact on the Death Benefit if an Owner is removed.

Spousal Continuation

If the sole primary Beneficiary is the surviving Spouse of the deceased Owner, the surviving Spouse may elect to continue the Contract as the new Owner. This benefit may only be exercised one time.

Effective on the continuation date, we will set the Contract Value equal to the Death Benefit proceeds that would have been payable to the Spouse as the designated Beneficiary. This value is known as the spousal continuation amount. The date we receive notification that the surviving Spouse has elected to continue the Contract as the new Owner in Good Order is known as the continuation date.

Any addition to the Contract Value as a result of the Death Benefit proceeds will not be considered a Purchase Payment and will be allocated to the Contract Value on a Pro Rata basis.

On or after the continuation date, the amount that will be paid as Death Benefit proceeds is equal to the greater of:

●	The current Contract Value on the date the Death Benefit proceeds are payable; or

●	The spousal continuation amount adjusted for withdrawals since the continuation date.

Withdrawals other than GLWB Payments will proportionally reduce the spousal continuation amount by the ratio of the withdrawal (including any Surrender Charge and Market Value Adjustment) to the Contract Value immediately prior to the withdrawal. GLWB Payments will reduce the spousal continuation amount by the amount of the GLWB Payment. Withdrawals include deductions for any applicable Surrender Charge and Market Value Adjustment.

A Surrender Charge and Market Value Adjustment will not apply to Death Benefit proceeds. The Death Benefit proceeds will not be less than the amount required by state law in which the Contract was delivered.

See the “Guaranteed Lifetime Withdrawal Benefit” section in this Prospectus for the impact of spousal continuation on the Covered Person(s) and the Guaranteed Lifetime Withdrawal Benefit.

Death of Owner or Annuitant on or After the Payout Date

We must be notified immediately of the death of an Annuitant or Owner. Proof of Death will be required upon the death of an Annuitant or Owner. We are not responsible for any misdirected payments that result from the failure to notify us of any such death.

If an Annuitant dies during the Payout Period, remaining income payments or Death Benefit proceeds, if any, will be distributed as provided by the Income Payout Option in effect. The Income Payout Option in effect will determine whether additional income payments or a Death Benefit apply.

If an Owner dies during the Payout Period, any remaining income payments will be distributed at least as rapidly as provided by the Income Payout Option in effect.

Interest on Death Benefit Proceeds

Interest will be paid on lump sum Death Benefit proceeds if required by state law. Interest, if any, will be calculated at the rate and for the time period required by state law.

Abandoned Property Requirements

Every state has unclaimed property laws which generally declare annuity contracts to be abandoned after a period of inactivity of three to five years from the date the Death Benefit is due and payable. For example, if the payment of a Death Benefit has been triggered, but, if after a thorough search, we are still unable to locate the Beneficiary, or the Beneficiary does not come forward to claim the Death Benefit in a timely manner, the Death Benefit will be paid to the abandoned property division or unclaimed property office of the state in which the Beneficiary or you last resided, as shown on our books and records, or to our state of domicile. The “escheatment” is revocable, however, and the state is obligated to pay the Death Benefit (without interest) if your Beneficiary steps forward to claim it with the proper documentation. The distribution of annuity contracts to the state abandoned property division is subject to tax information reporting, federal income tax withholding and state income tax withholding, where applicable. To prevent such escheatment, it is important that you update your Beneficiary designations, including addresses, if and as they change. To make such changes, please contact us by writing to us or calling us at our Administrative Office.

INCOME PAYMENTS – THE PAYOUT PERIOD

Payout Date

When you purchase the Contract, we will set the Payout Date as the Contract Anniversary following the Annuitant’s 95th birthday. If there are Joint Annuitants, we will set the Payout Date based on the Age of the oldest Joint Annuitant.

You may change the Payout Date by sending an Authorized Request in Good Order to our Administrative Office provided: (i) the request is made while an Owner is living; (ii) the request is received at our Administrative Office at least 30 days before the anticipated Payout Date; (iii) the requested Payout Date is at least two years after the Contract Issue Date; and (iv) the requested Payout Date is no later than the anticipated Payout Date as shown on your Contract Data Page. Any such change is subject to any maximum maturity Age restrictions that may be imposed by law.

Payout Period

The Payout Period is the period of time that begins on the Payout Date and continues until we make the last payment as provided by the Income Payout Option chosen. On the first day of the Payout Period, the Contract Value will be applied to the Income Payout Option you selected unless the GLWB Benefit is in effect and the GLWB Payment would be higher. See “Income Payout Options” on page 48. A Surrender Charge and Market Value Adjustment will not apply to proceeds applied to an Income Payout Option. You cannot change the Annuitant or Owner on or after the Payout Date for any reason.

Terms of Income Payments

We use fixed rates of interest to determine the amount of fixed income payments payable under the Income Payout Options. Fixed income payments are periodic payments from us to the Owner, the amount of which is fixed and guaranteed by us. The amount of each payment depends on the form and duration of the Income Payout Option chosen, the Age of the Annuitant, the gender of the Annuitant (if applicable), the amount applied to purchase the income payments and the applicable income purchase rates in the Contract. The income purchase rates in the Contract are based on a minimum guaranteed interest rate of 1%. We may, in our discretion and on a non-discriminatory basis, make income payments in an amount based on a higher interest rate. Once income payments begin, you cannot change the terms or method of those payments. We do not apply a Surrender Charge or Market Value Adjustment to income payments.

We will make the first income payment on the Payout Date. We may require proof of age and gender (if the Income Payout Option rate is based on gender) of the Annuitant/Joint Annuitants before making the first income payment. To receive income payments, the Annuitant/Joint Annuitant must be living on the Payout Date and on the date that each subsequent payment is due as required by the terms of the Income Payout Option. We may require proof from time to time that this condition has been met.

INCOME PAYOUT OPTIONS

If the Guaranteed Lifetime Withdrawal Benefit has not been terminated, income payments will be equal to the greater of the GLWB Payment or the income payment under the Income Payout Option elected. If the income payment is equal to the GLWB Payment, the Covered Person(s) becomes the Annuitant(s). Upon the death of all Annuitants, we will pay the Beneficiary an amount equal to the Contract Value immediately prior to the commencement of the Payout Period less the total of the income payments paid. If the income payment is equal to the income payment under the Income Payout Option elected, upon the death of all Annuitants, we will pay the Beneficiary as described in “Income Payout Options” below.

The amount applied to an Income Payout Option is equal to the Contract Value immediately prior to the commencement of the Payout Period less the amount of any premium taxes paid.

Election of an Income Payout Option

You and/or the Beneficiary may elect to receive one of the Income Payout Options described under “Options” below. The Income Payout Option and distribution, however, must satisfy the applicable distribution requirements of Section 72(s) or 401(a)(9) of the Internal Revenue Code, as applicable.

The election of an Income Payout Option must be made by Authorized Request. The election is irrevocable after the payments commence. The Owner may not assign or transfer any future payments under any option.

We will make income payments monthly, quarterly, semiannually, or annually for the Installment Option. Life Income and Joint and Survivor Life Income options allow monthly income payments. We will also furnish the amount of such payments on request.

You may change your Income Payout Option any time before payments begin on the Payout Date.

Income Payout Options

We offer the following Income Payout Options described below. The frequency and duration of income payments will affect the amount you receive with each payment. In general, if income payments are expected to be made over a longer period of time, the amount of each income payment will be less than the amount of each income payment if income payments are expected to be made over a shorter period of time. Similarly, more frequent income payments will result in the amount of each income payment being lower than if income payments were made less frequently for the same period of time.

Option 1 – Installment Option. We will pay monthly income payments for a chosen number of years, not less than 10, nor more than 30. If the Annuitant dies before income payments have been made for the chosen number of years, remaining guaranteed income payments will be treated as the death benefit and will be distributed in one of the following two ways: a.) income payments will be continued for the remainder of the period to the Owner; or b.) the present value of the remaining income payments, computed at the interest rate used to create the Option 1 rates, will be paid to the Owner.

Option 2 – Life Income Option – Guaranteed Period Certain. We will pay monthly income payments for as long as the Annuitant lives. If the Annuitant dies before all of the income payments have been made for the guaranteed period certain, remaining guaranteed income payments will be treated as the death benefit and will be distributed in one of the following two ways: a.) income payments will be continued during the remainder of the guaranteed period certain to the Owner; or b.) the present value of the remaining income payments, computed at the interest rate used to create the Option 2 rates, will be paid to the Owner. If a Guaranteed Period of 0 years is selected and the Annuitant dies before the first income payment is made, no income payments will be made, and the Death Benefit described in the “DEATH BENEFIT – Death Benefit Proceeds” on page 43 of this Prospectus will be paid.

The Guaranteed Period Certain choices are:

●	0 years (life income only);

●	5 years;

●	10 years;

●	15 years; or

●	20 years.

Option 3 – Joint and Survivor Life Income Option – 10-Year Guaranteed Period Certain. We will pay monthly income payments for as long as either of the Annuitants is living. If at the death of the second surviving Annuitant, income payments have been made for less than 10 years, remaining guaranteed income payments will be treated as the death benefit and will be distributed in one of the following two ways: a.) income payments will be continued during the remainder of the guaranteed period certain to the Owner; or b.) the present value of the remaining income payments, computed at the interest rate used to create the Option 3 rates, will be paid to the Owner.

Income payment(s) will be made to the Beneficiary if there is no surviving Owner. If there is no surviving Owner or Beneficiary, income payment(s) will be made to the Owner’s estate.

If you do not select an Income Payout Option, we will make monthly payments on the following basis, (unless the Internal Revenue Code (“IRC”) requires that we pay in some other manner in order for the Contract to qualify as an annuity or to comply with Section 401(a)(9) of the IRC, in which case we will comply with those requirements):

●	If the Guaranteed Lifetime Withdrawal Benefit has not been terminated, the Covered Person(s) becomes the Annuitant(s). Income payments will be equal to the greater of (a) and (b):

(a)   GLWB Payment; or (b) The Contract Value applied to the Life Income Option with 10-Year Guaranteed Period Certain for Contracts with one Annuitant or the Joint and Survivor Life Income Option with 10-Year Guaranteed Period Certain for Contracts with two Annuitants, as described in Income Payout Options 2 and 3 above.

●	If the income payment is equal to (a), upon the death of all Annuitants, we will pay the Beneficiary an amount equal to the Contract Value immediately prior to the commencement of the Payout Period less the total of the income payments paid. If the income payment is equal to (b), upon the death of all Annuitants, we will pay the Beneficiary as described in Income Payout Options 2 and 3 above.

●	If the Guaranteed Lifetime Withdrawal Benefit is terminated, income payments will be equal to the Contract Value applied to the Life Income Option with 10-Year Guaranteed Period Certain for Contracts with one Annuitant or the Joint and Survivor Life Income Option with 10-Year Guaranteed Period Certain for Contracts with two Annuitants, as described in Income Payout Options 2 and 3 above.

The minimum amount which can be applied under all income payout options is the greater of $2,500 or the amount required to provide an initial monthly income payment of $20. We do not allow partial annuitization. We may require due proof of age and gender of any Annuitant on whose life an income payout option is based.

The Income Payout Options described above may not be offered in all states. Any state variations are described in Appendix B to this Prospectus. Further, we may offer other Income Payout Options. More than one option may be elected. If your Contract is a Qualified Contract, not all options may satisfy Required Minimum Distribution rules. In addition, note that effective for Qualified Contract Owners who die on or after January 1, 2020, subject to certain exceptions, most non-spouse designated beneficiaries must now complete death benefit distributions within ten years of the Owner’s death in order to satisfy required minimum distribution rules. You should consult a tax advisor before electing an Income Payout Option.

FEDERAL INCOME TAX MATTERS

The following discussion is general in nature and is not intended as tax advice. Each person concerned should consult a competent tax adviser. No attempt is made to consider any applicable state or other income tax laws, any state and local estate or inheritance tax, or other tax consequences of ownership or receipt of distributions under a Contract.

When you invest in an annuity contract, you usually do not pay taxes on your investment gains until you withdraw the money—generally for retirement purposes. If you invest in an annuity as part of an individual retirement plan, pension plan or employer-sponsored retirement program, your contract is called a Qualified Contract. If your annuity is independent of any formal retirement or pension plan, it is termed a Non-Qualified Contract. The tax rules applicable to Qualified Contracts vary according to the type of retirement plan and the terms and conditions of the plan. See “Non-Natural Person” below for a discussion of Non-Qualified Contracts owned by persons such as corporations and trusts that are not natural persons.

Tax Status of the Contracts

Tax law imposes several requirements that annuities must satisfy in order to receive the tax treatment normally accorded to annuity contracts.

Required Distributions. In order to be treated as an annuity contract for Federal income tax purposes, Section 72(s) of the IRC requires any Non-Qualified Contract to contain certain provisions specifying how your interest in the Contract will be distributed in the event of the death of an Owner of the Contract. Specifically, Section 72(s) requires that (i) if any Owner dies on or after the annuity starting date, but prior to the time the entire interest in the Contract has been distributed, the entire interest in the Contract will be distributed at least as rapidly as under the method of distribution being used as of the date of such Owner’s death; and (ii) if any Owner dies prior to the annuity starting date, the entire interest in the Contract will be distributed within five years after the date of such Owner’s death unless distributions are made over life or life expectancy, beginning within one year of the death of the Owner. However, if the designated Beneficiary is the surviving spouse of the deceased Owner, the Contract may be continued with the surviving spouse as the new Owner.

The Non-Qualified Contracts contain provisions that are intended to comply with these IRC requirements, although no regulations interpreting these requirements have yet been issued. We intend to review such provisions and modify them if necessary to comply with the applicable requirements when such requirements are clarified by regulation or otherwise.

Other rules may apply to Qualified Contracts.

Taxation of Non-Qualified Contracts

Non-Natural Person. If a non-natural person (e.g., a corporation or a trust) owns a Non-Qualified Contract, the taxpayer generally must include in income any increase in the excess of the account value over the investment in the Contract (generally, the Purchase Payment or other consideration paid for the Contract) during the taxable year. There are some exceptions to this rule and a prospective Owner that is not a natural person should discuss these with a tax adviser.

The following discussion generally applies to Contracts owned by natural persons.

Withdrawals. When a withdrawal from a Non-Qualified Contract occurs, the amount received will be treated as ordinary income subject to tax up to an amount equal to the excess (if any) of the Contract Value, without adjustment for any applicable Surrender Charge, immediately before the distribution over the Owner’s investment in the Contract (generally, the Purchase Payment or other consideration paid for the Contract, reduced by any amount previously distributed from the Contract that was not subject to tax) at that time. The Contract Value immediately before a withdrawal may have to be increased by any positive Market Value Adjustment that results from a withdrawal. There is, however, no definitive guidance on the proper tax treatment of Market Value Adjustments, and you should discuss the potential tax consequences of a Market Value Adjustment with your tax adviser. In the case of a surrender under a Non-Qualified Contract, the amount received generally will be taxable only to the extent it exceeds the Owner’s investment in the Contract. GLWB Payments, even after the Contract Value is zero, are subject to the same tax provisions as withdrawals, including an additional tax if elected prior to age 59½. GLWB Payments are fully taxable as income after the investment in the Contract (generally, the Purchase Payment or other consideration paid for the Contract) is fully recovered.

In the case of a withdrawal under a Qualified Contract, a ratable portion of the amount received is taxable, generally based on the ratio of the “investment in the contract” to the individual’s total account balance or accrued benefit under the retirement plan. The “investment in the contract” generally equals the amount of any non-deductible Purchase Payment paid by or on behalf of any individual. In many cases, the “investment in the contract” under a Qualified Contract can be zero.

Additional Tax on Certain Withdrawals. In the case of a distribution from a Non-Qualified Contract and

Qualified Contract, there may be an imposed federal additional tax equal to ten percent of the amount treated as income. In general, however, this additional tax does not apply to distributions:

●	you die;

●	you become disabled;

●	you receive a series of substantially equal periodic payments made (at least annually) for your life (or life expectancy) or the joint lives (or life expectancies) for you and your named beneficiary;

●	your withdrawal is a qualified reservist distribution;

●	the distribution is due to any IRS levy;

●	your withdrawal is due to a terminal illness distribution; or

●	you withdraw funds up to the cap for domestic violence abuse distribution.

Other exceptions may be applicable under certain circumstances and special rules may be applicable in connection with the exceptions enumerated above. Additional exceptions may apply to distributions from a Qualified Contract. You should consult a qualified tax adviser.

Substantially Equal Periodic Payments. Substantially equal periodic payments must continue until the later of reaching age 59½ or five years. Modification of payments during that time period will result in the retroactive application of the 10% additional tax. You should consult a qualified tax adviser before making a modification.

Income Payments. Although tax consequences may vary depending on the payout option elected under an annuity contract, a portion of each income payment is generally not taxed, and the remainder is taxed as ordinary income. The non-taxable portion of an income payment is generally determined in a manner that is designed to allow you to recover your investment in the Contract ratably on a tax-free basis over the expected stream of income payments, as determined when income payments start. Once your investment in the Contract has been fully recovered, however, the full amount of each income payment is subject to tax as ordinary income.

Taxation of Death Benefit Proceeds. Amounts may be distributed from a Contract because of your death or the death of the Annuitant. Generally, such amounts are includible in the income of the recipient as follows: (i) if distributed in a lump sum, they are taxed in the same manner as surrender of the Contract, or (ii) if distributed under a payout option, they are taxed in the same way as income payments.

Withholding. Annuity distributions are generally subject to withholding for the recipient’s federal income tax and state income tax liability, where applicable. Recipients can generally elect, however, not to have tax withheld from distributions. The withholding rate varies according to the type of distribution and the Owner’s tax status. The Owner will be provided the opportunity to elect not have tax withheld from distributions. Certain limitations may apply.

“Eligible rollover distributions” from section 401(a), 403(b), and governmental 457 plans are subject to a mandatory federal income tax withholding of 20%. For this purpose, an eligible rollover distribution is any distribution to an employee (or employee' spouse or former spouse as Beneficiary or alternate Payee) from such a plan, except certain distributions such as distributions required by the Internal Revenue Code, distributions in a specified annuity form, or hardship distributions. The 20% withholding does not apply, however, to nontaxable distributions or if: (i) the employee (or employee’s spouse or former spouse as Beneficiary or alternative Payee)the employee chooses a “direct rollover” from the plan to a tax-qualified plan, IRA or tax sheltered annuity or to a governmental 457 plan that agrees to separately account for rollover contributions; or (ii) a non-spouse Beneficiary chooses a “direct rollover” from the plan to an IRA established by the direct rollover.

Multiple Contracts. All Non-Qualified deferred annuity contracts that are issued by us (or our affiliates) to the same Owner during any calendar year are treated as one annuity contract for purposes of determining the amount includible in such Owner’s income when a taxable distribution occurs.

Further Information. We believe that the Contracts will qualify as annuity contracts for Federal income tax purposes and the above discussion is based on that assumption.

Taxation of Qualified Contracts

The tax rules applicable to Qualified Contracts vary according to the type of retirement plan and the terms and conditions of the plan. Your rights under a Qualified Contract may be subject to the terms of the retirement plan itself, regardless of the terms of the Qualified Contract. Adverse tax consequences may result if you do not ensure that contributions, distributions and other transactions with respect to the Contract comply with the law. This Contract is available as a qualified contract as follows.

Individual Retirement Annuities (IRAs), as defined in Section 408 of the IRC, permit individuals to make annual contributions of up to the lesser of a specified dollar amount for the year or the amount of compensation includible in the individual’s gross income for the year. The contributions may be deductible in whole or in part, depending on the individual’s income. Distributions from certain retirement plans may be “rolled over” into an IRA on a tax-deferred basis without regard to these limits. Amounts in the IRA (other than nondeductible contributions) are taxed when distributed from the IRA. A 10% additional tax generally applies to distributions made before age 59½, unless an exception applies. Distributions that are rolled over to an IRA within 60 days are not immediately taxable, however only one such rollover is permitted each year. An individual can make only one rollover from an IRA to another (or the same) IRA in any 12-month period, regardless of the number of IRAs that are owned. The limit will apply by aggregating all of an individual’s IRAs, including SEP and SIMPLE IRAs as well as traditional and Roth IRAs, effectively treating them as one IRA for purposes of the limit. This limit does not apply to direct trustee-to-trustee transfers or conversation to Roth IRAs.

Roth IRAs, as described in IRC Section 408A, permit certain eligible individuals to contribute to make non-deductible contributions to a Roth IRA in cash or as a rollover or transfer from another Roth IRA or other IRA. A rollover from or conversion of an IRA to a Roth IRA is generally subject to tax and other special rules apply. The Owner may wish to consult a tax adviser before combining any converted amounts with any other Roth IRA contributions, including any other conversion amounts from other tax years. Distributions from a Roth IRA generally are not taxed, except that, once aggregate distributions exceed contributions to the Roth IRA, income tax and a 10% additional tax may apply to distributions made (i) before age 59½ (subject to certain exceptions), or (ii) during the five taxable years starting with the year in which the first contribution is made to any Roth IRA. A 10% additional tax may apply to amounts attributable to a conversion from an IRA if they are distributed during the five taxable years beginning with the year in which the conversion was made. Distributions that are rolled over to an IRA within 60 days are not immediately taxable, however only one such rollover is permitted each year. An individual can make only one rollover from an IRA to another (or the same) IRA in any 12-month period, regardless of the number of IRAs that are owned. The limit will apply by aggregating all of an individual’s IRAs, including SEP and SIMPLE IRAs as well as traditional and Roth IRAs, effectively treating them as one IRA for purposes of the limit. This limit does not apply to direct trustee-to-trustee transfers or conversions to Roth IRAs.

Other Tax Issues. Qualified Contracts have minimum distribution rules that govern the timing and amount of distributions. You should refer to your Contract or consult a tax adviser for more information about these distribution rules.

The required beginning date for these distributions is based on your applicable age as defined in the tax law. You should refer to your Contract, retirement plan, adoption agreement, or consult a tax adviser for more information about these distribution rules.

Required Minimum Distributions. If distributions from your IRA are made in the form of an annuity, and the annuity payments in a year exceed the amount that would be required to be distributed for the year under the rules for non-annuitized contracts (determined by treating the IRA’s account balance as including the value of the annuity), the excess can be counted towards satisfying the required minimum distribution with respect to any non-annuitized account balance in your IRA(s). You should consult a tax adviser for if you want to use this special rule.

Effective for Qualified Contract Owners who die on or after January 1, 2020, subject to certain exceptions, most non-spouse designated beneficiaries must now complete death benefit distributions within ten years of the Owner’s death in order to satisfy required minimum distribution rules. Consult a tax advisor.

If you fail to take your full RMD for a year, you will be subject to a 25% excise tax on any shortfall. This excise tax is reduced to 10% if a distribution of the shortfall is made within two years and prior to the date the excise tax is assessed or imposed by the IRS. If you fail to take your full RMD for a year, you should consult with a tax adviser for more information.

Distributions from Qualified Contracts generally are subject to withholding for the Owner’s federal income tax liability and state income tax liability, where applicable. The withholding rate varies according to the type of distribution and the Owner’s tax status. The Owner will be provided the opportunity to elect not have tax withheld from distributions. Certain limitations may apply that are not discussed herein. An Owner contemplating an election not to have withholding, should consult a tax advisor as to the tax consequences.

Federal Estate Taxes, Gift and Generation-Skipping Transfer Taxes

While no attempt is being made to discuss in detail the Federal estate tax implications of the Contract, a purchaser should keep in mind that the value of an annuity contract owned by a decedent and payable to a Beneficiary by virtue of surviving the decedent is included in the decedent’s gross estate. Depending on the terms of the annuity contract, the value of the annuity included in the gross estate may be the value of the lump sum payment payable to the contingent Owner or the actuarial value of the payments to be received by the Beneficiary. Consult an estate planning adviser for more information.

Under certain circumstances, the Internal Revenue Code may impose a generation-skipping transfer tax (“GST”) when all or part of an annuity contract is transferred to, or a Death Benefit is paid to, an individual two or more generations younger than the Owner. Regulations issued under the IRC may require us to deduct the tax from your Contract, or from any applicable payment, and pay it directly to the IRS.

The potential application of these taxes underscores the importance of seeking guidance from a qualified adviser to help ensure that your estate plan adequately addresses your needs and those of your beneficiaries under all possible scenarios.

Medicare Tax

Distributions from non-qualified annuity policies will be considered “investment income” for purposes of the Medicare tax on investment income. Thus, in certain circumstances, a 3.8% tax may be applied to some or all of the taxable portion of distributions (e.g., earnings) to individuals whose income exceeds certain threshold amounts. Please consult a tax advisor for more information.

Same-Sex Spouses

The Contract provides that upon your death, a surviving Spouse may have certain continuation rights that he or she may elect to exercise for the Contract’s Death Benefit and any joint-life coverage under an optional living benefit. All Contract provisions relating to spousal continuation are available only to a person who meets the definition of “spouse” under federal law. The U.S. Supreme Court has held that same-sex marriages must be permitted under state law and that marriages recognized under state law will be recognized for federal law purposes. Domestic partnerships and civil unions that are not recognized as legal marriages under state law, however, will not be treated as marriages under federal law. Consult a tax adviser for more information on this subject.

Annuity Purchases by Nonresident Aliens and Foreign Corporations

The discussion above provides general information regarding U.S. federal income tax consequences to annuity purchasers that are U.S. citizens or residents. Purchasers that are not U.S. citizens or residents will generally be subject to U.S. federal withholding tax on taxable distributions from annuity contracts at a

30% rate unless a lower treaty rate applies. In addition, such purchasers may be subject to state and/or municipal taxes and taxes that may be imposed by the purchaser’s country of citizenship or residence. Additional withholding may occur with respect to entity purchasers (including foreign corporations, partnerships and trusts) that are not U.S. residents. Prospective purchasers are advised to consult with a qualified tax adviser regarding U.S., state, and foreign taxation with respect to an annuity contract purchase.

What Acts may result in Penalties or Additional Taxes?

There are tax advantages to using an annuity for retirement savings. The tax advantages may be offset by additional taxes and penalties if you are not familiar with and follow the rules.

For example, there may be additions to regular tax for the following activities:

●	Taking early distributions

●	Allowing excess amounts to accumulate for failing to tax required distributions.

●	Making excess contributions

There may be penalties for the following, without limitation:

●	Overstating the amount of nondeductible contributions

●	Not having enough tax withheld

●	Failing to report income

Please consult with your personal advisor to understand when additional tax or penalties may apply.

Possible Tax Law Changes

Although the likelihood of legislative changes is uncertain, there is always the possibility that the tax treatment of the Contract could change by legislation or otherwise. Consult a tax adviser with respect to legislative developments and their effect on the Contract.

We have the right to modify the Contract in response to legislative changes that could otherwise diminish the favorable tax treatment that annuity contract owners currently receive. We make no guarantee regarding the tax status of the Contract and do not intend the above discussion as tax advice.

OTHER INFORMATION

Important Information about the Indices

S&P 500 Index. The Contract is not sponsored, endorsed, sold or promoted by Standard & Poor’s, a division of the McGraw-Hill companies, Inc. (“S&P”). S&P makes no representation or warranty, express or implied, to the Owners of the Contract or any member of the public regarding the advisability of investing in securities generally or in the Contract particularly or the ability of the S&P 500 Index to track general stock market performance. S&P’s only relationship to the Company is the licensing of certain trademarks and trade names of S&P and of the S&P 500 Index which is determined, composed and calculated by S&P without regard to the Company or the Contract. S&P has no obligation to take the needs of the Company or the Owners of the Contract into consideration in determining, composing or calculating the S&P 500 Index.

S&P is not responsible for and has not participated in the determination of the prices and amount of the Contract or the timing of the issuance or sale of the Contract or in determination or calculation of the equation by which the Contract is to be converted into cash. S&P has no obligation or liability in connection with the administration, marketing or trading of the Contract.

S&P DOES NOT GUARANTEE THE ACCURACY AND/OR THE COMPLETENESS OF THE S&P 500 INDEX OR ANY DATA INCLUDED THEREIN, AND S&P SHALL HAVE NO LIABILITY FOR ANY ERRORS, OMISSIONS, OR INTERRUPTIONS THEREIN. S&P MAKES NO WARRANTY, EXPRESS OR IMPLIED,

AS TO RESULTS TO BE OBTAINED BY THE COMPANY, OWNERS OF THE PRODUCT, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE S&P 500 INDEX OR ANY DATA INCLUDED THEREIN. S&P MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE S&P 500 INDEX OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL S&P HAVE ANY LIABILITY FOR ANY SPECIAL, PUNITIVE, INDIRECT, OR CONSEQUENTIAL DAMAGES (INCLUDING LOST PROFITS), EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

The S&P 500 Index is a stock market index based on the market capitalizations of 500 leading companies publicly traded in the U.S. stock market, as determined by Standard & Poor’s. The S&P 500 Index can go up or down based on the stock prices of the 500 companies that comprise the Index. The S&P 500 Index does not include dividends paid on the stocks comprising the Index and therefore does not reflect the full investment performance of the underlying stocks.

The S&P 500 Index is a trademark of Standard & Poor’s or its affiliates and has been licensed for use by the Company.

Russell 2000 Index. The Contract is not sponsored, endorsed, sold or promoted by Frank Russell Group (“Russell”). Russell makes no representation or warranty, express or implied, to the Owners of the Contract or any member of the public regarding the advisability of investing in securities generally or in the Contract particularly or the ability of the Russell 2000 Index to track general stock market performance. Russell only relationship to the Company is in the licensing of certain trademarks and trade names of Russell and Russell 2000 Index which is determined, composed and calculated by Russell without regard to the Company or the Contract. Russell has no obligation to take the needs of the Company or the Owners of the Contract into consideration in determining, composing or calculating the Russell 2000 Index. Russell is not responsible for and has not participated in the determination of the prices and amount of the Contract or the timing of the issuance or sale of the Contract or in determination or calculation of the equation by which the Contract is to be converted into cash. Russell has no obligation or liability in connection with the administration, marketing or trading of the Contract.

RUSSELL DOES NOT GUARANTEE THE ACCURACY AND/OR THE COMPLETENESS OF THE RUSSELL 2000 INDEX OR ANY DATA INCLUDED THEREIN, AND RUSSELL SHALL HAVE NO LIABILITY FOR ANY ERRORS, OMISSIONS, OR INTERRUPTIONS THEREIN. RUSSELL MAKES NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY THE COMPANY, OWNERS OF THE PRODUCT, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE RUSSELL 2000 INDEX OR ANY DATA INCLUDED THEREIN. MSCI MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE RUSSELL 2000 INDEX OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL RUSSELL HAVE ANY LIABILITY FOR ANY SPECIAL, PUNITIVE, INDIRECT, OR CONSEQUENTIAL DAMAGES (INCLUDING LOST PROFITS), EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

Russell 2000® is a stock market index that measures performance of the 2,000 smallest companies in the Russell 3000® Index, which is made up of 3,000 of the largest U.S. stocks. The Russell 2000® Index is constructed to provide a comprehensive and unbiased small-cap barometer and is completely reconstituted annually to ensure larger stocks do not affect the performance and characteristics of the true small-cap index.

MSCI EAFE Index. The Contract is not sponsored, endorsed, sold or promoted by Morgan Stanley Capital International Inc. (“MSCI”). MSCI makes no representation or warranty, express or implied, to the Owners of the Contract or any member of the public regarding the advisability of investing in securities generally or in the Contract particularly or the ability of the MSCI EAFE Index to track general stock market performance. MSCI’s only relationship to the Company is in the licensing of certain trademarks and trade names of MSCI and of the MSCI EAFE Index which is determined, composed and calculated by MSCI without regard to the

Company or the Contract. MSCI has no obligation to take the needs of the Company or the Owners of the Contract into consideration in determining, composing or calculating the MSCI EAFE Index. MSCI is not responsible for and has not participated in the determination of the prices and amount of the Contract or the timing of the issuance or sale of the Contract or in determination or calculation of the equation by which the Contract is to be converted into cash. MSCI has no obligation or liability in connection with the administration, marketing or trading of the Contract.

MSCI DOES NOT GUARANTEE THE ACCURACY AND/OR THE COMPLETENESS OF THE MSCI EAFE INDEX OR ANY DATA INCLUDED THEREIN AND MSCI SHALL HAVE NO LIABILITY FOR ANY ERRORS, OMISSIONS, OR INTERRUPTIONS THEREIN. MSCI MAKES NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY THE COMPANY, OWNERS OF THE PRODUCT, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE MSCI INDEX OR ANY DATA INCLUDED THEREIN. MSCI MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE MSCI EAFE INDEX OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL MSCI HAVE ANY LIABILITY FOR ANY SPECIAL, PUNITIVE, INDIRECT, OR CONSEQUENTIAL DAMAGES (INCLUDING LOST PROFITS), EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

The MSCI EAFE Index is an equity index which captures large and mid cap representation across developed markets countries around the world, excluding the U.S. and Canada. With 912 constituents, the MSCI EAFE Index covers approximately 85% of the free float-adjusted market capitalization in each country.

The MSCI EAFE Index is a trademark of MSCI or its affiliates and has been licensed for use by the Company.

Dimensional US Small Cap Value Systematic Index. The Dimensional US Small Cap Value Systematic Index (the “Index”) is sponsored and published by Dimensional Fund Advisors LP (“Dimensional”). References to Dimensional include its respective directors, officers, employees, representatives, delegates or agents. The use of “Dimensional” in the name of the Index and the related stylized mark(s) are service marks of Dimensional and have been licensed for use by TruStage. TruStage has entered into a license agreement with Dimensional providing for the right to use the Index and related trademarks in connection with the TruStage™ Zone Income Annuity (the “Financial Product”). The Financial Product is not sponsored, endorsed, sold or promoted by Dimensional, and Dimensional makes no representation regarding the advisability of investing in such Financial Product. Dimensional has no responsibilities, obligations or duties to investors in the Financial Product, nor does Dimensional make any express or implied warranties, including, but not limited to, any warranties of merchantability or fitness for a particular purpose or use with respect to the Index, or as to results to be obtained by a Financial Product or any other person or entity from the use of the Index, trading based on the Index, the levels of the Index at any particular time on any particular date, or any data included therein, either in connection with the Financial Product or for any other use. Dimensional has no obligation or liability in connection with the administration, marketing or trading of the Financial Product. In certain circumstances, Dimensional may suspend or terminate the Index. Dimensional has appointed a third-party agent (the “Index Calculation Agent”) to calculate and maintain the Index. While Dimensional is responsible for the operation of the Index, certain aspects have thus been outsourced to the Index Calculation Agent. Dimensional does not guarantee the accuracy, timeliness or completeness of the Index, or any data included therein or the calculation thereof or any communications with respect thereto. Dimensional has no liability for any errors, omissions or interruptions of the Index or in connection with its use. In no event shall Dimensional have any liability of whatever nature for any losses, damages, costs, claims and expenses (including any special, punitive, direct, indirect or consequential damages (including lost profits)) arising out of matters relating to the use of the Index, even if notified of the possibility of such damages. Dimensional has provided TruStage with all material information related to the Index methodology and the maintenance, operation and calculation of the Index. Dimensional makes no representation with respect to the completeness of information related to the Index provided by TruStage in connection with the offer or sale of any Financial Product. Dimensional acts as principal and not as agent or fiduciary of any other person. Dimensional has not published or approved this document, nor does Dimensional accept any responsibility for its contents or use.

Barclays Risk Balanced Index. Neither Barclays Bank PLC (“BB PLC”) nor any of its affiliates (collectively ‘Barclays’) is the issuer or producer of TruStage™ Zone Income Annuity and Barclays has no responsibilities, obligations or duties to investors in TruStage™ Zone Income Annuity. The Barclays Risk Balanced Index (the “Index”), together with any Barclays indices that are components of the Index, is a trademark owned by Barclays and, together with any component indices and index data, is licensed for use by the Company as the issuer or producer of TruStage™ Zone Income Annuity (the “Issuer”).

Barclays’ only relationship with the Issuer in respect of the Index is the licensing of the Index, which is administered, compiled and published by BB PLC in its role as the index sponsor (the “Index Sponsor”) without regard to the Issuer or the TruStage™ Zone Income Annuity or investors in the TruStage™ Zone Income Annuity. Additionally, the Company as issuer or producer TruStage™ Zone Income Annuity may for itself execute transaction(s) with Barclays in or relating to the Index in connection with TruStage™ Zone Income Annuity. Investors acquire TruStage™ Zone Income Annuity from the Company and investors neither acquire any interest in the Index nor enter into any relationship of any kind whatsoever with Barclays upon making an investment TruStage™ Zone Income Annuity. The TruStage™ Zone Income Annuity is not sponsored, endorsed, sold or promoted by Barclays and Barclays makes no representation regarding the advisability of the TruStage™ Zone Income Annuity or use of the Index or any data included therein. Barclays shall not be liable in any way to the Issuer, investors or to other third parties in respect of the use or accuracy of the Index or any data included therein.

Barclays Index Administration (“BINDA”), a distinct function within BB PLC, is responsible for day-to-day governance of BB PLC’s activities as Index Sponsor.

To protect the integrity of Barclays’ indices, BB PLC has in place a control framework designed to identify and remove and/or mitigate (as appropriate) conflicts of interest. Within the control framework, BINDA has the following specific responsibilities:

●	oversight of any third party index calculation agent;

●	acting as approvals body for index lifecycle events (index launch, change and retirement); and

●	resolving unforeseen index calculation issues where discretion or interpretation may be required (for example: upon the occurrence of market disruption events).

To promote the independence of BINDA, the function is operationally separate from BB PLC’s sales, trading and structuring desks, investment managers, and other business units that have, or may be perceived to have, interests that may conflict with the independence or integrity of Barclays’ indices.

Notwithstanding the foregoing, potential conflicts of interest exist as a consequence of BB PLC providing indices alongside its other businesses. Please note the following in relation to Barclays’ indices:

●	BB PLC may act in multiple capacities with respect to a particular index including, but not limited to, functioning as index sponsor, index administrator, index owner and licensor.

●	Sales, trading or structuring desks in BB PLC may launch products linked to the performance of an index. These products are typically hedged by BB PLC’s trading desks. In hedging an index, a trading desk may purchase or sell constituents of that index. These purchases or sales may affect the prices of the index constituents which could in turn affect the level of that index.

●	BB PLC may establish investment funds that track an index or otherwise use an index for portfolio or asset allocation decisions.

The Index Sponsor is under no obligation to continue the administration, compilation and publication of the Index or the level of the Index. While the Index Sponsor currently employs the methodology ascribed to the Index (and application of such methodology shall be conclusive and binding), no assurance can be given that market, regulatory, juridical, financial, fiscal or other circumstances (including, but not limited to, any changes to or any suspension or termination of or any other events affecting any constituent within the Index) will not arise that would, in the view of the Index Sponsor, necessitate an adjustment, modification or change of such methodology. In certain circumstances, the Index Sponsor may suspend or terminate the Index. The Index Sponsor has appointed a third-party agent (the “Index Calculation Agent”) to calculate and maintain the Index. While the Index Sponsor is responsible for the operation of the Index, certain aspects have thus been outsourced to the Index Calculation Agent.

Barclays

1.	makes no representation or warranty, express or implied, to the Issuer or any member of the public regarding the advisability of investing in transactions generally or the ability of the Index to track the performance of any market or underlying assets or data; and

2.	has no obligation to take the needs of the Issuer into consideration in administering, compiling or publishing the Index.

Barclays has no obligation or liability in connection with administration, marketing or trading of the TruStage™ Zone Income Annuity.

The licensing agreement between the Company and BB PLC is solely for the benefit of the Company and Barclays and not for the benefit of the owners of the TruStage™ Zone Income Annuity, investors or other third parties.

BARCLAYS DOES NOT GUARANTEE, AND SHALL HAVE NO LIABILITY TO THE PURCHASERS AND TRADERS, AS THE CASE MAY BE, OF THE TRANSACTION OR TO THIRD PARTIES FOR THE QUALITY, ACCURACY AND/OR COMPLETENESS OF THE INDEX OR ANY DATA INCLUDED THEREIN OR FOR INTERRUPTIONS IN THE DELIVERY OF THE INDEX. BARCLAYS MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND HEREBY EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE INDEX INCLUDING, WITHOUT LIMITATION, THE INDICES, OR ANY DATA INCLUDED THEREIN. IN NO EVENT SHALL BARCLAYS HAVE ANY LIABILITY FOR ANY SPECIAL, PUNITIVE, INDIRECT, OR CONSEQUENTIAL DAMAGES, OR ANY LOST PROFITS, EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES SAVE TO THE EXTENT THAT SUCH EXCLUSION OF LIABILITY IS PROHIBITED BY LAW.

None of the information supplied by Barclays and used in this publication may be reproduced in any manner without the prior written permission of Barclays Bank PLC. Barclays Bank PLC is registered in England No. 1026167. Registered office 1 Churchill Place London E14 5HP.

Any reference to ‘Bloomberg Index Services Limited’ (including as abbreviated to ‘Bloomberg’) in their capacity as the index calculation agent must include the following:

Bloomberg Index Services Limited is the official index calculation and maintenance agent of the Index, an index owned and administered by Barclays. Bloomberg Index Services Limited does not guarantee the timeliness, accurateness, or completeness of the Index calculations or any data or information relating to the Index. Bloomberg Index Services Limited makes no warranty, express or implied, as to the Index or any data or values relating thereto or results to be obtained therefrom, and expressly disclaims all warranties of merchantability and fitness for a particular purpose with respect thereto. To the maximum extent allowed by law, Bloomberg Index Services Limited, its affiliates, and all of their respective partners, employees, subcontractors, agents, suppliers and vendors (collectively, the “protected parties”) shall have no liability or responsibility, contingent or otherwise, for any injury or damages, whether caused by the negligence of a protected party or otherwise, arising in connection with the calculation of the Index or any data or values included therein or in connection therewith and shall not be liable for any lost profits, losses, punitive, incidental or consequential damages.

Distribution of the Contract

We offer the Contract on a continuous basis. We have entered into a distribution agreement with our affiliate, CBSI, for the distribution of the Contract. CBSI is a wholly-owned subsidiary of CUNA Mutual Investment Corporation (“CMIC”). The principal business address of CBSI is 2000 Heritage Way, Waverly, IA 50677.

We and CBSI enter into selling agreements with other broker-dealers (“Selling Broker-Dealers”) registered under the Securities Exchange Act of 1934, as amended (the “1934 Act”), who are members of the Financial Industry Regulatory Authority, Inc. (“FINRA”). Contracts are sold by registered representatives of the Selling Broker-Dealers (the “Selling Agents”). In those states where the Contract may be lawfully sold, the licensed as insurance agents by applicable state insurance authorities and are appointed as agents of the Company. CBSI also offered securities to customers through CBSI registered representatives until May 2022. Through an agreement between LPL Financial (“LPL”) and CBSI, the majority of these former CBSI registered representatives, which primarily include employees of CBSI’s affiliates or the credit union where their FINRA registered branch is located, registered with LPL. LPL is one of the Selling Broker-Dealers. CBSI receives compensation from LPL for sales by certain LPL registered representatives pursuant to networking agreements with various credit unions, LPL and CBSI.

We and/or CBSI pay the Selling Broker-Dealers compensation for the promotion and sale of the Contract. The Selling Agents who solicit sales of the Contract typically receive a portion of the compensation paid to the Selling Broker-Dealers in the form of commissions or other compensation, depending on the agreement between the Selling Broker-Dealer and the Selling Agent. The amount and timing of commissions we may pay to Selling Broker-Dealers may vary depending on the selling agreement and the Contract sold but is not expected to be more than 7.25% of the Purchase Payment. We may also pay asset-based commission (sometimes called trail commissions) in addition to the Purchase Payment-based commission. We may pay or allow other promotional incentives or payments in the form of cash or other compensation to the extent permitted by FINRA rules and other applicable laws and regulations.

We also pay compensation to wholesaling broker-dealers or other firms or intermediaries, including payments to affiliates of ours, in return for wholesaling services such as providing marketing and sales support, product training and administrative services to the Selling Agents of the Selling Broker-Dealers. These allowances may be based on a percentage of the Purchase Payment.

In addition to the compensation described above, we may make additional cash payments, in certain circumstances referred to as "override" compensation or reimbursements to Selling Broker-Dealers in recognition of their marketing and distribution, transaction processing and/or administrative services support. These payments are not offered to all Selling Broker-Dealers, and the terms of any particular agreement governing the payments may vary among Selling Broker-Dealers depending on, among other things, the level and type of marketing and distribution support provided. Marketing and distribution support services may include, among other services, placement of the Company’s products on the Selling Broker-Dealers’ preferred or recommended list, increased access to the Selling Broker-Dealers’ registered representatives for purposes of promoting sales of our products, assistance in training and education of the Selling Agents, and opportunities for us to participate in sales conferences and educational seminars. The payments or reimbursements may be calculated as a percentage of the particular Selling Broker-Dealer’s actual or expected aggregate sales of our annuity contracts (including the Contract) and/or may be a fixed dollar amount. Broker-dealers receiving these additional payments may pass on some or all of the payments to the Selling Agent.

You should ask your Selling Agent for further information about what commissions or other compensation he or she, or the Selling Broker-Dealer for which he or she works, may receive in connection with your purchase of a Contract.

Commissions and other incentives or payments described above are not charged directly to you. We intend to recover commissions and other compensation, marketing, administrative and other expenses and costs of Contract benefits through the fees and charges imposed under the Contract.

Business Disruption and Cyber-Security Risks

We rely heavily on interconnected computer systems and digital data to conduct our variable and index-linked product business activities. Because our variable and index-linked product business is highly dependent upon the effective operation of our computer systems and those of our business partners, our business is vulnerable to disruptions from utility outages, and susceptible to operational and information security risks resulting from information systems failure (e.g., hardware and software malfunctions), and cyber-attacks. These risks include, among other things, the theft, misuse, corruption and destruction of data maintained online or digitally, interference with or denial of service, attacks on websites and other operational disruption and unauthorized release of confidential Owner information. Such systems failures and cyber-attacks affecting us, CBSI and intermediaries may adversely affect us and your Contract Value. For instance, systems failures and cyber-attacks may interfere with our processing of Contract transactions, including the processing of orders, impact our ability to calculate Contract Value, cause the release and possible destruction of confidential customer or business information, impede order processing, subject us and/or CBSI and intermediaries to regulatory fines and financial losses and/or cause reputational damage. The risk of cyber-attacks may be higher during periods of geopolitical turmoil (such as the Russian invasion of Ukraine and the responses by the United States and other governments). There can be no assurance that we, CBSI or intermediaries will avoid losses affecting your Contract due to cyber-attacks or information security breaches in the future.

Authority to Change

Only the President or Secretary of the Company may change or waive any of the terms of your Contract. Any change must be in writing and signed by the President or Secretary of the Company. You will be notified of any such change, as required by law.

Incontestability

We consider all statements in your application (in the absence of fraud) to be representations and not warranties. We will not contest your Contract.

Misstatement of Age or Gender

If an Annuitant’s or Covered Person(s) date of birth is misstated, we will adjust the income Payments or GLWB Payments under the Contract to be equal to the payout amount the Contract Value would have purchased based on the individuals correct date of birth. If an Annuitant’s gender has been misstated, and the life income rate type is based on gender, we will adjust the income payments under the Contract to be equal to the payout amount the Contract Value would have purchased based on the Annuitant’s correct gender. We will add any underpayments to the next payment. We will subtract any overpayment from future payments. We will not credit or charge any interest to any underpayment or overpayment.

Conformity with Applicable Laws

The provisions of the Contract conform to the minimum requirements of the state in which the Contract is delivered (i.e., the “state of issue”). The laws of the state of issue control any conflicting laws of any other state in which the Owner may live on or after the Contract Issue Date. If any provision of your Contract is determined not to provide the minimum benefits required by the state in which the Contract is issued, such provision will be deemed to be amended to conform or comply with such laws or regulations. Further, the Company will amend the Contract to comply with any changes in law governing the Contract or the taxation of benefits under the Contract.

Reports to Owners

At least annually, we will mail a report to you at your last known address of record, a report that will state the beginning and end dates for the current report period; your Contract Value at the beginning and end of the current report period; the amounts that have been credited and debited to your Contract Value during the current report period, identified by the type of activity the amount represents; the Surrender Value at the end of the current report period; and any other information required by any applicable law or regulation.

You also will receive confirmations of each financial transaction, such as transfers, withdrawals, and surrenders.

Householding

To reduce service expenses, the Company may send only one copy of certain mailings and reports per household, regardless of the number of contract owners at the household. However, you may obtain additional copies upon request to the Company. If you have questions, please call us at 1-800-798-5500, Monday through Friday, 7:30 A.M. to 6:00 P.M., Central Time.

Change of Address

You may change your address by writing to us at our Administrative Office. If you change your address, we will send a confirmation of the address change to both your old and new addresses.

Inquiries

You may make inquiries regarding your Contract by writing to us or calling us at our Administrative Office.

CORPORATE HISTORY OF THE COMPANY

We are a wholly-owned indirect subsidiary of CMFG Life Insurance Company (“CMFG Life”). We were formed by CMFG Life on February 27, 1976, as a stock life insurance company under the laws of the State of Wisconsin for the purpose of writing credit disability insurance. The original name of the Company was CUDIS Insurance Society, Inc. On August 3, 1989, the Company’s name changed to CUMIS Life Insurance, Inc., and was subsequently changed to its current name on January 1, 1993. League Life Insurance Company (Michigan) merged into the Company on January 1, 1992 in connection with the concurrent merger of MEMBERS Life Insurance Company (Texas) into the Company. We re-domiciled from Wisconsin to Iowa on May 3, 2007. On February 17, 2012, we amended and restated our Articles of Incorporation to change our purpose to be the writing of any and all of the lines of insurance and annuity business authorized by Iowa Code Chapter 508 and any other line of insurance or annuity business authorized by the laws of the State of Iowa. Currently, we have no employees.

CMFG Life is a stock insurance company organized on May 20, 1935 and domiciled in Iowa. CMFG Life is one of the world’s largest direct underwriters of credit life and disability insurance and is a major provider of qualified pension products to credit unions. Further, CMFG Life and its affiliated companies currently offer deferred and immediate annuities, individual term and permanent life insurance, and accident and health insurance. In 2012, CMFG Life was reorganized as a wholly-owned subsidiary of TruStage Financial Group, Inc. (f/k/a CUNA Mutual Financial Group, Inc.), which is a wholly-owned subsidiary of CUNA Mutual Holding Company (“CM Holding”), a mutual holding company organized under the laws of the State of Iowa.

In August 2013, the Company began issuing an Index-Linked Annuity Contract under the name “MEMBERS® Zone Annuity”. In July 2016, the Company began issuing a flexible premium variable and index-linked annuity contract under “MEMBERS® Horizon Variable Annuity”. In December 2018, the Company began issuing a flexible premium variable and index-linked annuity contract under MEMBERS® Horizon II Flexible Premium Deferred Variable and Index Linked Annuity”. In August 2019, the Company began issuing a single premium deferred index annuity under the name “CUNA Mutual Group Zone Income Annuity”. In July 2021, the Company began issuing a single premium deferred annuity with index-linked interest options under the name “CUNA Mutual Group ZoneChoice™ Annuity”. Effective May 1, 2023, the MEMBERS® Horizon II Flexible Premium Deferred Variable and Index Linked Annuity, CUNA Mutual Group Zone Income Annuity, and CUNA Mutual Group ZoneChoice™ Annuity were renamed the TruStage™ Horizon II Annuity, TruStage™ Zone Income Annuity, and TruStage™ ZoneChoice Annuity, respectively. These annuity contracts account for all the new product sales of the Company. The Company also serves previously existing blocks of individual and group life policies.

CMFG Life provides significant services required in the conduct of the Company’s operations. We have entered into a Cost Sharing, Procurement, Disbursement, Billing and Collection Agreement for the administration of our business pursuant to which CMFG Life performs certain administrative functions related to agent licensing, payment of commissions, actuarial services, annuity policy issuance and service, accounting and financial compliance, market conduct, general and informational services and marketing as well as share certain resources and personnel with us; and pursuant to which CMFG Life provides us with certain procurement, disbursement, billing and collection services.

You may write us at 2000 Heritage Way, Waverly, Iowa 50677-9202, or call us at 1-800-798-5500.

We share office space with our indirect parent, CMFG Life. CMFG Life occupies office space in Madison, Wisconsin and Waverly, Iowa that is owned by CMFG Life. Expenses associated with the facilities are allocated to us through the Amended and Restated Expense Sharing Agreement that we entered into with CMFG Life on January 1, 2015.

Financial Information

Our financial statements have been prepared in conformity with accounting practices prescribed or permitted by the Iowa Department of Commerce, Insurance Division (“Insurance Department”). Prescribed statutory accounting practices are practices incorporated directly or by reference in state laws, regulations and general administrative rules and are applicable to all insurance enterprises domiciled in a particular state.

The Insurance Department has identified the Accounting Practices and Procedures Manual as promulgated by the National Association of Insurance Commissioners (“NAIC”), as a source of prescribed statutory accounting practices for insurers domiciled in Iowa. Permitted statutory accounting practices encompass all accounting practices not prescribed by the NAIC and are approved by the Insurance Department.

Investments

Our investment portfolio consists primarily of fixed income securities.

Reinsurance

We reinsure our life insurance exposure with an affiliated insurance company under a traditional indemnity reinsurance arrangement. We entered into a Coinsurance Agreement with CMFG Life in 2012. Under this agreement, we agreed to cede 95% of all insurance in force as of October 31, 2012 to CMFG Life. On September 30, 2015, we amended the Coinsurance Agreement with CMFG Life and now cede 100% of our insurance policies in force to CMFG Life. In 2013, we entered into a second agreement to cede 100% of the business related to MEMBERS® Zone Annuity contracts to CMFG Life. On November 1, 2015, we entered into a Coinsurance and Modified Coinsurance Agreement with CMFG Life to cede 100% of the business related to MEMBERS® Horizon Flexible Premium Deferred Variable and Index Linked Annuity contracts. On October 15, 2018, we amended the Coinsurance and Modified Coinsurance Agreement with CMFG Life to cede 100% of the business related to TruStage™ Horizon II Annuity contracts. Effective January 1, 2019 an Amended and Restated Coinsurance and Modified Coinsurance Agreement with CMFG Life ceding 100% of the business relating to the MEMBERS® Zone Annuity contracts, the MEMBERS Horizon Flexible Premium Deferred Variable and Index Linked Annuity contracts, the TruStage™ Horizon II Annuity contracts and the TruStage™ Zone Income Annuity Contracts was put in place. This Amended and Restated Coinsurance and Modified Coinsurance Agreement replaced all prior reinsurance agreements relating to the variable and index-linked annuity contracts issued by the Company. These agreements do not relieve us of our obligations to our policyholders under contracts covered by these agreements. However, they do transfer all of the Company’s underwriting profits and losses to CMFG Life and require CMFG Life to indemnify the Company for all of its liabilities.

Policy Liabilities and Accruals

The applicable accounting standards and state insurance laws under which we operate require that we record policy liabilities to meet the future obligations associated with all of our outstanding policies.

POTENTIAL RISK FACTORS THAT MAY AFFECT OUR BUSINESS AND OUR FUTURE RESULTS

Risks Related to Global Capital Markets, Economy, Competition, and Events Outside Our Control

We are vulnerable to market uncertainty and financial instability. Conditions in the global capital markets and economy could deteriorate in the near future and affect our financial position and our level of earnings from our operations.

Markets in the United States and elsewhere are subject to volatility and disruption. Factors including the COVID-19 pandemic, wars and other armed conflicts, civil unrest, availability and cost of credit, geopolitical issues and trade disputes have contributed to increased volatility in worldwide capital and equity markets. These global factors also could impact business and consumer confidence and may lead to economic uncertainty, stay-at-home orders, trade disruptions, and business shutdowns, thereby causing a slowdown in economic activity. Changes in interest rates and credit spreads could result in fluctuations in the income derived from our investments and could cause a material adverse effect on our business, financial condition, results of operations and cash flows. General economic conditions could also adversely affect the Company by decreasing demand for the Company’s products. For example, holders of interest-sensitive life insurance and annuity products may engage in an elevated level of discretionary withdrawals of contract-holder funds, which would adversely affect our business.

Any economic downturn or market disruption could negatively impact our investment ability. Specifically:

●	our investment portfolio could incur other-than-temporary impairments;

●	due to potential downgrades in our investment portfolio, we could be required to raise additional capital to sustain our current business in force and new sales of our annuity products, which may be difficult in a distressed market. If capital would be available, it may be at terms that are not favorable to us; or

●	our liquidity could be negatively affected. The principal sources of our liquidity are monthly settlements under the coinsurance agreements with CMFG Life, annuity deposits, investment income, proceeds from the sale, maturity and call of investments and capital contributions from CMFG Life. Without sufficient liquidity to pay our policyholder benefits and operating expenses, we could be forced to further limit our operations and our business could suffer.

Events outside of our control may negatively affect our business continuity, results of operations and financial performance.

The occurrence of a disaster, such as a natural catastrophe, pandemic, industrial accident, blackout, terrorist attack, war, cyberattack, computer virus, insider threat, unanticipated problems with our disaster recovery processes, a support failure from external providers or other events outside of our control, could have an adverse effect on our ability to conduct business and on our results of operations and financial condition, particularly if those events affects our computer-based data processing transmission, storage, and retrieval systems or destroy data. If a significant number of employees were unavailable in the event of a disaster, our ability to effectively conduct business could be severely compromised. Our systems are also subject to compromise from internal threats. In addition to disruptions to our operations, periods of market volatility may occur in response to pandemics or other events outside of our control.

The failure to understand and respond effectively to the risks associated with global climate change could adversely affect our achievement of our long-term strategy.

Global climate change could pose a systemic risk to the financial system. Global climate change could increase the frequency and severity of weather-related disasters and pandemics. Efforts to reduce greenhouse gas emissions and limit global warming could impact global investment asset valuations. Some asset sectors could face significantly higher costs and adverse impacts on the value and future performance of investment assets as a result of global climate change and regulatory or other responses, including changing preferences of investment managers and investors and their evaluation of associated risk. Climate change could also impact other counterparties, including reinsurers and derivatives counterparties. A failure to identify and address these global climate issues could cause a material adverse effect on the achievement of our business objectives.

We operate in a highly competitive industry, which may impair our ability to attract new customers and impair our ability to retain customers, which could impact profitability and financial strength.

We face competition from companies that are substantially larger and enjoy substantially greater financial resources, claims-paying ability and financial strength, broader and more diversified product lines and more widespread distribution relationships. Our annuity products compete with fixed indexed, traditional fixed rate and variable annuities (and combinations thereof) sold by other insurance companies and also with mutual fund products, traditional bank investments and other investment and retirement funding alternatives offered by asset managers, banks and broker-dealers. Our annuity products also compete with products of other insurance companies, financial intermediaries and other institutions based on a number of factors, including crediting rates, policy terms and conditions, services provided to distribution channels and policyholders, ratings, reputation and distribution compensation.

Our ability to compete will depend in part on the performance of our products. We will not be able to accumulate and retain assets under management for our products if our products underperform the market or the competition, since such underperformance likely would result in asset withdrawals and reduced sales.

We compete for distribution sources for our products. Our distributors will generally be free to sell products from whichever providers they wish, which makes it important for us to continually offer distributors products and services they find attractive. If our products or services fall short of distributors' needs, we may not be able to establish and maintain satisfactory relationships with distributors of our annuity products. Our ability to compete will also depend in part on our ability to develop innovative new products and bring them to market more quickly than our competitors. In order for us to compete in the future, we will need to continue to bring innovative products to market in a timely fashion. Otherwise, our revenues and profitability could suffer.

The loss of key executives could disrupt our operations.

Our success depends in part on the continued service of key executives within our Company and CMFG Life’s ability to attract and retain additional executives and employees. The loss of key executives or CMFG Life’s inability to recruit and retain additional qualified personnel could cause disruption in our business and prevent us from fully implementing our business strategies, which could materially and adversely affect our business, growth and profitability.

Risks Related to Regulation

Our business is heavily regulated, which impacts our profitability and growth.

Our business is subject to extensive and potentially conflicting state and federal tax, securities, insurance and employee benefit plan laws and regulations in the jurisdictions in which we operate. These laws and regulations are complex and subject to change, which could have an unknown or adverse impact on us. Moreover, these laws and regulations are administered and enforced by a number of different governmental and self-regulatory authorities, including state insurance regulators, state securities administrators, the U.S. Securities and Exchange Commission ("SEC"), the Financial Industry Regulatory Authority, banking regulators, the U.S. Department of Labor (“DOL”), the United States Department of Justice, the U.S. Internal

Revenue Service, and state attorneys general, each of which exercises a degree of interpretive latitude. We are also subject to the laws and regulations from state insurance regulators and the National Association of Insurance Commissioners (“NAIC”), who regularly re-examine existing laws and regulations applicable to insurance companies and their products. In some cases, these laws and regulations are designed to protect or benefit the interests of a specific constituency rather than a range of constituencies. In many respects, these laws and regulations limit our ability to grow and improve the profitability of our business.

Governmental initiatives intended to improve global and local economies may not be effective and may be accompanied by other initiatives that could materially affect our results of operations, financial condition and liquidity in ways that we cannot predict.

Regulatory authorities are or may in the future consider enhanced or new regulatory requirements intended to prevent future crises or otherwise assure the stability of institutions under their supervision. These authorities may also seek to exercise their supervisory or enforcement authority in new or more robust ways. All of these possibilities, if they occurred, could affect the way we conduct our business and manage our capital, and may require us to satisfy increased capital requirements, any of which in turn could materially affect our results of operations, financial condition and liquidity.

The application of, or changes in, state and federal regulation and oversight may affect our profitability.

We are subject to regulation under applicable insurance statutes, including insurance holding company statutes, in the various states in which we transact business. Insurance regulation is intended to provide safeguards for policyholders rather than to protect shareholders of insurance companies or their holding companies. A failure to meet these requirements could subject us to further examination or corrective action imposed by insurance regulators, including limitations on our ability to write additional business, increased regulatory supervision, or seizure or liquidation.

Regulators oversee matters relating to trade practices, product sales and distribution, policy forms, claims practices, guaranty funds, types and amounts of investments, reserve adequacy, insurer solvency, minimum amounts of capital and surplus, transactions with related parties, changes in control and payment of dividends.

State insurance regulators and the NAIC continually reexamine existing laws and regulations and may impose changes in the future.

We are subject to the NAIC's risk-based capital requirements which are intended to be used by insurance regulators as an early warning tool to identify deteriorating or weakly capitalized insurance companies for the purpose of initiating regulatory action. We also may be required, under solvency or guaranty laws of most states in which we do business, to pay assessments up to certain prescribed limits to fund policyholder losses or liabilities for insolvent insurance companies. A failure to meet these requirements could subject us to further examination or corrective action imposed by insurance regulators, including limitations on our ability to write additional business, increased regulatory supervision, or seizure or liquidation.

Federal legislation and administrative policies in several areas, including pension regulation, anti-discrimination regulation, financial services regulation, securities regulation and federal taxation, can significantly affect the insurance business.

For example, the Dodd-Frank Wall Street Reform and Consumer Protection Act (“Dodd-Frank”) enacted in July 2010 made sweeping changes to the regulation of financial services entities, products and markets.

Among other things, Dodd-Frank imposes a comprehensive regulatory regime on the over-the-counter (“OTC”) derivatives marketplace and grants joint regulatory authority to the SEC and the U.S. Commodity Futures Trading Commission (“CFTC”) over OTC derivatives. As a result, certain of the Company’s derivatives operations are subject to, among other things, recordkeeping, reporting and documentation requirements and clearing requirements for certain swap transactions (currently, certain interest rate swaps and index-based credit default swaps; cleared swaps require the posting of margin to a clearinghouse via a futures commission merchant and, in some case, to the futures commission merchant as well).

In addition, in the latter part of 2015, U.S. federal banking regulators and the CFTC adopted regulations that require swap dealers, security-based swap dealers, major swap participants and major security-based swap participants (“Swap Entities”) to post margin to, and collect margin from, their OTC swap counterparties (the “Margin Rules”). The Margin Rules imposed phased-in requirements for the Company to exchange variation margin and initial margin with its derivatives counterparties that are Swap Entities.

Dodd-Frank also established various oversight regimes that impact our business:

●	The Federal Insurance Office (“FIO”) under the U.S. Treasury Department is authorized to, among other things, (1) monitor all aspects of the insurance industry and of lines of business other than certain health insurance, certain long-term care insurance and crop insurance and (2) recommend changes to the state system of insurance regulation to the U.S. Congress. The FIO was required to issue several reports to Congress on the insurance industry, most notably, (i) a report on “how to modernize and improve the system of insurance regulation in the United States”, and (ii) a report on “the breadth and scope of the global reinsurance market and the critical role such market plays in supporting insurance in the United States.”

●	The Financial Stability Oversight Council (the “FSOC”) is charged with identifying risks to the financial stability of the U.S. financial markets, promoting market discipline, and responding to emerging threats to the stability of the U.S. financial markets. The FSOC is empowered to make recommendations to primary financial regulatory agencies regarding the application of new or heightened standards and safeguards for financial activities or practices, and certain participation in such activities, that threaten the stability of the U.S. financial markets. In addition, the FSOC is authorized to determine whether an insurance company is a systematically important financial institution (“SIFI”) and to recommend that it should be subject to enhanced prudential standards and to supervision by the Board of Governors of the Federal Reserve System. The Company’s assets, liabilities and operations do not currently satisfy the financial thresholds that serve as the first step of the three-stage process to designate a non-bank financial company as a SIFI. While it is unlikely that FSOC will be designating additional non-bank financial companies as systematically significant, there can be no assurance that it will not do so in the future.

●	Title II of Dodd-Frank provides that the Federal Deposit Insurance Corporation (“FDIC”), under certain circumstances, may be appointed receiver of a “covered financial company,” which could include an insurance company, for purposes of liquidating such company. This would apply to insurance companies in a limited context, where the relevant state insurance regulator has failed to act within 60 days after a determination has been made to subject the insurance company to the FDIC’s orderly liquidation authority, and resolution by the FDIC would be in accordance with state insurance law. The uncertainty about regulatory requirements could influence the Company’s product line or other business decisions with respect to some product lines.

●	The Consumer Financial Protection Bureau (“CFPB”) is an independent division of the Department of Treasury with jurisdiction over credit, savings, payment, and other consumer financial products and services, but excluding investment products already regulated by the SEC or the CFTC. The CFPB has supervisory authority over certain non-banks whose activities or products it determines pose risks to consumers.

In addition to promulgating rules that could impose compliance obligations on the Company, the CFPB continues to bring enforcement actions involving a growing number of issues, including actions brought jointly with state Attorneys General, which could directly or indirectly affect the Company. Additionally, the CFPB is exploring the possibility of helping Americans manage their retirement savings and is considering the extent of its authority in that area.

Many of the Dodd-Frank’s requirements could have adverse consequences for the financial services industry, including for the Company. Dodd-Frank could make it more expensive for the Company to conduct business, require the Company to make changes to its business model, or satisfy increased capital requirements.

Other regulatory requirements may indirectly impact us. For example, non-U.S. counterparties of the Company may also be subject to non-U.S. regulation of their derivatives transactions with the Company. In addition, counterparties regulated by the Prudential Regulators (which consist of the Office of the Comptroller of the Currency, the Board of Governors of the Federal Reserve System, the FDIC, the Farm Credit Administration, and the Federal Housing Finance Agency) are subject to liquidity, leverage and capital requirements that impact their derivatives transactions with the Company. Collectively, these new requirements have increased the direct and indirect costs of our derivatives activities and may further increase them in the future.

Changes in state laws and federal laws regarding fiduciary/best interest standards may affect the Company’s operations and profitability.

The sales of our insurance products could also be adversely affected to the extent that some or all of the firms that distribute our products face heightened regulatory scrutiny, increased regulation and potentially heightened litigation risks that cause them to de-emphasize sales of the types of products issued by us.

The SEC adopted Regulation Best Interest (“Regulation BI”), which generally went effective on June 30, 2020. Among other things, Regulation BI imposes a standard of care on broker-dealers making recommendations to their customers of securities transactions. The changes under Regulation BI could increase our overall compliance costs. In addition, these changes may lead to greater exposure to legal claims in certain circumstances, including an increased risk of regulatory enforcement actions or potentially private claims. It remains unclear whether or to what extent Regulation BI, and the evolving nature of the enforcement and interpretation of the rules by the SEC, could ultimately affect distribution partners’ willingness to recommend our insurance products.

The DOL issued a proposed “retirement security rule” on October 31, 2023 that would significantly expand the investment advice and retirement investors subject to the Employee Retirement Income Security Act (“ERISA”). Notably, the proposal broadens the circumstances under which financial institutions, including insurance companies, could be considered fiduciaries under ERISA. A final rule is expected in 2024; however, prior iterations of the rule, and similar DOL guidance has been subject to court challenges. We continue to analyze the impact of the proposed rule; while we cannot predict the rule’s impact, it could have an adverse effect on sales of annuities through our distribution partners. The rule may also lead to changes to our compensation practices and product offerings and increased litigation risk, which could adversely affect our results of operations and financial condition. We may also need to take certain additional actions to comply with or assist our distributors in their compliance with the rule.

Various states are also developing rules raising the standard of care owed by insurance agents to their customers. For example, in February 2020, the NAIC adopted a model rule requiring a “best interest” standard of care in connection with sales of annuity products. Some state insurance regulators have adopted the NAIC model, or their own regulations that may impose similar obligations as the NAIC’s model. As a result, as this or similar changes are adopted by our state insurance regulator(s) and made applicable to us or the third-party firms that distribute our products, they could have an adverse impact on our business.

Changes in federal income taxation laws may affect sales of our products and profitability.

The annuity products that we market generally provide the policyholder with certain federal income tax advantages. For example, federal income taxation on any increases in non-qualified annuity contract values (i.e., the "inside build-up") is deferred until it is received by the policyholder. With other savings and investments, such as certificates of deposit and taxable bonds, the increase in value is generally taxed each year as it is earned.

From time to time, various tax law changes have been proposed that could have an adverse effect on our business, including the elimination of all or a portion of the income tax advantages for annuities. If legislation were enacted to eliminate the tax deferral for annuities, such a change may have an adverse effect on our ability to sell non-qualified annuities. Non-qualified annuities are annuities that are not sold to a qualified retirement plan.

Distributions from non-qualified annuity policies have been considered "investment income" for purposes of the Medicare tax on investment income contained in the Health Care and Education Reconciliation Act of 2010. As a result, in certain circumstances, a 3.8% tax ("Medicare Tax") may be applied to some or all of the taxable portion of distributions from non-qualified annuities to individuals whose income exceeds certain threshold amounts. This new tax may have an adverse effect on our ability to sell non-qualified annuities to individuals whose income exceeds these threshold amounts and could accelerate withdrawals due to this additional tax. The constitutionality of the Health Care and Education Reconciliation Act of 2010 is currently the subject of multiple litigation actions initiated by various state attorneys general, and the Act is also the subject of several proposals in the U.S. Congress for amendment and/or repeal. The outcome of such litigation and legislative action as it relates to the 3.8% Medicare Tax is unknown at this time.

Risks Related to Regulatory Investigations and Litigation

We face risks relating to legal and regulatory investigations and litigation, which may adversely impact our business.

We may become involved in litigation, both as a defendant and as a plaintiff, relating to claims arising out of our operations in the normal course of business. In addition, state regulatory bodies, such as state insurance departments, the SEC, FINRA, DOL, and other regulatory bodies regularly make inquiries and conduct examinations or investigations of companies in the annuity business concerning compliance with, among other things, insurance laws, securities laws, the Employee Retirement Income Security Act of 1974, as amended, and laws governing the activities of broker-dealers. Companies in the annuity business have faced litigation, including class action lawsuits, alleging improper product design, improper sales practices and similar claims. Litigation and actions, inquiries and investigations by governmental authorities and regulators are inherently unpredictable, and a substantial legal liability or a significant regulatory action against us could have a material adverse effect on our business, financial condition or results of operations, including requiring significant time and expense. Moreover, even if we ultimately prevail in any litigation or any action or investigation by governmental authorities or regulators, we could suffer significant reputational harm.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Management's Discussion and Analysis of Financial Condition and Results of Operations reviews our financial condition at December 31, 2023 and December 31, 2022; our results of operations for the years ended December 31, 2023, 2022, and 2021; and where appropriate, factors that may affect future financial performance. This discussion should be read in conjunction with our statutory basis financial statements and notes thereto appearing elsewhere in this Prospectus. The dollar amounts disclosed in this Management’s Discussion and Analysis of Financial Condition and Results of Operations are in thousands.

The following discussion covers the year ended December 31, 2023 and year ended December 31, 2022. Please see the discussion that follows for a more detailed analysis of the fluctuations. Our comparative analysis of the year ended December 31, 2022 and the year ended December 31, 2021 is included under the heading "Management's Discussion and Analysis of Financial Condition and Results of Operations" in our Form S-1 for the fiscal year ended December 31, 2022 filed with the SEC on April 14, 2023.

Cautionary Statement Regarding Forward-Looking Information

All statements, trend analyses and other information contained in this Prospectus and elsewhere (such as in press releases, presentations by us, our ultimate parent, CMIC, or CMFG Life as of January 1, 2024, our management or oral statements) relative to markets for our products and trends in our operations or financial results, as well as other statements including words such as “anticipate”, “believe”, “plan”,

“estimate”, “expect”, “intend”, and other similar expressions, constitute forward-looking statements. The Company cautions that these statements may vary from actual results and the differences between these statements and actual results can be material. Accordingly, the Company cannot assure you that actual results will not differ materially from those expressed or implied by the forward-looking statements. Factors that could contribute to these differences include, among other things:

●	general economic conditions and other factors, including prevailing interest rate levels and stock and credit market performance which may affect (among other things) our ability to sell our products, our ability to access capital resources and the costs associated therewith, the fair value of our investments, which could result in other than temporary impairments, and the lapse rate and profitability of policies;

●	customer response to new products and marketing initiatives;

●	changes in the Federal income tax laws and regulations which may affect the relative income tax advantages of our products;

●	increasing competition in the sale of annuities;

●	regulatory changes or actions, including those relating to regulation of financial services affecting (among other things) bank and credit union sales and underwriting of insurance products and regulation of the sale, underwriting and pricing of products; and

●	the risk factors or uncertainties disclosed in this Prospectus.

For a detailed discussion of these and other factors that might affect our performance see the section entitled “Potential Risk Factors That May Affect Our Business and Our Future Results.”

Overview

During 2023, the Company was a direct wholly-owned subsidiary of CMIC. As of January 1, 2024, the Company is now a direct wholly-owned subsidiary of CMFG Life. This reorganization is not anticipated to have a material effect on the Company’s operations or statutory basis financial statements. The Company’s ultimate parent is CM Holding, a mutual insurance holding company organized under the laws of Iowa. On February 17, 2012, the Company amended and restated the Company’s Articles of Incorporation to change the Company’s purpose to be the writing of any and all of the lines of insurance and annuity business authorized by Iowa Code Chapter 508 as authorized by the laws of the State of Iowa.

The Company is authorized to sell life, health and annuity policies in all states in the U.S. and the District of Columbia, except New York. All life and health premiums of the Company in 2023 were generated in the United States with a significant portion in California, Florida, Georgia, Michigan, Pennsylvania and Texas. All annuity deposits of the Company in 2023 were received in the United States with a significant portion in California, Florida, Michigan, North Carolina, Ohio, Pennsylvania, Texas and Wisconsin. Premiums are related to the Company’s whole life product, along with our legacy life and health products. Premium deposits on annuities are related to the Company’s annuity contracts, including MEMBERS® Zone Annuity, MEMBERS® Horizon Flexible Premium Deferred Variable and Index Linked Annuity, TruStage™ Horizon II Annuity, TruStage™ Zone Income Annuity and TruStage™ ZoneChoice Annuity (collectively, the “Registered Index Annuities”).

As of December 31, 2023 and December 31, 2022, the Company had more than $387,000 and $346,000 in assets and more than $989,000 and $681,000 of life insurance in force, respectively.

The Company distributes the annuity contracts through multiple face-to-face distribution channels, including:

●	Selling Broker-Dealers: employees of CMFG Life and certain credit unions where a FINRA registered branch is located, are registered agents of LPL Financial (“LPL”) which is a Selling Broker-Dealer. LPL has an agreement with CBSI to distribute the Company’s products; and

●	Dual Employee Agents: employees of credit unions who sell insurance and investment products to members of credit unions that have contracted with the Company and its affiliates to provide these services. These agents are registered representatives of LPL as described previously; and

●	Independent Agents: agents who also represent other insurance companies and, along with or through an unaffiliated broker-dealer, contract with the Company to offer its annuity products that are made available for distribution through this channel.

The Company has entered into reinsurance agreements to cede to CMFG Life 100% of the business related to the Registered Index Annuities and all insurance policies in force. These agreements do not relieve the Company of the Company’s obligations to the Company’s policyholders under contracts covered by these agreements. However, they do transfer all of the Company’s underwriting profits and losses to CMFG Life and require CMFG Life to indemnify the Company for all of its liabilities. As a result, the Company believes its profitability from insurance operations going forward will be minimal.

Prior to 2021, the Company only serviced existing closed blocks of individual and group life policies which were 100% ceded to CMFG Life. In 2021, the Company began selling a whole life policy under the name TruStage Advantage Whole Life (“TAWL”). The Company contracts with unaffiliated broker-dealers to distribute TAWL through the broker-dealer’s distribution channels. In 2021, the Company entered into a reinsurance agreement to cede 100% of the premium, expenses and benefits of TAWL to CMFG Life.

CMFG Life provides significant services required in the conduct of the Company’s operations pursuant to a Cost Sharing, Procurement, Disbursement and Billing and Collection Agreement. CMFG Life allocates expenses to the Company on the basis of estimated time spent by employees of CMFG Life on Company matters and the use of operational resources. Management believes the allocations of expenses are reasonable and that the results of the Company’s operations may have materially differed in a negative manner from the results reflected in the accompanying statutory basis financial statements if the Company did not have this relationship.

Summary of Significant Accounting Policies

The complexity of the business environment and applicable authoritative accounting guidance requires us to closely monitor the Company’s accounting policies. The following summary of the Company’s significant accounting policies is intended to enhance the assessment of the Company’s financial condition and results of operations and the potential volatility due to changes in estimates.

Use of Estimates – The preparation of the statutory basis financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities as of the date of the statutory basis financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates and, in some cases, the difference could be material. Investment valuations, policy reserve valuations, determination of other-than-temporary impairments (“OTTI”), deferred tax asset valuation reserves and reinsurance balances are most affected by the use of estimates and assumptions.

Investments – Investments are valued as prescribed by the National Association of Insurance Commissioners (“NAIC”).

Bonds and notes: Bonds and notes with an NAIC designation of 1 through 5 are generally stated at amortized cost. Bonds and notes with an NAIC designation of 6 are stated at the lower of amortized cost or fair value. Loan-backed securities may be carried at the lower of amortized cost or fair value if they receive an initial rating of 6 under the multiple-designation methodology. Prepayment assumptions for loan-backed securities are obtained from historical industry prepayment averages, industry survey values or internal estimates to determine the effective yield. Changes in the anticipated prepayments are incorporated when determining statement values. Changes in estimated cash flows from the previous assumptions are accounted for using the prospective method.

Fair Value – Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.

The fair value hierarchy prioritizes the inputs to valuation techniques used to measure fair value of assets and liabilities into three broad levels. The Company has categorized its financial instruments, based on the degree of subjectivity inherent in the valuation technique, as follows:

●	Level 1: Inputs are directly observable and represent quoted prices for identical assets or liabilities in active markets the Company has the ability to access at the measurement date.

●	Level 2: All significant inputs are observable, either directly or indirectly, other than quoted prices included in Level 1, for the asset or liability. This includes: (i) quoted prices for similar instruments in active markets, (ii) quoted prices for identical or similar instruments in markets that are not active, (iii) inputs other than quoted prices that are observable for the instruments and (iv) inputs that are derived principally from or corroborated by observable market data by correlation or other means.

●	Level 3: One or more significant inputs are unobservable and reflect the Company’s estimates of the assumptions that market participants would use in pricing the asset or liability, including assumptions about risk.

For purposes of determining the fair value of the Company’s assets and liabilities, observable inputs are those inputs used by market participants in valuing financial instruments, which are developed based on market data obtained from independent sources. In the absence of sufficient observable inputs, unobservable inputs, reflecting the Company’s estimates of the assumptions market participants would use in valuing financial assets and liabilities, are developed based on the best information available in the circumstances. The Company uses prices and inputs that are current as of the measurement date. In some instances, valuation inputs used to measure fair value fall into different levels of the fair value hierarchy. The category level in the fair value hierarchy is determined based on the lowest level input that is significant to the fair value measurement in its entirety.

The following table summarizes the carrying amounts and fair values of the Company’s financial instruments for which it is practicable to estimate fair value by fair value measurement level at December 31, 2023:

	Carrying Amount	Fair Value	Level 1	Level 2	Level 3
Financial instruments recorded as assets:
Bonds and notes	$ 43,036	$ 40,061	$ -	$ 40,061	-
Cash equivalents	58,166	58,166	58,166	-	-
Separate account assets	238,473	238,473	-	238,473	-
Financial instruments recorded as liabilities:		-
Separate account liabilities	238,473	238,473	-	238,473	-

The following table summarizes the carrying amounts and fair values of the Company’s financial instruments for which it is practicable to estimate fair value by fair value measurement level at December 31, 2022:

	Carrying Amount	Fair Value	Level 1	Level 2	Level 3
Financial instruments recorded as assets:
Bonds and notes	$45,855	$ 42,116	$ -	$ 42,116	-
Cash equivalents	42,915	42,915	42,915	-	-
Separate account assets	229,659	229,659	-	229,659	-
Financial instruments recorded as liabilities:		-
Separate account liabilities	229,659	229,659	-	229,659	-

The carrying amounts for accrued net investment income, and certain receivables and payables approximate fair value due to their short-term nature and have been excluded from the fair value tables above.

Other-Than-Temporary Investment Impairments - Investment securities are reviewed for OTTI on an ongoing basis. The Company creates a watchlist of securities primarily based on the fair value of an investment security relative to its amortized cost. When the fair value drops below the Company’s cost, the Company monitors the security for OTTI. The determination of OTTI requires significant judgment on the part of the Company and depends on several factors, including, but not limited to:

●	The existence of any plans to sell the investment security.

●	The extent to which fair value is less than statement value.

●	The underlying reason for the decline in fair value (credit concerns, interest rates, etc.).

●	The financial condition and near-term prospects of the issuer/borrower, including the ability to meet contractual obligations, relevant industry trends and conditions and cash flow analysis.

●	For mortgage-backed and structured securities, the Company’s intent and ability to retain our investment for a period of time sufficient to allow for an anticipated recovery in fair value.

●	The Company’s ability to recover all amounts due according to the contractual terms of the agreements.

●	The Company’s collateral position in the case of bankruptcy or restructuring.

A bond or note is considered to be other-than-temporarily impaired when the fair value is less than the amortized cost basis and its value is not expected to recover through the Company’s holding period. When this occurs, the Company records a realized capital loss equal to the difference between the amortized cost and fair value. The fair value of the other-than-temporarily impaired security becomes its new amortized cost. If the bond is a loan-backed or structured security, it is considered to be other-than-temporarily impaired when the amortized cost exceeds the present value of cash flows expected to be collected and its value is not expected to recover through the Company’s holding period. The amount of the OTTI recognized in net income as a realized loss equals the difference between the investment's amortized cost basis and its expected cash flows.

Management believes it has made an appropriate provision for other-than-temporarily impaired securities owned at December 31, 2023 and 2022. Future declines in fair value may result in additional OTTI.

Additional OTTI will be recorded as appropriate and as determined by the Company’s regular monitoring procedures of additional facts. In light of the variables involved, such additional OTTI could be significant.

Reinsurance - Reinsurance premiums, claims and benefits, commission expense reimbursements, and reserves related to reinsured business ceded are accounted for on a basis consistent with the accounting for the underlying direct policies issued and the terms of the reinsurance contracts. Premiums and benefits ceded to other companies have been reported as reductions of premium income and benefits in the accompanying statutory basis statements of operations. Policy and claim reserves are reported net of unbilled reinsurance recoverables. The Company has evaluated its reinsurance contracts and determined that all significant contracts transfer the underlying economic risk of loss. CMFG Life, which is a related party, is the only reinsurer, and there is no concern of default on reinsurance receivable balances as CMFG Life is highly rated and well capitalized.

The Company entered into coinsurance and modified coinsurance agreements with our affiliate, CMFG Life, to cede 100% of our life, accident and health, and annuity business as described previously in the Overview of this Management’s Discussion and Analysis of Financial Condition and Results of Operations. The Company entered into the agreements for the purpose of limiting our exposure to loss on any one single insured, diversifying our risk and limiting our overall financial exposure to certain products, and to meet our overall financial objectives. The Company retains the risk of loss in the event that CMFG Life is unable to meet the obligations assumed under the reinsurance agreements.

Separate Accounts - The Company issues Registered Index Annuities, the assets and liabilities of which are legally segregated and reflected in the accompanying statutory basis statements of admitted assets, liabilities and capital and surplus as assets and liabilities of the separate accounts. All separate account assets and liabilities are ceded to CMFG Life except the MEMBERS Life Variable Separate Account which is used to fund the variable accounts within the flexible premium variable and index linked deferred annuities.

Separate account assets for the variable annuity component of the flexible premium variable and index-linked deferred annuities are stated at fair value. Separate account liabilities are accounted for in a manner similar to other policy reserves. Separate account premium deposits, benefit expenses and contract fee income for investment management and policy administration are reflected by the Company in the accompanying statutory basis statements of operations.

The variable annuity contract holders of the flexible premium variable and index-linked deferred annuity are able to invest in investment funds managed for their benefit. All of the flexible premium variable and index-linked deferred annuity separate account assets are invested in unit investment trusts that are registered with the SEC as of December 31, 2023 and 2022.

CMFG Life, on behalf of MLIC, invests the single premium deferred index annuity, single premium deferred index-linked interest options annuity, single premium deferred modified guaranteed index annuity and flexible premium deferred variable premiums for the benefit of the contract holder. The single premium deferred index, single premium deferred modified guaranteed index and flexible premium variable and index linked deferred annuities have two risk control accounts, referred to as the Secure and Growth Accounts; the Secure Account has a yearly credited interest rate floor of 0% and the yearly Growth Account floor is -10%. The Secure and Growth Accounts both have credited interest rate caps that vary with issuance. The single premium deferred index-linked interest options annuity has risk control accounts, with either caps and floors or participation rates and buffers applied based on the performance of an external index. For positive index performance, accounts with caps limit the interest credited to the policyholder at the cap; accounts with participation rates credit the full index performance multiplied by the participation rate to the policyholder. For negative index performance, floors represent the maximum negative interest credited a policyholder can receive, while the buffer represents the maximum negative index return for an interest term that will not result in negative interest credited to the contract. Interest is credited at the end of each Contract Year during the selected index term based on the allocation between risk control accounts and the performance of an external index during that Contract Year.

Policy and Contract Claim Reserves - Liabilities established for unpaid benefits for life insurance contracts represent the estimated amounts required to cover the ultimate cost of settling reported and incurred but unreported losses. These estimates are adjusted in the aggregate for ultimate loss expectations based on historical experience patterns and current economic trends. Any change in the probable ultimate liabilities, which might arise from new information emerging, is reflected in the statutory basis statements of operations in the period the change is determined to be necessary. Such adjustments could be material.

The policy and contract claim reserves are 100% ceded to CMFG Life.

Policy Reserves - Life Insurance reserves: Traditional life insurance reserves are computed on either the net level reserve basis or the Commissioner’s Reserve Valuation Method basis dependent on product type and issue date using the applicable mortality table.

The Company waives deduction of deferred fractional premiums upon death of the insured and returns the portion of the final premium beyond the date of death. Surrender values are not promised in excess of legally computed reserves.

Extra premiums are charged for substandard lives, plus the gross premium for a rated age. Mean reserves are determined by computing the regular mean reserve for the plan at the rated age and holding, plus one-half of the extra premium charge for the year.

Tabular interest, tabular less actual reserves released, tabular cost and tabular interest on funds not involving life contingencies have all been determined by formulas prescribed by the regulator of the Company’s state of domicile (“Insurance Department”).

Individual annuity reserves: Policyholder reserves related to individual annuity contracts are computed using the Commissioner's Annuity Reserve Valuation Method (“CARVM”), along with Valuation Method (“VM”) 21 for equity indexed annuities, during the contract accumulation period and the present value of future payments for contracts that have annuitized. Policyholder reserves related to single premium deferred index annuity, single premium deferred modified guaranteed index annuity and flexible premium variable and index linked deferred annuity contracts are computed using CARVM, along with Actuarial Guideline (AG) 33 and 35 and VM 21 for policies greater than ten days after issue; for the first ten days, the reserve is equal to the return of premium. A reserve floor for all deferred annuities is set equal to the cash surrender value.

The policy reserves are 100% ceded to CMFG Life.

Liability for Deposit-Type Contracts - The Company recognizes a liability for policyholder deposits that are not subject to policyholder mortality or longevity risk at the stated account value. The account value equals the sum of the original deposit plus accumulated interest, less any withdrawals and expense charges. Such deposits primarily represent annuity contracts without life contingencies.

The liability for deposit-type contracts is 100% ceded to CMFG Life.

Income Tax - Deferred income taxes are recognized, subject to an admissibility test for deferred tax assets, and represent the future tax consequences attributable to differences between the statutory basis financial statement carrying amount of assets and liabilities and their respective tax bases. Gross deferred tax assets are reduced by a statutory valuation allowance if it is more likely than not that some portion or all of the deferred tax assets will not be realized. Recorded deferred tax amounts are adjusted to reflect changes in income tax rates and other tax law provisions as they are enacted. The net change in deferred taxes is recorded directly to unassigned surplus.

The Company is subject to tax-related audits. The Company accounts for any federal and foreign tax contingent liabilities in accordance with Statement of Statutory Accounting Principles (“SSAP”) No. 5R,

Liabilities, Contingencies and Impairments of Assets as modified by SSAP No. 101, Income Taxes, and any state and other tax contingent liabilities in accordance with SSAP No. 5R.

Statutory Valuation Reserves - The Interest Maintenance Reserve (“IMR”) is maintained for the purpose of stabilizing the surplus of the Company against gains and losses on sales of investments that are primarily attributable to changing interest rates. The interest rate-related gains and losses are deferred and amortized into income over the remaining lives of the securities sold. If the IMR is calculated to be a net asset, the Company admits the IMR asset until it reaches 10% of the adjusted capital and surplus and is included in other assets on the Statutory Basis Statement of Admitted Assets, Liabilities and Capital and Surplus. .

The Asset Valuation Reserve (“AVR”) is a formulaic reserve for fluctuations in the values of invested assets, primarily bonds and notes, mortgage loans, common stocks and limited partnerships. Changes in the AVR are charged or credited directly to unassigned surplus.

Other Liabilities - The Company issues the Registered Index Annuities on the 10th and 25th of each month. The Company recognizes a liability on contracts for which it has received cash, but has not issued a contract. Other liabilities primarily consist of these customer funds pending completion of the policy issuance process. The customer funds are released from other liabilities when the policy is issued and the application process is completed.

Recently Adopted Accounting Standard Update - The NAIC adopted INT 23-01 Net Negative (Disallowed) Interest Maintenance Reserve (“INT 23-01”), which is an interpretation that prescribes limited-time, optional, statutory accounting guidance as an exception to the existing guidance detailed in SSAP No. 7 Asset Valuation Reserve and Interest Maintenance Reserve. Under the INT 23-01, reporting entities are allowed to admit negative IMR if certain criteria are met. The adoption of this guidance allowed the Company to admit $685 of negative IMR at December 31, 2023. The Company recorded IMR in other assets on the Statutory Basis Statements of Admitted Assets, Liabilities and Capital and Surplus.

Executive Summary

The Company provides life and health insurance throughout the United States servicing its existing blocks of individual and group life policies. The Company markets and distributes our TAWL contracts through third-party distributors. The Company provides the Registered Index Annuities throughout the United States except in New York.

The Company cedes 100% of our insurance and annuity policies in force to CMFG Life. This does not relieve the Company of our obligations to our policyholders under contracts covered by these agreements. However, the reinsurance agreements transfer all of the Company’s underwriting profits and losses to CMFG Life and require CMFG Life to indemnify the Company for all of its liabilities. See Note 7 of the Notes to the Statutory Basis Financial Statements appearing elsewhere in this Prospectus for information on the effect of these agreements and information on commissions.

Results of Operations for the Years ended December 31, 2023 and 2022

Total revenues, which consisted mainly of investment income, reinsurance commissions and other income were $163,818 and $160,907 for the years ended December 31, 2023 and 2022, respectively. The increase in total revenues in 2023 as compared to 2022, was primarily due to an increase in reinsurance commissions due to an increase in renewal commissions and an increase in TAWL sales, partially offset by a decrease in other income, as described below. Total net investment income was $4,172 and $1,679 for the years ended December 31, 2023 and 2022, respectively, which represents an average yield earned of 4.3% and 1.8% for the same periods, respectively. The increase in 2023 as compared to 2022 primarily reflects an increase in interest rates on the Company’s bonds and notes along with an increase to the Company’s investments in cash equivalents. All premiums are 100% ceded to CMFG Life, resulting in no net premium in 2023 or 2022 due to the reinsurance agreements as described in the Executive Summary section. The Company receives a commission equal to 100% of its actual expenses incurred for the Company’s Registered Index Annuities, which was $132,242 and $129,562 for the years ended December

31, 2023 and 2022, respectively. All remaining commissions relate to the Company’s life and health products and totaled $51,828 and $33,910, for the years ended December 31, 2023 and 2022, respectively. The Company also records other income related to the modified coinsurance agreement, which represents the aggregate ceding allowance payable by the reinsurer to the Company in relation to its flexible premium deferred variable annuity contracts. The decrease in other income in 2023 as compared to 2022 is due to a decrease in annuity sales and increased benefit payments, the two primary components of the ceding allowance.

Total benefits and expenses were $159,844 and $159,220 for the years ended December 31, 2023 and 2022, respectively. The increase in benefits and expenses in 2023 as compared to 2022 was primarily due to increases in the Company’s general insurance expenses related to increased TAWL sales and production of the Company’s current annuity products. This increase was partially offset by a decrease in the net transfers to update to (from) separate accounts related to the decrease in commission received on premium related to the Company’s variable annuity component of our Horizon products. This commission has decreased due to a decrease in annuity sales, and an increase in benefits on past sales. The net result of these changes is included in the transfers to (from) the separate accounts. CMFG Life provides significant services required in the conduct of the Company’s operations. Operating expenses incurred by the Company that are specifically identifiable are borne by the Company; other operating expenses are allocated from CMFG Life on the basis of estimated time and usage studies. Operating expenses are primarily employee costs such as wages and benefits, legal and other operating expenses such as rent, insurance and utilities. The increase in these expenses in 2023 as compared to 2022 was primarily due to increased salaries allocated to the Company and marketing costs related to the Company’s TAWL product.

Federal income tax expense was $1,894 and $1,142 for the years ended December 31, 2023 and 2022, respectively, which represents an effective tax rate of 47.7% and 67.7% for the same periods, respectively. The effective tax rates differ from the statutory income tax rate of 21% primarily due to the following: 1) nondeductible IMR amortization; 2) dividends received deductions and foreign tax credits related to separate account investments; 3) expenses required to be capitalized and amortized for tax purposes; and 4) differences in timing of certain accrued expenses. The increase in 2023 as compared to 2022 was driven mainly by an increase in pre-tax income and an increase in expenses required to be capitalized and amortized for tax purposes.

Net income was $2,079 and $540 for the years ended December 31, 2023 and 2022, respectively. The increase in 2023 as compared to 2022 was due to an increase in revenue partially offset by a minor increase in benefits and expenses as discussed previously.

Financial Condition

The Company’s investment strategy is based upon a strategic asset allocation framework that considers the need to manage our General Account investment portfolio on a risk-adjusted spread basis for the underwriting of contract liabilities and to maximize return on retained capital. The Company’s investment in bonds and notes consists of U.S. government and agencies, industrial and miscellaneous, commercial mortgage-backed securities, residential mortgage-backed securities, and non-mortgage-backed securities. The Company generally holds our bond portfolio to maturity.

Insurance statutes regulate the type of investments that the Company is permitted to purchase and limit the amount of funds that may be used for any one type of investment. In light of these statutes and regulations and our business and investment strategy, the Company generally seeks to invest in United States government and government-sponsored agency securities and bonds and notes rated investment grade by established nationally recognized rating organizations or in securities of comparable investment quality, if not rated.

The Company’s investment portfolio was comprised solely of bonds and notes at December 31, 2023 and December 31, 2022. The table below presents the carrying value of our total bonds and notes by type at December 31, 2023 and December 31, 2022.

	December 31
	2023	%	2022	%

U.S. government and agencies	$8,719	20.3%	$8,724	19.0%
Industrial and miscellaneous	26,081	60.6	27,887	60.8
Residential mortgage-backed securities	560	1.3	625	1.4
Commercial mortgage-backed securities	3,871	9.0	3,863	8.4

Non-mortgage asset-backed securities	3,805	8.8	4,756	10.4
Total bonds and notes	$43,036	100.0%	$45,855	100.0%

The statement value and estimated fair value of bonds and notes by contractual maturity are shown below at December 31, 2023. Actual maturities may differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.

	Statement Value	Estimated Fair Value

Due in one year or less	$5,991	$5,957
Due after one year through five years	11,694	11,526
Due after five years through ten years	8,395	7,735
Due after ten years	8,720	6,967
Commercial mortgage-backed securities	560	514
Residential mortgage-backed securities	3,871	3,591
Non-mortgage asset-backed securities	3,805	3,771
Total bonds and notes	$43,036	$40,061

At December 31, 2023, the Company owned 27 securities with a fair value of $32,372 in an unrealized loss position. There were 25 bonds and notes with a fair value of $29,809 in an unrealized loss position for twelve or more months. The aggregate severity of unrealized losses for bonds and notes with a loss period of twelve months or greater is approximately 9.2% of amortized cost. All the securities with unrealized losses as of December 31, 2023 are rated “investment grade” based on having an NAIC rating of 1 or 2.

At December 31, 2022, the Company owned 37 securities with a fair value of $42,116 in an unrealized loss position. The Company owned seven industrial and miscellaneous securities and one commercial mortgage-backed security of $1,073 and $229 respectively, in unrealized loss positions greater than twelve months. The aggregate severity of unrealized losses for bonds and notes with a loss period of twelve months or greater is approximately 15.1% of amortized cost. All the securities with unrealized losses as of December 31, 2022 are rated "investment grade" based on having an NAIC rating of 1 or 2.

Liquidity and Capital Resources

The Company cedes 100% of the Company’s insurance and annuity policies in force to CMFG Life. This does not relieve the Company of our obligations to our policyholders under contracts covered by these agreements. However, the agreements do transfer all of the Company’s underwriting profits and losses to CMFG Life and require CMFG Life to indemnify the Company for all of its liabilities.

As consideration for the reinsurance provided under these agreements, the Company transfers all of the Company’s revenues to CMFG Life. Specifically, CMFG Life receives 100% of all premiums and other amounts received on account of our existing business and new business. CMFG Life pays the Company a monthly expense allowance to reimburse the Company for expenses and costs incurred on account of its insurance business.

While the reinsurance transactions have a minimal impact on our capital and surplus, they substantially diminish our net liabilities and greatly decrease the amount of capital and liquidity needed within the Company.

Operating activities provided $16,018 and $12,641 of net operating cash flow for the years ended December 31, 2023 and 2022, respectively. The Company’s sources of funds include renewal premiums, sales of annuities and investment income. The Company’s primary use of funds includes the payment of benefits and related operating expenses as well as settlements related to the reinsurance agreements with CMFG Life. The Company issues the Registered Index Annuities contracts on the 10th and 25th of each month. The Company recognizes a liability on contracts for which it has received cash but has not issued a contract. The increase in operating cash flow in 2023 as compared to 2022 was primarily due to an increase in the net transfers from the separate account and an increase in reinsurance commissions received, offset by an increase in operating expenses paid and other income related to a decrease in the ceding commissions received.

Investing activities provided $3,063 and $1,205 of net cash flow for the years ended December 31, 2023 and 2022, respectively. The Company’s main investing activities include purchases and sales and maturity of bonds and notes. The Company had maturities on bonds and notes, which provided cash of $3,063 and $1,198 in 2023 and 2022, respectively. The increase in bond proceeds from maturities drove the net increase of cash from investing activities in 2023 as compared to 2022.

The Company’s financing activities used $3,287 and $4,799 of net cash flow for the years ended December 31, 2023 and 2022, respectively. The Company’s main financing activities include the collection of deposits and payment of withdrawals on deposit contracts. The decrease in financing activities in 2023 was primarily due to a decrease in contracts issued after the 25th of the month which are not issued until the 10th of the following month as compared to the prior year. Total cash provided or (used) for financing activities can vary based upon the timing of deposits received. The Company received $19,680 of securities and related tax benefits as a non-cash capital contribution in 2022 from CMFG Life.

As of December 31, 2023, the Company’s cash requirements were primarily for the payment of benefits, operating expenses as well as settlements with CMFG Life for reinsurance agreements. These liquidity requirements are met primarily through monthly settlements under the coinsurance and modified coinsurance agreements with CMFG Life. The Company anticipates receiving adequate cash flow from these settlements and investment income to meet its obligations. However, a primary liquidity concern going forward is the risk of an extraordinary level of early policyholder withdrawals. The Company includes provisions within its policies, such as Surrender Charges, that help limit and discourage early withdrawals.

The Company believes that cash flows generated from sources above will be sufficient to satisfy the near-term liquidity requirements of its operations, including reasonable foreseeable contingencies. However, the Company cannot predict future experience regarding benefits and surrenders since benefit and surrender levels are influenced by such factors as the interest rate environment, the Company’s claims paying ability and the Company’s financial credit ratings.

Most annuity deposits the Company will receive going forward are ceded to CMFG Life and will be invested in high quality investments, those identified by CMFG Life as investment grade, to fund future commitments. The Company believes that the settlement it receives under the reinsurance agreements with CMFG Life, the diversity of its investment portfolio and a concentration of investments in high quality securities should provide sufficient liquidity to meet the Company’s long-term cash requirements. Although there is no present need or intent to dispose of our investments, the Company could readily liquidate portions of our investments, if such a need arose.

Statutory Dividend Restrictions

Risk-based capital requirements promulgated by the NAIC and adopted by the Insurance Department require U.S. insurers to maintain minimum capitalization levels that are determined based on formulas incorporating asset risk, insurance risk, and business risk. The adequacy of the Company’s actual capital is evaluated by a comparison to the risk-based capital results, as determined by the formula. At December 31, 2023 and 2022, the Company’s adjusted capital exceeded the minimum capitalization requirements.

The Company is subject to statutory regulations as to maintenance of equity and the payment of dividends. Generally, ordinary dividends from an insurance subsidiary to its parent company must meet notice requirements promulgated by Insurance Department. Extraordinary dividends, as defined by state statutes, must be approved by the Insurance Department. The Company can pay $5,537 in stockholder dividends in 2024 without regulatory approval.

Contractual Obligations

On January 1, 2015, the Company entered into a Cost Sharing, Procurement, Disbursement, Billing and Collection Agreement with CMFG Life and certain other affiliated companies whereby CMFG Life has agreed to provide certain of our operational requirements. Additionally, the Company is allocated a certain portion of the total compensation of each of the Company’s executive officers and directors, based on various factors, the primary being the estimated time allocated to providing services to the Company. In exchange for providing these administrative functions and use of shared resources and personnel, the Company reimburses CMFG Life for the cost of providing such administrative functions, resources and personnel. The Company reimbursed CMFG Life $104,772 and $79,869 for these expenses for the years ended December 31, 2023 and 2022, respectively.

For detailed discussion of the management services agreement, the investment advisory agreement and the coinsurance agreements, see “Management – Transactions with Related Persons, Promoters and Certain Control Persons.”

In the future, the Company may enter into financing transactions, lease agreements, or other commitments in the normal course of our business.

The Company has the following future minimum estimated claim and benefit payments that are 100% reinsured as of December 31, 2023.

Estimated Future Claim and Benefit Payments

Due in one year or less	$9,741
Due after one year through three years	31,146
Due after three years through five years	22,358
Due after five years	238,663
Total estimated payments	$346,908

Quantitative and Qualitative Disclosures about Market Risk and Cyber Security

The Company has exposure to market risk through both our insurance operations and investment activities, although a significant portion of this risk is reinsured by CMFG Life pursuant to the coinsurance and modified coinsurance agreements discussed above. In addition, many of the measures described herein to offset these market risks are taken by CMFG Life because it holds all assets related to our insurance business as a result of the coinsurance agreements.

Interest rate risk is our primary market risk exposure. Substantial and sustained increases and decreases in market interest rates will affect the profitability of our annuity products and the fair value of our investments. Most of the interest rate risk is absorbed by CMFG Life under the coinsurance and modified coinsurance agreements. The profitability of most of our annuity products will depend on the spreads between interest yield on investments and rates credited on the annuity products. The Company has the ability to adjust crediting rates (caps, participation rates or asset fee rates for indexed annuities) on substantially all of our annuity products at least annually (subject to minimum guaranteed values). In addition, substantially all of our annuity products have surrender and withdrawal penalty provisions designed to encourage persistency and to help ensure targeted spreads are earned. However, competitive factors, including the impact of the level of surrenders and withdrawals, may limit our ability to adjust or maintain crediting rates at levels necessary to avoid narrowing of spreads under certain market conditions.

A major component of our interest rate risk management program is structuring the General Account investment portfolio with cash flow characteristics consistent with the cash flow characteristics of our annuity products. The Company uses computer models to simulate cash flows expected from our existing business under various interest rate scenarios. These simulations enable us to measure the potential gain or loss in fair value of our interest rate-sensitive financial instruments, to evaluate the adequacy of expected cash flows from our assets to meet the expected cash requirements of our annuity products and to determine if it is necessary to lengthen or shorten the average life and duration of our investment portfolio. The "duration" of a security is the time weighted present value of the security's expected cash flows and is used to measure a security's sensitivity to changes in interest rates. When the durations of assets and liabilities are similar, exposure to interest rate risk is minimized because a change in value of assets should be largely offset by a change in the value of liabilities. As of December 31, 2023, the Company’s bonds and notes consisted of U.S. government and agencies, industrial and miscellaneous, residential mortgage-backed securities, commercial mortgage-backed securities and non-mortgage asset-backed securities with statement values of $8,719, $26,081, $560, $3,871 and $3,805, respectively, and has an average duration of 8.6 years.

The Company’s business is highly dependent upon the effective operation of our computer systems and those of the Company’s business partners, so that the Company’s business is potentially susceptible to operational and information security risks resulting from a cyber-attack. These risks include, among other things, the theft, misuse, corruption and destruction of data maintained online or digitally, denial of service on websites and other operational disruption and unauthorized release of confidential customer information. Cyber-attacks affecting the Company may adversely affect the Company and the Company’s contract holders. For instance, cyber-attacks may interfere with the processing of Contract transactions, cause the release and possible destruction of confidential Owner or business information, impede order processing, subject the Company to regulatory fines and financial losses and/or cause reputational damage. There can be no assurance that we will avoid losses affecting the Company’s customer’s Contract due to cyber-attacks or information security breaches in the future.

MANAGEMENT

Directors and Executive Officers

Our directors and executive officers are as follows:

Name	Age	Position

David L. Sweitzer	60	President and Director
Paul D. Barbato	47	Secretary and Director
Brian J. Borakove	45	Treasurer
Jennifer M. Kraus-Florin	49	Director
William Karls	53	Director
Abigail R. Rodriguez	41	Director

All executive officers and directors are elected annually.

David L. Sweitzer has served as President and as director of the Company since October 31, 2016. He also serves as Executive Vice President-Chief Experience Officer for CMFG Life since 2021. He served as the Senior Vice President of Wealth Management for CMFG Life where he led overall business strategy and product management for CBSI and CMFG Life’s and affiliates family of annuity products. Mr. Sweitzer has held various positions in CMFG Life for 32 years. He brings more than 30 years of progressive experience in sales and marketing, sales operations and sales strategy.

Paul D. Barbato has served as Secretary and as director of the Company since December 28, 2018. As of May 12, 2023, he also serves as Senior Vice President, Chief Legal Officer & General Counsel. He served as Vice President, Associate General Counsel for CMFG Life (January 2019-May 2023). Mr. Barbato re-joined CMFG Life in May 2017 after spending two years as corporate counsel with Epic Systems Corporation (March 2015-May 2017). He originally joined CMFG Life in January 2009 as a Lead Counsel and later held roles as Associate General Counsel and Director of Corporate Governance. Before joining CMFG Life, Mr. Barbato spent two years at Michael Best & Friedrich, LLP, in Madison, Wisconsin, where he was an Associate Attorney.

Brian J. Borakove has served as our Treasurer since November 9, 2012 and Vice President, Corporate Treasurer since November 19, 2012 at CMFG Life. He served as Director of Investment Finance from 2007 to 2011 and was promoted to Associate Treasurer in 2011. Prior to joining CMFG Life, he was a Senior Manager, Investment Finance at Liberty Mutual Insurance in Boston, Massachusetts from 2005 to 2007. Prior to joining Liberty Mutual Insurance, Mr. Borakove served as a Senior Analyst, Treasury at FM Global in Johnston, Rhode Island from 2003-2005. Mr. Borakove held various positions at State Street Bank in Boston, Massachusetts from 2001-2003.

Jennifer M. Kraus-Florin has been a director of the Company since May 12, 2023. She also serves as Vice President, Associate General Counsel, and Regulatory and Business Compliance Leader at CMFG Life. Ms. Kraus-Florin previously served as Associate General Counsel from 2015- 2022, and Lead Counsel from 2012-2015. Before joining the Company, Ms. Kraus-Florin was Compliance Officer, and Associate General Counsel with American General Life Insurance Company in Houston, Texas. Ms. Kraus-Florin was Associate Attorney with Foley & Lardner LLP from 2001-2008.

William Karls has been director of the Company since August 4, 2017 and has served as Controller for CMFG Life since 2012. Prior to joining CMFG Life in 2004, Mr. Karls was a Senior Manager with Strohm Ballweg, LLP, which provides audit and consulting services to insurance companies.

Abigail R. Rodriguez has been a director of the Company since October 1, 2019. She also serves as Senior Vice President of Lending Experience at CMFG Life. She served as Senior Vice President of Customer Success within the Customer Experience Unit from 2019-2021. Ms. Rodriguez previously served as Vice President of Consumer Operations from 2013-2019, and Senior Business Continuous Improvement Consultant from 2011-2013. Before joining the Company, Ms. Rodriguez held several positions at Ace World Wide in Muskego, Wisconsin from 2008-2011. Ms. Rodriguez served as Six Sigma Black Belt at Graphic Packaging International in Kalamazoo, Michigan from 2004-2008. Ms. Rodriguez served as Implementation Specialist at Sonoo Products Company in Hartsville, South Carolina in 2004.

Transactions with Related Persons, Promoters and Certain Control Persons

Policy Regarding Related Person Transactions. It is our policy to enter into or ratify related person transactions only when our Board of Directors determines that the transaction either is in, or is not inconsistent with, our best interests, including but not limited to situations where we may obtain products or services of a nature, quantity or quality, or on other terms, that are not readily available from alternative sources or when we provide products or services to related persons on an arm's length basis on terms comparable to those provided to unrelated third parties or on terms comparable to those provided to employees generally.

Therefore, we have adopted the following written procedures for the review, approval or ratification of related person transactions. For purposes of the related person transaction policy, a related person transaction is a transaction, arrangement, or relationship (or any series of similar transactions, arrangements, or relationships) in which (i) we were, are or will be a participant, (ii) the amount of the transaction, arrangement or relationship exceeds $120,000, and (iii) in which a related person had, has or will have a direct or indirect material interest in the transaction.

A related person means:

●	any person who is, or at any time since the beginning of our last fiscal year was, a member of our Board of Directors or an executive officer or a nominee to become a member of our Board of Directors;

●	any person who is known to be the beneficial owner of more than 5% of any class of our voting securities;

●	any immediate family member of any of the foregoing persons; or

●	any firm, corporation, or other entity in which any of the foregoing persons is employed or is a general partner or principal or in a similar position or in which such person has a 5% or greater beneficial ownership interest.

Any proposed transaction with a related person will be consummated or amended only if the following steps are taken:

●	Counsel (either inside or outside) will assess whether the proposed transaction is a related person transaction for purposes of this policy.

●	If counsel determines that the proposed transaction is a related person transaction, the proposed transaction will be submitted to the Board of Directors for consideration at the next meeting or, in those instances in which counsel, in consultation with the President or the Treasurer, determines that it is not practicable or desirable for us to wait until the next Board of Directors meeting, to the President of the Company (who has been delegated authority to act between meetings).

●	The Board of Directors shall consider all of the relevant facts and circumstances available, including (if applicable) but not limited to: (i) the benefits to the Company; (ii) the impact on a director's independence in the event the related person is a director, an immediate family member of a director, or an entity in which a director is a partner, shareholder, or executive officer; (iii) the availability of other suppliers or customers for comparable products or services; (iv) the terms of the transaction; and (v) the terms available to unrelated third parties or to employees generally.

●	The Board of Directors shall approve only those related person transactions that are in, or are not inconsistent with, the best interests of the Company and its shareholders, as the Board of Directors determines in good faith. The Board of Directors shall convey the decision to counsel, who shall convey the decision to the appropriate persons within the Company.

At the Board of Director’s first meeting of each fiscal year, it shall review any previously approved related person transactions that remain ongoing and have a remaining term of more than six months or remaining amounts payable to or receivable from the Company of more than $120,000. Based on all relevant facts and circumstances, taking into consideration the Company's contractual obligations, the Board of Directors shall determine if it is in the best interests of the Company and its shareholders to continue, modify, or terminate the related person transaction.

No member of the Board of Directors shall participate in any review, consideration, or approval of any related person transaction with respect to which such member or any of his or her immediate family members is the related person.

Certain Relationships and Related Person Transactions. Except for the agreements noted below, there have been no transactions between the Company and any related person since January 1, 2011, nor are any such related person transactions currently being contemplated for which disclosure would be required.

On September 30, 2015, the Company amended its coinsurance agreement with CMFG Life and now cedes 100% of its insurance policies in force to CMFG Life. In 2013, we entered into a second coinsurance agreement to cede 100% of all insurance issued on and after January 1, 2013 to CMFG Life. On November 1, 2015, we entered into a Coinsurance and Modified Coinsurance Agreement with CMFG Life to cede 100% of the business related to the Contract, and other investment type contracts similar to the Contract. These agreements do not relieve us of our obligations to our policyholders under contracts covered by these agreements. However, they do transfer nearly all of the Company’s underwriting profits and losses to CMFG Life and require CMFG Life to indemnify the Company for nearly all of its liabilities. In July 2019, we entered into a new Coinsurance Agreement to cede 100% of the business related to TruStage™ Zone Income Annuity Contracts to CMFG Life.

On January 1, 2015, the Company entered into a Cost Sharing, Procurement, Disbursement, Billing and Collection Agreement with CMFG Life and certain other affiliated companies and on that same day, January 1, 2015, the Company entered into an Amended and Restated Expense Sharing Agreement with CMFG Life. See “Contractual Obligations” for more information about each of these agreements.

The Company has hired MEMBERS Capital Advisors, Inc. (“MCA”) to provide investment advisory services with respect to the Company’s General Account assets. MCA, which is 100% owned by CMIC, manages substantially all of the Company’s invested assets in accordance with policies, directives and guidelines established by the Company.

Committees of the Board of Directors

Our Board of Directors of the Company has not established any committees. The Board of Directors relies upon the committees of the CM Holding to oversee actions over the subsidiary companies. For example, the CM Holding Audit Committee will assist with oversight of the Company’s external auditors, performance of internal audit functions and legal and regulatory compliance requirements.

Compensation Committee Interlocks and Insider Participation

Our Board of Directors has not established a compensation committee. None of our current executive officers serves on the board of directors or compensation committee (or other committee serving an equivalent function) of any other entity whose executive officers served on our Board of Directors. Mr. Sweitzer is on the Board of Directors for CBSI whose Board of Directors include Messrs. Karls, Copeland, Ms. Kraus-Florin and Ms. Rodriguez, the other Directors of the Company.

Executive Compensation. We do not have any employees but rather are provided personnel, including our named executive officers, by our parent company, CMFG Life, pursuant to the Amended and Restated Expense Sharing Agreement between CMFG Life and us. As a result, we do not determine or pay any compensation to our named executive officers or additional personnel provided by CMFG Life for our operations. CMFG Life determines and pays the salaries, bonuses and other wages earned by our named executive officers and by additional personnel provided to us by CMFG Life. CMFG Life also determines whether and to what extent our named executive officers and additional personnel from CMFG Life may participate in any employee benefit plans. We do not have employment agreements with our named executive officers and do not provide pension or retirement benefits, perquisites or other personal benefits to our named executive officers. We do not have arrangements to make payments to our named executive officers upon their termination or in the event of a change in control of the Company. See “Contractual Obligations” for more information about the Amended and Restated Expense Sharing Agreement between CMFG Life and us.

Director Compensation

The directors of the Company are also officers of CMFG Life. The Company’s directors receive no compensation for their service as directors of the Company but are compensated by CMFG Life for their services as officers of CMFG Life. Accordingly, no costs were allocated to the Company for services of following persons in their role as current directors: Jennifer M. Kraus-Florin, William Karls, Paul D. Barbato, David L. Sweitzer and Abigail R. Rodriguez.

Legal Proceedings

Like other insurance companies, we routinely are involved in litigation and other proceedings, including class actions, reinsurance claims and regulatory proceedings arising in the ordinary course of our business. In recent years, the life insurance and annuity industry, including us and our affiliated companies, has been subject to an increase in litigation pursued on behalf of both individual and purported classes of insurance and annuity purchasers, questioning the conduct of insurance companies and their agents in the marketing of their products. In addition, state and federal regulatory bodies, such as state insurance departments and attorneys general, periodically make inquiries and conduct examinations concerning compliance by us and others with applicable insurance and other laws.

In connection with regulatory examinations and proceedings, government authorities may seek various forms of relief, including penalties, restitution and changes in business practices. The Company has established procedures and policies to facilitate compliance with laws and regulations and to support financial reporting. These actions are based on a variety of issues and involve a range of the Company's practices. We respond to such inquiries and cooperate with regulatory examinations in the ordinary course of business. In the opinion of management, the ultimate liability, if any, resulting from all such pending actions will not materially affect the financial statements of the Company, nor the Company’s ability to meet its obligations under the Contracts.

* * *

We do not file reports under the 1934 Act in reliance on Rule 12h-7 under the 1934 Act, which provides an exemption from the reporting requirements of Sections 13 and 15 of the 1934 Act.

FINANCIAL STATEMENTS

MEMBERS Life Insurance Company

Statutory Basis Financial Statements

as of December 31, 2023 and 2022

and for the Three Years in the Period Ended

December 31, 2023, Supplemental Schedules

as of and for the Year Ended December 31, 2023

and Independent Auditor’s Report

INDEPENDENT AUDITOR’S REPORT

Audit Committee and Stockholder of

MEMBERS Life Insurance Company

Waverly, Iowa

Opinions

We have audited the statutory basis financial statements of MEMBERS Life Insurance Company (the “Company”), which comprise the statutory basis statements of admitted assets, liabilities, and capital and surplus as of December 31, 2023 and 2022, and the related statutory basis statements of operations, changes in capital and surplus, and cash flows for each of the three years in the period ended December 31, 2023, and the related notes to the statutory basis financial statements (collectively referred to as the “statutory basis financial statements”).

Unmodified Opinion on Statutory Basis of Accounting

In our opinion, the statutory basis financial statements present fairly, in all material respects, the admitted assets, liabilities, and capital and surplus of the Company as of December 31, 2023 and 2022, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 2023, in accordance with the accounting practices prescribed or permitted by the Iowa Department of Commerce, Insurance Division, described in Note 2.

Adverse Opinion on Accounting Principles Generally Accepted in the United States of America

In our opinion, because of the significance of the matter described in the Basis for Adverse Opinion on Accounting Principles Generally Accepted in the United States of America section of our report, the statutory basis financial statements do not present fairly, in accordance with accounting principles generally accepted in the United States of America, the financial position of the Company as of December 31, 2023 and 2022, or the results of its operations or its cash flows for each of the three years in the period ended December 31, 2023.

Basis for Opinions

We conducted our audit in accordance with auditing standards generally accepted in the United States of America (GAAS). Our responsibilities under those standards are further described in the Auditor’s Responsibilities for the Audit of the Statutory Basis Financial Statements section of our report. We are required to be independent of the Company, and to meet our other ethical responsibilities, in accordance with the relevant ethical requirements relating to our audit. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinions.

Basis for Adverse Opinion on Accounting Principles Generally Accepted in the United States of America

As described in Note 2 to the statutory basis financial statements, the statutory basis financial statements are prepared by the Company using the accounting practices prescribed or permitted by the Iowa Department of Commerce, Insurance Division, which is a basis of accounting other than accounting principles generally accepted in the United States of America, to meet the requirements of the Iowa Department of Commerce, Insurance Division. The effects on the statutory basis financial statements of the variances between the statutory basis of accounting described in Note 2 and accounting principles generally accepted in the United States of America, although not reasonably determinable, are presumed to be material and pervasive.

Emphasis of Matter

As discussed in Note 1 to the statutory basis financial statements, the results of the Company may not be indicative of those of a stand-alone entity, as the Company is a member of a controlled group of affiliated companies. Our opinion is not modified with respect to this matter.

Responsibilities of Management for the Statutory Basis Financial Statements

Management is responsible for the preparation and fair presentation of the statutory basis financial statements in accordance with the accounting practices prescribed or permitted by the Iowa Department of Commerce, Insurance Division. Management is also responsible for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of statutory basis financial statements that are free from material misstatement, whether due to fraud or error.

In preparing the statutory basis financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern for one year after the date that the statutory basis financial statements are issued.

Auditor’s Responsibilities for the Audit of the Statutory Basis Financial Statements

Our objectives are to obtain reasonable assurance about whether the statutory basis financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditor’s report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with GAAS will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the statutory basis financial statements.

In performing an audit in accordance with GAAS, we:

●	Exercise professional judgment and maintain professional skepticism throughout the audit.

●	Identify and assess the risks of material misstatement of the statutory basis financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the statutory basis financial statements.

●	Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control. Accordingly, no such opinion is expressed.

●	Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the statutory basis financial statements.

●	Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern for a reasonable period of time.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control–related matters that we identified during the audit.

Report on Supplemental Schedules

Our 2023 audit was conducted for the purpose of forming an opinion on the 2023 statutory basis financial statements as a whole. The supplemental schedule of selected financial data, summary investment schedule, reinsurance contract interrogatories, and supplemental investment risks interrogatories as of and for the year ended December 31, 2023, are presented for purposes of additional analysis and are not a required part of the 2023 statutory basis financial statements. These schedules are the responsibility of the Company's management and were derived from and relate directly to the underlying accounting and other records used to prepare the statutory basis financial statements. Such schedules have been subjected to the auditing procedures applied in our audit of the 2023 statutory basis financial statements and certain additional procedures, including comparing and reconciling such schedules directly to the underlying accounting and other records used to prepare the statutory basis financial statements or to the statutory basis financial statements themselves, and other additional procedures in accordance with auditing standards generally accepted in the United States of America. In our opinion, such schedules are fairly stated in all material respects in relation to the 2023 statutory basis financial statements as a whole.

/s/ Deloitte & Touche LLP

Chicago, Illinois
March 13, 2024

MEMBERS Life Insurance Company

Statutory Basis Statements of Admitted Assets, Liabilities and Capital and Surplus

December 31, 2023 and 2022

($ in 000s)

Admitted Assets	2023	2022

Cash and invested assets
Bonds and notes	$43,036	$45,855
Cash and cash equivalents	63,566	47,772

Total cash and invested assets	106,602	93,627

Accrued investment income	614	539
Federal income taxes recoverable from affiliate	-	16
Net deferred tax asset	2,733	505
Amounts due from reinsurers	37,567	21,993
Receivables from affiliates	709	45
Other assets	693	14
Separate account assets	238,473	229,659

Total admitted assets	$387,391	$346,398

Liabilities and Capital and Surplus

Liabilities
Reinsurance payable	$26,214	$18,442
Payable to affiliates	46,583	25,569
Commissions, expenses, taxes, licenses, and fees accrued	3,498	2,757
Asset valuation reserve	102	68
Federal income taxes payable to affiliate	62	-
Other liabilities	21,096	22,548
Transfers to (from) separate accounts	(4,007)	(4,695)
Separate account liabilities	238,473	229,659

Total liabilities	332,021	294,348
Capital and surplus
Capital
Common stock, $5 par value, 1,000 shares issued and outstanding	5,000	5,000
Paid-in surplus	51,170	51,170
Unassigned surplus (deficit)	(800)	(4,120)

Total capital and surplus	55,370	52,050

Total liabilities and capital and surplus	$387,391	$346,398

See accompanying notes to statutory basis financial statements	4

MEMBERS Life Insurance Company

Statutory Basis Statements of Operations

Years Ended December 31, 2023, 2022, and 2021

($ in 000s)

	2023	2022	2021
Income
Reinsurance commissions	$184,070	$163,472	$169,103
Net investment income	4,172	1,679	748
Other income (loss)	(24,424)	(4,244)	32,689

Total income	163,818	160,907	202,540

Benefits and expenses
General insurance expenses	101,198	75,646	62,147
Insurance taxes, licenses, fees, and commissions	82,918	87,648	107,116
Net transfers to (from) separate accounts	(24,272)	(4,074)	32,291

Total benefits and expenses	159,844	159,220	201,554

Income before federal income tax expense and net realized capital gains (losses)	3,974	1,687	986
Federal income tax expense	1,894	1,142	1,668

Income (loss) before net realized capital gains (losses)	2,080	545	(682)
Net realized capital gains (losses), excluding gains transferred to IMR, net of tax expense (2023 - $1; 2022 - $5; 2021 - $21)	(1)	(5)	(21)

Net income (loss)	$2,079	$540	$(703)

See accompanying notes to statutory basis financial statements	5

MEMBERS Life Insurance Company

Statutory Basis Statements of Changes in Capital and Surplus

Years Ended December 31, 2023, 2022, and 2021

($ in 000s)

	2023	2022	2021

Capital and surplus at beginning of year	$52,050	$35,637	$40,700
Additions (deductions)
Net income (loss)	2,079	540	(703)
Change in net deferred income tax	1,957	1,769	2,100
Change in nonadmitted assets	(682)	(5,863)	(6,442)
Change in asset valuation reserve	(34)	(50)	(18)
Capital contribution from parent, net of tax	-	20,017	-

Net additions (deductions)	3,320	16,413	(5,063)

Capital and surplus at end of year	$55,370	$52,050	$35,637

See accompanying notes to statutory basis financial statements	6

MEMBERS Life Insurance Company

Statutory Basis Statements of Cash Flows

Years Ended December 31, 2023, 2022, and 2021

($ in 000s)

	2023	2022	2021

Cash from operating activities
Premiums and other considerations	$7,772	$(3,115)	$14,161
Net investment income received	3,831	1,461	802
Reinsurance commissions	184,070	163,472	169,103
Other income	(42,693)	2,855	20,389
Policy and contract benefits	2,859	(3,866)	151
Operating expenses paid	(162,964)	(158,638)	(164,222)
Federal income taxes received from (paid to) affiliate	(1,817)	(1,120)	1,546
Net transfers from (to) separate accounts	24,960	11,592	(35,088)

Net cash provided by operating activities	16,018	12,641	6,842

Cash from investing activities

Proceeds from investments sold, matured or repaid
Bonds and notes	3,063	1,198	2,820
Miscellaneous proceeds	-	7	-

Total investment proceeds	3,063	1,205	2,820

Cost of investments acquired
Miscellaneous applications	-	-	7

Total investments acquired	-	-	7

Net cash provided by investing activities	3,063	1,205	2,813

Cash from financing and miscellaneous activities
Net deposits (withdrawals) on deposit-type contracts	(108)	(126)	(65)
Other cash provided (used)	(3,179)	(4,673)	2,725

Net cash provided by (used in) financing and miscellaneous activities	(3,287)	(4,799)	2,660

Net change in cash and cash equivalents	15,794	9,047	12,315
Cash and cash equivalents at the beginning of the year	47,772	38,725	26,410

Cash and cash equivalents at the end of the year	$63,566	$47,772	$38,725

Supplemental disclosure of cash and non-cash transactions
Net cash paid (received) to (from) affiliate for income taxes	$1,817	$1,120	$(1,546)
Capital contribution of securities from parent	-	19,680	-

See accompanying notes to statutory basis financial statements	7

MEMBERS Life Insurance Company

Notes to Statutory Basis Financial Statements

($ in 000s)

Note 1: Nature of Business

MEMBERS Life Insurance Company (“MEMBERS Life” or the “Company” or “MLIC”) is a stock life and health insurance company organized under the laws of Iowa and a wholly-owned subsidiary of CUNA Mutual Investment Corporation (“CMIC”). CMIC is organized under the laws of Wisconsin and is a wholly-owned subsidiary of CMFG Life Insurance Company (“CMFG Life”), an Iowa life insurance company. CMFG Life and its affiliated companies primarily sell insurance and other products to credit unions and consumers. The Company’s ultimate parent is CUNA Mutual Holding Company (“CMHC”), a mutual insurance holding company organized under the laws of Iowa.

The Company began selling a single premium deferred index annuity contract in 2013, a flexible premium deferred variable and index-linked annuity contract in 2016, a single premium deferred modified guaranteed index annuity contract in 2019, a single premium deferred index-linked interest options annuity contract in 2021 (collectively the “registered index annuities”), and whole life insurance policies in 2021. Products are sold to consumers, including credit union members, through face-to-face and call center distribution channels. The Company has reinsurance agreements under which it cedes 100% of its business to CMFG Life. See Note 7, Reinsurance, for information on the Company’s reinsurance agreements.

The Company is authorized to sell life, health and annuity policies in all states in the U.S. and the District of Columbia, except New York. All premiums of the Company were generated in the United States with a significant portion in California, Florida, Georgia, Michigan, Pennsylvania, and Texas. All annuity deposits of the Company were received in the United States with a significant portion in California, Florida, Michigan, Ohio, North Carolina, Pennsylvania, Texas, and Wisconsin.

The accompanying statutory basis financial statements reflect various transactions and balances with the Company’s affiliates. See Note 6, Related Party Transactions, for a description of the significant transactions. While the Company believes that these transactions were at reasonable terms, the results of operations of the Company may have materially differed had these transactions been consummated with unrelated parties.

Note 2: Summary of Significant Accounting Policies

Basis of Presentation

The accompanying statutory basis financial statements have been prepared in conformity with accounting practices prescribed or permitted by the Iowa Department of Commerce, Insurance Division (“Insurance Department”), which differ in some respects from accounting principles generally accepted in the United States of America (“GAAP”).

Prescribed statutory accounting practices are practices incorporated directly or by reference in state laws, regulations and general administrative rules and are applicable to all insurance enterprises domiciled in a particular state. The Insurance Department has identified the Accounting Practices and Procedures Manual (“APPM”), as promulgated by the National Association of Insurance Commissioners (“NAIC”), as a source of prescribed statutory accounting practices for insurers domiciled in Iowa. Permitted statutory accounting practices encompass all accounting practices not prescribed by the NAIC and are approved by the insurance department of the insurer’s state of domicile. The Company does not utilize any permitted practices.

8

MEMBERS Life Insurance Company

Notes to Statutory Basis Financial Statements

($ in 000s)

GAAP/Statutory Accounting Differences

The following summary identifies the significant differences between the accounting practices prescribed or permitted by the Insurance Department and GAAP:

“Nonadmitted assets” (principally a portion of deferred taxes, certain non-affiliated accounts receivable and commission receivable accounts, negative interest maintenance reserve (“IMR”) for 2022 only, and debit suspense balances) are excluded from the statutory basis statements of admitted assets, liabilities and capital and surplus through a direct charge to unassigned surplus. Under GAAP, nonadmitted assets are presented in the balance sheet, net of any valuation allowance.

Investments in bonds and notes are generally carried at amortized cost, while under GAAP, they are carried at either amortized cost or fair value based on their classification according to the Company’s ability and intent to hold or trade the securities.

For statutory accounting, after an other-than-temporary impairment (“OTTI”) of bonds (other than loan-backed securities) is recorded, the fair value of the other-than-temporarily impaired bond becomes its new cost basis. For GAAP, an impairment is based on the net present value of expected cash flows if the Company intends to hold the security until it has recovered, and an impairment is recorded as a valuation allowance. If the Company does not intend to hold the security until it has recovered, the Company records an impairment, and the fair value becomes its new cost basis. For loan-backed securities, the impairment for statutory accounting is based on future cash flows.

Policy reserves, which are 100% ceded to CMFG Life, are established based on mortality and interest assumptions prescribed by state statutes, without consideration for withdrawals, which may differ from reserves established for GAAP using assumptions with respect to mortality, interest, expense, and withdrawals that are based on company experience and expectations.

The Company cedes 100% of its annuity business to CMFG Life, which is accounted for as reinsurance ceded under statutory accounting. These contracts are accounted for as investment-type contracts under GAAP; as such, deposits are not reported as revenues for GAAP. Consequently, deposit accounting is used to account for the reinsurance agreement for GAAP.

Under both GAAP and statutory accounting, deferred federal income taxes are provided for unrealized capital gains or losses on investments and the temporary differences between the reporting and tax bases of assets and liabilities; however, there are limits as to the amount of deferred tax assets that may be reported as admitted assets under statutory accounting. Further, the change in deferred taxes is recognized as an adjustment to unassigned surplus under statutory accounting. For GAAP, changes in deferred taxes related to revenue and expense items are recorded in the statements of operations and comprehensive income. A federal income tax provision is required on a current basis only in the statutory basis statements of operations.

The asset valuation reserve (“AVR”), a statutory only reserve established by formula for the purpose of stabilizing the surplus of the Company against fluctuations in the fair value of certain invested assets, is recorded as a liability by a direct charge to unassigned surplus for statutory accounting. Such a reserve is not recorded under GAAP. For statutory reporting, the IMR defers recognition of interest rate-related gains and losses resulting from the disposal of investment securities and amortizes them into income over the remaining contractual maturities of those securities; under GAAP, such gains and losses are recognized in income immediately.

Amounts due from reinsurers for their share of ceded reserves are netted against the reserves rather than shown as assets as under GAAP.

9

MEMBERS Life Insurance Company

Notes to Statutory Basis Financial Statements

($ in 000s)

Deposits, surrenders, and benefits on certain annuities, including those recorded in the separate accounts, are recorded in the statutory basis statements of operations, while such deposits and benefits are credited or charged directly to the policyholder account balances under GAAP. As a result, under GAAP, revenues on these types of contracts are composed of contract charges and fees, which are recognized when assessed against the account balance. Under GAAP, amounts collected are credited directly to policyholder account balances, and the benefits and claims on these contracts that are charged to expense only include benefits incurred in the period in excess of related policyholder account balances.

The registered index annuities are reported as separate account products for statutory reporting. For GAAP, only the variable annuity component of the flexible premium variable and index-linked deferred annuity is reported as a separate account product, with the other related assets and liabilities reported in the general account because criteria for separate account reporting are not met. The criteria are that funds must be invested at the direction of the contract holder and investment results must be passed through to the contract holder.

Comprehensive income and its components are not presented in the statutory basis financial statements, whereas under GAAP, comprehensive income is presented and changes in comprehensive income are reflected in accumulated other comprehensive income, a component of stockholder’s equity.

The statutory basis statements of cash flows are presented in the required statutory format. Under GAAP, the indirect method for the statements of cash flows requires a reconciliation of net income to net cash provided by operating activities.

Use of Estimates

The preparation of the statutory basis financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities as of the date of the statutory basis financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates and, in some cases, the difference could be material. Investment valuations, policy reserve valuations, determination of OTTI, deferred tax asset valuation reserves and reinsurance balances are most affected by the use of estimates and assumptions.

Investments

Investments are valued as prescribed by the NAIC.

Bonds and notes: Bonds and notes with an NAIC designation of 1 through 5 are generally stated at amortized cost. Bonds and notes with an NAIC designation of 6 are stated at the lower of amortized cost or fair value. Loan-backed securities may be carried at the lower of amortized cost or fair value if they receive an initial rating of 6 under the multiple-designation methodology. Prepayment assumptions for loan-backed securities are obtained from historical industry prepayment averages, industry survey values or internal estimates to determine the effective yield. Changes in the anticipated prepayments are incorporated when determining statement values. Changes in estimated cash flows from the previous assumptions are accounted for using the prospective method.

Net investment income: Investment income is recognized on an accrual basis. Investment income reflects amortization of premiums and accretion of discounts on an effective-yield basis using expected cash flows.

Net realized capital gains (losses): Realized capital gains and losses on the sale of investments are determined based upon the specific identification method and are recorded on the trade date.

10

MEMBERS Life Insurance Company

Notes to Statutory Basis Financial Statements

($ in 000s)

Cash and Cash Equivalents

Cash includes unrestricted deposits in financial institutions. Cash equivalents include money market mutual funds and investments with maturities at the date of purchase of 90 days or less and are reported at carrying value, which approximates amortized cost. Money market mutual funds are valued based on the closing price as of December 31.

Income Tax

Deferred income taxes are recognized, subject to an admissibility test for deferred tax assets, and represent the future tax consequences attributable to differences between the statutory basis financial statement carrying amount of assets and liabilities and their respective tax bases. Gross deferred tax assets are reduced by a statutory valuation allowance if it is more likely than not that some portion or all of the deferred tax assets will not be realized. See Note 5, Income Tax, for the components of the admissibility test used to calculate the admitted deferred tax assets. Recorded deferred tax amounts are adjusted to reflect changes in income tax rates and other tax law provisions as they are enacted. The net change in deferred taxes is recorded directly to unassigned surplus.

The Company is subject to tax-related audits. The Company accounts for any federal and foreign tax contingent liabilities in accordance with Statement of Statutory Accounting Principles (“SSAP”) No. 5R, Liabilities, Contingencies and Impairments of Assets as modified by SSAP No. 101, Income Taxes, and any state and other tax contingent liabilities in accordance with SSAP No. 5R.

Reinsurance

Reinsurance premiums, claims and benefits, commission expense reimbursements, and reserves related to reinsured business ceded are accounted for on a basis consistent with the accounting for the underlying direct policies issued and the terms of the reinsurance contracts. Premiums and benefits ceded to other companies have been reported as reductions of premium income and benefits in the accompanying statutory basis statements of operations. Policy and claim reserves are reported net of unbilled reinsurance recoverables. The Company has evaluated its reinsurance contracts and determined that all significant contracts transfer the underlying economic risk of loss. CMFG Life, which is a related party, is the only reinsurer and there is no concern of default on reinsurance receivable balances as CMFG Life is highly rated and well capitalized.

Separate Accounts

The Company issues registered index annuities, the assets and liabilities of which are legally segregated and reflected in the accompanying statutory basis statements of admitted assets, liabilities and capital and surplus as assets and liabilities of the separate accounts. All separate account assets and liabilities are ceded to CMFG Life on a coinsurance basis except the variable annuity of the flexible premium variable and index-linked deferred annuities that are ceded on a modified coinsurance basis and the related assets and liabilities are retained in the Company’s separate accounts.

Separate account assets for the variable annuity component of the flexible premium variable and index-linked deferred annuity are stated at fair value. Separate account liabilities are accounted for in a manner similar to other policy reserves. Separate account premium deposits, benefit expenses and contract fee income for investment management and policy administration are reflected by the Company in the accompanying statutory basis statements of operations.

The variable annuity contract holders of the flexible premium variable and index-linked deferred annuity are able to invest in investment funds managed for their benefit. All of the flexible premium variable and index-linked deferred annuity separate account assets are invested in unit investment trusts that are registered with the Securities and Exchange Commission as of December 31, 2023 and 2022.

11

MEMBERS Life Insurance Company

Notes to Statutory Basis Financial Statements

($ in 000s)

CMFG Life, on behalf of MEMBERS Life, invests the single premium deferred index annuity, single premium deferred index-linked interest options annuity, single premium deferred modified guaranteed index annuity and flexible premium deferred variable premiums for the benefit of the contract holder. The single premium deferred index, single premium deferred modified guaranteed index and flexible premium variable and index-linked deferred annuities have two risk control accounts, referred to as the Secure and Growth Accounts; the Secure Account has a yearly credited interest rate floor of 0% and the yearly Growth Account floor is -10%. The Secure and Growth Accounts both have credited interest rate caps that vary with issuance. The single premium deferred index-linked interest options annuity has risk control accounts, with either caps and floors or participation rates and buffers applied based on the performance of an external index. For positive index performance, accounts with caps limit the interest credited to the policyholder at the cap; accounts with participation rates credit the full index performance multiplied by the participation rate to the policyholder. For negative index performance, floors represent the maximum negative interest credited a policyholder can receive, while the buffer represents the maximum negative index return for an interest term that will not result in negative interest credited to the contract. Interest is credited at the end of each contract year during the selected index term based on the allocation between risk control accounts and the performance of an external index during that contract year. At the end of the initial index term, only the Secure Account will be available as an option to the policyholder.

Policy and Contract Claim Reserves

Liabilities established for unpaid benefits for life insurance contracts represent the estimated amounts required to cover the ultimate cost of settling reported and incurred but unreported losses. These estimates are adjusted in the aggregate for ultimate loss expectations based on historical experience patterns and current economic trends. Any change in the probable ultimate liabilities, which might arise from new information emerging, is reflected in the statutory basis statements of operations in the period the change is determined to be necessary. Such adjustments could be material.

The policy and contract claim reserves are 100% ceded to CMFG Life.

Policy Reserves

Life insurance reserves: Traditional life insurance reserves are computed on either the net level reserve basis or the Commissioner’s Reserve Valuation Method (“CRVM”) basis dependent on product type and issue date using the applicable mortality table.

The Company waives deduction of deferred fractional premiums upon death of the insured and returns the portion of the final premium beyond the date of death. Surrender values are not promised in excess of legally computed reserves.

Extra premiums are charged for substandard lives, plus the gross premium for a rated age. Mean reserves are determined by computing the regular mean reserve for the plan at the rated age and holding, plus one-half of the extra premium charge for the year.

Tabular interest, tabular less actual reserves released, tabular cost and tabular interest on funds not involving life contingencies have all been determined by formulas prescribed by the Insurance Department.

Individual annuity reserves: Policyholder reserves related to individual annuity contracts are computed using the Commissioner's Annuity Reserve Valuation Method (“CARVM”), along with Valuation Manual (“VM”) 21, for equity indexed annuities and variable annuities, during the contract accumulation period and the present value of future payments for contracts that have annuitized. Policy reserves related to the registered index annuities contracts are computed using CARVM, along with Actuarial Guideline (“AG”) 33 and 35 and VM 21 for policies greater than ten days after issue; for the first ten days, the reserve is equal to the return of premium. A reserve floor for all deferred annuities is set equal to the cash surrender value.

12

MEMBERS Life Insurance Company
Notes to Statutory Basis Financial Statements
($ in 000s)

The policy reserves are 100% ceded to CMFG Life.

Liability for Deposit-Type Contracts

The Company recognizes a liability for policyholder deposits that are not subject to policyholder mortality or longevity risk at the stated account value. The account value equals the sum of the original deposit plus accumulated interest, less any withdrawals and expense charges. Such deposits primarily represent annuity contracts without life contingencies.

The liability for deposit-type contracts is 100% ceded to CMFG Life.

Statutory Valuation Reserves

The IMR is maintained for the purpose of stabilizing the surplus of the Company against gains and losses on sales of investments that are primarily attributable to changing interest rates. The interest rate-related gains and losses are deferred and amortized into income over the remaining lives of the securities sold. If the IMR is calculated to be a net asset, the Company admits the IMR asset until it reaches 10% of adjusted capital and surplus and is included in other assets on the Statutory Basis Statement of Admitted Assets, Liabilities and Capital and Surplus.

As of December 31, 2023 the Company admitted net negative IMR of $685. The Company’s IMR losses were recorded in compliance with the Company’s investment policies and procedures. The table below provides information regarding the admitted negative IMR.

As of December 31, 2023

Net negative IMR	$685
Reported capital and surplus	$55,370
Adjustments:
Goodwill	-
EDP Equipment	-
Adjusted capital and surplus	$55,370
Percentage of adjusted capital and surplus	1.2%

The AVR is a formulaic reserve for fluctuations in the values of invested assets, primarily bonds and notes, mortgage loans, common stocks and limited partnerships. Changes in the AVR are charged or credited directly to unassigned surplus.

Other Liabilities

The Company issues the registered index annuities on the 10th and 25th of each month. The Company recognizes a liability on contracts for which it has received cash, but has not issued a contract.  Other liabilities primarily consist of these customer funds pending completion of the policy issuance process. The customer funds are released from other liabilities when the policy application is completed.

13

MEMBERS Life Insurance Company
Notes to Statutory Basis Financial Statements
($ in 000s)

Recently Adopted Accounting Standard Update

The NAIC adopted INT 23-01 Net Negative (Disallowed) Interest Maintenance Reserve (“INT 23-01”), which is an interpretation that prescribes limited-time, optional, statutory accounting guidance as an exception to the existing guidance detailed in SSAP No. 7 Asset Valuation Reserve and Interest Maintenance Reserve. Under the INT 23-01, reporting entities are allowed to admit negative IMR if certain criteria are met. The adoption of this guidance allowed the Company to admit $685 of negative IMR at December 31, 2023. The Company recorded IMR in other assets on the Statutory Basis Statements of Admitted Assets, Liabilities and Capital and Surplus.

Accounting Standards Pending Adoption

During 2023, the NAIC issued updates to the SSAPs related to its bond definition project that clarifies the definition of bond investments. The new principles-based bond definition is applied to securities to determine whether they should be classified as long-term bonds or equity securities for statutory reporting purposes. Under the new guidance, a bond must represent a creditor relationship with a fixed payment schedule and qualify as either an issuer credit obligation or an asset-backed security. Securities with equity-like characteristics or ownership interests are not bonds and are to be reported on a separate reporting schedule in the Annual Statement. The new guidance will be effective on January 1, 2025. The Company’s implementation project is in progress and the impact on the statutory basis financial statements is still being assessed.

Note 3: Investments

Bonds and Notes

The statement value, which generally represents amortized cost, gross unrealized gains and losses and fair value of investments in bonds and notes at December 31, 2023 are as follows:

		Gross	Gross
	Statement	Unrealized	Unrealized
	Value	Gains	Losses	Fair Value

U.S. government and agencies	$8,719	$-	$(1,752)	$6,967
Industrial and miscellaneous	26,081	60	(923)	25,218
Residential mortgage-backed securities	560	-	(46)	514
Commercial mortgage-backed securities	3,871	-	(280)	3,591
Non-mortgage asset-backed securities	3,805	5	(39)	3,771

Total bonds and notes	$43,036	$65	$(3,040)	$40,061

14

MEMBERS Life Insurance Company
Notes to Statutory Basis Financial Statements
($ in 000s)

The statement value, which generally represents amortized cost, gross unrealized gains and losses, and fair value of investments in bonds and notes at December 31, 2022 are as follows:

		Gross	Gross
	Statement	Unrealized	Unrealized
	Value	Gains	Losses	Fair Value

U.S. government and agencies	$8,724	$-	$(1,817)	$6,907
Industrial and miscellaneous	27,887	-	(1,434)	26,453
Residential mortgage-backed securities	625	-	(56)	569
Commercial mortgage-backed securities	3,863	-	(257)	3,606
Non-mortgage asset-backed securities	4,756	-	(175)	4,581

Total bonds and notes	$45,855	$-	$(3,739)	$42,116

The statement value and fair value of bonds and notes at December 31, 2023, by contractual maturity, are shown below. Expected maturities may differ from contractual maturities because certain borrowers have the right to call or prepay obligations with or without call or prepayment penalties. Because of the potential for prepayment on residential mortgage-backed, commercial mortgage-backed and non-mortgage asset-backed securities, such securities have not been classified by expected maturity in the table below by contractual maturity.

	Statement
	Value	Fair Value

Due in one year or less	$5,991	$5,957
Due after one year through five years	11,694	11,526
Due after five years through ten years	8,395	7,735
Due after ten years	8,720	6,967
Residential mortgage-backed securities	560	514
Commercial mortgage-backed securities	3,871	3,591
Non-mortgage asset-backed securities	3,805	3,771

Total bonds and notes	$43,036	$40,061

15

MEMBERS Life Insurance Company
Notes to Statutory Basis Financial Statements
($ in 000s)

Cash and Cash Equivalents

The details of cash and cash equivalents as of December 31 are as follows:

	2023	2022
Cash equivalents	$58,166	$42,915
Cash	5,400	4,857
Total cash and cash equivalents	$63,566	$47,772

Net Investment Income

Sources of net investment income for the years ended December 31 are as follows:

	2023	2022	2021
Bonds and notes	$1,698	$1,064	$792
Cash and cash equivalents	2,548	693	12
Gross investment income	4,246	1,757	804
Less investment expenses	74	78	56
Net investment income	$4,172	$1,679	$748

Investment expenses are charged by a related party for investment management fees and include interest, salaries, brokerage fees and securities’ custodial fees.

Accrued Investment Income

Sources of accrued investment income as of December 31 are shown in the table below.

	2023	2022

Bonds and notes	$326	$362
Cash and cash equivalents	288	177

Total accrued investment income	$614	$539

Due and accrued investment income over 90 days past due is excluded from the statutory basis statements of admitted assets, liabilities, and capital and surplus as a nonadmitted asset. There was no accrued investment income excluded at December 31, 2023 or 2022 on this basis.

16

MEMBERS Life Insurance Company
Notes to Statutory Basis Financial Statements
($ in 000s)

Net Realized Capital Gains (Losses)

Net realized capital gains (losses) for the years ended December 31 are summarized as follows:

	2023	2022	2021

Tax on realized capital gains (losses)	$(1)	$(5)	$(21)
Net realized capital gains (losses)	$(1)	$(5)	$(21)

There were no sales of bonds and notes in 2023, 2022, or 2021.

Other-Than-Temporary Investment Impairments

Investment securities are reviewed for OTTI on an ongoing basis. The Company creates a watchlist of securities based primarily on the fair value of an investment security relative to its amortized cost. When the fair value drops below the Company’s amortized cost, the Company monitors the security for OTTI. The determination of OTTI requires significant judgment on the part of the Company and depends on several factors, including, but not limited to:

●	The existence of any plans to sell the investment security.

●	The extent to which fair value is less than statement value.

●	The underlying reason for the decline in fair value (credit concerns, interest rates, etc.).

●	The financial condition and near-term prospects of the issuer/borrower, including the ability to meet contractual obligations, relevant industry trends and conditions and cash flow analysis.

●	For mortgage-backed and structured securities, the Company’s intent and ability to retain its investment for a period of time sufficient to allow for an anticipated recovery in fair value.

●	The Company’s ability to recover all amounts due according to the contractual terms of the agreements.

●	The Company’s collateral position, in the case of bankruptcy or restructuring.

A bond or note is considered to be other-than-temporarily impaired when the fair value is less than the amortized cost basis and its value is not expected to recover through the Company’s holding period. When this occurs, the Company records a realized capital loss equal to the difference between the amortized cost and fair value. The fair value of the other-than-temporarily impaired security becomes its new amortized cost. If the bond is a loan-backed or structured security, it is considered to be other-than-temporarily impaired when the amortized cost exceeds the present value of cash flows expected to be collected and its value is not expected to recover through the Company’s holding period. The amount of the OTTI recognized in the Statutory Basis Statement of Operations as a realized loss equals the difference between the investment's amortized cost basis and its expected cash flows.

Management believes it has made an appropriate provision for other-than-temporarily impaired securities owned at December 31, 2023 and 2022. Future declines in fair value may result in additional OTTI. Additional OTTI will be recorded as appropriate and as determined by the Company’s regular monitoring procedures of additional facts. In light of the variables involved, such additional OTTI could be significant.

The Company did not recognize any OTTI on mortgage-backed and structured securities during 2023, 2022, and 2021 caused by an intent to sell or lack of intent and ability to hold until recovery of the amortized cost basis.

17

MEMBERS Life Insurance Company
Notes to Statutory Basis Financial Statements
($ in 000s)

Net Unrealized Capital Gains (Losses)

Information regarding the Company’s bonds and notes with unrealized losses at December 31, 2023 is presented below, segregated between those that have been in a continuous unrealized loss position for less than twelve months and those that have been in a continuous unrealized loss position for twelve or more months.

	Months in Unrealized Loss Position
	Less Than		Twelve		Total
	Twelve Months		Months or Greater		December 31, 2023
	Fair Value	Unrealized Loss	Fair Value	Unrealized Loss	Fair Value	Unrealized Loss

U.S. government and agencies	$-	$-	$6,967	$(1,752)	$6,967	$(1,752)
Industrial and miscellaneous	2,563	(8)	16,884	(915)	19,447	(923)
Residential mortgage-backed securities	-	-	514	(46)	514	(46)
Commercial mortgage-backed securities	-	-	3,591	(280)	3,591	(280)
Non-mortgage asset-backed securities	-	-	1,853	(39)	1,853	(39)

Total bonds and notes	$2,563	$(8)	$29,809	$(3,032)	$32,372	$(3,040)

At December 31, 2023, the Company owned 27 bonds and notes with a fair value of $32,372 in an unrealized loss position. There were 25 bonds and notes with a fair value of $29,809 in an unrealized loss position for twelve or more months. The aggregate severity of unrealized losses for bonds and notes with a loss period of twelve months or greater is approximately 9.2% of amortized cost. All the securities with unrealized losses as of December 31, 2023 are rated "investment grade" based on having an NAIC rating of 1 or 2.

18

MEMBERS Life Insurance Company
Notes to Statutory Basis Financial Statements
($ in 000s)

Information regarding the Company’s bonds and notes with unrealized losses at December 31, 2022 is presented below, segregated between those that have been in a continuous unrealized loss position for less than twelve months and those that have been in a continuous unrealized loss position for twelve or more months.

	Months in Unrealized Loss Position
	Less Than		Twelve		Total
	Twelve Months		Months or Greater		December 31, 2022
	Fair Value	Unrealized Loss	Fair Value	Unrealized Loss	Fair Value	Unrealized Loss

U.S. government and agencies	$6,907	$(1,817)	$-	$-	$6,907	$(1,817)
Industrial and miscellaneous	20,846	(361)	5,607	(1,073)	26,453	(1,434)
Residential mortgage-backed securities	569	(56)	-	-	569	(56)
Commercial mortgage-backed securities	1,906	(28)	1,700	(229)	3,606	(257)
Non-mortgage asset-backed securities	4,581	(175)	-	-	4,581	(175)

Total bonds and notes	$34,809	$(2,437)	$7,307	$(1,302)	$42,116	$(3,739)

At December 31, 2022, the Company owned 37 securities with a fair value of $42,116 in an unrealized loss position. The Company owned seven industrial and miscellaneous securities and one commercial mortgage-backed security of $1,073 and $229, respectively, in unrealized loss positions greater than twelve months. The aggregate severity of unrealized losses for bonds and notes with a loss period of twelve months or greater is approximately 15.1% of amortized cost. All the securities with unrealized losses as of December 31, 2022 are rated "investment grade" based on having an NAIC rating of 1 or 2.

Restricted Assets

Prior to July 1, 2023, Iowa law required that assets equal to a life insurer’s “legal reserve” must be designated for the Iowa Department of Commerce, Insurance Division (“Iowa Insurance Department”). The legal reserve was equal to the net present value of all outstanding policies and contracts involving life contingencies. After July 1, 2023, with the change in Iowa law, the legal reserve concept was removed, which includes the removal of the corresponding deposit requirement to equal the legal reserve. Iowa law continues to require the Company to designate assets to the Iowa Insurance Department. At December 31, 2023 and 2022, securities with admitted asset values of $43,086 and $45,905, respectively, were on deposit with government authorities as required by law to satisfy regulatory requirements. These holdings as a percentage of total assets and total admitted assets were 11% and 11%, respectively, as of December 31, 2023 and 13% and 13%, respectively, as of December 31, 2022.

Investment Credit Risk

The Company maintains a diversified investment portfolio including issuer, sector and geographic stratification, where applicable, and has established certain exposure limits, diversification standards, and review procedures to mitigate credit risk.

19

MEMBERS Life Insurance Company
Notes to Statutory Basis Financial Statements
($ in 000s)

Note 4: Fair Value

The Company uses fair value measurements to record fair value of certain assets and liabilities and to estimate fair value of financial instruments not recorded at fair value but required to be disclosed at fair value. Certain financial instruments, such as insurance policy liabilities other than deposit-type contracts, are excluded from the fair value disclosure requirements. The Company uses fair value measurements obtained using observable inputs or internally determined estimates to estimate fair value.

Valuation Hierarchy

Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.

The fair value hierarchy prioritizes the inputs to valuation techniques used to measure fair value of assets and liabilities into three broad levels. The Company has categorized its financial instruments, based on the degree of subjectivity inherent in the valuation technique, as follows:

●	Level 1: Inputs are directly observable and represent quoted prices for identical assets or liabilities in active markets the Company has the ability to access at the measurement date.

●	Level 2: All significant inputs are observable, either directly or indirectly, other than quoted prices included in Level 1, for the asset or liability. This includes: (i) quoted prices for similar instruments in active markets, (ii) quoted prices for identical or similar instruments in markets that are not active, (iii) inputs other than quoted prices that are observable for the instruments and (iv) inputs that are derived principally from or corroborated by observable market data by correlation or other means.

●	Level 3: One or more significant inputs are unobservable and reflect the Company’s estimates of the assumptions that market participants would use in pricing the asset or liability, including assumptions about risk.

For purposes of determining the fair value of the Company’s assets and liabilities, observable inputs are those inputs used by market participants in valuing financial instruments, which are developed based on market data obtained from independent sources. In the absence of sufficient observable inputs, unobservable inputs, reflecting the Company’s estimates of the assumptions market participants would use in valuing financial assets and liabilities, are developed based on the best information available in the circumstances. The Company uses prices and inputs that are current as of the measurement date. In some instances, valuation inputs used to measure fair value fall into different levels of the fair value hierarchy. The category level in the fair value hierarchy is determined based on the lowest level input that is significant to the fair value measurement in its entirety.

The hierarchy requires the use of market observable information when available for measuring fair value. The availability of observable inputs varies by investment. In situations where the fair value is based on inputs that are unobservable in the market or on inputs from inactive markets, the determination of fair value requires more judgment and is subject to the risk of variability. The degree of judgment exercised by the Company in determining fair value is typically greatest for investments categorized in Level 3. Transfers in and out of level categories are reported as having occurred at the end of the quarter in which the transfer occurred.

20

MEMBERS Life Insurance Company
Notes to Statutory Basis Financial Statements
($ in 000s)

Valuation Process

The Company is responsible for the determination of fair value and the supporting assumptions and methodologies. The Company uses a consistent application of valuation methodologies and inputs and compliance with accounting standards through the execution of various processes and controls designed to provide assurance that assets and liabilities are appropriately valued.

The Company has policies and guidelines that require the establishment of valuation methodologies and consistent application of such methodologies. These policies and guidelines govern the use of inputs and price source hierarchies and provide controls around the valuation processes. These controls include appropriate review and analysis of prices against market activity or indicators of reasonableness, approval of price source changes, price overrides, methodology changes and classification of fair value hierarchy levels. The valuation policies and guidelines are reviewed and updated as appropriate.

For fair values received from third parties or internally estimated, the Company’s processes are designed to provide assurance that the valuation methodologies and inputs are appropriate and consistently applied, the assumptions are reasonable and consistent with the objective of determining fair value, and the fair values are appropriately recorded. The Company performs procedures to understand and assess the methodologies, processes, and controls of valuation service providers. In addition, the Company may validate the reasonableness of fair values by comparing information obtained from valuation service providers or brokers to other third-party valuation sources for selected securities. When using internal valuation models, these models are developed by the Company’s investment group using established methodologies. The models, including key assumptions, are reviewed with various investment sector professionals, accounting, operations, compliance, and risk management professionals. In addition, when fair value estimates involve a high degree of subjectivity, the Company validates them through reviews by members of management who have relevant expertise and who are independent of those charged with executing investment transactions.

Transfers Between Levels

There were no transfers between levels during the years ended December 31, 2023 and 2022.

Determination of Fair Values

The following table summarizes the Company’s assets that are measured at fair value on a recurring basis as of December 31, 2023.

Assets, at Fair Value	Level 1	Level 2	Level 3	Total

Cash equivalents	$58,166	$-	$-	$58,166
Separate account assets	-	238,473	-	238,473
Total assets at fair value	$58,166	$238,473	$-	$296,639

21

MEMBERS Life Insurance Company
Notes to Statutory Basis Financial Statements
($ in 000s)

The following table summarizes the Company’s assets that are measured at fair value on a recurring basis as of December 31, 2022.

Assets, at Fair Value	Level 1	Level 2	Level 3	Total

Cash equivalents	$42,915	$-	$-	$42,915
Separate account assets	-	229,659	-	229,659
Total assets at fair value	$42,915	$229,659	$-	$272,574

There were no liabilities measured at fair value on a recurring basis as of December 31, 2023 or 2022.

Fair Value Measurement of Financial Instruments

Accounting standards require disclosure of fair value information about certain on and off-balance sheet financial instruments for which it is practicable to estimate that value.

The following table summarizes the carrying amounts and fair values of the Company’s financial instruments for which it is practicable to estimate fair value by fair value measurement level at December 31, 2023.

	Carrying
	Amount	Fair Value	Level 1	Level 2	Level 3
Financial instruments recorded as assets:
Bonds and notes	$43,036	$40,061	$-	$40,061	$-
Cash equivalents	58,166	58,166	58,166	-	-
Separate account assets	238,473	238,473	-	238,473	-
Financial instruments recorded as liabilities:
Separate account liabilities	238,473	238,473	-	238,473	-

The following table summarizes the carrying amounts and fair values of the Company’s financial instruments for which it is practicable to estimate fair value by fair value measurement level at December 31, 2022.

	Carrying
	Amount	Fair Value	Level 1	Level 2	Level 3
Financial instruments recorded as assets:
Bonds and notes	$45,855	$42,116	$-	$42,116	$-
Cash equivalents	42,915	42,915	42,915	-	-
Separate account assets	229,659	229,659	-	229,659	-
Financial instruments recorded as liabilities:
Separate account liabilities	229,659	229,659	-	229,659	-

The carrying amounts for accrued net investment income and certain receivables and payables approximate fair value due to their short-term nature and have been excluded from the fair value tables above.

22

MEMBERS Life Insurance Company

Notes to Statutory Basis Financial Statements

($ in 000s)

The following methods and assumptions were used by the Company in estimating its fair value disclosures for financial instruments by fair value hierarchy level:

Level 1 Measurements

Cash equivalents: Consists of money market mutual funds reported as cash equivalents. Valuation for money market mutual funds is based on the closing price on an exchange at December 31.

Level 2 Measurements

Bonds and notes: Valuation is principally based on observable inputs including quoted prices for similar assets in markets that are active and observable market data.

Separate account assets and liabilities: Separate account assets are investments in mutual funds and unit investment trusts in which the contract holders could redeem their investment at net asset value per share at the measurement date with the investee; and mutual funds where valuation is principally based on observable inputs including quoted prices for similar assets in markets that are active and observable market data. Separate account liabilities represent the account value owed to the customer; the fair value is determined by reference to the fair value of the related separate account assets.

Note 5: Income Tax

The Company is included in the consolidated federal income tax return of CMHC along with the following affiliates, which are also subsidiaries of CMHC: CMFG Life, CUMIS Mortgage Reinsurance Company, CUMIS Insurance Society, Inc., CUMIS Specialty Insurance Company, Inc., CUMIS Vermont, Inc., CMIC, CUNA Mutual Insurance Agency, Inc., CUNA Brokerage Services, Inc. (“CBSI”), International Commons, Inc., MEMBERS Capital Advisors, Inc., CPI Qualified Plan Consultants, Inc., TruStage Financial Group, Inc., CUNA Mutual Global Holdings, Inc., CuneXus Solutions, Inc. and Family Considerations, Inc.

The Company has entered into a tax sharing agreement with CMHC and certain of its subsidiaries. The agreement provides for the allocation of tax expense based on each subsidiary’s contribution to the consolidated federal income tax liability. Pursuant to the agreement, subsidiaries that have incurred losses are reimbursed regardless of the utilization of the loss in the current year.

Current income tax expense consists of the following for the years ended December 31:

	2023	2022	2021

Federal income tax expense on operations	$1,894	$1,142	$1,668
Federal income tax expense on realized capital gains (losses)	1	5	21
Federal income tax expense	$1,895	$1,147	$1,689

23

MEMBERS Life Insurance Company

Notes to Statutory Basis Financial Statements

($ in 000s)

The 2023 change in net deferred income tax is comprised of the following:

	December 31,	December 31,
	2023	2022	Change

Adjusted gross deferred tax assets	$7,074	$5,117	$1,957
Net deferred tax asset (excluding nonadmitted)	$7,074	$5,117	$1,957
Tax effect of unrealized capital gains and losses, unrealized foreign exchange capital gains and losses, and changes as a result of other surplus adjustments			-
Change in net deferred income tax			$1,957

The 2022 change in net deferred income tax is comprised of the following:

	December 31,	December 31,
	2022	2021	Change

Adjusted gross deferred tax assets	$5,117	$3,191	$1,926
Total deferred tax liabilities	-	(180)	180
Net deferred tax asset (excluding nonadmitted)	$5,117	$3,011	$2,106
Tax effect of unrealized capital gains and losses, unrealized foreign exchange capital gains and losses, and changes as a result of other surplus adjustments			(337)
Change in net deferred income tax			$1,769

24

MEMBERS Life Insurance Company

Notes to Statutory Basis Financial Statements

($ in 000s)

The 2021 change in net deferred income tax is comprised of the following:

	December 31,	December 31,
	2021	2020	Change

Adjusted gross deferred tax assets	$3,191	$1,108	$2,083
Total deferred tax liabilities	(180)	(197)	17
Net deferred tax asset (excluding nonadmitted)	$3,011	$911	$2,100
Tax effect of unrealized capital gains and losses, unrealized foreign exchange capital gains and losses, and changes as a result of other surplus adjustments			-
Change in net deferred income tax			$2,100

Reconciliation to U.S. Tax Rate

The total statutory provision for income taxes for the years ended December 31 differs from the amount computed by applying the U.S. federal corporate income tax rate of 21% to income before federal income taxes plus gross realized capital gains (losses) due to the items listed in the following reconciliation:

	2023	2022	2021

Tax expense computed at federal corporate rate	$835	$354	$207
Foreign tax credit	(62)	(79)	(42)
Income tax expense (benefit) related to prior years	(357)	(19)	508
Nonadmitted assets	(355)	(791)	(997)
Interest maintenance reserve amortization	11	15	21
Dividends received deductions	(135)	(106)	(108)
Other	1	4	-

Total statutory income taxes	$(62)	$(622)	$(411)

Federal income tax expense	$1,895	$1,147	$1,689
Change in net deferred income tax	(1,957)	(1,769)	(2,100)

Total statutory income taxes	$(62)	$(622)	$(411)

25

MEMBERS Life Insurance Company

Notes to Statutory Basis Financial Statements

($ in 000s)

Deferred Income Taxes

The components of the net deferred tax asset at December 31 are as follows:

	December 31, 2023			December 31, 2022			Change
	Ordinary	Capital	Total	Ordinary	Capital	Total	Ordinary	Capital	Total

Gross deferred tax assets	$6,686	$388	$7,074	$4,976	$141	$5,117	$1,710	$247	$1,957
Statutory valuation allowance adjustment	-	-	-	-	-	-	-	-	-
Adjusted gross deferred tax assets	6,686	388	7,074	4,976	141	5,117	1,710	247	1,957
Deferred tax assets nonadmitted	(3,953)	(388)	(4,341)	(4,471)	(141)	(4,612)	518	(247)	271
Admitted deferred tax assets	2,733	-	2,733	505	-	505	2,228	-	2,228
Deferred tax liabilities	-	-	-	-	-	-	-	-	-
Net admitted deferred tax assets	$2,733	$-	$2,733	$505	$-	$505	$2,228	$-	$2,228

The nonadmitted deferred tax asset decreased $271 in 2023 and increased $2,164 in 2022. There are no known deferred tax liabilities not recognized. Gross deferred tax assets are reduced by a statutory valuation allowance adjustment if it is more likely than not that some portion or all of the deferred tax asset will not be realized. Based on the Company’s assessment, no valuation allowance was required as of December 31, 2023 and 2022.

26

MEMBERS Life Insurance Company

Notes to Statutory Basis Financial Statements

($ in 000s)

The tax effects of temporary differences that give rise to the significant portions of the deferred tax assets and liabilities at December 31 are as follows:

	2023	2022	Change

Ordinary deferred tax assets:
Deferred acquisition costs	$4,219	$2,871	$1,348
Miscellaneous nonadmitted assets	2,367	2,012	355
Other - accrued general expense	100	93	7
Subtotal ordinary deferred tax assets	6,686	4,976	1,710
Nonadmitted ordinary deferred tax assets	(3,953)	(4,471)	518
Admitted ordinary deferred tax assets	2,733	505	2,228
Capital deferred tax assets:
Investments	388	141	247
Subtotal capital deferred tax assets	388	141	247
Nonadmitted capital deferred tax assets	(388)	(141)	(247)
Admitted capital deferred tax asset	-	-	-
Admitted deferred tax assets	2,733	505	2,228
Net admitted deferred tax asset	$2,733	$505	$2,228

27

MEMBERS Life Insurance Company

Notes to Statutory Basis Financial Statements

($ in 000s)

Deferred Tax Asset Admission Calculation

The components of the deferred tax asset admission calculation at December 31 are as follows:

	December 31, 2023			December 31, 2022			Change
	Ordinary	Capital	Total	Ordinary	Capital	Total	Ordinary	Capital	Total

(a) Federal income taxes paid in prior years recoverable through loss carrybacks	$-	$-	$-	$-	$-	$-	$-	$-	$-
(b) Adjusted gross deferred tax assets expected to be realized after application of the threshold limitation; the lesser of (i) or (ii):	2,733	-	2,733	505	-	505	2,228	-	2,228
(i) Adjusted gross deferred tax assets expected to be realized following the balance sheet date	2,733	-	2,733	505	-	505	2,228	-	2,228
(ii) Adjusted gross deferred tax assets allowed per limitation threshold	-	-	7,896	-	-	7,732	-	-	164
(c) Adjusted gross deferred tax assets offset by gross deferred tax liabilities		-	-		-	-	-	-	-
Admitted deferred tax assets	$2,733	$-	$2,733	$505	$-	$505	$2,228	$-	$2,228

The amounts calculated in (b)(i) and (b)(ii) in the table above are based on the following information:

	2023	2022
Ratio percentage used to determine recovery period and threshold limitation amount (Risk-based capital (“RBC”) reporting entity)	5405%	5775%
Recovery period used in (b)(i)	3 years	3 years
Percentage of adjusted capital and surplus used in (b)(ii)	15%	15%
Amount of adjusted capital and surplus used in (b)(ii)	$52,637	$51,544

No tax planning strategies were used in the calculation of adjusted gross deferred tax assets or net admitted adjusted gross deferred tax assets during 2023 and 2022.

28

MEMBERS Life Insurance Company

Notes to Statutory Basis Financial Statements

($ in 000s)

Other Tax Items

As of December 31, 2023, the Company did not have any federal capital loss, operating loss, or credit carryforwards.

In 2023, the Company incurred $1 in taxes that are available for recoupment in the event of future capital losses. The Company has no taxes incurred in 2022 and 2021 that are available for recoupment in the event of future capital losses.

The Company did not have any protective tax deposits under Section 6603 of the Internal Revenue Code.

The Company did not have any tax contingencies as of December 31, 2023 and 2022 and has no tax loss contingencies for which it is reasonably possible that the total liability will significantly increase within twelve months of the reporting date.

The Company recognizes interest and penalties accrued related to tax contingencies, if any, in income tax expense in the statutory basis statements of operations.

The Company is included in a consolidated U.S. federal income tax return filed by CMHC. The Company also files income tax returns in various states. The Company is subject to tax audits. These audits may result in additional tax liabilities. For the major jurisdictions where it operates, the Company is generally no longer subject to income tax examination by tax authorities for the years ended before 2020. A carryback refund claim filed for tax year 2020 is currently under review.

The Inflation Reduction Act was enacted on August 16, 2022, and included a new corporate alternative minimum tax (“CAMT”). The CAMT is effective for tax years beginning after 2022. The Company has determined that it is a nonapplicable reporting entity that does not reasonably expect to be an applicable corporation as a member of its tax return consolidated group for the 2023 tax year.

Note 6: Related Party Transactions

In the normal course of business, the Company has various transactions with related entities, primarily CMFG Life, such as information technology support, benefit plan administration and costs associated with accounting, actuarial, tax, investment and administrative services. In certain circumstances, expenses are shared between the companies. Expenses incurred that are specifically identifiable with a particular company are borne by that company; other expenses are allocated among the companies on the basis of time and usage studies. Amounts due from related party activity are generally settled monthly. The Company reimbursed CMFG Life and other affiliates $104,772, $79,869 and $67,119 for allocated expenses in 2023, 2022, and 2021, respectively. Additionally, the Company was reimbursed $253, $72, and $181 for allocated expenses in 2023, 2022, and 2021, respectively.

As of December 31, 2023 and 2022, respectively, $45,481 and $24,611 was due to CMFG Life for such expense sharing transactions and related party borrowing transactions, as described above.

The Company utilizes CBSI, which is 100% owned by CMIC, to distribute its annuity products. Beginning in May 2022, CBSI advisors are licensed with LPL Financial LLC (“LPL”), an unaffiliated third party, such that starting in June 2022, commissions are paid to LPL prior to being collected by CBSI. The Company recorded commission expenses for this service of $27,586 in 2023, $32,497 in 2022 and $49,484 in 2021, which is included in insurance taxes, licenses, fees and commissions.

The Company did not receive a capital contribution in 2023. The Company received a non-cash capital contribution from its parent, CMIC, of $20,017 during the year ended December 31, 2022. Such amount included $19,680 of bonds and $337 of a related deferred tax asset.

29

MEMBERS Life Insurance Company

Notes to Statutory Basis Financial Statements

($ in 000s)

Note 7: Reinsurance

The Company entered into coinsurance and modified coinsurance agreements with its affiliate, CMFG Life, to cede 100% of its life, accident and health, and annuity business. The Company entered into the agreements for the purpose of limiting its exposure to loss on any one single insured, diversifying its risk and limiting its overall financial exposure to certain products, and to meet its overall financial objectives. The Company retains the risk of loss in the event that CMFG Life is unable to meet the obligations assumed under the reinsurance agreements.

The following table shows the effect of reinsurance on premiums, contract charges, benefits and surrenders, and increase in policy reserves for 2023, 2022, and 2021.

	2023	2022	2021
Premiums earned:
Direct	$1,082,381	$1,324,876	$1,580,410
Ceded to affiliates	(1,082,381)	(1,324,876)	(1,580,410)
Premiums earned, net of reinsurance	$-	$-	$-
Contract charges
Direct	$8,304	$5,744	$(1,598)
Ceded to affiliates	(8,304)	(5,744)	1,598
Contract charges, net of reinsurance	$-	$-	$-
Benefits and surrender expenses:
Direct	$793,990	$538,661	$491,970
Ceded to affiliates	(793,990)	(538,661)	(491,970)
Benefits and surrender expenses, net of reinsurance	$-	$-	$-
Change in policy reserves:
Direct	$(23,016)	$109,870	$8,624
Ceded to affiliates	23,016	(109,870)	(8,624)
Increase in policy reserves, net of reinsurance	$-	$-	$-

Policy reserves and claim liabilities are stated net of reinsurance balances ceded of $147,935 and $167,272 in 2023 and 2022, respectively.

The Company receives a reinsurance ceding commission equal to 100% of its actual expenses for life insurance and annuities ceded to CMFG Life, which was $184,071, $163,472 and $169,103 for the years ended December 31, 2023, 2022, and 2021, respectively.

30

MEMBERS Life Insurance Company

Notes to Statutory Basis Financial Statements

($ in 000s)

Note 8: Annuity Reserves and Deposit-Type Liabilities

The following tables show an analysis of annuity actuarial reserves and deposit type contract liabilities by withdrawal characteristics at December 31, 2023:

Individual Annuities

The Company had policy liabilities associated with its separate accounts of $234,919 as of December 31, 2023.

		Separate	Separate
	General	Account with	Account		% of
	Account	Guarantees	Nonguaranteed	Total	Total

Subject to discretionary withdrawal - lump sum:
With market value adjustment	$-	$7,255,395	$-	$7,255,395	92.4%
At book value less surrender charge of 5% or more	72	-	-	72	0.0%
At fair value	-	-	234,919	234,919	3.0%

Total with adjustment or at fair value	72	7,255,395	234,919	7,490,386	95.4%
At book value with minimal or no charge adjustment	-	344,854	-	344,854	4.4%
Not subject to discretionary withdrawal	16,210	-	-	16,210	0.2%

Gross annuity reserves and deposit liabilities	16,282	7,600,249	234,919	7,851,450	100.0%
Reinsurance ceded	16,282	7,600,249	-	7,616,531

Total annuity reserves and deposit liabilities	$-	$-	$234,919	$234,919

31

MEMBERS Life Insurance Company

Notes to Statutory Basis Financial Statements

($ in 000s)

Deposit-Type Contracts

		Separate	Separate
	General	Account with	Account		% of
	Account	Guarantees	Nonguaranteed	Total	Total
Not subject to discretionary withdrawal	$9,692	$-	$-	$9,692	100.0%

Gross annuity reserves and deposit liabilities	9,692	-	-	9,692	100.0%
Reinsurance ceded	9,692	-	-	9,692

Total annuity reserves and deposit liabilities	$-	$-	$-	$-

The following table shows life policy reserves by withdrawal characteristics at December 31, 2023:

	General Account			Separate Account - Guaranteed and Non Guaranteed
	Account Value	Cash Value	Reserve	Account Value	Cash Value	Reserve

Subject to discretionary withdrawal, surrender values, or policy loans:
Term policies with cash value	$-	$16	$29	$-	$-	$-
Universal life	2,078	2,078	2,120	-	-	-
Other permanent cash value life insurance	-	18,805	31,629	-	-	-
Miscellaneous reserves	-	30	30	-	-	-

Not subject to discretionary withdrawal or no cash values:
Term policies without cash value	-	-	3,354	-	-	-
Accidental death benefits	-	-	5	-	-	-
Disability - active lives	-	-	1	-	-	-
Disability - disabled lives	-	-	30	-	-	-
Miscellaneous reserves	-	-	43	-	-	-
Gross reserves before reinsurance	2,078	20,929	37,241	-	-	-
Ceded reinsurance	2,078	20,929	37,241	-	-	-
Net reserves	$-	$-	$-	$-	$-	$-

32

MEMBERS Life Insurance Company Notes to Statutory Basis Financial Statements ($ in 000s)

The following tables show an analysis of annuity actuarial reserves and deposit type contract liabilities by withdrawal characteristics at December 31, 2022:

Individual Annuities

	General Account	Separate Account with Guarantees	Separate Account Nonguaranteed	Total	% of Total

Subject to discretionary withdrawal -
lump sum:
With market value adjustment	$-	$6,457,388	$-	$6,457,388	91.8%
At book value less surrender charge of 5% or more	402	-	-	402	0.0%
At fair value	-	-	225,401	225,401	3.2%

Total with adjustment or at fair value	402	6,457,388	225,401	6,683,191	95.0%
At book value with minimal or no charge adjustment	-	229,185	-	229,185	3.3%
Not subject to discretionary withdrawal	122,176	-	-	122,176	1.7%

Gross annuity reserves and deposit liabilities	122,578	6,686,573	225,401	7,034,552	100.0%
Reinsurance ceded	122,578	6,686,573	-	6,809,151

Total annuity reserves and deposit liabilities	$-	$-	$225,401	$225,401

The Company had policy liabilities associated with its separate accounts of $225,401 as of December 31, 2022.

33

MEMBERS Life Insurance Company Notes to Statutory Basis Financial Statements ($ in 000s)

Deposit-Type Contracts

	General Account	Separate Account with Guarantees	Separate Account Nonguaranteed	Total	% of Total

Subject to discretionary withdrawal -
Not subject to discretionary withdrawal	$8,041	$-	$-	$8,041	100.0%

Gross annuity reserves and deposit liabilities	8,041	-	-	8,041	100.0%
Reinsurance ceded	8,041	-	-	8,041

Total annuity reserves and deposit liabilities	$-	$-	$-	$-

34

MEMBERS Life Insurance Company Notes to Statutory Basis Financial Statements ($ in 000s)

The following table shows life policy reserves by withdrawal characteristics at December 31, 2022:

	General Account			Separate Account - Guaranteed and Non Guaranteed
	Account Value	Cash Value	Reserve	Account Value	Cash Value	Reserve

Subject to discretionary withdrawal, surrender values, or policy loans:

Term policies with cash value	$-	$22	$38	$-	$-	$-
Universal life	2,232	2,232	2,278	-	-	-
Other permanent cash value life insurance	-	15,385	19,884	-	-	-
Variable universal life	-	-	-	-	-	-
Miscellaneous reserves	-	59	59	-	-	-

Not subject to discretionary withdrawal or no cash values:
Term policies without cash value	-	-	3,503	-	-	-
Accidental death benefits	-	-	6	-	-	-
Disability - active lives	-	-	2	-	-	-
Disability - disabled lives	-	-	38	-	-	-
Miscellaneous reserves	-	-	49	-	-	-
Gross reserves before reinsurance	2,232	17,698	25,857	-	-	-
Ceded reinsurance	2,232	17,698	25,857	-	-	-
Net reserves	$-	$-	$-	$-	$-	$-

35

MEMBERS Life Insurance Company Notes to Statutory Basis Financial Statements ($ in 000s)

Note 9: Statutory Financial Data and Dividend Restrictions

RBC requirements promulgated by the NAIC and adopted by the Insurance Department require U.S. life insurers to maintain minimum capitalization levels that are determined based on formulas incorporating asset risk, insurance risk, and business risk. The adequacy of the Company’s actual capital is evaluated by a comparison to the RBC results, as determined by the formula. At December 31, 2023 and 2022, the Company’s adjusted capital exceeded the RBC minimum requirements, as required by the NAIC.

The Company is subject to statutory regulations as to maintenance of policyholders’ surplus and payment of stockholder dividends. Generally, dividends to a parent must be reported to the appropriate state regulatory authority in advance of payment and extraordinary dividends, as defined by statutes, require regulatory approval. The Company can pay $5,537 in stockholder dividends in 2024 without regulatory approval.

Note 10: Commitments and Contingencies

Legal Matters

Various legal and regulatory actions, including state market conduct exams and federal tax audits, are currently pending that involve the Company and specific aspects of its conduct of business. Like other members of the insurance industry, the Company is routinely involved in a number of lawsuits and other types of proceedings, some of which may involve claims for substantial or indeterminate amounts. These actions are based on a variety of issues and involve a range of the Company's practices. The ultimate outcome of these disputes is unpredictable.

These matters in some cases raise difficult and complicated factual and legal issues and are subject to many uncertainties and complexities, including but not limited to, the underlying facts of each matter; novel legal issues; variations between jurisdictions in which matters are being litigated, heard or investigated; differences in applicable laws and judicial interpretations; the length of time before many of these matters might be resolved by settlement, through litigation or otherwise and, in some cases, the timing of their resolutions relative to other similar matters involving other companies. In connection with regulatory examinations and proceedings, government authorities may seek various forms of relief, including penalties, restitution and changes in business practices. The Company may not be advised of the nature and extent of relief sought until the final stages of the examination or proceeding. In the opinion of management, the ultimate liability, if any, resulting from all such pending actions will not materially affect the statutory basis financial statements of the Company.

36

MEMBERS Life Insurance Company Notes to Statutory Basis Financial Statements ($ in 000s)

Note 11: Unassigned Surplus

Nonadmitted assets at December 31 reduce unassigned surplus and include the following:

	2023	2022
Nonadmitted assets:
Net deferred tax asset	$4,342	$4,612
Accounts receivable - nonaffiliated	6,495	6,599
Prepaid expenses	270	494
Interest maintenance reserve	-	740
Debit suspense balances	4,508	2,488

Total nonadmitted assets	$15,615	$14,933

Note 12: Separate Accounts

Separate accounts represent funds that are invested to support the variable component of the Company’s obligations under the flexible premium variable and index-linked deferred annuity contracts.

The general account of the Company has a maximum guarantee of separate account variable annuity liabilities of $478 and $4,220 as of December 31, 2023 and 2022, respectively. The general account paid $17 and $31 towards variable annuity guarantees in 2023 and 2022, respectively. The separate account did not pay risk charges to the general account related to these guarantees in 2023 or 2022.

Information relating to the Company’s flexible premium variable separate account business as of December 31 is set forth in the tables below:

	2023		2022

	Indexed with Guarantees	Non- Guaranteed	Indexed with Guarantees	Non- Guaranteed

Reserves with assets held:
At fair value	$-	$234,919	$-	$225,401
At amortized cost	-	-	-	-
Total	$-	$234,919	$-	$225,401

Reserves with assets subject to discretionary withdrawal:
At fair value	$-	$234,919	$-	$225,401
With fair value adjustment	-	-	-	-
Not subject to discretionary withdrawal	-	-	-	-
Total	$-	$234,919	$-	$225,401

37

MEMBERS Life Insurance Company Notes to Statutory Basis Financial Statements ($ in 000s)

The following table shows the premiums and deposits for flexible premium variable contracts recorded in the separate accounts for the years ended December 31:

	2023		2022
	Indexed with Guarantees	Non- Guaranteed	Indexed with Guarantees	Non- Guaranteed

Non-guaranteed premiums, considerations and deposits received for separate account policies	$-	$234,919	$-	$225,401
Total	$-	$234,919	$-	$225,401

Details of the net transfers to (from) separate accounts for all annuity contracts are shown in the table below for the years ended:

	2023		2022
	Indexed with Guarantees	Non- Guaranteed	Indexed with Guarantees	Non- Guaranteed
Transfers to separate accounts	$-	$1,035,439	$-	$1,295,577
Transfers from separate accounts	-	(1,048,088)	-	(1,291,131)
Valuation adjustment	-	(11,623)	-	(8,520)

Net transfers to (from) separate accounts	$-	$(24,272)	$-	$(4,074)

Note 13: Subsequent Events

The Company evaluated subsequent events through March 13, 2024, the date the statutory basis financial statements were available for issuance.

On October 23, 2023, CMIC declared a dividend whereby MLIC, being a direct subsidiary of CMIC, was transferred from CMIC to CMFG Life on January 1, 2024. There was no impact to MLIC’s operations or Statements of Admitted Assets, Liabilities and Capital and Surplus related to this transfer.

38

MEMBERS Life Insurance Company Notes to Statutory Basis Financial Statements ($ in 000s)

Supplemental Schedules

39

MEMBERS LIFE INSURANCE COMPANY

Schedule of Selected Financial Data

As of and for the Year Ended December 31, 2023

(000s omitted)

Investment income earned:
Government bonds	$84
Other bonds (unaffiliated)	1,614
Bonds of affiliates	-
Preferred stocks (unaffiliated)	-
Preferred stocks of affiliates	-
Common stocks (unaffiliated)	-
Common stocks of affiliates	-
Mortgage loans	-
Real estate	-
Premium notes, contract loans and liens	-
Collateral loans	-
Cash	-
Cash equivalents	2,548
Short-term investments	-
Other invested assets	-
Derivative financial instruments	-
Aggregate write-in for investment income	-
Gross investment income	$4,246

Real estate owned - book value less encumbrances	$-

Mortgage loans - book value:
Farm mortgages	-
Residential mortgages	-
Commercial mortgages	-
Total mortgage loans	$-

Mortgage loans by standing - book value:
Good standing	-
Good standing with restructured terms	-
Interest overdue more than three months, not in foreclosure	-
Foreclosure in process	-

Other long-term assets-statement value	-
Collateral loans	-
Bonds and stocks of parents, subsidiaries and affiliates - book value:
Bonds	-
Preferred stocks	-
Common stocks	-

40

MEMBERS LIFE INSURANCE COMPANY

Schedule of Selected Financial Data, continued

As of and for the Year Ended December 31, 2023

(000s omitted)

Bonds and short-term investments by class and maturity:
Bonds by maturity - statement value
Due within one year or less	$8,013
Over 1 year through 5 years	16,941
Over 5 years through 10 years	9,183
Over 10 years through 20 years	8,864
Over 20 years	35
Total by maturity	$43,036

Bonds by class - statement value
Class 1	$37,253
Class 2	5,783
Class 3	-
Class 4	-
Class 5	-
Class 6	-
Total by class	$43,036

Total bonds publicly traded	$39,144
Total bonds privately placed	3,892

Preferred stocks - statement value	-
Common stocks - market value	-
Short-term investments - book value	-
Options, caps & floors - statement value	-
Options, caps & floors written and in force - statement value	-
Collar, swap & forward agreements open - statement value	-
Futures contracts open - current value	-
Cash	5,400
Cash equivalents	58,166

41

MEMBERS LIFE INSURANCE COMPANY

Schedule of Selected Financial Data, continued

As of and for the Year Ended December 31, 2023

(000s omitted)

Life insurance in force:
Industrial	$-
Ordinary	980,422
Credit life	-
Group life	9,163

Amount of accidental death insurance in force under ordinary policies	1,576

Life insurance policies with disability provisions in force:
Industrial	-
Ordinary	2,126
Credit life	-
Group life	164

Supplementary contracts in force:

Ordinary - not involving life contingencies
Amount on deposit	-
Income payable	-
Ordinary - involving life contingencies
Income payable	-
Group - not involving life contingencies
Amount of deposit	-
Income payable	-
Group - involving life contingencies
Income payable	-

Annuities:
Ordinary
Immediate - amount of income payable	-
Deferred - fully paid - account balance	-
Deferred - not fully paid - account balance	-

Group
Immediate - amount of income payable	-
Fully paid account payable	-
Not fully paid - account balance	-

Accident and health insurance - premium in force:
Ordinary	-
Group	-
Credit	-

Deposit funds and dividends accumulations:
Deposit funds - account balance	-
Dividend accumulations - account balance	-

42

MEMBERS LIFE INSURANCE COMPANY

Schedule of Selected Financial Data, continued

As of and for the Year Ended December 31, 2023

(000s omitted)

Claim payments 2023:
Group accident and health - year ended December 31
2023	$-
2022	-
2021	-
2020	-
2019	-
Prior	-

Other accident and health
2023	-
2022	-
2021	-
2020	-
2019	-
Prior	-

Other coverages that use developmental methods to calculate claims reserves
2023	-
2022	-
2021	-
2020	-
2019	-
Prior	-

43

MEMBERS LIFE INSURANCE COMPANY

Summary Investment Schedule

December 31, 2023

(000s omitted)

	Gross	Admitted Invested Assets
	Investment	Reported in the Annual Statement
Investment Categories	Holdings	Amount	Percentage

Long-Term Bonds:
U.S. governments	$8,813	$8,813	8.3%
All other governments	-	-	0.0%
U.S. states, territories and possessions, etc. guaranteed	-	-	0.0%
U.S. political subdivisions of states, territories, and possessions, guaranteed	-	-	0.0%
U.S. special revenue and special assessment obligations, etc. non-guaranteed	466	466	0.4%
Industrial and miscellaneous	33,757	33,757	31.7%
Hybrid securities	-	-	0.0%
Parent, subsidiaries and affiliates	-	-	0.0%
SVO identified funds	-	-	0.0%
Unaffiliated Bank loans	-	-	0.0%
Total long-term bonds	43,036	43,036	40.4%
Preferred Stocks
Industrial and miscellaneous (unaffiliated)	-	-	0.0%
Parent, subsidiaries and affiliates	-	-	0.0%
Total preferred stocks	-	-	0.0%
Common Stocks
Industrial and miscellaneous Publicly traded (unaffiliated)	-	-	0.0%
Industrial and miscellaneous Other (unaffiliated)	-	-	0.0%
Parent, subsidiaries and affiliates Publicly traded	-	-	0.0%
Parent, subsidiaries and affiliates Other	-	-	0.0%
Mutual funds	-	-	0.0%
Unit investment trusts	-	-	0.0%
Total common stocks	-	-	0.0%
Mortgage loans	-	-	0.0%
Real estate	-	-	0.0%
Cash, cash equivalents and short-term investments	63,566	63,566	59.6%
Contract loans	-	-	0.0%
Derivatives	-	-	0.0%
Other invested assets	-	-	0.0%
Receivables for securities	-	-	0.0%
Securities lending	-	-	0.0%
Total invested assets	$106,602	$106,602	100.0%

44

MEMBERS Life Insurance Company Reinsurance Contract Interrogatories Year Ended December 31, 2023

1.	MLIC has applied reinsurance accounting, as described in SSAP No. 61R, to reinsurance contracts entered into, renewed or amended on or after January 1, 1996, which do not include risk-limiting features, as described in SSAP No. 61R.

2.	MLIC has not entered into, renewed or amended reinsurance contracts on or after January 1, 1996, which contain provisions that allow (1) the reporting of losses or settlements with the reinsurer to occur less frequently than quarterly or (2) payments due from the reinsurer to not be made in cash within ninety days of the settlement date unless there is no activity during the period.

3.	MLIC has not entered into, renewed or amended reinsurance contracts on or after January 1, 1996, which contain a payment schedule, accumulating retentions from multiple years or any features inherently designed to delay timing of the reimbursement to the ceding company.

4.	MLIC has not ceded any risk during the period ended December 31, 2023 under any reinsurance contracts entered into, renewed or amended on or after January 1, 1996 accounted for as reinsurance under GAAP and as a deposit under SSAP No. 61R.

5.	MLIC cedes 100% of its annuity business to CMFG Life, which is accounted for as reinsurance ceded under statutory accounting. These contracts are accounted for as investment-type contracts under GAAP; as such, deposits are not reported as revenues for GAAP. Consequently, deposit accounting is used to account for the reinsurance agreement for GAAP.

45

MEMBERS Life Insurance Company Supplemental Investment Risks Interrogatories Year Ended December 31, 2023

1.	Reporting entity’s total admitted assets, excluding separate account assets.	$148,918,359

2.	Ten largest exposures to a single issuer/borrower/investment.

		1	2	3	4
		Issuer	Description of Exposure	Amount	Percentage of Total Admitted Assets
	2.01	Procter & Gamble co.	Bond	$1,930,912	1.3%
	2.02	Woodmont Trust	Bond	1,912,046	1.3%
	2.03	Citigroup Commercial Mortgage	Bond	1,903,677	1.3%
	2.04	AMSR Trust	Bond	1,892,575	1.3%
	2.05	Novartis Capital Corp	Bond	1,761,471	1.2%
	2.06	Toyota Motor Credit Corp	Bond	1,002,549	0.7%
	2.07	National Australia Bank LTD	Bond	1,000,000	0.7%
	2.08	Blackrock Inc	Bond	999,846	0.7%
	2.09	Mass Mutual Global Funding	Bond	999,824	0.7%
	2.10	Pfizer Inc	Bond	999,491	0.7%

3.	Amounts and percentages of the reporting entity's total admitted assets held in bonds and preferred stocks by NAIC designation.

		Bonds		1	2
	3.01	NAIC-1		$37,252,689	25.0%
	3.02	NAIC-2		5,783,253	3.9%
	3.03	NAIC-3		-	0.0%
	3.04	NAIC-4		-	0.0%
	3.05	NAIC-5		-	0.0%
	3.06	NAIC-6		-	0.0%

		Preferred Stocks		3	4
	3.07	P/RP-1		$-	0.0%
	3.08	P/RP-2		-	0.0%
	3.09	P/RP-3		-	0.0%
	3.10	P/RP-4		-	0.0%
	3.11	P/RP-5		-	0.0%
	3.12	P/RP-6		-	0.0%

4.	Assets held in foreign investments:

	4.01	Are assets held in foreign investments less than 2.5% of the reporting entity's total			Yes ☐ No ☒
		admitted assets? If response to 4.01 above is yes, responses are not provided for interrogatories 5-10.
	4.02	Total admitted assets held in foreign investments		$3,920,661	2.6%
	4.03	Foreign-currency-denominated investments		-	0.0%
	4.04	Insurance liabilities denominated in that same foreign currency		-	0.0%

5.	Aggregate foreign investment exposure categorized by NAIC sovereign designation:
				1	2
	5.01	Countries designated NAIC-1		$3,920,661	2.6%
	5.02	Countries designated NAIC-2		-	0.0%
	5.03	Countries designated NAIC-3 or below		-	0.0%

46

MEMBERS Life Insurance Company Supplemental Investment Risks Interrogatories Year Ended December 31, 2023

6.	Two largest foreign investment exposures by country, categorized by the country's NAIC sovereign designation:
				1	2
		Countries designated NAIC-1:
	6.01	Country 1: United Kingdom		$1,971,068	1.3%
	6.02	Country 2: Australia		1,000,000	0.7%

		Countries designated NAIC-2:
	6.03	Country 1:		$-	0.0%
	6.04	Country 2:		-	0.0%

		Countries designated NAIC-3 or below:
	6.05	Country 1:		$-	0.0%
	6.06	Country 2:		-	0.0%

7.	Aggregate unhedged foreign currency exposure:			$-	0.0%

8.	Aggregate unhedged foreign currency exposure categorized by NAIC sovereign designation:

				1	2
	8.01	Countries rated NAIC-1		$-	0.0%
	8.02	Countries rated NAIC-2		-	0.0%
	8.03	Countries rated NAIC-3 or below		-	0.0%

9.	Largest unhedged foreign currency exposures by country, categorized by the country's NAIC sovereign designation:

		Countries designated NAIC-1:		1	2
	9.01	Country 1:		$-	0.0%
	9.02	Country 2:		-	0.0%

		Countries designated NAIC-2:
	9.03	Country 1:		$-	0.0%
	9.04	Country 2:		-	0.0%

		Countries designated NAIC-3 or below:
	9.05	Country 1:		$-	0.0%
	9.06	Country 2:		-	0.0%

10.	Ten largest non-soverign (i.e. non-governmental) foreign issues:
		1	2
		Issuer	NAIC Rating	3	4
	10.01	National Australia Bank, Ltd.	2	$1,000,000	0.7%
	10.02	Linde PLC	1	990,010	0.7%
	10.03	Barclays PLC	2	981,058	0.7%
	10.04	CNH Industrial NV	2	949,593	0.6%
	10.05			-	0.0%
	10.06			-	0.0%
	10.07			-	0.0%
	10.08			-	0.0%
	10.09			-	0.0%
	10.10			-	0.0%

47

MEMBERS Life Insurance Company
Supplemental Investment Risks Interrogatories
Year Ended December 31, 2023

11.	Amounts and percentages of the reporting entity’s total admitted assets held in Canadian investments and unhedged Canadian currency exposure:

	11.01	Are assets held in Canadian investments less than 2.5% of the reporting entity’s total admitted assets?		Yes ☒ No ☐
		If response to 11.01 is yes, detail is not provided for the remainder of Interrogatory 11.

	11.02	Total admitted assets held in Canadian Investments	$-	0.000%
	11.03	Canadian currency-denominated investments	-	0.000%
	11.04	Canadian-denominated insurance liabilities	-	0.000%
	11.05	Unhedged Canadian currency exposure	-	0.000%

12.	Report aggregate amounts and percentages of the reporting entity’s total admitted assets held in investments with contractual sales restrictions.

	12.01	Are assets held in investments with contractual sales restrictions less than 2.5% of the reporting entity’s total admitted assets?
				Yes ☒ No ☐
		If response to 12.01 is yes, responses are not provided for the remainder of Interrogatory 12.

13.	Amounts and percentages of admitted assets held in the ten largest equity interests:
	13.01	Are assets held in equity interest less than 2.5% of the reporting entity’s total admitted assets?	Yes ☒ No ☐
If response to 13.01 above is yes, responses are not provided for the remainder of Interrogatory 13.

	1	2	3
	Issuer
13.02	-	$-	0.000%
13.03	-	-	0.000%
13.04	-	-	0.000%
13.05	-	-	0.000%
13.06	-	-	0.000%
13.07	-	-	0.000%
13.08	-	-	0.000%
13.09	-	-	0.000%
13.10	-	-	0.000%
13.11	-	-	0.000%

14.	Amounts and percentages of the reporting entity’s total admitted assets held in nonaffiliated, privately placed equities:

	14.01	Are assets held in nonaffiliated, privately placed equities less than 2.5% of the reporting entity’s total admitted assets?	Yes ☒ No ☐

If response to 14.01 above is yes, responses are not required for 14.02 through 14.05.

	1	2	3
14.02	Aggregate statement value of investments held in nonaffiliated, privately placed equities:	$-	0.0%

	Largest three investments held in nonaffiliated, privately placed equities:
14.03	-	$-	0.0%
14.04	-	-	0.0%
14.05	-	-	0.0%

Ten largest fund managers:
	1	2	3	4
	Fund Manager	Total Invested	Diversified	Nondiversified

14.06	Allspring	$58,101,515	$58,101,515	$-
14.07	Wells Fargo Funds	50,000	50,000	-
14.08	State Street Global Advisors	14,107	14,107	-
14.09		-	-	-
14.10		-	-	-
14.11		-	-	-
14.12		-	-	-
14.13		-	-	-
14.14		-	-	-
14.15		-	-	-

48

MEMBERS LIFE INSURANCE COMPANY

Supplemental Investment Risks Interrogatories

Year Ended December 31, 2023

15.	Amounts and percentages of the reporting entity’s total admitted assets held in general partnership interests:

15.01	Are assets held in general partnership interests less than 2.5% of the reporting entity's total admitted assets?
Yes ☒ No ☐
If response to 15.01 above is yes, responses are not provided for the remainder of Interrogatory 15.

	1	2	3
15.02	Aggregate statement value of investments held in general partnership interests:	$-	0.0%

	Largest three investments in general partnership interests:
15.03	-	$-	0.0%
15.04	-	-	0.0%
15.05	-	-	0.0%

16.	Amounts and percentages of the reporting entity's total admitted assets held in mortgage loans:

	16.01	Are mortgage loans reported in Schedule B less than 2.5% of the reporting entity's total admitted assets? If response to 16.01 above is yes, responses are not provided for the remainder of Interrogatory 16 and Interrogatory 17.	Yes ☒ No ☐

	1	2	3
Type (Residential, Commercial, Agricultural)
16.02	-	$-	0.000%
16.03	-	-	0.000%
16.04	-	-	0.000%
16.05	-	-	0.000%
16.06	-	-	0.000%
16.07	-	-	0.000%
16.08	-	-	0.000%
16.09	-	-	0.000%
16.10	-	-	0.000%
16.11	-	-	0.000%

Amount and percentage of the reporting entity's total admitted assets held in the following categories of mortgage loans:
		Loans
16.12	Construction loans	$-	0.000%
16.13	Mortgage loans over 90 days past due	-	0.000%
16.14	Mortgage loans in the process of foreclosure	-	0.000%
16.15	Mortgage loans foreclosed	-	0.000%
16.16	Restructured mortgage loans	-	0.000%

17.	Aggregate mortgage loans having the following loan-to-value ratios as determined from the most current appraisal as of the annual statement date:

		Residential		Commercial		Agricultural
	Loan-to-Value	1	2	3	4	5	6
17.01	above 95%	$-	0.000%	$-	0.000%	$-	0.000%
17.02	91% to 95%	-	0.000%	-	0.000%	-	0.000%
17.03	81% to 90%	-	0.000%	-	0.000%	-	0.000%
17.04	71% to 80%	-	0.000%	-	0.000%	-	0.000%
17.05	below 70%	-	0.000%	-	0.000%	-	0.000%

49

MEMBERS LIFE INSURANCE COMPANY

Supplemental Investment Risks Interrogatories

Year Ended December 31, 2023

18.	Amounts and percentages of the reporting entity's total admitted assets held in each of the five largest investments in real estate:
	18.01	Are assets held in real estate reported less than 2.5% of the reporting entity's total admitted assets?
Yes ☒ No ☐
If response to 18.01 above is yes, responses are not provided for the remainder of Interrogatory 18.

Largest five investments in any one parcel or group of contiguous parcels of real estate.
	Description	2	3
18.02	-	$-	0.000%
18.03	-	-	0.000%
18.04	-	-	0.000%
18.05	-	-	0.000%
18.06	-	-	0.000%

19.	Report aggregate amounts and percentages of the reporting entity's total admitted assets held in investments held in mezzanine real estate loans.
	19.01	Are assets held in investments held in mezzanine real estate loans less than 2.5% of the reporting entity's admitted assets?	Yes ☒ No ☐

If response to 19.01 is yes, responses are not provided for the remainder of Interrogatory 19.
	1	2	3
19.02	Aggregate statement value of investments held in mezzanine real estate loans:	$-	0.000%

	Largest three investments held in mezzanine real estate loans.
19.03		$-	0.000%
19.04		-	0.000%
19.05		-	0.000%

20.	Amounts and percentages of the reporting entity's total admitted assets subject to the following types of agreements:
		At Year-End		At End of Each Quarter
				1st Qtr	2nd Qtr	3rd Qtr
		1	2	3	4	5
20.01	Securities lending agreements (do not include assets
	held as collateral for such transactions)	$-	0.000%	$-	$-	$-
20.02	Repurchase agreements	-	0.000%	-	-	-
20.03	Reverse repurchase agreements	-	0.000%	-	-	-
20.04	Dollar repurchase agreements	-	0.000%	-	-	-
20.05	Dollar reverse repurchase agreements	-	0.000%	-	-	-

21.	Amounts and percentages of the reporting entity's total admitted assets for warrants not attached to other financial instruments, options, caps and floors:

		Owned		Written
		1	2	3	4
21.01	Hedging	$-	0.000%	$-	0.000%
21.02	Income generation	-	0.000%	-	0.000%
21.03	Other	-	0.000%	-	0.000%

22.	Amounts and percentages of the reporting entity's total admitted assets of potential exposure for collars, swaps, and forwards:

		At Year-End		At End of Each Quarter
				1st Qtr	2nd Qtr	3rd Qtr
		1	2	3	4	5
22.01	Hedging	$-	0.000%	$-	$-	$-
22.02	Income generation	-	0.000%	-	-	-
22.03	Replications	-	0.000%	-	-	-
22.04	Other	-	0.000%	-	-	-

50

MEMBERS LIFE INSURANCE COMPANY

Supplemental Investment Risks Interrogatories

Year Ended December 31, 2023

23.	Amounts and percentages of the reporting entity's total admitted assets of potential exposure for futures contracts:
		At Year-End		At End of Each Quarter
				1st Qtr	2nd Qtr	3rd Qtr
		1	2	3	4	5
23.01	Hedging	$-	0.000%	$-	$-	$-
23.02	Income generation	-	0.000%	-	-	-
23.03	Replications	-	0.000%	-	-	-
23.04	Other	-	0.000%	-	-	-

51

APPENDIX A: EXAMPLES OF PARTIAL WITHDRAWALS AND FULL SURRENDER WITH APPLICATION OF SURRENDER CHARGE AND MARKET VALUE ADJUSTMENT

The Surrender Charge is calculated as a percentage of the Contract Value withdrawn or surrendered that exceeds the Annual Free Withdrawal Amount during the first six Contract Years.

The relevant period for calculating the Market Value Adjustment is each rolling six-year term beginning on the Contract Issue Date and resetting every sixth Contract Anniversary.

The Market Value Adjustment is calculated by multiplying the amount withdrawn by the sum of the Market Value Adjustment factor (MVAF) minus one (i.e., MVAF – 1), where MVAF is equal to ((1 + I + K)/(1 + J + L))^N. The Market Value Adjustment does not apply to the Annual Free Withdrawal amount or to GLWB Payments.

The examples below show how the Market Value Adjustment is calculated and how it may vary based on how the Constant Maturity Treasury (CMT) Rate and the ICE BofA Index have changed since the start of the six-year period. The examples also show how the surrender charge is calculated. The examples assume the withdrawals are not GLWB Payments and are therefore Excess Withdrawals.

Assumptions
Withdrawal on 2nd Contract Anniversary	$20,000
Contract Value on 2nd Contract Anniversary	$110,000
Contract Value after Withdrawal	$110,000 - $20,000 = $90,000
Annual Free Withdrawal Amount	$110,000 x 10% = $11,000
Surrender Charge Percentage	8%
Surrender Charge	8% x ($20,000 - $11,000) = $720
6-year CMT Rate (I) at Start of 6-year Period	2.50%
ICE BofA Index (K) at Start of 6-year Period	1.00%
Years Remaining in 6-Year Period (N)	6 - 2 = 4
Example A: Withdrawal with a Negative Market Value Adjustment
CMT Rate for the remaining Index period (J)	2.90%
ICE BofA Index at time of Withdrawal (L)	1.10%
MVAF = ((1 + I + K)/(1 + J + L))^N	((1 + 2.50% + 1.00%) / (1 + 2.90% + 1.10%))^4 = 0.9809075
Market Value Adjustment	($20,000 - $11,000) x (0.9809075 – 1) = -$171.83
Net Withdrawal	$20,000 - $720 +(-$171.83) = $19,108.17
Example B: Withdrawal with a Positive Market Value Adjustment
CMT for the remaining Index period (J)	2.10%
ICE BofA Index at time of Withdrawal (L)	0.90%
MVAF = ((1 + I + K)/(1 + J + L))^N	((1 + 2.50% + 1.00%) / (1 + 2.10% + 0.90%))^4 = 1.0195593
Market Value Adjustment	($20,000 - $11,000) x (1.0195593 - 1) = $176.03
Net Withdrawal	$20,000 - $720 + $176.03 = $19,456.03

A-1

APPENDIX B: STATE VARIATIONS OF CERTAIN FEATURES AND BENEFITS

The following information is a summary of certain features or benefits of the TruStage™ Zone Income Annuity Contracts that vary from the features and benefits previously described in this Prospectus as a result of requirements imposed by states. Please contact your financial professional for more information about Contract variations and availability in your state.

States where certain TruStage™ Zone Income Annuity features or benefits vary:

State	Feature or Benefit	Variation
Arizona	See “Right to Examine” under “Getting Started – The Accumulation Period”	If your age as of the Contract Issue Date is at least 65 years old, you must return your Contract within 30 days of receipt.
California

All references to “Allocation Options”

See “Owner” under “Getting Started – The Accumulation Period”

See “Right to Examine” under “Getting Started – The Accumulation Period”

See “Waiver of Surrender Charges” under “Access to Your Money”

The Declared Rate Account is not available as an Allocation Option.

The Owner has the right to assign the Contract.

If the Purchase Payment exceeds the Contract Value, the refund will be your Purchase Payment less withdrawals if your age as of the Contract Issue Date is at least 60 years old.

If your age as of the Contract Issue Date is at least 60 years old, you must return your Contract within 30 days of receipt.

“Nursing Home or Hospital” is replaced with “Facility Care, Home Care, or Community-Based Services”. There is no minimum confinement period to utilize this waiver. The Facility Care or Home Care and Terminal Illness waivers apply to full surrenders only, not partial withdrawals.

Connecticut	See “Right to Examiner” Getting Started – The Accumulation Period” See “Waiver of Surrender Charges” under “Access to Your Money”

If the Purchase Payment exceeds the Contract Value, the refund will be your Purchase Payment less withdrawals.

You must return your Contract within 10 days of receipt, including replacement contracts.

There is a one-year wait before the waiver of surrender charge provisions may be exercised.

State	Feature or Benefit	Variation
Delaware	See “Right to Examine” under “Getting Started – The Accumulation Period”

If the Purchase Payment exceeds the Contract Value, the refund will be your Purchase Payment less withdrawals if the source of your Purchase Payment was a replacement, not new money.

You must return your Contract within 10 days of receipt (20 days if it is a replacement contract).

Florida	See “Owner” under “Getting Started – The Accumulation Period” See “Right to Examine” under “Getting Started – The Accumulation Period” See “Payout Date” under “Income Payments – The Payout Period”

The Owner has the right to assign the Contract.

You must return your Contract within 21 days of receipt (30 days if it is a replacement contract).

The requested Payout Date must be at least one year after the Contract Issue Date.

Georgia	See “Right to Examine” under “Getting Started – The Accumulation Period”	If the Purchase Payment exceeds the Contract Value, the refund will be your Purchase Payment less withdrawals.
Hawaii	See “Right to Examine” under “Getting Started – The Accumulation Period”	If the Purchase Payment exceeds the Contract Value, the refund will be your Purchase Payment less withdrawals if the source of your Purchase Payment was new money, not a replacement.
Idaho	See “Right to Examine” under “Getting Started – The Accumulation Period”	If the Purchase Payment exceeds the Contract Value, the refund will be your Purchase Payment less withdrawals. You must return your Contract within 20 days of receipt, including replacement contracts.
Illinois	All references to “Allocation Options” See definition of Terminally Ill and Terminal Illness in “Glossary”

The Declared Rate Account is not available as an Allocation Option for Contracts issued before May 25, 2024.

Terminally Ill, Terminal Illness – A life expectancy of 24 months or less due to any illness or accident.

Indiana	See “Right to Examine” under “Getting Started – The Accumulation Period”

If the Purchase Payment exceeds the Contract Value, the refund will be your Purchase Payment less withdrawals if the source of your Purchase Payment was a replacement, not new money.

You must return your Contract within 10 days of receipt (20 days if it is a replacement contract).

Kansas	See definition of Terminally Ill and Terminal Illness in “Glossary”	Terminally Ill, Terminal Illness – A life expectancy of 24 months or less due to any illness or accident.
Louisiana	See “Right to Examine” under “Getting	If the Purchase Payment exceeds the

State	Feature or Benefit	Variation
	Started – The Accumulation Period”	Contract Value, the refund will be your Purchase Payment less withdrawals if the source of your Purchase Payment was new money, not a replacement.
Maryland	All references to “Allocation Options” See “Right to Examine” under “Getting Started – The Accumulation Period”

The Declared Rate Account is not available as an Allocation Option for Contracts issued on or after May 25, 2024.

If the Purchase Payment exceeds the Contract Value, the refund will be your Purchase Payment less withdrawals if the source of your Purchase Payment was new money, not a replacement.

Massachusetts

See definition of Terminally Ill and Terminal Illness in “Glossary”

See “Right to Examine” under “Getting Started – The Accumulation Period”

See “Waiver of Surrender Charges” under “Access to Your Money”

See “Terms of Income Payments” under “Income Payments – The Payout Period”

See “Misstatement of Age or Gender” under “Other Information”

Terminally Ill, Terminal Illness – A life expectancy of 24 months or less due to any illness or accident.

If the Purchase Payment exceeds the Contract Value, the refund will be your Purchase Payment less withdrawals.

You must return your Contract within 10 days of receipt (20 days if it is a replacement contract).

There is no Nursing Home or Hospital waiver. The Terminal Illness waiver applies to full surrenders only, not partial withdrawals.

Income Options are not based on gender. The amount of each payment depends on all the items listed other than gender.

Income Options are not based on gender. Only proof of age is required for misstatement; proof of gender is not.

Minnesota	See “Right to Examine” under “Getting Started – The Accumulation Period”	If the Purchase Payment exceeds the Contract Value, the refund will be your Purchase Payment less withdrawals if the source of your Purchase Payment was a replacement, not new money.
Mississippi	See “Right to Examine” under “Getting Started – The Accumulation Period”	If the Purchase Payment exceeds the Contract Value, the refund will be your Purchase Payment less withdrawals if the source of your Purchase Payment was new money, not a replacement.
Missouri	All references to “Allocation Options” See “Right to Examine” under “Getting	The Declared Rate Account is not available as an Allocation Option for Contracts issued on or after May 25, 2024. If the Purchase Payment exceeds

State	Feature or Benefit	Variation
	Started – The Accumulation Period”	the Contract Value, the refund will be your Purchase Payment less withdrawals. You must return your Contract within 10 days of receipt (20 days if it is a replacement contract).
Montana	See “Terms of Income Payments” under “Income Payments – The Payout Period” See “Misstatement of Age or Gender” under “Other Information”

Income Options are not based on gender. The amount of each payment depends on all the items listed other than gender.

Income Options are not based on gender. Only proof of age is required for misstatement; proof of gender is not.

Nebraska	See “Right to Examine” under “Getting Started – The Accumulation Period”	If the Purchase Payment exceeds the Contract Value, the refund will be your Purchase Payment less withdrawals if the source of your Purchase Payment was new money, not a replacement.
Nevada	See “Right to Examine” under “Getting Started – The Accumulation Period”	If the Purchase Payment exceeds the Contract Value, the refund will be your Purchase Payment less withdrawals.
New Jersey	All references to “Allocation Options” See “Waiver of Surrender Charges” under “Access to Your Money”	The Declared Rate Account is not available as an Allocation Option for Contracts issued before May 25, 2024. There is no Terminal Illness waiver.
New Hampshire	See “Right to Examine” under “Getting Started – The Accumulation Period”	If the Purchase Payment exceeds the Contract Value, the refund will be your Purchase Payment less withdrawals if the source of your Purchase Payment was new money, not a replacement.
North Carolina	See “Right to Examine” under “Getting Started – The Accumulation Period”	If the Purchase Payment exceeds the Contract Value, the refund will be your Purchase Payment less withdrawals if the source of your Purchase Payment was new money, not a replacement.
North Dakota	See “Right to Examine” under “Getting Started – The Accumulation Period”	You must return your Contract within 20 days of receipt (30 days if it is a replacement contract).
Ohio	All references to “Allocation Options”	The Declared Rate Account is not available as an Allocation Option for Contracts issued on or after May 25, 2024.
Oklahoma	See “Right to Examine” under “Getting Started – The Accumulation Period”

If the Purchase Payment exceeds the Contract Value, the refund will be your Purchase Payment less withdrawals.

You must return your Contract within 10 days of receipt (20 days if it is a replacement contract).

Pennsylvania	All references to “Allocation Options”	The Declared Rate Account is not available as an Allocation Option for

State	Feature or Benefit	Variation
Contracts issued before May 25, 2024.
Rhode Island	See “Right to Examine” under “Getting Started – The Accumulation Period”

If the Purchase Payment exceeds the Contract Value, the refund will be your Purchase Payment less withdrawals if the source of your Purchase Payment was new money, not a replacement.

You must return your Contract within 20 days of receipt (30 days if it is a replacement contract).

South Carolina	See “Right to Examine” under “Getting Started – The Accumulation Period”	If the Purchase Payment exceeds the Contract Value, the refund will be your Purchase Payment less withdrawals if the source of your Purchase Payment was new money, not a replacement.
Tennessee	See “Right to Examine” under “Getting Started – The Accumulation Period”

You must return your Contract within 10 days of receipt (20 days if it is a replacement contract).

If the Purchase Payment exceeds the Contract Value, the refund will be your Purchase Payment less withdrawals if the source of your Purchase Payment was a replacement, not new money.

Texas	See “Owner” under “Getting Started – The Accumulation Period” See “Right to Examine” under “Getting Started – The Accumulation Period” See “Waiver of Surrender Charges” under “Access to Your Money”

The Owner has the right to assign the Contract.

You must return your Contract within 20 days of receipt (30 days if it is a replacement contract).

“Terminal Illness” is replaced with “Terminal Disability”.

Utah	All references to “Allocation Options” See “Owner” under “Getting Started – The Accumulation Period” See “Right to Examine” under “Getting Started – The Accumulation Period”

The Declared Rate Account is not available as an Allocation Option for Contracts issued on or after May 25, 2024.

The Owner has the right to assign the Contract.

If the Purchase Payment exceeds the Contract Value, the refund will be your Purchase Payment less withdrawals.

Vermont	See “Right to Examine” under “Getting Started – The Accumulation Period”	If the Purchase Payment exceeds the Contract Value, the refund will be your Purchase Payment less withdrawals if the source of your Purchase Payment was new money, not a replacement.
Virginia	All references to “Allocation Options”	The Declared Rate Account is not available as an Allocation Option for Contracts issued on or after May 25, 2024. The Dimensional US Small Cap Value

State	Feature or Benefit	Variation
	See “Waiver of Surrender Charges” under “Access to Your Money”	Systematic Index and Barclays Risk Balanced Index are not available as Allocation Options. “Terminal Illness” is replaced with “Terminal Condition”
Washington	All references to “Allocation Options” See “Right to Examine” under “Getting Started – The Accumulation Period” See “Waiver of Surrender Charges” under “Access to Your Money”

The Declared Rate Account is not available as an Allocation Option for Contracts issued before May 25, 2024.

If the Purchase Payment exceeds the Contract Value, the refund will be your Purchase Payment less withdrawals.

You must return your Contract within 10 days of receipt (20 days if it is a replacement contract).

The life expectancy to utilize the Terminal Illness waiver is 24 months.

Wisconsin	See “Owner” under “Getting Started – The Accumulation Period”	The Owner has the right to assign the Contract.

APPENDIX C: PREVIOUS VERSIONS OF GUARANTEED LIFETIME WITHDRAWAL BENEFIT RIDER BASE WITHDRAWAL PERCENTAGES AND ANNUAL INCREASE PERCENTAGES

PREVIOUS BASE WITHDRAWAL PERCENTAGES AND ANNUAL INCREASE PERCENTAGES

The following Base Withdrawal Percentages and Annual Increase Percentages are in effect for Contracts issued from May 26, 2022 to December 9, 2022.

Age of Younger Covered Person as of the Contract Issue Date	Base Withdrawal Percentage		Annual Increase Percentage
	Single Life	Joint Life	Single Life	Joint Life
21 - 44	2.25%	1.75%	0.30%	0.30%
45	2.75%	2.25%	0.30%	0.30%
46	2.95%	2.45%	0.30%	0.30%
47	3.15%	2.65%	0.30%	0.30%
48	3.35%	2.85%	0.30%	0.30%
49	3.55%	3.05%	0.30%	0.30%
50	3.75%	3.25%	0.30%	0.30%
51	3.85%	3.35%	0.30%	0.30%
52	3.95%	3.45%	0.30%	0.30%
53	4.05%	3.55%	0.30%	0.30%
54	4.15%	3.65%	0.30%	0.30%
55	4.25%	3.75%	0.30%	0.30%
56	4.45%	3.95%	0.30%	0.30%
57	4.65%	4.15%	0.30%	0.30%
58	4.85%	4.35%	0.30%	0.30%
59	5.05%	4.55%	0.30%	0.30%
60	5.25%	4.75%	0.30%	0.30%
61	5.40%	4.90%	0.30%	0.30%
62	5.55%	5.05%	0.30%	0.30%
63	5.70%	5.20%	0.30%	0.30%
64	5.85%	5.35%	0.30%	0.30%
65	6.00%	5.50%	0.30%	0.30%
66	6.05%	5.55%	0.30%	0.30%
67	6.10%	5.60%	0.30%	0.30%
68	6.15%	5.65%	0.30%	0.30%
69	6.20%	5.70%	0.30%	0.30%
70	6.25%	5.75%	0.30%	0.30%
71	6.30%	5.80%	0.30%	0.30%
72	6.35%	5.85%	0.30%	0.30%
73	6.40%	5.90%	0.30%	0.30%
74	6.45%	5.95%	0.30%	0.30%
75	6.50%	6.00%	0.30%	0.30%
76	6.60%	6.10%	0.30%	0.30%
77	6.70%	6.20%	0.30%	0.30%

78	6.80%	6.30%	0.30%	0.30%
79	6.90%	6.40%	0.30%	0.30%
80+	7.00%	6.50%	0.30%	0.30%

The following Base Withdrawal Percentages and Annual Increase Percentages are in effect for Contracts issued from February 11, 2021 to May 25, 2022.

Age of Younger Covered Person as of the Contract Issue Date	Base Withdrawal Percentage		Annual Increase Percentage
	Single Life	Joint Life	Single Life	Joint Life
21 - 44	2.00%	1.50%	0.30%	0.30%
45	2.50%	2.00%	0.30%	0.30%
46	2.70%	2.20%	0.30%	0.30%
47	2.90%	2.40%	0.30%	0.30%
48	3.10%	2.60%	0.30%	0.30%
49	3.30%	2.80%	0.30%	0.30%
50	3.50%	3.00%	0.30%	0.30%
51	3.60%	3.10%	0.30%	0.30%
52	3.70%	3.20%	0.30%	0.30%
53	3.80%	3.30%	0.30%	0.30%
54	3.90%	3.40%	0.30%	0.30%
55	4.00%	3.50%	0.30%	0.30%
56	4.20%	3.70%	0.30%	0.30%
57	4.40%	3.90%	0.30%	0.30%
58	4.60%	4.10%	0.30%	0.30%
59	4.80%	4.30%	0.30%	0.30%
60	5.00%	4.50%	0.30%	0.30%
61	5.10%	4.60%	0.30%	0.30%
62	5.20%	4.70%	0.30%	0.30%
63	5.30%	4.80%	0.30%	0.30%
64	5.40%	4.90%	0.30%	0.30%
65	5.50%	5.00%	0.30%	0.30%
66	5.50%	5.00%	0.30%	0.30%
67	5.50%	5.00%	0.30%	0.30%
68	5.50%	5.00%	0.30%	0.30%
69	5.50%	5.00%	0.30%	0.30%
70	5.50%	5.00%	0.30%	0.30%
71	5.60%	5.10%	0.30%	0.30%
72	5.70%	5.20%	0.30%	0.30%
73	5.80%	5.30%	0.30%	0.30%

Age of Younger Covered Person as of the Contract Issue Date	Base Withdrawal Percentage		Annual Increase Percentage
	Single Life	Joint Life	Single Life	Joint Life
74	5.90%	5.40%	0.30%	0.30%
75	6.00%	5.50%	0.30%	0.30%
76	6.10%	5.60%	0.30%	0.30%
77	6.20%	5.70%	0.30%	0.30%
78	6.30%	5.80%	0.30%	0.30%
79	6.40%	5.90%	0.30%	0.30%
80+	6.50%	6.00%	0.30%	0.30%

The following Base Withdrawal Percentages and Annual Increase Percentages were available for Contracts issued from April 26, 2020 to February 10, 2021.

Age of Younger Covered Person as of the Contract Issue Date	Base Withdrawal Percentage		Annual Increase Percentage
	Single Life	Joint Life	Single Life	Joint Life
21 - 44	2.00%	1.50%	0.30%	0.30%
45	2.50%	2.00%	0.30%	0.30%
46	2.70%	2.20%	0.30%	0.30%
47	2.90%	2.40%	0.30%	0.30%
48	3.10%	2.60%	0.30%	0.30%
49	3.30%	2.80%	0.30%	0.30%
50	3.50%	3.00%	0.30%	0.30%
51	3.60%	3.10%	0.30%	0.30%
52	3.70%	3.20%	0.30%	0.30%
53	3.80%	3.30%	0.30%	0.30%
54	3.90%	3.40%	0.30%	0.30%
55	4.00%	3.50%	0.30%	0.30%
56	4.10%	3.60%	0.30%	0.30%
57	4.20%	3.70%	0.30%	0.30%
58	4.30%	3.80%	0.30%	0.30%
59	4.40%	3.90%	0.30%	0.30%
60	4.50%	4.00%	0.30%	0.30%
61	4.70%	4.20%	0.30%	0.30%
62	4.90%	4.40%	0.30%	0.30%
63	5.10%	4.60%	0.30%	0.30%
64	5.30%	4.80%	0.30%	0.30%
65	5.50%	5.00%	0.30%	0.30%
66	5.60%	5.10%	0.30%	0.30%
67	5.70%	5.20%	0.30%	0.30%
68	5.80%	5.30%	0.30%	0.30%
69	5.90%	5.40%	0.30%	0.30%
70	6.00%	5.50%	0.30%	0.30%
71	6.10%	5.60%	0.30%	0.30%
72	6.20%	5.70%	0.30%	0.30%
73	6.30%	5.80%	0.30%	0.30%
74	6.40%	5.90%	0.30%	0.30%
75	6.50%	6.00%	0.30%	0.30%

Age of Younger Covered Person as of the Contract Issue Date	Base Withdrawal Percentage		Annual Increase Percentage
	Single Life	Joint Life	Single Life	Joint Life
76	6.60%	6.10%	0.30%	0.30%
77	6.70%	6.20%	0.30%	0.30%
78	6.80%	6.30%	0.30%	0.30%
79	6.90%	6.40%	0.30%	0.30%
80+	7.00%	6.50%	0.30%	0.30%

The following Base Withdrawal Percentages and Annual Increase Percentages were available for Contracts issued from August 19, 2019 to April 25, 2020.

Age of Younger Covered Person as of the Contract Issue Date	Base Withdrawal Percentage		Annual Increase Percentage
	Single Life	Joint Life	Single Life	Joint Life
21 - 54	2.50%	2.00%	0.30%	0.30%
55 - 59	3.50%	3.00%	0.30%	0.30%
60 - 64	4.50%	4.00%	0.30%	0.30%
65 - 69	5.50%	5.00%	0.30%	0.30%
70 - 74	6.00%	5.50%	0.30%	0.30%
75 - 79	6.50%	6.00%	0.30%	0.30%
80+	7.50%	7.00%	0.30%	0.30%

MEMBERS Life Insurance Company

2000 Heritage Way

Waverly, IA 50677

1-800-798-5500

Dealer Prospectus Delivery Obligations

All dealers that effect transactions in these securities are required to deliver a Prospectus.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.  Other Expenses of Issuance and Distribution.*

The expenses for the issuance and distribution of the securities offered by this Registration Statement, other than any underwriting discounts and commissions, are as follows:

Securities and Exchange Commission Registration Fees	$36,900
Printing and engraving	$90,000
Accounting fees and expenses	$186,681
Legal fees and expenses	$25,000
Miscellaneous	$5,000
TOTAL EXPENSES	$343,581

*  Estimated.

Item 14.   Indemnification of Directors and Officers.

Section 490.202 of the Iowa Business Corporation Act (the “IBCA”), provides that a corporation's articles of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its shareholders for monetary damages for any action taken, or failure to take action, as a director, except liability for (1) the amount of a financial benefit received by a director to which the director is not entitled, (2) an intentional infliction of harm on the MEMBERS Life Insurance Company (the “Registrant”, “we”, “our”, or “us”) or the shareholders, (3) a violation of Section 490.833 of the IBCA or (4) an intentional violation of criminal law.

Further, Section 490.851 of the IBCA provides that a corporation may indemnify its directors who may be party to a proceeding against liability incurred in the proceeding by reason of such person serving in the capacity of director, if such person has acted in good faith and in a manner reasonably believed by the individual to be in the best interests of the corporation, if the director was acting in an official capacity, and in all other cases that the individual's conduct was at least not opposed to the best interests of the corporation, and in any criminal proceeding if such person had no reasonable cause to believe the individual's conduct was unlawful or the director engaged in conduct for which broader indemnification has been made permissible or obligatory under a provision of the articles of incorporation. The indemnity provisions under Section 490.851 do not apply (i) in the case of actions brought by or in the right of the corporation except for reasonable expenses incurred in connection with the proceeding if it is determined that the director has met the relevant standard of conduct set forth above or (ii) in connection with any proceedings with respect to conduct for which the director was adjudged liable on the basis that the director received a financial benefit to which the director was not entitled, whether or not involving action in the director's official capacity.

In addition, Section 490.852 of the IBCA provides mandatory indemnification of reasonable expenses incurred by a director who is wholly successful in defending any action in which the director was a party because the director is or was a director of the corporation. A director who is a party to a proceeding because the person is a director may also apply for court-ordered indemnification and advance of expenses under Section 490.854 of the IBCA.

Section 490.853 of the IBCA provides that a corporation may, before final disposition of a proceeding, advance funds to pay for or reimburse the reasonable expenses incurred by a director who is a party to a proceeding because such person is a director if the director delivers the following to the corporation: (1) a written affirmation that the director has met the standard of conduct described above or that the proceeding involved conduct for which liability has been eliminated under the corporation's articles of incorporation and (2) the director's written undertaking to repay any funds advanced if the director is not entitled to mandatory indemnification under Section 490.852 of the IBCA and it is ultimately determined that the director has not met the standard of conduct described above.

Under Section 490.856 of the IBCA, a corporation may indemnify and advance expenses to an officer of the corporation who is a party to a proceeding because such person is an officer, to the same extent as a director. In addition, if the person is an officer but not a director, further indemnification may be provided by the corporation's articles of incorporation or bylaws, a resolution of the board of directors or by contract, except liability for (1) a proceeding by or in the right of the corporation other than for reasonable expenses incurred in connection with the proceeding and (2) conduct that constitutes receipt by the officer of a financial benefit to which the officer is not entitled, an intentional infliction of harm on the corporation or the shareholders or an intentional violation of criminal law. Such indemnification is also available to an officer who is also a director if the basis on which the officer is made a party to a proceeding is an act taken or a failure to take action solely as an officer.

Our Amended and Restated Articles of Incorporation provide that our directors will not be liable to us or our shareholders for money damages for any action taken, or any failure to take any action, as a director, except liability for (1) the amount of a financial benefit received by a director to which the director is not entitled, (2) an intentional infliction of harm on the Registrant or the shareholders, (3) a violation of Section 490.833 of the IBCA or (4) an intentional violation of criminal law.

Our Amended and Restated Articles of Incorporation also provide that we indemnify each of our directors or officers for any action taken, or any failure to take any action, as a director or officer except liability for (1) the amount of a financial benefit received by a director to which the director is not entitled, (2) an intentional infliction of harm on the Registrant or the shareholders, (3) a violation of Section 490.833 of the IBCA or (4) an intentional violation of criminal law. Additionally, the Registrant is required to exercise all of its permissive powers as often as necessary to indemnify and advance expenses to its directors and officers to the fullest extent permitted by law.

Our Bylaws also provide indemnification to our directors on the same terms as the indemnification provided in our Amended and Restated Articles of Incorporation. Our Bylaws also provide for advances of expenses to our directors and officers. The indemnification provisions of our Bylaws are not exclusive of any other right which any person seeking indemnification may have or acquire under any statute, our Amended and Restated of Incorporation or any agreement, vote of stockholders or disinterested directors or otherwise.

Section 490.857 of the IBCA provides that a corporation may purchase and maintain insurance on behalf of a person who is a director or officer of a corporation, or who, while a director or officer of a corporation, serves at the corporation's request as a director, officer, partner, trustee, employee or agent of another domestic or foreign corporation, partnership, joint venture, trust, employee benefit plan or other entity, against liability asserted against or incurred by that person in that capacity or arising from that person's status as a director or officer, whether or not the corporation would have the power to indemnify or advance expenses to that person against the same liability under the IBCA. As permitted by and in accordance with Section 490.857 of the IBCA, we maintain insurance coverage for our officers and directors as well as insurance coverage to reimburse us for potential costs for indemnification of directors and officers.

Item 15. Recent Sales of Unregistered Securities

None.

Item 16. Exhibits.

Exhibit Item Number	Description	Incorporated by Reference to	Filed Herewith
1(i)	Amended and Restated Distribution Agreement dated as of January 7, 2016 between MEMBERS Life Insurance Company (“MLIC”) and CUNA Brokerage Services, Inc. (“CBSI”)	Incorporated herein by reference to the initial filing of the MEMBERS Horizon Variable Separate Account on Form N-4, filed January 29, 2016 (File No. 333-207276)
1(ii)	Form of Selling and Services Agreement	Incorporated herein by reference to the initial filing of the Registrant on Form S-1, filed April 6, 2016 (File No. 333-207222)
1(iii)	Amended and Restated Distribution Agreement dated Exhibit A dated September 2018 between MEMBERS Life Insurance Company (“MLIC”) and CUNA Brokerage Services, Inc. (“CBSI”)	Incorporated herein by reference to the Pre-Effective Amendment No. 1 filing of the MEMBERS Horizon Variable Separate Account on Form N-4 filed November 15, 2018 (File No. 333-226804)
3(i)	Articles of Incorporation of MLIC	Incorporated herein by reference to the initial filing of the MLIC Registration Statement on Form S-1, filed February 6, 2013 (File No. 333-186477)
3(ii)	Bylaws of MLIC	Incorporated herein by reference to the initial filing of the MLIC Registration Statement on Form S-1, filed February 6, 2013 (File No. 333-186477)
3(iii)	Amended and Restated Bylaws of MLIC	Incorporated herein by reference to the initial filing of the MEMBERS Horizon Variable Separate Account on Form N-4, filed January 29, 2016 (File No. 333-207276)
4(i)	Form of Contract. (Form No. 2018-RILA)	Incorporated herein by reference to the initial filing of the Registrant on Form S-1, filed December 19, 2018 (File No. 333-228894)
4(ii)	Form of Application. (Form No. 2018-RILAAPP)	Incorporated herein by reference to the initial filing of the Registrant on Form S-1, filed December 19, 2018 (File No. 333-228894)
4(iii)	Form of Data Page. (Form No. 2018-RILADP)	Incorporated herein by reference to the initial filing of the Registrant on Form S-1, filed December 19, 2018 (File No. 333-228894)
4(iv)	Form of Declared Rate Account Allocation Option Endorsement (Form No. 2018-RILA-DRAEND)	Incorporated herein by reference to the initial filing of the Registrant on Form S-1, filed December 19, 2018 (File No. 333-228894)
4(v)	Form of Guaranteed Lifetime Withdrawal Benefit Rider (Form No. 2018-RILA-GLWBRDR)	Incorporated herein by reference to the initial filing of the Registrant on Form S-1, filed December 19, 2018 (File No. 333-228894)
4(vi)	Form of Guaranteed Lifetime Withdrawal Benefit (GLWB) Data Page (Form No. 2018-RILA-GLWBDP)	Incorporated herein by reference to the initial filing of the Registrant on Form S-1, filed December 19, 2018 (File No. 333-228894)
5	Legal Opinion		X

Exhibit Item Number	Description	Incorporated by Reference to	Filed Herewith
10(i)(a)	Coinsurance Agreement	Incorporated herein by reference to the Pre-Effective Amendment No. 1 filing of the Registrant on Form S-1, filed August 7, 2019 (File No. 333-228894)
10(i)(a)(1)	Amended and Restated Coinsurance and Modified Coinsurance Agreement dated January 1, 2019	Incorporated herein by reference to the Post-Effective Amendment No. 1 filing of the Registrant on Form S-1, filed April 17, 2020 (File No. 333-228894)
10(i)(b)	Amended and Restated Coinsurance and Modified Coinsurance Agreement dated February 4, 2021	Incorporated herein by reference to the Post-Effective Amendment No. 1 filing of the Registrant on Form S-1, filed April 6, 2022 (File No. 333-250061)
10(i)(b)(1)	Second Amendment to Amended and Restated Coinsurance and Modified Coinsurance Agreement dated November 23, 2021	Incorporated herein by reference to the Post-Effective Amendment No. 1 filing of the Registrant on Form S-1, filed April 6, 2022 (File No. 333-250061)
10(i)(b)(2)	Third Amendment to Amended and Restated Coinsurance and Modified Coinsurance Agreement dated October 10, 2022	Incorporated herein by reference to the Post-Effective Amendment No. 6 filing of the Registrant on Form S-1, filed April 14, 2023 (File No. 333-250061)
10(i)b)(3)	Fourth Amendment to Amended and Restated Coinsurance and Modified Coinsurance Agreement dated April 17, 2023		X
10(ii)(a)	Cost Sharing Agreement	Incorporated herein by reference to the Pre-Effective Amendment No. 1 filing of the Registrant on Form S-1, filed August 7, 2019 (File No. 333-228894)
10(ii)(b)	Expense Sharing Agreement dated as of December 31, 2013	Incorporated herein by reference to the filing of Post-Effective Amendment No. 1 to the MLIC Registration Statement on Form S-1, filed April 4, 2014 (File No. 333-186477)
10(ii)(c)	Amended and Restated Expense Sharing Agreement dated as of January 1, 2015	Incorporated herein by reference to the filing of the MLIC Registration Statement on Form S-1, filed March 25, 2015 (File No. 333-202984)
10(ii)(d)	Amendment to Cost Sharing Agreement dated February 1, 2012	Incorporated herein by reference to the filing of Pre-Effective Amendment No. 1 to the MLIC Registration Statement on Form S-1, filed June 12, 2013 (File No. 333-186477)
10(iii)(a)	Investment Advisory Agreement	Incorporated herein by reference to the filing of Pre-Effective Amendment No. 1 to the MLIC Registration Statement on Form S-1, filed June 12, 2013 (File No. 333-186477)
10(iii)(b)	Amendment to Investment Advisory Agreement dated January 15, 2014	Incorporated herein by reference to the filing of Post-Effective Amendment No. 1 to the MLIC Registration Statement on Form S-1, filed April 4, 2014 (File No. 333-186477)

Exhibit Item Number	Description	Incorporated by Reference to	Filed Herewith
10(iii)(c)	Amended and Restated Investment Advisory Agreement dated January 1, 2015	Incorporated herein by reference to the filing of the MLIC Registration Statement on Form S-1, filed March 25, 2015 (File No. 333-202984)
10(iv)(a)	Procurement and Disbursement and Billing and Collection Services Agreement	Incorporated herein by reference to the filing of Pre-Effective Amendment No. 1 to the MLIC Registration Statement on Form S-1, filed June 12, 2013 (File No. 333-186477)
10(iv)(b)	Amendment to Procurement and Disbursement and Billing and Collection Services Agreement	Incorporated herein by reference to the filing of Post-Effective Amendment No. 1 to the MLIC Registration Statement on Form S-1, filed April 4, 2014 (File No. 333-186477)
10(iv)(c)	CUNA Mutual Group Cost Sharing, Procurement, Disbursement, Billing and Collection Agreement dated as of January 1, 2015	Incorporated herein by reference to the filing of the MLIC Registration Statement on Form S-1, filed April 6, 2015 (File No. 333-202984)
23(i)	Consent of Legal Counsel	See Exhibit 5
23(ii)	Consent of Independent Auditor		X
24	Powers of Attorney		X
107	Calculation of Filing Fee Table		X

Item 17. Undertakings.

(A) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement;

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a Registration Statement relating to an offering, other than Registration Statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the Registration Statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a Registration Statement or prospectus that is part of the Registration Statement or made in a document incorporated or deemed incorporated by reference into the Registration Statement or prospectus that is part of the Registration Statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the Registration Statement or prospectus that was part of the Registration Statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(B) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in that Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, MEMBERS Life Insurance Company has duly caused this Registration Statement to be signed on its behalf by the undersigned, duly authorized, in the City of Madison, and State of Wisconsin as of this 19 day of April, 2024.

MEMBERS Life Insurance Company

By:	/s/David L. Sweitzer
David L. Sweitzer, President

*Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and as of the dates indicated.

Name	Title	Date

*	President and Director	April 19, 2024
David L. Sweitzer	(Principal Executive
Officer)

*	Treasurer (Principal	April 19, 2024
Brian J. Borakove	Financial & Accounting
Officer)

*	Director	April 19, 2024
Jennifer M. Kraus-Florin

*	Director	April 19, 2024
Abigail R. Rodriguez

*	Director	April 19, 2024
William A. Karls

*	Director	April 19, 2024
Paul D. Barbato

*By:/s/Britney Schnathorst
Britney Schnathorst

* Pursuant to Powers of Attorney dated April 19, 2024, filed electronically as exhibits with the Pre-Effective Amendment 1 filing (File No. 333-276157) filed with the Commission on April 19, 2024. Incorporated by reference.